UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)
SCHEDULE 14A
INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 3)

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Under Rule 14a-12

BOSTON RESTAURANT ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PRELIMINARY COPY

BOSTON RESTAURANT ASSOCIATES, INC.
STONEHILL CORPORATE CENTER
999 BROADWAY, SUITE 400
SAUGUS, MASSACHUSETTS 01906

, 2006

DEAR STOCKHOLDERS:

You are cordially invited to attend a special meeting of stockholders of Boston Restaurant Associates, Inc. (‘‘BRA’’), to be held on                      , 2006, at 10:00 a.m. local time, at the offices of Brown Rudnick Berlack Israels LLP located at One Financial Center, Boston, Massachusetts 02111.

At the special meeting, you will be asked to approve the Agreement and Plan of Merger, dated as of March 17, 2006 as amended by Amendment No. 1 (the ‘‘Merger Agreement’’), among BRA, Dolphin Direct Equity Partners, L.P. (‘‘Parent’’) and Braidol Acquisition Corp. (‘‘Newco’’). Parent is a private investment fund. Peter E. Salas, a member of our board of directors, is President of Dolphin Management Inc., an affiliate of both Parent and Dolphin Offshore Partners, L.P. (‘‘Dolphin Offshore’’). Parent holds 1,717,223 shares of our common stock, representing approximately 24.4% of our issued and outstanding common stock and 1,714,285 shares of our Series B Preferred Stock, representing 100% of our issued and outstanding Series B Preferred Stock and 59.9% of our aggregate issued and outstanding preferred stock. Dolphin Offshore holds 1,115,000 shares of our common stock, representing approximately 15.8% of our issued and outstanding common stock, and 470,588 shares of our Series A Participating Preferred Stock representing approximately 16.3% of our issued and outstanding preferred stock. Each share of our common stock and preferred stock is entitled to one vote. As a result, Parent and Dolphin Offshore collectively may be deemed to beneficially own approximately 50.7% of our voting capital stock. Newco is a wholly-owned subsidiary of Parent.

Additionally, we are asking you to expressly grant the authority to vote your shares to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

Under the Merger Agreement, Newco will be merged with and into BRA, with BRA as the surviving corporation. Under the Merger Agreement, upon the consummation of the merger, each holder of issued and outstanding shares of our common stock other than (i) Parent, (ii) stockholders who validly exercise and perfect appraisal rights under Delaware law and (iii) George R. Chapdelaine, Fran V. Ross, Anthony Buccieri, and John P. Polcari, Jr. (but only in the event that such person successfully negotiates with Parent to convert his or her shares of common stock into shares of capital stock of the surviving corporation on acceptable terms, such persons being referred to herein as the ‘‘Contributing Stockholders’’), will be entitled to receive $0.70 per share in cash without interest. Each of the persons named in clause (iii) above is either an executive officer of BRA or a member of our board of directors, or both. Pursuant to the terms of the certificate of designation relating to our Series A Participating Preferred Stock, upon consummation of the merger each holder of Series A Participating Preferred Stock will be entitled to receive merger consideration of $1.55 per share plus accrued, but unpaid, dividends at a rate of $0.068 per share per annum, without interest. None of the Contributing Stockholders hold shares of preferred stock. Pursuant to the terms of the certificate of designation relating to our Series B Preferred Stock and the Merger Agreement, upon consummation of the merger each holder of Series B Preferred Stock, other than Parent, will be entitled to receive merger consideration of $0.70 per share plus accrued, but unpaid dividends at a rate of $0.056 per share per annum, without interest.

After the merger, BRA will continue its operations as a privately held company. Current stockholders of BRA, other than Parent and the Contributing Stockholders (collectively the ‘‘Continuing Stockholders’’), will not participate in any future earnings and growth of BRA, as the surviving corporation. The Continuing Stockholders will own all of the equity of the surviving corporation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of this transaction, passed upon the fairness or merits of this transaction, or passed upon the accuracy or adequacy of the disclosure in this document. Any representation to the contrary is a criminal offense.

Details of the merger and the Merger Agreement are discussed in the enclosed proxy statement, the forepart of which includes a summary of the terms of the merger and certain questions and answers relating to the proposed transaction. A copy of the Merger Agreement is attached as Exhibit A to the proxy statement.

In order to reduce any conflict of interest in evaluating, negotiating and recommending the merger and the terms of the Merger Agreement, our board of directors formed a special committee of independent directors who are not officers or employees of BRA and who have no financial interest in the merger different from our common and preferred stockholders generally. The members of the special committee are Edward P. Grace, III, chairperson of the special committee, Hugh Devine and Robert C. Taft.

Our board of directors, upon the unanimous recommendation of the special committee of directors, has unanimously approved the merger and the Merger Agreement. Our board of directors and special committee believe that the terms of the merger and the Merger Agreement are fair to, and in the best interest of, BRA stockholders, other than the Continuing Stockholders.

In reaching its decision, the special committee considered, among other factors, the written opinion of BB&T Capital Markets, the special committee's financial advisor. Based upon and subject to the considerations and limitations set forth in its opinion, BB&T Capital Markets concluded that the $0.70 per share cash consideration to be received in the merger by the holders of our common stock is fair, from a financial point of view, to the holders of our capital stock.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT AND ‘‘FOR’’ THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT.

The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock voting as a single class is required to adopt and approve the Merger Agreement. Each outstanding share of common stock and each outstanding share of preferred stock will be entitled to one vote. While not required by the Delaware General Corporation Law, our amended certificate of incorporation or our amended bylaws, unless waived by the parties, the merger also is conditioned upon the affirmative vote of a majority of votes cast by stockholders other than the Continuing Stockholders and Dolphin Offshore.

Our stockholders will be entitled to appraisal rights under Delaware law in connection with the merger as described in the accompanying proxy statement.

It is very important to us that your shares be represented at the special meeting, whether or not you plan to attend personally. Therefore, you should complete and sign the enclosed proxy card and return it as soon as possible in the enclosed postage paid envelope. This will ensure that your shares are represented at the special meeting.

The accompanying notice of meeting and proxy statement explain the merger and the Merger Agreement and provide specific information concerning the special meeting of stockholders. Please read these materials carefully.

Sincerely,
Edward P. Grace, III, Chairperson of the Special Committee

This proxy statement is dated                               , 2006 and is first being mailed to stockholders on or about                         , 2006.

BOSTON RESTAURANT ASSOCIATES, INC.
STONEHILL CORPORATE CENTER
999 BROADWAY, SUITE 400
SAUGUS, MASSACHUSETTS 01906

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                    , 2006

Notice is hereby given that a special meeting of the stockholders of Boston Restaurant Associates, Inc. (‘‘BRA’’) will be held on                , 2006 at 10:00 a.m. local time at the offices of Brown Rudnick, Berlack Israels, LLP, One Financial Center, Boston, MA 02111 for the following purposes:

1. APPROVAL OF THE MERGER AGREEMENT.     To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger dated as of March 17, 2006, as amended by Amendment No. 1 among Dolphin Direct Equity Partners, L.P. (‘‘Parent’’), Braidol Acquisition Corp., (‘‘Newco’’), and BRA (the ‘‘Merger Agreement’’), pursuant to which Newco will be merged with and into BRA with BRA being the surviving corporation, and each of our stockholders other than (i) stockholders who exercise and perfect appraisal rights under Delaware law, (ii) Parent, and (iii) George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. (but only in the event that such person elects to convert his or her shares of common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent) will be entitled to receive in cash (a) $.70 per share of our common stock, without interest, and (b) $1.55 plus accrued but unpaid dividends at a rate of $0.068 per annum per share of our Series A Participating Preferred Stock, without interest, and (c) $.70 per share plus accrued but unpaid dividends at a rate of $0.056 per annum per share of our Series B Preferred Stock, without interest, all in accordance with and subject to the terms and conditions contained in the Merger Agreement. The Merger Agreement is more fully described in the accompanying proxy statement and a copy of the Merger Agreement is attached as Exhibit A to the accompanying proxy statement.

2. ADJOURNMENT.     To approve adjournment of the Special Meeting, if necessary or appropriate, to provide time to solicit additional proxies if it does not appear that there will be enough shares voted in favor of the Merger Agreement to approve the Merger Agreement at the time of the special meeting.

3. OTHER MATTERS.     To consider, act upon and transact such other matters as may properly come before the special meeting or any adjournments or postponements thereof.

The affirmative vote of a majority of the outstanding shares of our common stock and preferred stock voting together as a single class is required to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the merger. Each outstanding share of common stock and each share of preferred stock will be entitled to one vote. While not required by the Delaware General Corporation Law, our amended certificate of incorporation or our amended bylaws, unless waived by the parties, the merger also is conditioned upon the affirmative vote of a majority of votes cast by stockholders other than (i) Parent, (ii) Dolphin Offshore Partners, L.P. and (iii) George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT AND ‘‘FOR’’ THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT.

Our board of directors has fixed the close of business on August     , 2006 as the record date for determining the stockholders entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof. Only holders of record of shares of our common stock and preferred stock at the close of business on the record date are entitled to notice of and to vote at the Special Meeting.

If the Merger Agreement is adopted and approved by the stockholders at the Special Meeting and the merger is completed, any stockholder (a) who files with BRA before the taking of the vote on the adoption and approval of the Merger Agreement, a written demand stating that he or she intends to seek appraisal for his or her shares of capital stock if the merger is completed and (b) whose shares are not voted in favor of the Merger Agreement, will have the right to seek appraisal of his or her shares of capital stock within 120 days after the date a certificate of merger is filed with the Secretary of State of the State of Delaware. BRA and any stockholder seeking an appraisal shall have the rights and duties and shall follow the procedures set forth in Section 262 of the Delaware General Corporation Law, a copy of which is attached as Exhibit B to the accompanying proxy statement. See the section entitled ‘‘APPRAISAL RIGHTS’’ in the proxy statement for more information.

Your vote is very important regardless of how many shares of our capital stock you own. Whether or not you plan to attend the special meeting, you are requested to sign, date and return the enclosed proxy without delay in the enclosed postage paid envelope. You may revoke your proxy at any time prior to its exercise. If you are present at the special meeting or any adjournments thereof, you may revoke proxy and vote personally on the matters properly brought before the special meeting.

By Order of the Board of Directors
/s/ Gordon R. Penman
Gordon R. Penman Secretary

Saugus, Massachusetts

                        , 2006

SUMMARY TERM SHEET	3
QUESTIONS AND ANSWERS ABOUT THE MERGER	8
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	11
PROPOSAL ONE APPROVAL OF THE MERGER AGREEMENT	12
SPECIAL FACTORS	12
Background of the Merger	12
Recommendation of the Board of Directors; Fairness of the Merger	15
Reasons for the Special Committee's Determination of the Fairness of the Merger and Recommended Approval of the Merger	16
Reasons for the Board of Directors’ Determination	19
Fairness of the Merger to Stockholders Other than the Continuing Stockholders or Affiliate of Parent	20
Determination of the Fairness of the Merger by the Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas	20
Opinion of Financial Advisor to the Special Committee	25
Purpose and Structure of the Merger	34
Effects of the Merger	35
Risks that the Merger Will Not Be Completed	36
Interests of the Continuing Stockholders in the Merger	36
Certain Risks in the Event of Bankruptcy	40
Merger Financing	40
Estimated Fees and Expenses of the Merger	40
Federal Income Tax Considerations	41
Anticipated Accounting Treatment of Merger	42
Certain Regulatory Matters	42
Appraisal Rights	42
BOSTON RESTAURANT ASSOCIATES, INC. HISTORICAL FINANCIAL DATA	46
MARKET AND MARKET PRICE	47
Market Information	47
Number of Stockholders	47
Dividends	47
THE SPECIAL MEETING	48
General	48
Matters to be Considered at the Special Meeting	48
Record Date and Voting Information	49
Quorum	50
Proxies; Revocation	50
Expenses of Proxy Solicitation	50
Appraisal Rights	50
PARTIES TO THE MERGER AGREEMENT	51
Boston Restaurant Associates, Inc.	51
Dolphin Direct Equity Partners, L.P.	51
Braidol Acquisition Corp.	51
The Contributing Stockholders	51
THE MERGER AGREEMENT	52
The Merger	52
Effective Time of Merger	52
Certificate of Incorporation, Bylaws and Directors and Officers the Surviving Corporation	52
Conversion of Capital Stock	52

Payment For Shares	53
Transfer of Shares	54
Treatment of Stock Options	54
BRA Stockholder Approval	54
Indemnification and Insurance	54
Representations and Warranties	54
Conduct of Business Pending the Merger	56
No Solicitation	56
Access to Information	57
Conditions to the Merger	57
Termination of the Merger Agreement	58
Expense Reimbursement	59
Amendments; Extensions; Waivers	59
PROPOSAL TWO ADJOURNMENT OF THE SPECIAL MEETING	60
STOCK PURCHASE INFORMATION	61
Purchases by BRA	61
Purchases by the Parent, Dolphin Offshore and the Contributing Stockholders	61
Purchases by Newco	62
Recent Transactions	62
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	62
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
FUTURE STOCKHOLDER PROPOSALS	64
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION	64

Exhibit A	Agreement and Plan of Merger dated as of March 17, 2006 among BRA, Parent and Newco including Amendment No. 1.
Exhibit B	Section 262 of Delaware General Corporation Law.
Exhibit C	Fairness Opinion of BB&T Capital Markets, dated March 16, 2006.
Exhibit D	Information relating to the directors and executive officers of BRA, Parent and Newco and the principals of Parent.
Exhibit E	Annual Report on Form 10-K for the year ended April 30, 2006.
Exhibit F	Quarterly Report on Form 10-Q for the period ended June 30, 2006.
Exhibit G	Company's budget for the year ended April 30, 2006.

PRELIMINARY COPY

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. We urge you to read this entire proxy statement carefully, including the exhibits. The term ‘‘Contributing Stockholders’’ refers collectively to George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr., (but only in the event that such person elects to convert his or her shares of our common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent). The term ‘‘Continuing Stockholders’’ refers collectively to Parent and Contributing Stockholders, the term ‘‘Newco’’ refers to Braidol Acquisition Corp., the term ‘‘Parent’’ refers to Dolphin Direct Equity Partners, L.P.

The Merger.    Boston Restaurant Associates, Inc. (‘‘BRA’’) has entered into an agreement and plan of merger (as amended, the ‘‘Merger Agreement’’) which provides for the merger of BRA with Braidol Acquisition Corp. (‘‘Newco’’), a newly formed corporation, controlled by Parent. Following the merger, BRA will cease to be a publicly held company. See ‘‘The Merger Agreement’’ beginning on page 49.

BRA.    BRA owns and operates a chain of sixteen restaurants including thirteen fast-service, high volume pizzerias under the ‘‘Pizzeria Regina’’ name, and three full-service family-style Italian/American restaurants under the ‘‘Polcari’s North End’’ name. A majority of the restaurants are located in the Boston, Massachusetts metropolitan area. The Pizzeria Regina restaurants feature the Company’s signature product, its premium Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens. The original Pizzeria Regina, located in Boston’s historic North End, has served the Company’s premium brick oven pizza since 1926. In order to reduce any conflict of interest in evaluating, negotiating and recommending the merger and the terms of the Merger Agreement, our board of directors formed a special committee of independent directors who are not officers or employees of BRA and who have no financial interest in the merger different from our common or preferred stockholders generally. Our board of directors, upon the unanimous recommendation of the special committee of directors, has unanimously approved the merger and the Merger Agreement. Our board of directors and the special committee believe that the terms of the merger and the Merger Agreement are fair to, and in the best interest of, BRA stockholders, other than the Continuing Stockholders. Our common stock is listed on the OTC Bulletin Board under the symbol ‘‘BRAI.OB.’’ Our corporate headquarters are located at Stonehill Corporate Center, 999 Broadway, Suite 400, Saugus, MA 01906, and its telephone number is (781) 231-7575. See ‘‘Parties to the Merger Agreement’’ beginning on page 48.

Newco.    Newco is a newly organized Delaware corporation formed and currently wholly owned by Dolphin Direct Equity Partners, L.P., the Parent. Parent formed Newco for the purpose of engaging in the merger. Immediately following the merger, BRA, as the surviving corporation, will be owned by Parent and the Contributing Stockholders. See ‘‘Parties to the Merger Agreement’’ beginning on page 48.

Parent.    Parent is a Delaware limited partnership. Parent is a private equity fund that focuses on small public and private opportunities. Peter E. Salas, a member of our board of directors, is sole stockholder and the President of Dolphin Management Inc. Dolphin Management Inc. is the managing general partner of Dolphin Offshore Partners, L.P. (‘‘Dolphin Offshore’’) and the sole managing member of Dolphin Advisors LLC. Dolphin Advisors LLC is the managing general partner of Parent. The principal business of Dolphin Management Inc. is to serve as investment manager to Dolphin Offshore, Dolphin Advisors LLC and certain other entities. The principal business of Dolphin Advisors LLC is to serve as investment manager to Parent. See ‘‘Parties to the Merger Agreement’’ beginning on page 48.

Stockholder Vote.    You are being asked to consider and vote upon a proposal to adopt and approve the Merger Agreement. The Merger Agreement must be adopted and approved by the affirmative vote of a majority of the outstanding shares of our common and preferred stock voting together as a single class. Each outstanding share of common stock and each outstanding share of preferred stock will be entitled to one vote.

Majority of Minority Vote.    In addition, although not required by the Delaware General Corporation Law, our amended certificate of incorporation, or our amended bylaws, the Merger Agreement requires the affirmative vote of a majority of votes cast by stockholders other than Parent, the potential Contributing Stockholders and Dolphin Offshore. As of August     , 2006, the record date, there were 9,896,511 shares of our capital stock issued and outstanding, of which 7.035.170 shares were common stock and 2,861,341 shares were preferred stock. Each share of our common stock and preferred stock is entitled to one vote. Parent, Dolphin Offshore, and the potential Contributing Stockholders hold 6,704,055 shares of common stock and preferred stock or approximately 67.7% of the total number of our issued and outstanding shares of our common stock and preferred stock. A total of 2,711,210 shares of our common stock and 470,587 shares of our preferred stock are held by stockholders other than Parent, Dolphin Offshore, and potential Contributing Stockholders. Of the shares of our capital stock held by stockholders other than the Parent, Dolphin Offshore, and potential Contributing Stockholders, 2,444,749 shares of common stock and 470,587 shares of preferred stock are held by persons that we believe are not affiliated with BRA. While we anticipate that Parent, Dolphin Offshore George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. will vote in favor of the merger and the Merger Agreement, none of these parties have any contractual or other obligation to vote in favor of the merger or the Merger Agreement. See ‘‘The Special Meeting — Record Date and Voting Information’’ beginning on page 46; ‘‘Special Factors — Interests of the Continuing Stockholders in the Merger’’ beginning on page 34 and ‘‘The Merger Agreement — Conditions to the Merger’’ beginning on page 54.

Payment.    In the merger, all of the issued and outstanding shares of our common stock (other than those shares held by the Continuing Stockholders and stockholders who exercise and perfect appraisal rights under Delaware law) will be converted into the right to receive merger consideration of $0.70 in cash, without interest, all of the issued and outstanding shares of our Series A Participating Preferred Stock will be converted into the right to receive $1.55 plus accrued, but unpaid dividends at a rate of $0.068 per share per annum, without interest and all of the issued and outstanding shares of our Series B Preferred Stock (other than those shares held by the Continuing Stockholders and stockholders who exercise and perfect appraisal rights under Delaware law) will be converted into the right to receive merger consideration of $0.70 plus accrued but unpaid dividends at a rate of $0.056 per share per annum, without interest. The Series A Participating Preferred Stock merger consideration and Series B Preferred Stock merger consideration was determined in accordance with the certificate of designation for the Series A Participating Preferred Stock and Series B Preferred Stock, respectively. The certificate of designation of the Series A Participating Preferred Stock provides that in an acquisition each share of Series A Participanting Preferred Stock will receive a preferential amount equal to the sum of $0.85 plus accrued, but unpaid dividends at a rate of $0.068 per share per annum plus an amount equal to the merger consideration paid to the common stockholders, $0.70. The certificate of designation of Series B Preferred Stock provides that in an acquisition each share of Series B Preferred Stock will receive an amount equal to the sum of accrued but unpaid dividends at a rate of $0.056 per share per annum plus an amount equal to the merger consideration paid to the common stockholders, $0.70. See ‘‘The Merger Agreement’’ beginning on page 49.

Continuing Equity Interest.    George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. are negotiating with Parent to contribute their equity interests in BRA in exchange for equity interests in the surviving corporation. No agreement regarding such a transaction has been reached and such an agreement may never be reached. See ‘‘Special Factors — Interests of the Continuing Stockholders in the Merger’’ beginning on page 34.

Management.    Although no assurances can be made, it is expected that our current management, will continue as management of the surviving corporation on the same terms as they are presently employed. See ‘‘Special Factors — Interests of the Continuing Stockholders in the Merger’’ beginning on page 34.

Interests of the Continuing Stockholders.    The opportunity to retain an equity interest in BRA and to continue as management of the surviving corporation following the merger provides the Parent with interests in the merger that are different from, or in addition to, your interests as a BRA stockholder. To the extent that the potential Contributing Stockholders are successful in negotiating with Parent to contribute their equity interests in BRA in exchange for equity interests in the surviving corporation, they will have interests in the merger that are different from or in addition to, your interests as a BRA stockholder. See ‘‘Special Factors — Interests of the Continuing Stockholders in the Merger’’ beginning on page 34.

Fairness of the Merger.    Based upon the unanimous recommendation of the special committee, our board of directors has unanimously determined that the terms of the Merger Agreement and the merger are fair to, and in the best interests of, the BRA stockholders other than the Continuing Stockholders. Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas also believe that the terms of the Merger Agreement and the merger are fair to, and in the best interests of, the BRA stockholders other than the Continuing Stockholders, Dolphin Offshore or Peter Salas. See ‘‘Special Factors — Recommendation of the Board of Directors; Fairness of the Merger’’ beginning on page 14; and ‘‘— Determination of the Fairness of the Merger by Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas’’ beginning on page 19.

Reasons for the Merger.    In reaching the conclusion that the terms of the merger and the Merger Agreement are fair to, and in the best interests of, the BRA stockholders other than the Continuing Stockholders, the special committee and our board of directors considered the following factors, among others:

•	the fact that the $0.70 per share to be paid to stockholders in the merger represents (i) a premium of approximately 12.9% over the $0.62 closing sale price for the shares of our common stock on the NASD Over-the-Counter Bulletin Board on March 6, 2006, the last trading day before the special committee determined to recommend that our board of directors approve the Merger Agreement and (ii) a premium of approximately 14.8% over the average closing sale price per share of $0.61 during one week period preceding the date that the special committee determined to recommend that our board of directors approve the Merger Agreement;

•	the opinion of BB&T Capital Markets, dated March 16, 2006, that the cash consideration of $0.70 per share to be received by the holders of our common stock (other than the Continuing Stockholders) is fair to such holders from a financial point of view;

•	the fact that Parent’s significant equity interest in BRA would likely deter potential strategic and financial third party buyers in light of Parent’s stated intention not to sell its interest unless the sales price was significantly higher than Parent’s current bid;

•	the special committee's conclusion that it was unlikely that any party other than Parent would propose and complete a transaction that was more favorable than the merger; and

•	the history of negotiations between the special committee and Parent regarding the price per share offered to stockholders and the terms and conditions of the merger.

See ‘‘Special Factors — Recommendation of the Board of Directors; Fairness of the Merger’’ beginning on page 14.

Opinion of Financial Advisor.    In deciding to approve the terms of the Merger Agreement and the merger, one factor our board of directors and the special committee considered was the opinion of the special committee's financial advisor, BB&T Capital Markets. BB&T Capital Markets concluded that the merger consideration to be received by the holders of our capital stock (other than the Continuing Stockholders) in the merger is fair, from a financial viewpoint, to such holders. The complete BB&T Capital Markets opinion, including applicable limitations and assumptions, describes the basis for the opinion and is attached as Exhibit C to this proxy statement. See ‘‘Special Factors — Opinion of Financial Advisor to the Special Committee’’ beginning on page 23.

Merger Financing.    BRA, Parent and Newco estimate that $5.0 million will be necessary to complete the merger and pay related fees and expenses if each of the potential Contributing Stockholders elects to convert his or her shares of our common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent and $6.5 million will be necessary to complete the merger and pay related fees and expenses if none of the potential Contributing Stockholders convert their shares of common stock into shares of capital stock of the surviving corporation. BRA and Parent expect such amount to be funded directly by Parent out of its working capital and out of the working capital of BRA. See ‘‘Special Factors — Merger Financing’’ beginning on page 37.

Conditions.    The Merger Agreement and the merger are subject to approval by the holders of a majority of the votes cast by stockholders, other than the Continuing Stockholders and Dolphin Offshore. The merger also is subject to other conditions, including:

•	the absence of any law or regulation or any judgment, injunction, order or decree prohibiting the consummation of the merger;

•	BRA shall have performed in all material respects all of its obligations required by the Merger Agreement;

•	the absence of any action or proceeding (a) seeking to restrain or prohibit Parent’s ownership or operation of all or a material portion of BRA’s business or (b) that is reasonably likely to have a material adverse effect on BRA;

•	obtaining required authorizations, consents, waivers, orders and approvals, except as would not, individually or in the aggregate have a materially adverse effect on BRA; and

•	the fees of the accountants, counsel to BRA and the special committee and BB&T Capital Markets in connection with the merger shall not have exceeded $650,000 and fees of counsel to BRA and the special committee in connection with the merger shall not have exceeded $265,000.

Termination of the Merger Agreement.    The parties may agree to terminate the Merger Agreement at any time before the merger. In addition, the Merger Agreement may be terminated for a number of reasons, including

•	the merger is not completed on or before November 30, 2006;

•	our board of directors or the special committee withdraws or modifies its recommendation in a manner adverse to Parent, or publicly takes a position materially inconsistent with its approval or recommendation of the merger, or our board of directors or the special committee approves, endorses or recommends another acquisition proposal;

•	the parties materially breach any of their representations, warranties or covenants in the Merger Agreement and are unable to cure such breach by a specified date;

•	any law or regulation or a claim, action, suit or investigation is threatened or instituted which could reasonably be expected to prevent or rescind the merger; or

•	BRA has received an acquisition proposal that the special committee has concluded, after consultation with its financial advisors, is a superior proposal and Parent does not make, within 48 hours of receipt of a written notification of such superior proposal, an offer that the special committee determines, in good faith, after consultations with its financial advisors, is at least as favorable to the stockholders of BRA as the superior proposal. See ‘‘The Merger Agreement — Termination of the Merger Agreement’’ beginning on page 55.

Consequences of Termination.    In the event the Merger Agreement is terminated and the reason for the termination is not a result of the failure of Parent or Newco to fulfill its or their obligations under the Merger Agreement, BRA must reimburse Parent for up to $325,000 of Parent’s and Newco’s reasonable expenses. BRA will also pay a fee of $325,000 less any previously reimbursed expenses of Parent and Newco if the Merger Agreement is terminated by BRA because (a) the Merger Agreement and merger are not approved (but only if all shares owned by Parent and its affiliates are voted in favor of the merger); (b) the merger is not consummated by November 30, 2006; (c) the special committee or our board of directors fails to recommend or modifies its recommendation in a manner adverse to Parent; (d) the Merger Agreement is not approved by a majority of the votes cast by our stockholders, other than Parent, the potential Contributing Stockholders and Dolphin

Offshore, or (e) the special committee accepts a superior proposal. See ‘‘The Merger Agreement – Termination of the Merger Agreement’’ beginning on page 55.

After the Merger.    Upon completion of the merger, BRA as the surviving corporation will be a privately held corporation, wholly owned by the Continuing Stockholders. There will be no public market for shares of the common stock of BRA and the shares of common stock will cease to be quoted on the OTC Bulletin Board. Registration of the common stock of BRA under the Securities Exchange Act of 1934, as amended, will be terminated. The Continuing Stockholder will own 100% of the outstanding equity interest in BRA as the surviving corporation. See ‘‘Special Factors — Effects of the Merger’’ beginning on page 32 and ‘‘— Interests of the Continuing Stockholders in the Merger’’ beginning on page 34.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: What am I being asked to vote upon? (see page 45)

A: You are being asked to consider and vote upon a proposal to adopt and approve the agreement and plan of merger (as amended, the ‘‘Merger Agreement’’). Under the Merger Agreement, Braidol Acquisition Corp. (‘‘Newco’’), will be merged with and into Boston Restaurant Associates, Inc. (‘‘BRA’’), with BRA as the surviving corporation. Newco is a newly formed Delaware corporation, currently wholly owned by Dolphin Direct Equity Partners, L.P. (‘‘Parent’’). Parent is a private investment fund. Peter E. Salas, a member of our board of directors, is President of Dolphin Management Inc., an affiliate of Parent and Dolphin Offshore Partners, L.P. (‘‘Dolphin Offshore’’). Parent holds approximately 24.4% of our common stock and 38.1% of our preferred stock, Dolphin Offshore holds approximately 15.8% of our common stock and 25.4% of our preferred stock, and Parent and Dolphin Offshore collectively hold approximately 45.1% of our aggregate common stock and preferred stock. Each share of our common stock and preferred stock is entitled to one vote. If the Merger Agreement is adopted and approved and the merger is completed, BRA will no longer be a publicly held corporation. Parent and George R. Chapdelaine, Fran V. Ross, Anthony Buccieri, and John P. Polcari, Jr. (but only in the event that such person successfully negotiates with Parent to convert his or her shares of common stock into shares of capital stock of the surviving corporation on acceptable terms, such persons being referred to herein as the ‘‘Contributing Stockholders’’) will own all of the equity interest in BRA as the surviving corporation. The Parent and the Contributing Stockholders are collectively referred to in this proxy statement as the ‘‘Continuing Stockholders.’’

Q: What will I receive in the merger? (see page 49)

A: Upon completion of the merger, (a) each issued and outstanding share of our common stock, other than those shares held by the Continuing Stockholders and stockholders who exercise and perfect appraisal rights under Delaware law, will be converted into the right to receive $0.70 in cash, without interest; (b) each issued and outstanding share of our Series A Participating Preferred Stock, other than those shares held by stockholders who exercise and perfect appraisal rights under Delaware law, will be converted into the right to receive $1.55 plus accrued, but unpaid dividends at a rate of $0.068 per annum in cash, without interest and each of the issued and outstanding shares of our Series B Preferred Stock (other than those shares held by the Continuing Stockholders and stockholders who exercise and perfect appraisal rights under Delaware law) will be converted into the right to receive merger consideration of $0.70 plus accrued but unpaid dividends at a rate of $0.056 per share per annum, without interest. The Series A Participating Preferred Stock merger consideration and Series B Preferred Stock was determined in accordance with the certificate of designation for the Series A Participating Preferred Stock and for the Series B Preferred Stock, respectively. The certificate of designation provides that in an acquisition each share of Series A Participating Preferred Stock will receive a preferential amount equal to the sum of $0.85 plus accrued, but unpaid dividends at a rate of $0.068 per annum plus an amount equal to the merger consideration paid to the common stockholders, $0.70. The certificate of designation of Series B Preferred Stock provides that in an acquisition each share of Series B Preferred Stock will receive an amount equal to the sum of accrued but unpaid dividends at a rate of $0.056 per share per annum plus an amount equal to the merger consideration paid to the common stockholders, $0.70.

Q: What will happen to my stock options and warrants? (see page 51)

A: Pursuant to the Merger Agreement, BRA has agreed to take such action as is permissible under the applicable agreements to cause the outstanding options and warrants to purchase shares of the our common stock to be cancelled and the surviving company to pay each holder in cash the amount, if any, by which $0.70 exceeds the exercise price for such share of common stock issuable upon the exercise of vested and exercisable options and warrants.

Q: Why was the special committee formed? (see page 15)

A: The Continuing Stockholders will own all of the continuing equity interests in BRA as the surviving corporation immediately following completion of the merger. Parent is a private investment fund. Peter E. Salas, a member of our board of directors, is President of Dolphin Management Inc., an affiliate of Parent and of Dolphin Offshore Partners, L.P. (‘‘Dolphin Offshore’’). Parent holds approximately 24.4% of our common stock and 59.9% of our preferred stock, Dolphin Offshore holds approximately 15.8% of our common stock and 16.3% of our preferred stock, and Parent and Dolphin Offshore collectively hold 50.7% of our aggregate common stock and preferred stock. Each share of our common stock and preferred stock is entitled to one vote. One of the potential Contributing Stockholders is both an executive officer and a member of our board of directors, two of the potential Contributing Stockholders are executive officers of BRA, and one of the potential Contributing Stockholders is a member of our board of directors. Accordingly, our board of directors believed that a special committee of independent directors who are not officers or employees of BRA and who have no financial interest in the merger different from our common and preferred stockholders generally, should be formed to reduce any potential conflict of interest in evaluating, negotiating and recommending the merger and the terms of the Merger Agreement.

Q: Why is the board of directors recommending that I vote in favor of the Merger Agreement? (see page 14)

A: Based upon the unanimous recommendation of the special committee, our board of directors has unanimously determined that the terms of the Merger Agreement and the merger are fair to, and in the best interests of, our stockholders other than the Continuing Stockholders. Our board of directors, based upon the unanimous recommendation of the Special Committee, unanimously recommends that you vote for the adoption and approval of the Merger Agreement.

Q: When do you expect the merger to be completed? (see page 49)

A: BRA, Parent and Newco are working toward completing the merger as quickly as possible. If the Merger Agreement is adopted and approved and the other conditions to the merger are satisfied or waived, the merger is expected to be completed promptly after the special meeting.

Q: What are the U.S. federal income tax consequences of the merger? (see page 38)

A: Generally, the merger will be taxable for U.S. federal income tax purposes. You will recognize taxable gain or loss in the amount of (a) the difference between $0.70 and your adjusted tax basis for each share of our common stock that you own, (b) the difference between the sum of $1.55 plus accrued, but unpaid dividends and your tax basis in each share of our Series A Participating Preferred Stock that you own and (c) $.70 per share plus accrued but unpaid dividends at a rate of $0.056 per annum per share of our Series B Preferred Stock, without interest. The holders of options and warrants will recognize taxable gain in the amount by which $0.70 or other amount paid in connection with the cancellation of the options and warrants exceed the exercise price of such warrants and options. The Continuing Stockholder will have different tax consequences from the merger.

Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Q: When and where is the special meeting?

A: The special meeting of our stockholders will be held at 10:00 a.m. local time on                         , 2006, at the offices of Brown Rudnick Berlack Israels LLP, located at One Financial Center, Boston, MA 02111.

Q: Who can vote on the Merger Agreement?

A: Holders of our common stock and preferred stock at the close of business on August     , 2006, the record date for the special meeting, may vote in person or by proxy at the special meeting.

Q: What do I need to do now?

A: You should read this proxy statement carefully, including the exhibits accompanying this proxy statement and the documents incorporated by reference into this proxy statement, and consider how the merger affects you. Then, please mark your vote on your proxy card and date, sign and mail it in the enclosed, postage paid return envelope as soon as possible so that your shares can be voted at the special meeting.

Q: What happens if I do not return a proxy card?

A: The failure to return your proxy card will have the same effect as voting against the Merger Agreement except your vote will not be included when determining whether a majority of the votes cast by stockholders other than Parent, the potential Contributing Stockholders and Dolphin Offshore vote in favor of adopting and approving the Merger Agreement.

Q: May I vote in person?

A: Yes. You may attend the special meeting and vote your shares in person whether or not you sign and return your proxy card. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy from the broker, bank or other nominee.

Q: May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote at any time before your proxy card is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice to our Secretary at our executive offices located at Stonehill Corporate Center, 999 Broadway, Suite 400, Saugus, MA 01906, stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q: If my shares are held in ‘‘street name’’ by my broker, will my broker vote my shares for me?

A: No. Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares by following the procedures provided by your broker.

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for exchanging your shares of common stock and preferred stock for a cash payment of (a) $0.70 per share, without interest in the case of common stock, (b) $1.55 plus accrued, but unpaid dividends at a rate of $0.068 per annum per share, without interest in the case of our Series A Participating Preferred Stock and (c) $.70 per share plus accrued but unpaid dividends at a rate of $0.056 per annum per share of our Series B Preferred Stock, without interest.

Q: Do I have a right to seek an appraisal of my shares? (see page 39)

A: Yes. If you wish, you may seek an appraisal of the fair value of your shares, but only if you comply with all requirements of Delaware law as described on pages through and in Exhibit B of this proxy statement. Based on the determination of the Delaware Court of Chancery, the appraised fair value of your shares of our common stock and preferred stock, which will be paid to you if you seek an appraisal, may be more than, less than or equal to the amount to be paid in the merger.

Q: Is there any litigation challenging the merger?

A: No. However, a complaint could be filed at any time. There can be no guarantee that such a claim would not interfere with the merger.

Q: Who can help answer my questions?

A: The information provided above in question and answer format is for your convenience only and is merely a summary of the information contained in this proxy statement. You should carefully read this entire proxy statement, including the exhibits and the documents incorporated by reference. If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Boston Restaurant Associates, Inc.
Stonehill Corporate Center
999 Broadway, Suite 400
Saugus, MA 01906
Telephone: (781) 231-7575
Attn: Investor Relations

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement includes and incorporates by reference statements that are not historical facts. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements include the information concerning our possible or assumed future results of operations and also include those preceded or followed by the words ‘‘anticipates,’’ ‘‘believes,’’ ‘‘could,’’ ‘‘estimates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘may,’’ ‘‘should,’’ ‘‘plans,’’ ‘‘targets’’ and/or similar expressions.

The forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by these forward-looking statements. In addition to the factors discussed elsewhere in this proxy statement, other factors that could cause actual results to differ materially include changes in the cost of food and labor, the performance of any restaurants, particularly new restaurants, adverse weather conditions, the effect of health and regulatory developments, the loss of key personnel, competitive factors, potential liabilities associated with long-term leases, changes in consumer tastes and eating habits, our ability to execute our business strategy, fluctuations in inventory and general and administrative expenses, and general economic conditions, especially economic conditions in the areas in which our restaurants are concentrated. In addition, our plans for new restaurant locations and timing of openings depend upon, among other things, the negotiation of acceptable lease or purchase terms, timely project development and restaurant construction, obtaining appropriate regulatory and governmental permits and approvals, management of costs, and the hiring, training and retraining of skilled management. These and other factors are discussed in the documents that are incorporated by reference into this proxy statement. Except to the extent required under the federal securities laws, we do not intend to update or revise the forward-looking statements to reflect circumstances arising after the date of the preparation of the forward-looking statements.

PROPOSAL ONE
APPROVAL OF THE MERGER AGREEMENT

SPECIAL FACTORS

Background of the Merger

In the opinion of our board of directors and management, our public market valuation has been constrained due to our small market capitalization, limited public float, relatively low trading volume and limited research coverage from securities analysts. During the last several years, we also have been limited by our relatively small size in accessing capital, which has limited our ability to open new restaurants and grow our revenue. Our board of directors and management believe this has further constrained our share price.

At a meeting held on April 22, 2005, the board of directors of BRA analyzed possible strategic options to maximize stockholder value. Among the options discussed were acquiring other restaurant concepts and companies to increase the size of BRA, selling BRA, continuing as a public company and pursuing a going private transaction. One member of the board, Roger Lipton, had raised the possibility of taking BRA private in December 2002. There was not sufficient interest by a buyer in pursuing that transaction at that time. The board of directors discussed the advantages and disadvantages of each option presented. Peter Salas, in his capacity as the representative of the largest affiliated stockholder group of BRA (the ‘‘Salas Group’’), indicated that in the context of exploring strategic options, he may consider taking BRA private or in selling his interest in BRA. Mr. Salas also indicated that he may be interested in including members of management in taking BRA private.

At that meeting, the board of directors then formed a special committee of independent directors, composed of Ned Grace, Hugh Devine and Bob Taft to consider available options for enhancing stockholder value. Mr. Grace was appointed chairman of the special committee. Subsequently, after a review of the fees paid by similar companies, the board of directors determined that each member of the special committee would receive $5,000, regardless of whether any proposed transaction was entered into or completed.

On June 2, 2005, Mr. Grace received an unsolicited offer from a private equity group for the acquisition of BRA at a price of approximately $0.45 per share in cash, subject to certain conditions including execution of a definitive agreement and resolution of BRA’s outstanding options to the satisfaction of the private equity group. Mr. Grace indicated to the private equity group that the special committee planned to engage an investment banker to assist in the evaluation of the offer and that the special committee thought the offer was too low.

During the following weeks, the special committee interviewed several investment banking firms to act as its independent financial advisor. The special committee considered a variety of relevant factors, including the advisor’s (i) experience and knowledge of BRA’s industry and the markets it operates in, (ii) experience with transactions of the type being contemplated, (iii) the lack of any previous business relationship with BRA and (iv) the structure and amount of compensation to be paid to the advisor. On June 24, 2005, the special committee engaged BB&T Capital Markets to assist BRA in exploring strategic alternatives for enhancement of shareholder value.

Soon thereafter, the special committee met with BB&T Capital Markets. BB&T Capital Markets recommended that the special committee perform a market test to elicit interest in BRA beyond the interest expressed by the private equity group and Mr. Salas. The special committee authorized BB&T Capital Markets to conduct a confidential market test.

Between early August 2005 and mid September 2005 BB&T Capital Markets contacted potential strategic buyers and potential financial buyers. When contacted, these parties were informed that BB&T Capital Markets was acting on behalf of the special committee of a publicly traded restaurant company that was contacting potential buyers and that if they were interested in pursuing a transaction, a nondisclosure agreement would be sent naming and describing BRA. Of the 74 strategic investors contacted, 38 had an interest in pursuing the opportunity. Of the 49 financial investors,

10 expressed an interest in a transaction. These interested parties signed the nondisclosure agreement and were sent an information package.

During September 2005, BB&T Capital Markets solicited preliminary indications of interest from these potential acquirers, receiving eight such preliminary indications of interest. One of these written indications came from the Salas Group.

On September 14, 2005, the special committee met by telephone with its legal counsel, Brown Rudnick Berlack Israels LLP, and BB&T Capital Markets. Brown Rudnick Berlack Israels LLP led a discussion of the duties of the special committee. The special committee’s financial advisors then reviewed the results of their confidential market test. Representatives of BB&T Capital Markets reviewed the state of the capital markets and updated their financial analysis of BRA. The special committee and its advisors also discussed recent developments at BRA and their potential impact on BRA’s financial performance. They also developed a series of follow up questions relating to financial assumptions and contingencies for BB&T Capital Markets to ask the potential buyers.

On September 22, 2005, the special committee met by telephone with its legal counsel and financial advisors. BB&T Capital Markets reported that the number of potential buyers of BRA had been reduced to five because three of the potential buyers expressed no further interest in acquiring BRA. BB&T Capital Markets had begun to schedule follow up meetings with the remaining potential buyers to occur in October 2005 for the purpose of providing more information regarding BRA.

The special committee and its advisors discussed the financial assumptions and contingencies of the remaining potential buyers. They also discussed BRA’s financial condition and the uncertainty regarding BRA’s ability to renew the leases on two of its most profitable locations within the next several months. The indications of interest from the bidders were either contingent on the renewal of these leases or heavily reliant on the financial contribution of these locations.

One of these locations was being operated under a tenancy at will and the landlord had commenced a summary process to terminate the tenancy at will. The superior court of Massachusetts was expected to rule on BRA’s ability to renew this lease in November 2005. Given that the special committee believed that there was significant uncertainty regarding the renewal of these two leases, the special committee concluded that it was in BRA’s best interest to try to conclude the sale of the company quickly. The special committee concluded that the Salas Group was best positioned to move quickly because of its familiarity with BRA and the lease dispute. The special committee authorized BB&T Capital Markets to offer the Salas Group a short, exclusive negotiation period at a price of $0.75 per share, which was at the high end of the range of prices submitted with the preliminary indications of interest, all of which assumed that these two leases would be renewed. The Salas Group declined the offer.

In October 2005, five potential buyers met with management and conducted site visits. Soon after these meetings concluded, BB&T Capital Markets, in consultation with the special committee and its legal counsel, sent bid letters to interested parties with a deadline for final indications of interest in early November. BB&T Capital Markets received on behalf of BRA three final bids to purchase BRA, ranging from $0.55 to $0.68 per share. The highest of these written indications did not come from the Salas Group.

On November 14, 2005, the special committee met by telephone with its legal counsel and financial advisors. BB&T Capital Markets presented the details of all of the bids to the special committee. The special committee directed BB&T Capital Markets to continue to negotiate with the remaining bidders. Over the course of the next several weeks BB&T Capital Markets spoke with and negotiated with these bidders. At the direction of the special committee, BB&T Capital Markets informed the bidders that BRA had learned that the chances of the renewal of the leases described above had improved substantially. BB&T Capital Markets also informed the Salas Group and the other remaining bidders that the special committee would not support any price less than $0.70 per share.

On December 4, 2005 the special committee met with its legal counsel and financial advisors. BB&T Capital Markets reported that one of the bidders had declined to participate further and that the Salas Group had raised its bid to $0.70 per share to become the highest bidder. The Salas Group bid was subject to certain contingencies including a requirement that BRA retire its outstanding subordinated debentures, a requirement for a breakup fee and a requirement that BRA reimburse the Salas Group for its expenses. During this call, the special committee instructed BB&T Capital Markets to continue negotiations with the remaining two bidders in an effort to increase the price per share and to remove contingencies from the Salas Group offer.

On December 12, 2005, BRA announced the renewal of the two leases.

On December 14, 2005, BB&T Capital Markets, along with Brown Rudnick Berlack Israels LLP, discussed with the special committee the developments with the two highest bidders and the terms of the offer letters. The Salas Group had agreed to remove the requirement that BRA retire its outstanding subordinated debentures but declined to increase its bid. However, the Salas Group bid continued to offer the highest price per share. The special committee directed Brown Rudnick Berlack Israels LLP to continue to negotiate the break up fee and expense provisions with the Salas Group.

During the next few weeks, negotiations and discussions continued with the Salas Group. During that period, the special committee authorized BRA to agree to reimburse the Salas Group for its reasonable expenses in connection with the proposed transaction provided this reimbursement agreement could be terminated by either party at any time and provided the Salas Group made two additional concessions in its offer. The Salas Group complied and agreed first to cap its combined expenses and breakup fee at $325,000 and second that a majority of the votes cast by the holders of capital stock other than Parent, Dolphin Offshore, George Chapdelaine, Fran Ross, Anthony Buccieri and John Polcari approve the merger as a condition to closing.

On January 3, 2006, BB&T Capital Markets, along with Brown Rudnick Berlack Israels LLP, discussed with the special committee the developments with the Salas Group and a potential bidder who was considering offering $0.75 a share provided he could acquire a majority of BRA’s outstanding capital stock as a condition to closing. Because the Salas Group owned 40.4%, collectively, of BRA’s capital stock, the special committee directed BB&T Capital Markets to confirm the price at which the Salas Group would be a seller and advise the potential bidder accordingly. If the Salas Group would not be willing to sell at $0.75 a share, the special committee concluded that the potential bidder’s condition that he acquire more than 50% of BRA’s stock would be untenable. The special committee also directed BB&T Capital Markets to attempt to raise the price being bid by the Salas Group. Finally, because the new potential bidder had not made a firm offer, the special committee authorized and directed BB&T Capital Markets and Brown Rudnick Berlack Israels LLP to negotiate the requisite agreements (including an agreement and plan of merger) with the Salas Group if the Salas Group indicated that it would not sell its shares of common stock for $0.75 a share.

The Salas group subsequently advised BB&T Capital Markets that it would not be willing to sell its shares unless the sale price was significantly higher than its current bid and declined to increase its bid to buy BRA above $0.70 a share. BB&T Capital Markets advised the potential bidder of the Salas Group’s position. The potential bidder did not communicate anything further to the special committee or BB&T Capital Markets.

During mid-January, February and early March, the Salas Group, Hughes, Hubbard and Reed LLP, counsel to the Salas Group, members of the special committee and Brown Rudnick Berlack Israels LLP, counsel to the special committee, had lengthy negotiations concerning the definitive Merger Agreement and related documents and exchanged numerous drafts of the Merger Agreement reflecting their negotiations. During this period, the special committee met with its advisors to discuss the various drafts in detail and to formulate responses.

On February 16, 2006 the special committee and Brown Rudnick Berlack Israels LLP met with BB&T Capital Markets to receive a presentation regarding the proposed fairness opinion of BB&T Capital Markets. On March 7, 2006, the special committee met with Brown Rudnick Berlack Israels LLP and BB&T Capital Markets to review the latest draft of the Merger Agreement and to receive a revised version of the presentation regarding the fairness opinion of BB&T Capital Markets, updated to reflect BRA’s financial results for the three month period ended January 22, 2006. At this meeting, like in the meeting on February 16, 2006, BB&T Capital Markets gave an updated version of the presentation regarding the financial aspects of the proposed Merger Agreement. A summary of the presentation appears under the heading ‘‘— Opinion of the Financial Advisor to the Special Committee.’’ BB&T Capital Markets delivered its oral opinion to the special committee that the consideration to be received by the stockholders was fair from a financial point of view. Brown Rudnick Berlack Israels LLP, counsel to the special committee, gave presentations regarding the legal terms and conditions of the Merger Agreement. Lengthy discussion followed each presentation and the financial and legal advisors answered questions raised by the special committee members. The legal advisors explained the financial consequences to BRA under the latest draft of the Merger Agreement if BRA fails to satisfy various closing conditions. The legal advisors also explained the limitations on BRA's business operations between the signing date of the Merger Agreement and the closing date of the merger. In particular, the special committee and the legal advisors discussed the limitations on BRA's ability to build out a new restaurant location under the Merger Agreement. The financial advisors and the special committee members discussed the assumptions of the financial advisor in its financial analysis, particularly in its discounted cash flow analysis. These assumptions are summarized under the heading ‘‘—Opinion of the Financial Advisor to the Special Committee.’’

The special committee then concluded that, subject to the resolution of certain issues relating to the payment of expenses of the transaction to the satisfaction of its chairman in his sole discretion, the Merger Agreement should be approved and that the special committee would recommend that the board of directors approve the transaction.

Following the special committee meeting, the board of directors of BRA met. Brown Rudnick Berlack Israels LLP was also present. Mr. Grace gave a report of the special committee and concluded with the special committee’s recommendation that the board of directors approve the Merger Agreement. Brown Rudnick Berlack Israels LLP, counsel to the special committee, gave a presentation regarding the legal terms and conditions of the Merger Agreement and the board’s duties. Lengthy discussion followed each presentation concerning the timing of the completion of the transaction and the advisability of signing the Merger Agreement quickly to enable BRA to enter into a lease for a new restaurant location and undertake the related buildout. On August     , 2006, financing for the buildout of that location was obtained from Parent through the sale to Parent of Series B Preferred Stock. The voting rights of this Series B Preferred Stock is neutralized by the ‘‘majority of the minority’’ voting requirement of the Merger Agreement. See ‘‘Special Factors’’ and ‘‘Summary Term Sheet—Majority of the Minority Vote’’.

Following that discussion, the board of directors, called another meeting for Friday, March 10, 2006, with the expectation that the remaining issues of the Merger Agreement would be resolved. The board of directors met again on March 10, 2006. Although a few minor issues remained, the board of directors, based on the recommendation of the special committee, approved the Merger Agreement in substantially the form submitted to the board of directors and authorized the appropriate officers of BRA, under the supervision of the special committee, to execute and deliver final documents on behalf of BRA. BB&T Capital Markets updated the presentation it gave to the special committee regarding the financial aspects of the merger on March 7, 2006 and delivered its written fairness opinion of the merger from a financial point of view on March 16, 2006.

On March 17, 2006, the Merger Agreement was executed by the parties. On March 22, 2006, we filed a Current Report on Form 8-K announcing the signing of the Merger Agreement and on March 24, 2006 we issued a press release announcing the signing of the Merger Agreement.

Recommendation of the Board of Directors; Fairness of the Merger

The special committee of our board of directors has unanimously determined that the terms of the Merger Agreement and the merger are fair to, and in the best interests of, BRA stockholders other than the Continuing Stockholders. The special committee unanimously recommended to our board of directors that the Merger Agreement and the merger be adopted and approved. The special committee considered a number of factors, as more fully described above under ‘‘— Background of the Merger’’ and as described below under ‘‘— Reasons for the Special Committee’s Determination,’’

in making its recommendation. Our board of directors, acting upon the unanimous recommendation of the special committee, unanimously determined that the terms of the Merger Agreement and the proposed merger are fair to, and in the best interests of, BRA stockholders other than the Continuing Stockholders.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT.

Reasons for the Special Committee’s Determination of the Fairness of the Merger and Recommended Approval of the Merger

In determining the substantive fairness of the merger and recommending adoption and approval of the Merger Agreement and the merger to our board of directors, the special committee considered a number of factors that they believe supported their recommendation and determination, including:

•	the merger will provide our stockholders a premium for his or her shares compared to the market price of our common stock, as set forth in the analysis of BB&T Capital Markets; the special committee adopted the analysis of BB&T Capital Markets with respect to current and historical prices of our common stock and considered the premium paid in relation to the current and historical prices; the special committee concluded that the substantial premium supported its determination that the merger is fair and should be adopted now;

•	the special committee's knowledge of our business, financial results and prospects, as well as the special committee's knowledge of the restaurant industry generally; specifically, the special committee considered the potential for growth through new store openings that we have not been able to fully realize due to our limited access to capital, and the views expressed by BB&T Capital Markets and our management regarding our financial condition, results of operations, business and prospects, including the view that our status as a public company has not significantly helped us access capital and including our prospects if we were to remain publicly owned given the negative impact of the costs of being publicly owned on our results of operation and financial condition; the special committee concluded that these collective insights about our business supported its determination that the merger is fair given the state of our business, financial condition, results of operations and prospects and should be adopted now;

•	the controlling equity interest of 50.7% of BRA's capital stock (45.1% at the time of the discussions) held by Parent and Dolphin Offshore would likely deter potential strategic and financial third party buyers in light of the stated intention of Parent and Dolphin Offshore not to sell their interests unless the sales price was significantly higher than Parent’s current bid because Parent and Dolphin Offshore would in effect be able to control any vote of shareholders on whether to approve a merger; the special committee concluded that this deterrent effect supported its determination to recommend the transaction;

•	the special committee's conclusion that because none of the large number of potential buyers contacted by BB&T Capital Markets offered a more favorable deal to BRA than the Parent it was unlikely that any party other than the Parent would propose and complete a transaction that was more favorable than the merger to BRA and its stockholders; the special committee concluded that the lack of additional buyers on more favorable terms supported its determination that the merger is fair and should be adopted now;

•	the limitations we suffered and could likely continue to suffer as a public company, including our limited trading volume of an average of 2,997 shares a day, that we have virtually no institutional sponsorship other than Parent, and that no research analysts currently follow us, all of which adversely affect the trading market and the value of our common stock; the special committee concluded that these limitations imposed on BRA as a public company supported its determination that the merger is fair and should be adopted now;

•	the accounting, legal and other expenses we are required to incur to remain a public company; if we were to remain a public company we would experience expenses that would include approximately $60,000 for director and officer insurance, approximately $60,000 for public registration expenses (registration fees, printing, mailing annual reports and proxy), audit fees of approximately $100,000 for compliance with the internal controls provision of Sarbanes Oxley and approximately $40,000 of legal fees associated with being public; in addition during fiscal year 2007 and fiscal year 2008 we would expect to spend a total of approximately $150,000-$250,000 in consulting fees to comply with the internal control provisions of Sarbanes-Oxley; the special committee determined that the opportunity to save these expenses if BRA became a private company supported its determination that the merger is fair and should be adopted now;

•	the history of the negotiations with respect to the merger consideration that, among other things, led to an increase in the Parent’s offer to $0.70 per share of our common stock and the belief of the members of the special committee that $0.70 per share of our common stock was the highest price that the Parent would agree to pay; together with the opinion of BB&T Capital Markets, as discussed below, that, as of the date of such opinion, the $0.70 per share consideration to be received by stockholders (other than Continuing Stockholders) in the merger is fair to such stockholders from a financial point of view; the special committee concluded that its ability to increase the value of the offer and BB&T Capital Markets' opinion both supported its determination that the merger is fair, that it should be structured in its current form and that it should be adopted now;

•	the $0.70 per share to be paid to stockholders other than the Continuing Stockholders in the merger represents (i) a premium of approximately 12.7% over the $0.62 closing sale price for the shares of common stock on March 3, 2006, the last trading day before the special committee determined to recommend to our board of directors that they approve the Merger Agreement; (ii) a premium of approximately 14.8% over the average closing sale price per share of $0.61 during the one week preceding the date the special committee determined to recommend to our board of directors that they approve the Merger Agreement; and (iii) a premium of approximately 37.3% over the $0.51 average closing sale price for the shares of common stock from January 1, 2005 through February 7, 2006. the special committee concluded that the size of the premium supported its determination that the merger is fair and should be adopted now;

•	the presentations of BB&T Capital Markets at various special committee meetings, its final presentation at the March 7, 2006 meeting, its updates to that presentation including the opinion of BB&T Capital Markets dated March 16, 2006, based on and subject to the limitations, assumptions and qualifications set forth in its opinion, as to the fairness, from a financial point of view, of the merger consideration to the holders of our capital stock; see ‘‘Opinion of Financial Advisor to the Special Committee’’, and a copy of the opinion of BB&T Capital Markets attached as Exhibit C to the proxy statement; the special committee concluded that the financial analysis of BB&T Capital Markets, which the special committee believes constituted an assessment of our going concern value, and is described further in ‘‘Opinion of Financial Adviser to the Special Committee’’, supported its determination that the merger is fair and should be adopted now;

•	the financial resources of Parent, which the special committee believes, as a result of the personal knowledge of its members, reasonably supports the Parent’s ability to meet their financial obligations to pay up to a total of $6.5 million to our stockholders pursuant to the Merger Agreement;

•	cash will be paid to our stockholders (other than the Continuing Stockholders) in the merger, eliminating any uncertainties in valuing the merger consideration to be received by our stockholders (other than the Continuing Stockholders); the special committee concluded that the certainty of value provided by the use of cash consideration supported its determination that the merger is fair, that it should be structured in its current form and that it should be adopted now;

•	the Merger Agreement permits our board of directors to consider unsolicited competing acquisition proposals that are, or are reasonably likely to lead to, proposals superior to the merger, as described in ‘‘The Merger Agreement – No Solicitation’’; the special committee concluded that its ability to consider other proposals supported its determination that the merger is fair, that it should be structured in its current form and that it should be adopted now;

•	Delaware law entitles our stockholders who do not vote in favor of the merger and who file a written objection with BRA to obtain the ‘‘fair value’’ of his or her shares and otherwise follow the procedures prescribed by Delaware law, as determined by a court, if the merger is completed; See ‘‘Special Factors — Appraisal Rights’’; the special committee concluded that the availability of other remedies for dissatisfied stockholders supported its determination that the merger is fair, that it should be structured in its current form and that it should be adopted now;

•	the special committee’s judgments that it was unlikely for our stockholders to realize in excess of $0.70 per share due to the current and prospective environment in which we operate, and more particularly, the difficulty that we would have in the future competing against larger, more aggressive competitors with greater capital resources; the special committee concluded that the unlikely prospects for a higher trading price of our shares if it remained a public company supported its determination that the merger is fair and should be adopted now; and

•	the special committee’s judgment, in view of our prospects as well as discussions with a number of possible acquirors, that it was unlikely that one or more strategic or financial buyers would be willing to pay a price for BRA equal to or greater than $0.70 per share in cash even though the Parent expressed unwillingness to sell unless the price was significantly higher than $.70 per share; the special committee concluded that the lack of likely higher offers supported its determination that the merger is fair and should be adopted now;.

The special committee also determined that the merger is procedurally fair due to a number of factors. All of the material positive factors considered by the special committee in this determination were as follows:

•	our board of directors established a special committee to consider and negotiate the Merger Agreement;

•	the special committee was comprised of independent directors who are not our officers or employees and have no financial interest in the merger different from our stockholders generally other than their ownership of stock options;

•	the special committee was given exclusive authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

•	the special committee retained and received advice from its own independent legal counsel and financial advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•	BB&T Capital Markets rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by our stockholders (other than the Continuing Stockholders) in the merger;

•	the price of $0.70 per share and the other terms and conditions of the Merger Agreement resulted from active and lengthy arm's length negotiations between the special committee and its representatives, on the one hand, and the Parent and its representatives on the other hand;

•	under Delaware law, our stockholders have a right to demand appraisal of his or her shares;

•	the special committee and our board of directors required that the Merger Agreement be approved by the affirmative vote of at least a majority of the votes cast by our stockholders, other than Parent, the potential Contributing Stockholders and Dolphin Offshore; and

•	neither after public disclosure of the Parent’s initial proposal on October 10, 2005 nor during the course of our efforts to find a potential acquiror from August 2005 to March 2006 did any other party express a serious interest in acquiring BRA at a valuation exceeding $0.70 a share on conditions that BRA could reasonably expect to satisfy.

The special committee also considered a variety of risks and other potentially negative factors concerning the merger. These included the following:

•	if the merger is not completed under circumstances further discussed in ‘‘The Merger Agreement – Termination of the Merger Agreement,’’ BRA may be required to reimburse Parent specified expenses and pay a fee not to exceed in the aggregate $325,000;

•	the cash consideration received by a stockholder generally will be taxable to the stockholder in an amount equal to the excess of the merger consideration received by such stockholder over such stockholder’s tax basis in the stockholder’s capital stock;

•	the Continuing Stockholders have potential conflicts of interest, including potential equity interests in and continued employment with the surviving corporation; See ‘‘Special Factors — Interests of the Continuing Stockholders in the Merger’’; and

•	following the merger, our stockholders, other than the Continuing Stockholders will cease to participate in any future earnings growth of the surviving corporation or benefit from any increase in the value of the surviving corporation.

The special committee did not ask BRA to attempt to determine the liquidation value of BRA and gave little consideration to the net book value of BRA's assets of $55,412, or $0.008 per share of common stock as of April 30, 2006 because it believed that those measures of asset value were not relevant to the market value of our business and would be considerably less than the merger consideration of $0.70 per share of our common stock and our going concern value. The special committee's belief regarding liquidation value was based upon their understanding of the restaurant industry and their general business knowledge that liquidation sales generally result in proceeds substantially less than the sale of a going concern business such as in this transaction. Based upon the various analyses of value by BB&T Capital Markets, the special committee concluded that the liquidation value and book value were not materially relevant to the market value of our business. While the special committee reviewed with BB&T Capital Markets its various financial analyses and reviewed with our officers our historical results and budget, the special committee did not independently generate its own separate financial analysis of the merger.

Parent has not made any purchases of our common stock in the open market in the past two years. However, the special committee concluded that the sale by Roger Lipton, a member of our board of directors of all his 1,717,223 shares of our common stock to Parent for $.50 per share on October 11, 2005 supported its determination that the merger at a price per share of $.70 was fair. BRA has not made any purchases of our common stock during the last two years. The special committee also did not consider any firm offers of which we were aware during the preceding 18 months in connection with any proposed transaction to acquire BRA because, to our knowledge, no such offers had been received, except for the offer we received in June, 2005 for $0.45 in cash per share and described in ‘‘Background of the Merger.’’

After considering these factors, the special committee concluded that the positive factors relating to the merger outweighed the negative factors. Because of the variety of factors considered, the special committee did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. However, individual members of the special committee may have assigned different weights to various factors. The determination of the special committee was made after consideration of all of the factors together.

Reasons for the Board of Directors’ Determination

Our board of directors consists of seven directors, three of whom serve on the special committee. At the March 7, 2006 and March 10, 2006 meetings of our board of directors, the special committee,

with its legal advisers participating, reported to the other members of our board of directors on the course of its negotiations with the Parent and its legal counsel, its review of the Merger Agreement and the factors it took into account in reaching its determination that the merger is fair to, and in the best interests of, our stockholders other than the Continuing Stockholders. In view of the wide variety of factors considered in its evaluation of the merger, our board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Rather, our board of directors based its position on the totality of the information presented and considered. In considering the determination of the special committee, our board of directors believed that the analysis of the special committee was reasonable and adopted the special committee’s conclusion and the analysis underlying the conclusion. Except as described below, the board of directors did not consider any material reasons different from or in addition to those set forth in the special committee's discussions described above.

Fairness of the Merger to Stockholders Other than the Continuing Stockholders or Affiliates of Parent

Our board of directors believes that the Merger Agreement and the merger are substantively and procedurally fair to, and in the best interests of, all holders of our common stock and preferred stock who are not Continuing Stockholders or affiliates of Parent for all of the reasons set forth above under ‘‘— Recommendation of the Board of Directors; Fairness of the Merger – Reasons for the Special Committee’s Determination.’’ In addition, our board of directors established a special committee, consisting of three of our independent directors, none of whom is an officer or employee of BRA or has an interest in the merger different from that of our stockholders generally other than as holders of our stock options. The merger consideration of $0.70 in cash per share was the highest price the Parent indicated it was willing to pay following arms’ length negotiations between the special committee and the Parent and their representatives.

In reaching these conclusions, our board of directors considered it significant that:

•	no member of the special committee has an interest in the merger different from that of our stockholders generally other than as holders of our stock options; and

•	the special committee retained its own financial and legal advisors who have extensive experience with transactions similar to the merger and who assisted the special committee in evaluating the merger and in negotiating with the Parent.

BB&T Capital Markets was retained to advise the special committee as to the fairness, from a financial point of view, of the proposal received from the Parent. BB&T Capital Markets reached the conclusion expressed in its written opinion dated March 16, 2006 that, subject to the considerations and limitations set forth in the opinion, the merger is fair, from a financial point of view, to all our holders of common stock and preferred stock.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT.

Determination of the Fairness of the Merger by the Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas

The rules of the Securities and Exchange Commission require Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas to express their belief as to the fairness of the merger to all our other holders of common stock and preferred stock. Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas are making the statements included in this section solely for the purposes of complying with such rules. The views of Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas as to the fairness of the merger should not be construed as a recommendation to any stockholder as to how that stockholder should vote on the proposal to approve the Merger Agreement. Neither Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore nor Peter Salas participated in the deliberations of the special committee regarding, and did not receive advice from BB&T Capital

Markets as to the fairness to the stockholders of the merger. None of Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore nor Peter Salas retained an unaffiliated representative to act on behalf of the other BRA stockholders for the purpose of negotiating the terms of the merger or for the purposes of preparing a report concerning the fairness of the transaction.

However, Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas, in order to judge the fairness of the merger, have separately considered certain of the factors noted above which were taken into account by our board of directors and the special committee. Specifically, Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas believe that the merger is fair to, and in the best interests of, all our other holders of common stock and preferred stock based on their consideration of the following factors:

•	the $0.70 per share to be paid to stockholders other than the Continuing Stockholders in the merger is higher than any firm offer received by the Company as described in ‘‘Background of the Merger;’’

•	the fact that the $0.70 per share to be paid to stockholders other than the Continuing Stockholders in the merger represents (i) a premium of approximately 12.7% over the $0.62 closing sale price for the shares of common stock on March 3, 2006, the last trading day before the special committee determined to recommend to our board of directors that they approve the Merger Agreement, (ii) a premium of approximately 14.8% over the average closing sale price per share of $0.61 during the one week preceding the date that the special committee determined to recommend to our board of directors that they approve the Merger Agreement and (iii) a premium of approximately 37.3% over the $0.51 average closing sale price for the shares of common stock from January 1, 2005 through February 7, 2006;

•	the fact that the special committee determined that the merger is fair to, and in the best interests of, BRA and the stockholders (other than the Continuing Stockholders) and the special committee's recommendation that the stockholders vote to adopt and approve the Merger Agreement; provided that the Dolphin Parties have not adopted and have not been in a position to adopt the express conclusions of the special committee, as no Dolphin Party was present at, participated in or had access to the meetings, discussions and other work of the special committee and BB&T Capital Markets in connection with such conclusions. Nonetheless, the fact of such conclusions by the special committee is a factor considered by the Dolphin Parties in their belief that the merger is fair to the unaffiliated stockholders of the Company;

•	the fact of the receipt by and acceptance of the special committee of the BB&T Capital Markets opinion;

•	The Dolphin Parties have not determined the liquidation value of the Company nor given material consideration to the net book value of its assets of $55,412, or $0.008 per share of common stock, as of April 30, 2006 because they believe that those measures of asset value are not relevant to the market value of the Company's business and would be considerably less than the merger consideration of $0.70 per share of our common stock and our going concern value. The Dolphin Parties' belief regarding liquidation value is based upon their understanding of the restaurant industry and their general business knowledge that liquidation sales generally result in proceeds substantially less than the sale of a going concern business. Based upon the general analysis of value by the Dolphin Parties, they conclude that the liquidation value and book value are not materially relevant to the market value of the Company's business. Prior to the signing of the Merger Agreement, the Dolphin Parties were not provided and did not have access to any financial analyses produced by BB&T Capital Markets (other than budget information through April 2006 provided by BB&T Capital Markets to all bidders) and did not generate their own separate financial analysis of the merger;

•	the arm's length nature of the extensive negotiations between the special committee and the Parent;

•	the formation of the special committee and its representation by counsel and engagement of a financial advisor;

•	the merger consideration of $0.70 per share is 40% higher than the $0.50 per share purchase price paid by Parent for 1,717,223 shares of common stock (the ‘‘Lipton Purchase’’) in a private transaction on October 11, 2005 (which price is subject to adjustment based on subsequent resale of the shares within one year under certain circumstances). Those shares were purchased from Roger Lipton (a long-time member of the Board of Directors of the Company and then its largest stockholder) and his affiliates;

•	their general knowledge of the Company's business, financial results and prospects, as well as their knowledge of the restaurant industry generally and the potential for growth through new store openings that we have not been able to fully realize due to our limited access to capital, and their views regarding the Company's financial condition, results of operations, business and prospects, including our prospects if we were to remain publicly owned;

•	the limitations the Company suffered and could likely continue to suffer as a public company, including our limited trading volume of an average of 2,997 shares a day, that we have virtually no institutional sponsorship other than Parent, and that no research analysts currently follow the Company, all of which adversely affect the trading market and the value of our common stock;

•	the accounting, legal and other expenses the Company is required to incur to remain a public company; if the Company was to remain a public company it would experience expenses that would include approximately $60,000 for director and officer insurance, approximately $60,000 for public registration expenses (registration fees, printing, mailing annual reports and proxy), audit fees of approximately $100,000 for compliance with the internal controls provision of Sarbanes Oxley and approximately $40,000 of legal fees associated with being public; in addition during fiscal year 2007 and fiscal year 2008 it would expect to spend a total of approximately $150,000-$250,000 in consulting fees to comply with the internal control provisions of Sarbanas-Oxley;

•	cash will be paid to the Company stockholders (other than the Continuing Stockholders) in the merger, eliminating any uncertainties in valuing the merger consideration to be received by the Company's stockholders (other than the Continuing Stockholders);

•	the Merger Agreement permits the Company's special committee to consider unsolicited competing acquisition proposals that are, or are reasonably likely to lead to, proposals superior to the merger, as described in ‘‘The Merger Agreement - No Solicitation’’;

•	the availability of appraisal rights under Delaware law to holders of shares of the Company's common stock who dissent from the merger, which provides shareholders who dispute the fairness of the merger consideration with an opportunity to have a court determine the fair value of their shares. See ‘‘Special Factors - Appraisal Rights’’;

•	the fact that the Company publicly stated (i) in its current report on Form 8-K filed on March 22, 2004, that Mr. Lipton, as a director and the Company's largest stockholder, sought to sell his shares in the Company and (ii) in its current report on Form 8-K filed on June 24, 2005, that it had engaged BB&T Capital Markets ‘‘to assist in exploring strategic alternatives for enhancement of shareholder value,’’ and not a single firm offer to buy the Company or its assets has emerged apart from those opportunities identified herein;

•	the fact that after the Parent filed a Schedule 13D in September 2005, and amended it from time to time thereafter, to publicly state its consideration of possibly taking the Company private, the Company's common stock price generally stayed in the range of $0.59 to $0.65 per share, and no buyers for the Company or its assets emerged in response to such announcement;

•	the belief that the principal advantage of the Company continuing as a public company would be to allow public shareholders to continue to participate in any growth in the value of the Company's equity, but that, under all of the relevant circumstances and in light of the proposed $0.70 per share price, the value to shareholders that would be achieved by continuing as a public company was not likely to be as great as the merger consideration of $0.70;

•	the terms of the Merger Agreement that essentially give the unaffiliated shareholders veto power over the merger in that the Merger Agreement requires the affirmative vote of at least a majority of the votes cast by our stockholders, other than Parent, the potential Contributing Stockholders and Dolphin Offshore;

•	the fact that there is a modest break-up fee of $325,000, payable by the Company if it elects to accept a competing offer, which amount would mostly comprise a reimbursement of Parent's actual out-of-pocket expenses;

•	the fact that the Parent and others are essentially acquiring the Company ‘‘as-is’’, the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the shareholders;

•	the fact that the Merger Agreement has been available from the public disclosure of the merger via the SEC's EDGAR database as part of a current report on Form 8-K filed by the Company on March 22, 2006 so that if there are any other parties interested in acquiring the Company they would have ready and complete access to the terms of this transaction; and

•	the fact that the merger consideration will be financed out of Parent's currently available cash and thus the Merger Agreement is not conditioned upon the acquisition of any third party financing arrangements.

The Dolphin Parties also believe that the merger is procedurally fair to unaffiliated stockholders due to the following factors, among other things:

•	the Company's board of directors established a special committee to consider and negotiate the Merger Agreement;

•	the special committee was comprised of independent directors who are not the Company's officers or employees and have no financial interest in the merger different from the Company's stockholders generally other than their ownership of stock options;

•	the special committee was given exclusive authority to, among other things, evaluate, negotiate and recommend the terms of any proposed transactions;

•	the special committee retained and received advice from its own independent legal counsel and financial advisors in evaluating, negotiating and recommending the terms of the Merger Agreement;

•	BB&T Capital Markets rendered an opinion concerning the fairness, from a financial point of view, of the consideration to be received by the Company's stockholders (other than the Continuing Stockholders) in the merger;

•	the price of $0.70 per share and the other terms and conditions of the Merger Agreement resulted from active and lengthy arm's length negotiations between the special committee and its representatives, on the one hand, and the Parent and its representations on the other hand;

•	under Delaware law, the Company's stockholders have a right to demand appraisal of his or her shares;

•	the special committee and the Company's board of directors required that the Merger Agreement be approved by the affirmative vote of at least a majority of the votes cast by the Company's stockholders, other than Parent, the potential Contributing Stockholders and Dolphin Offshore, giving the unaffiliated shareholders a veto power over the merger;

•	neither after public disclosure of the Parent's initial proposal on October 10, 2005 nor during the course of the Company's efforts to find a potential acquiror from August 2005 to March 2006 did any other party express a serious interest in acquiring the Company at a valuation exceeding $0.70 a share on conditions that the Company could reasonably expect to satisfy;

•	the fact that the Company's board of directors had no obligation to recommend the approval of the merger proposal or any other transaction, but the Company's special committee had unanimously recommended the approval of the merger proposal;

•	the fact that the special committee can consider competing third party acquisition offers and accept a third party acquisition offer;

•	the fact that the Merger Agreement was filed and publicly available promptly following the announcement of this transaction, so that any potential third party acquirer has had full access to the terms of the merger; and

•	the fact that the Parent and others are essentially acquiring the Company ‘‘as-is’’, the representations and warranties are limited and do not survive the closing, and there are no holdbacks or escrows that would affect the proceeds received by the shareholders;

In addition, the Parent also considered a variety of risks and other potentially negative factors concerning the Merger Agreement and the transactions contemplated by it, including the merger. These negative factors included:

•	the fact that, following the merger, the Company's shareholders will cease to participate in any future earnings of the Company or benefit from any future increase in the Company's value, if any;

•	the fact that certain board members have interests that are different from those of the Company's shareholders as described under ‘‘Interests of the Continuing Stockholders in the Merger’’;

•	the possibility that the Company could be required to pay and or reimburse Parent for its costs and expenses up to $325,000 in the event the Company terminates the Merger Agreement to accept a superior third party acquisition offer;

•	the fact that, for U.S. federal income tax purposes, the merger consideration will be taxable to the Company's shareholders receiving the merger consideration to the extent the merger consideration exceeds a shareholder's basis in stock it holds;

•	the possible disruption to the Company's business that may result from the announcement of the merger and the resulting distraction of the attention of the Company's management; and

•	the fact that the failure to consummate the merger could negatively impact the market price of the Company's common stock.

In evaluating the fairness of the merger to the unaffiliated shareholders, the analysis of the Dolphin Parties was complicated by the fact that one of the Company's directors is Peter E. Salas, who can be deemed to have an interest in the merger by virtue of his relationship to the other Dolphin Parties. In this regard, the Dolphin Parties considered the following:

•	that the Company's board formed a special committee to evaluate the merger; and

•	that the Company's board engaged an outside financial advisor to render a fairness opinion with respect to the merger consideration.

Elsewhere herein, it is noted that Parent stated its intention not to sell its interest in the Company unless the sales price was significantly higher than Parent's price bid. The Dolphin Parties note that the statement was not made in the context of negotiations. Further, the statement indicated that a meaningful superior bid would have to be better in reality, not just different in form or structure, and in any event it is noted that a control premium in light of the magnitude of the holdings of the Dolphin Parties would be a basis for an expectation of such a superior bid. Finally, given the nature and context of the statement, the Dolphin Parties do not believe that it was material in the decision-making by any party with respect to the Merger. As such and for the reasons stated above as to the fairness of the Merger to all other holders of common stock and preferred stock, the Dolphin Parties does not believe that the referenced statement is inconsistent with their belief about such fairness. In light of the nature of the statement, the Dolphin Parties do not believe that it rendered any event, including the Lipton Purchase of approximately 26% of the outstanding shares on October 11, 2005, to be a first step in a going private transaction. The Dolphin Parties' belief is based on the facts of the merger as described herein, including in particular the long and public effort by the Lipton group to dispose of their shares, the speculative and unlikely nature of Parent's interest in acquiring the Company at the time, the absence of other Parent purchases of shares, Parent's intent at the time, the significantly higher price offered under the Merger Agreement as compared with the Lipton Purchase, the absence of any control changes effected by Parent and the neutralization of the acquired shares in connection with the meeting, among other factors.

Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas did not assign relative weights to these factors. Rather, they viewed their position as being based on the totality of the information presented to and considered by them, except that particular consideration was placed on (a) the measures taken by the special committee and our board of directors to ensure the procedural fairness of the transaction, including the formation of the special committee, the retention of legal and financial advisors by the special committee and the arms-length nature of the negotiations between special committee and Parent, and (b) receipt and acceptance by the special committee of the BB&T Capital Markets opinion.

The foregoing constitutes all the material factors considered by Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas in making their respective fairness determination. Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas did not consider whether the merger consideration constitutes fair value in relation to liquidation value as relevant to their determination as to the fairness of the merger, because they had determined that a management buyout of BRA would more likely maximize stockholder value. BRA did not receive any firm offers with a price and terms more favorable than those of Parent’s to acquire BRA during the past 18 months. Consequently, the special committee could not and Parent, Newco, the potential Contributing Stockholders, Dolphin Offshore and Peter Salas also did not, consider any firm offers.

Other than the recommendations of the special committee and our board of directors that the stockholders vote in favor of the adoption and approval of the Merger Agreement, no other person filing the Schedule 13E-3 with the Securities and Exchange Commission has made any recommendation with respect to the merger.

BRA and Parent, Dolphin Offshore, Peter Salas, Newco and the potential Contributing Stockholders have not made any provision in connection with the merger to grant our unaffiliated stockholders access to our corporate records, or to obtain counsel or appraisal services at the expense of BRA or Parent, Dolphin Offshore, Peter Salas, Newco and the potential Contributing Stockholders.

Opinion of Financial Advisor to the Special Committee

Pursuant to an engagement letter dated June 17, 2005, the special committee retained BB&T Capital Markets to deliver a fairness opinion to the special committee in connection with a possible transaction between BRA and a third party. In accordance with the terms of the engagement letter, BB&T Capital Markets initially presented its opinion to the special committee at a meeting of the special committee on March 7, 2006 and delivered its final written opinion to the special committee on March 16, 2006. BB&T Capital Markets, on the basis of its analyses and review and in reliance on the accuracy and completeness of the information furnished to it and subject to the conditions and assumptions noted below and in the full text of its opinion, rendered its opinion to the special committee that, as of March 16, 2006, the cash consideration to be received by our stockholders pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders. The full text of such opinion (which is attached hereto as Exhibit C and incorporated herein by reference) sets forth a description of the procedures followed, assumptions made, matters considered, areas of reliance on others, and qualifications and limitations on the review undertaken in connection with such opinion.

BB&T Capital Markets’ opinion was prepared for the information and assistance of the special committee in connection with the special committee’s consideration of the merger. BB&T Capital Markets’ opinion is limited to the fairness, from a financial point of view, to the stockholders, of the cash consideration to be received by the stockholders pursuant to the Merger Agreement. BB&T Capital Markets’ opinion does not address the relative merits of the merger contemplated by the Merger Agreement compared with other business strategies that may have been considered by BRA’s management or the special committee. Nor does BB&T Capital Markets’ opinion address the merits of the underlying decision by BRA to enter into the merger, and the opinion does not constitute a recommendation to the stockholders as to how they should vote at the special meeting in connection with the merger. The summary description of the opinion set forth below is qualified in its entirety by the full text of such opinion, and such opinion should be read carefully and in its entirety in connection with this proxy statement. BB&T Capital Markets has consented to the inclusion of its opinion as an annex to this proxy statement. BB&T Capital Markets has also consented to the inclusion in this proxy statement of the summary of its opinion set forth below.

In connection with its review of the merger and the preparation of its opinion, BB&T Capital Markets, among other things:

•	reviewed a draft of the Merger Agreement and discussed material terms of the Transaction with the special committee and the special committees' counsel;

•	reviewed our audited financial statements for the fiscal years ended the last Sunday in April 2002, 2003, 2004 and 2005;

•	reviewed among other public information, our Annual Reports, Forms 10-K, and related financial information for the fiscal years ended April 2002, 2003, 2004 and 2005;

•	reviewed management's internal budget created for the fiscal year ended April 2006 attached as Exhibit G hereto;

•	reviewed certain of our unaudited information, including unaudited quarterly financial statements, Forms 10-Q, other SEC documents including Forms 8-K and 13D, among others;

•	compared our financial position and results of operations with those of certain publicly traded companies that BB&T Capital Markets deemed to be relevant;

•	compared the proposed financial terms of the Transaction with the financial terms of certain other business combinations that BB&T Capital Markets deemed to be relevant;

•	compared the premium paid in the merger with premiums paid in other transactions where the target was a public company;

•	analyzed a discounted cash flow scenario of BRA utilizing projections developed by BB&T Capital Markets based on assumptions discussed with our management and reviewed by management of BRA (the ‘‘Projections’’);

•	analyzed the adjusted asset value for BRA; and

•	reviewed other such financial studies and analyses and performed such other investigations and took into account such other matters as BB&T Capital Markets deemed to be material or otherwise necessary or appropriate to render its opinion, including its assessment of economic and market conditions.

Prior to BB&T Capital Markets’ review of the merger and the preparation of our opinion, BB&T Capital Markets was hired by the special committee to conduct a process for BRA which included the following: approached 123 potential buyers of BRA, 48 parties signed a confidentiality agreement and were subsequently sent a confidential information memorandum, eight parties submitted preliminary indications of interest, five parties attended meetings with the management team, and three parties submitted final indications of interest.

Representatives of BB&T Capital Markets participated in a meeting of the special committee held on March 7, 2006 at which the special committee discussed and adopted the Merger Agreement and the merger and recommended the Merger Agreement and the merger to the stockholders for their adoption, subject to the resolution of remaining issues related to the payment of expenses to the satisfaction of the chairman of the special committee. At the meeting, BB&T Capital Markets presented to the special committee its opinion as of March 7, 2006 that, and later BB&T delivered its written opinion as of March 16, 2006, that, based upon and subject to BB&T Capital Markets’ review of the foregoing financial and other information, its analysis described below, its experience as an investment banking firm and other factors BB&T Capital Markets deemed relevant, but subject to the limitations set forth below and in reliance on the assumptions set forth below, the cash consideration to be received by the stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to the stockholders.

In conducting its review and rendering its opinion, BB&T Capital Markets discussed with members of our management and representatives and the special committee the background of the merger, the reasons and basis for the merger and the business and future prospects of BRA on a stand-alone basis. BB&T Capital Markets relied upon and assumed, the accuracy and completeness of all financial, accounting, legal, tax and other information provided it by or on behalf of BRA. BB&T Capital Markets did not attempt independently to verify such information, nor did BB&T Capital Markets make or receive any evaluation or independent appraisal of our assets or liabilities. BB&T Capital Markets prepared financial forecasts reflecting the best currently available judgments and estimates based on discussions with our management team. In its analysis, BB&T Capital assumed that such financial forecasts could be relied upon. BB&T Capital Markets expresses no opinion with respect to, and assumes no responsibility for, such financial forecasts or the estimates or judgments on which they are based. BB&T Capital Markets has taken into account their assessment of general economic, financial, market and industry conditions as they existed on and could be evaluated as of March 16, 2006, as well as its experience in business valuations in general. BB&T Capital Markets assumed that there has been no material change in the assets, financial condition, business or prospects of BRA since the date of our most recent financial statements made available to them. BB&T Capital Markets has assumed that the merger will be consummated upon the terms set forth in the Merger Agreement without material alteration or waiver thereof. In addition, BB&T Capital Markets has relied upon legal advice given to the special committee, BRA and our boards of directors by their legal counsel. BB&T Capital Markets has also assumed that, in the course of obtaining regulatory and third party consents for the merger, no restriction will be imposed that will have a material adverse effect on the closing of the merger or the future results of operations or financial condition of BRA subsequent to the merger. It should also be understood that, although subsequent developments may affect this opinion, BB&T Capital Markets does not have any obligation to update, revise or reaffirm this opinion.

Below is a summary of the material analyses performed by BB&T Capital Markets and reviewed with the special committee in connection with the written opinion delivered on March 16, 2006.

Comparable Public Company Analysis.    As part of its analysis, BB&T Capital Markets compared our financial information with corresponding publicly available information for a group of twenty-two publicly traded restaurant companies (broken into two categories by concept – eight Quick Service Restaurants and 14 Family and Casual Dining Restaurants) that BB&T Capital Markets considered most comparable with BRA. The quick service comparable companies included: Back Yard Burgers (BYBI), Dominos Pizza (DPZ), Jack in the Box (JBX), Morgan's Foods (MRFD), Noble Roman's (NROM), Papa John's International (PZZA), Rubio's Restaurants (RUBO), and YUM Brands (YUM). The family and casual dining publicly traded companies included: Benihana (BNHNA), Brinker International (EAT), BUCA (BUCA), CEC Entertainment (CEC), Champps Entertainment (CMPP), Darden Restaurants (DRI), Flanigan's Enterprises (BDL), Friendly Ice Cream Corp (FRN), Frisch's Restaurant (FRS), Grill Concepts (GRIL), J. Alexander's (JAX), Max & Erma's (MAXE), O'Charley's (CHUX), and Tumbleweed (TMBL).

BB&T Capital Markets analyzed our relative performance by comparing market trading statistics for BRA with those of the comparable companies. The market trading information used was as of March 15, 2006. The market trading ratios used in the valuation analysis were:

•	Total Enterprise Value (TEV) to trailing twelve-months revenue, which is the ratio of total enterprise value (stock market equity value plus debt and preferred stock minus cash and marketable securities) to revenues for the latest twelve months. Equity based ratios such as the market value/net income ratio can be affected by the amount of a company’s leverage or borrowings. The TEV to revenue ratio is a measurement of a firm’s performance before the effects of leverage and shows the total enterprise value of the firm for each dollar generated in revenues;

•	TEV to trailing twelve-months EBITDA, which is a ratio that represents a multiple of the EBITDA generated by a company for the latest twelve months. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization and is generally used as a proxy for cash flow. The magnitude of this ratio reflects a variety of company-specific factors, including historical and projected growth rates, predictability of earnings, size, trading liquidity, and research sponsorship. The TEV to EBITDA ratio is a measurement of a firm’s performance before the effects of leverage and shows the total enterprise value of the firm for each dollar generated in EBITDA;

•	Market Capitalization to Book Value, which is the ratio of the market value of a company’s equity to the book value of its assets. This ratio is a measurement of a firm’s performance based on the assets available to the firm; and

•	Market Capitalization to trailing twelve-months Net Income, which is a ratio that represents a multiple of the Net Income generated by a company for the latest twelve months. The ratio represents the Price / Earnings, or P/E ratio, and is a measurement of a firm’s performance after the effects of leverage, other non-operating related expenses and taxes and shows the equity value of the firm for each dollar generated in earnings. The magnitude of this ratio reflects a variety of company-specific factors, including historical and projected growth rates, predictability of earnings, size, trading liquidity, and research sponsorship.

The range of values in the tables below represents the low and high valuation of the two categories of comparable public companies and the median values represent the medians thereof. Our implied equity value is based on the median value of comparable public companies. An analysis of the multiples for the quick service comparable companies yielded:

	Range of Value	Median Value	Implied Equity Value ($ in millions)
TEV/Revenue	0.6x to 3.2x	0.9x	$10.9
TEV/EBITDA	5.2x to 10.9x	8.0x	$8.6
Market Cap/Book Value	1.0x to 5.5x	1.6x	$4.0
Market Cap/Net Income	4.2x to 37.6x	19.1x	$9.7

An analysis of the multiples for the family and casual dining comparable companies yielded:

	Range of Value	Median Value	Implied Equity Value ($ in millions)
TEV/Revenue	0.3x to 1.7x	0.5x	$5.5
TEV/EBITDA	5.4x to 30.9x	6.7x	$6.8
Market Cap/Book Value	0.7x to 2.3x	0.9x	$1.5
Market Cap/Net Income	8.4x to 27.5x	21.0x	$10.7

BB&T Capital Markets applied a 50% size and illiquidity discount to the implied equity value for BRA derived from both categories of the comparable companies analysis to account for the fact that the publicly-traded comparable companies are much larger than BRA and/or are generally more liquid. Furthermore, BB&T Capital Markets applied a 31.5% control premium to the implied equity value for BRA derived from both categories of the comparable company analysis to account for the fact that the trading multiples derived from the comparable companies represent a minority interest while the trading multiples derived from the merger represent a 100% interest in BRA. These adjustments for size/illiquidity discount and control premium should be viewed only as approximations and reflect an historical data and market study analysis as well as BB&T Capital Markets’ qualitative judgment and experience as to the significance of this variance between BRA and the comparable companies and not as a definitive indication of relative value.

Size Discount:    BB&T Capital Markets believes companies of small size are considered by investors to be more risky than investments in large companies. As a result, all other things being equal, investments in smaller companies are viewed as less valuable than investments in larger companies (and hence have lower market based valuation measures, or multiples). Since the majority of the companies BB&T Capital Markets used for benchmarks of value in its comparable company analysis and precedent transaction analysis are considerably larger than BRA, BB&T Capital Markets deemed it to be appropriate to adjust its analysis in order to compensate for the relatively higher perceived investment risk of BRA.

After considering the difference in size between BRA and the comparable companies and transactions BB&T Capital Markets analyzed, BB&T Capital Markets determined that a size discount for use in its analysis was necessary.

In order to determine the appropriate size discount for BRA, BB&T Capital Markets analyzed the size premiums in Stocks, Bonds, Bills, and Inflation (‘‘SBBI’’) Yearbook (2003), published by Ibbotson Associates.

•	According to the breakdown of deciles in SBBI, using the median market capitalization of the comparable companies analysis and the median transaction value of the precedent transactions, both fall into the decile which has a market capitalization range of $64.8 million to $141.5 million. The appropriate size premium for this decile is 3.98%.

•	According to the breakdown of deciles in SBBI, using the market capitalization of BRA (at a price of $0.70 per share) and the transaction value, both fall into the decile which has a market capitalization range of $0.5 million to $64.8 million. The appropriate size premium for this decile is 9.16%.

•	By comparing the relative premiums, BB&T Capital Markets determined the required rate of return premium attributable only to size, allowing us to determine an appropriate adjustment to valuation results derived from comparison of transaction metrics involving companies far larger than BRA.

•	Using its judgment BB&T Capital Markets combined this discount to size with the discount to illiquidity.

Illiquidity Discount:    BB&T Capital Markets believes investors generally require a discount for investing capital in firms whose ownership is illiquid in part because private ownership, restricted stock, small public float, or other illiquid conditions make the target firm more risky. Academic studies have quantified the investor bias away from illiquid securities. BB&T Capital Markets discounted the final ‘‘equity value’’ (derived from methods as comparable publicly-traded companies analysis) by the illiquidity discount to arrive at an adjusted ‘‘equity value’’. The illiquidity discount refers only to the nature of the shares (illiquidity and trading efficiency) and not the size of the firm.

Control Premium:    When a public company is sold, shareholders normally demand a premium over the current stock price. The ‘‘premium paid’’ is easily quantified. Private companies experience a similar phenomenon, the ‘‘control premium’’. For this analysis, a median of the acquisition premiums as found in a premiums paid analysis was used to arrive at a control premium. A minority discount can then be extrapolated from the control premium to arrive at a minority valuation. In this analysis, BB&T Capital Markets used a control premium of 31.5% based on data relating to pricing available to it.

Precedent Transaction Analysis.    Using publicly available information for transactions completed since January 1, 2000, BB&T Capital Markets has compiled a number of transactions involving companies in the restaurant industry (primarily the quick service and family and casual dining categories) with characteristics similar to BRA. These transactions are referred to below as the ‘‘comparable transactions.’’ BB&T Capital Markets split these comparable transactions into those involving public company targets and those involving private company targets. The public filings by the parties to the comparable transactions disclose some if not all relevant financial data. In deals involving private target companies, transaction data points are often unavailable.

The selected transactions used in the analysis of public restaurant industry targets were (buyer/target):

•	Pacific Equity Partners / Worldwide Restaurant Concepts;

•	MBO Led by CEO / Quality Dining;

•	MBO Led by Chairman and President / Elmer's Restaurants;

•	Bobby Cox Companies / Schlotzsky's;

•	Centre Partners and Fairmont Capital / Garden Fresh Restaurant;

•	Castle Harlan / Morton's Restaurant Group;

•	Lone Star Funds / Shoney's;

•	MBO Led by CEO and President / Interfoods of America;

•	CKE Restaurants / Santa Barbara Restaurant Group;

•	Bruckmann, Rosser, Sherrill / Il Fornaio America;

•	MBO Led by Management / Uno Restaurant Corp.;

•	Landry's Restaurants / Rainforest Café;

•	Carrols Corp. / Taco Cabana;

•	Caxton-Iseman Capital and Sentinel Capital / Buffets;

•	Capricorn Investors / TCBY; and

•	MBO Led by Management / Sbarro.

The selected transactions used in the analysis of private restaurant industry targets were (buyer/target):

•	Trimaran Capital Partners / El Pollo Loco;

•	Sun Capital Partners / Garden Fresh Restaurant Corp.;

•	Leonard Green & Partners / Claim Jumper Enterprises;

•	Castle Harlan / The Restaurant Company;

•	Palladium Equity Partners / Taco Bueno;

•	Triarc Companies / RTM Restaurant Group;

•	Centre Partners / Uno Restaurant Corp.;

•	Charlesbank, Grotech Partners / Captain D's;

•	Roark Capital Group / Cinnabon;

•	Bob Evans Farms / Mimi's Café;

•	Private Group / Pietro's Pizza;

•	Brazos Private Equity Partners / Cheddar's;

•	Krispy Kreme Doughnuts / Montana Mills Bread Company;

•	O'Charley's / Ninety Nine Restaurant & Pub;

•	Jack in the Box / Qdoba Restaurants;

•	Wendy's International / Baja Fresh Mexican Grill;

•	Caxton-Iseman Capital / Buffets;

•	Triarc Companies / Sybra Inc.(Arbys franchisee);

•	Compass Group / Bon Appetit;

•	Scoggin Ventures / Houlihans Restaurants;

•	Castle Harlan and Bruckmann Rosser Sherrill / McCormick & Schmicks;

•	BUCA / Vinny Testa's of Boston;

•	BJ Chicago and Jacmar Cos / Chicago Pizza & Brewery;

•	Interfoods of America / 71 Popeye's Restaurants;

•	Acapulco Mexican Restaurants / El Torito Restaurants; and

•	NPC International / 64 Pizza Huts.

BB&T Capital Markets compared the relative performance of BRA to certain transaction multiples implied by the comparable transactions. In each comparable transaction, BB&T Capital Markets calculated for each target company:

•	TEV as a multiple of trailing twelve-months revenue; and

•	TEV as a multiple of trailing twelve-months EBITDA. For transaction multiples where the target was public, the target's LTM EBITDA includes public company costs and therefore BB&T Capital Markets did not add back public company costs to our EBITDA. For transaction multiples where the target was private, the target's LTM EBITDA does not include public company costs and therefore BB&T Capital Markets has added back public company costs to our EBITDA.

The range of values in the tables below represent the low and high valuation of the comparable transactions and the median value represents the median thereof. Our implied equity value is based on the median value of comparable transactions. The public target acquisition analysis of comparable transactions yielded:

	Range of Value	Median Value	Implied Equity Value ($ in millions)
TEV/Revenue	0.2x - 1.5x	0.6x	$5.7
TEV/EBITDA	2.3x - 11.3x	5.6x	$3.9

The private target acquisition analysis of comparable transactions yielded:

	Range of Value	Median Value	Implied Equity Value ($ in millions)
TEV/Revenue	0.2x - 3.5x	0.7x	$7.5
TEV/EBITDA	3.2x - 23.1x	6.3x	$5.7

BB&T Capital Markets applied a 40% size discount to the implied equity value for BRA derived from both categories of the comparable transaction analysis to account for the fact that the majority of the target companies are significantly larger than BRA.

Public Take-Out Premium Analysis.    In addition to the common valuation techniques discussed above, based on publicly available information, BB&T Capital Markets compared the premiums represented by the consideration to be paid to the stockholders pursuant to the Merger Agreement over the closing price per share of our common stock as of five trading days and twenty trading days prior to June 24, 2005 (which is the filing date of Form 8-K announcing we had hired BB&T Capital Markets to explore strategic alternatives) to the median premiums paid for both restaurant industry publicly traded companies and all public target companies in the overall market.

The premiums analysis of restaurant industry publicly traded company takeovers resulted in:

Premiums Paid in Restaurant Public Company Takeovers

	Median Premium Value	Implied Equity Value ($ in millions)
Five Days Prior	21.8%	$4.3
Twenty Days Prior	28.0%	$5.1

The premiums analysis of all public target companies in the overall market resulted in:

Premiums Paid in the Overall Market Public Company Takeovers

	Median Premium Value	Implied Equity Value ($ in millions)
Five Days Prior	31.5%	$4.7
Twenty Days Prior	39.7%	$5.6

The premium of the offer by the acquiror of $0.70 per share to the stockholders was:

Premiums Represented by $0.70 Offer Per Share Over Our Share Price

Median Value
Five Days Prior	75.0%
Twenty Days Prior	55.6%

No company or transaction used in the comparable public company analysis, the precedent transactions analysis or the premiums paid analysis is identical to BRA or the merger. An analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies to which BRA and the merger are being compared and other factors that could affect the public trading value of such companies.

Discounted Cash Flow Analysis.    BB&T Capital Markets performed a discounted cash flow analysis based on financial projections prepared by BB&T Capital Markets. It should be noted that management does not regularly prepare financial projections. BB&T Capital Markets developed its financial projections using the Company's budget for the fiscal year ending April 2006, which is attached as Exhibit G hereto. In these financial projections, the majority of our future earnings growth is projected to come from the build-out of a new, and yet unproven restaurant format of the Pizzeria Regina concept.

The discounted cash flow analysis is based on the projected future unleveraged free cash flows of BRA, after taking into consideration capital expenditures and working capital requirements. These cash flows are discounted back to a present value at an appropriate rate and are added to a terminal value, which is determined by applying an earnings multiplier to our projected EBITDA in the fifth year and discounting that value back to the present. The discounted cash flow analysis yielded an equity value range of $3.7 million to $7.8 million with a median equity value of $6.0 million using a range of discounted rates and a range of terminal multiples.

The discounted cash flow analyses of BRA do not necessarily indicate actual values or actual future results and do not purport to reflect the prices at which any of our securities may trade at the present or at any time in the future. The range of discount rates applied to BRA referred to above was based upon several factors, including BB&T Capital Markets’ knowledge of BRA and the industry in which it operates, the business risks of BRA and the overall interest rate environment as of March 16, 2006. Discounted cash flow analysis is a widely used valuation methodology, but the results of this methodology are highly dependent on the numerous assumptions that must be made, including earnings growth rates, perpetuity values and discount rates.

General.    While the foregoing summary describes the analyses and examinations that BB&T Capital Markets deemed material in arriving at its opinion, the summary does not purport to be a comprehensive description of all analyses and examinations actually conducted by BB&T Capital Markets in connection with its review of the merger and the preparation of its opinion. The preparation of a fairness opinion is a complex process and necessarily is not susceptible to partial analysis or summary description. Selecting portions of the analyses and of the factors considered by BB&T Capital Markets, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in the opinion of BB&T Capital Markets delivered to the special committee on March 16, 2006. In addition, the preparation of a fairness opinion does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires BB&T Capital Markets to exercise its professional judgment, based on its experience and expertise in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by BB&T Capital Markets with its review of the merger and the preparation of its opinion was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. In preparing its opinion, BB&T Capital Markets may have given some analyses more or less weight than other analyses, and may have deemed various assumptions more or less probable than other assumptions. Accordingly, the ranges of valuations resulting from any particular analysis described above should not be taken to be BB&T Capital Markets’ view of the actual value of BRA. To the contrary, BB&T Capital Markets has expressed no opinion on the actual value of BRA, and its opinion extends only to its belief that the cash consideration is fair, from a financial point of view, to the stockholders.

In performing its analyses, BB&T Capital Markets made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BRA and BB&T Capital Markets. The analyses performed by BB&T Capital Markets are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those suggested by such analyses. The analyses do not purport to be an appraisal or to reflect the prices at which BRA might actually be sold or the prices at which any of its securities may trade at any time in the future. For the Discounted Cash Flow analysis, BB&T Capital Markets used financial projections prepared by BB&T Capital Markets. The projections are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain or accurate as projected. Accordingly, actual results of these analyses are subject to substantial uncertainty and could vary significantly from those set forth in such projections.

As described above, the opinion of BB&T Capital Markets delivered to the special committee on March 16, 2006 and the accompanying presentation to the special committee summarized above were among the many factors taken into consideration by the special committee in making its determination to adopt the Merger Agreement and the merger, and to recommend the merger to the stockholders for their adoption. BB&T Capital Markets does not, however, make any recommendation to the stockholders (or to any other person or entity) as to whether such stockholders should vote for or against the merger.

BB&T Capital Markets was selected by the special committee to render a fairness opinion in connection with the transaction because of BB&T Capital Markets’ reputation and expertise as an investment banking firm. BB&T Capital Markets, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings of equities, private placements and valuations for estate, corporate and other purposes. In the ordinary course of its business, BB&T Capital Markets may actively trade our securities for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short term position in such securities.

Pursuant to the engagement letter with BB&T Capital Markets, we agreed to pay BB&T Capital Markets: (1) a retainer of $20,000 upon the signing of the engagement letter and $5,000 per month beginning 90 days after the engagement date of June 24, 2005 (which amounts are to be credited against the success fee in (5) below); (2) an additional $75,000 upon delivery of its fairness opinion to the special committee; and (3) a success fee based on the aggregate value of the merger and contingent on the completion of the merger of approximately $248,250. The success fee was calculated, pursuant to the engagement letter, by adding $75,000 plus 10% of the amount by which the merger consideration exceeds $4,312,912 (assuming all stockholders sold their shares) and discounting that sum by 25% because the transaction is being consumated with an affiliate of the board of directors. BB&T Capital Markets later agreed to an additional discount of $10,000.

In addition to any fees for professional services, we have agreed to reimburse BB&T Capital Markets, upon request, for certain reasonable out-of-pocket expenses incurred in connection with BB&T Capital Markets’ carrying out the terms of the engagement letter. We also agreed to indemnify BB&T Capital Markets, to the fullest extent permitted by law or equity, against claims related to (i) the use of information provided to BB&T Capital Markets by BRA, its agents, representatives and advisors, (ii) any of the services rendered pursuant to the engagement letter or (iii) matters which are the subject of, or arise out of, the engagement of BB&T Capital Markets contemplated by the engagement letter, including liabilities under the federal securities laws. Except for the fees set forth above, neither BRA nor any of its affiliates has paid any fee to BB&T Capital Markets nor engaged BB&T Capital Markets in any material relationship.

The special committee determined the cash consideration to be received by the stockholders pursuant to the Merger Agreement in arm’s length negotiations. The special committee did not impose any restrictions or limitations upon BB&T Capital Markets with respect to the investigations made or the procedures that BB&T Capital Markets followed in rendering its opinion.

The foregoing summary does not purport to be a complete description of the analyses performed by BB&T Capital Markets or the terms of its engagement by the special committee. The foregoing summary of the analyses performed by BB&T Capital Markets is qualified in its entirety by reference to the opinion of BB&T Capital Markets attached as Exhibit C to this proxy statement.

Purpose and Structure of the Merger

For BRA, the purpose of the merger is to allow our stockholders to realize the value of their investment in BRA in cash at a price that represents a premium over the market price of our common stock before the public announcement of the Merger Agreement and to take BRA private by purchasing all of the outstanding shares of capital stock. For the Continuing Stockholders, the purpose of the merger is also to allow them to acquire complete ownership of BRA and to increase the amount of BRA owned by the Continuing Stockholders. Moreover, our board of directors believes that, because of the limited liquidity of the shares of our common stock and the undervaluation of the common stock in the public market, BRA has not been able to fully realize the benefits of public company status. At the same time, the public company status has imposed substantial costs and a number of limitations on BRA and our management in conducting our operations. Accordingly, one of the purposes of the merger is to afford greater operating flexibility, allowing management to concentrate on long-term growth and to reduce its attention to the quarter-to-quarter performance often emphasized by the public markets. Further, the merger is intended to enable us to use in our operations those funds that would otherwise be expended in complying with requirements applicable to public companies.

The transaction has been structured as a cash merger. Parent acknowledges that the structure of the merger was mutually determined and was designed to, among other things, allow for a direct and negotiated agreement with BRA by way of an independent special committee, rather than by way of a tender offer or other direct-to-stockholders structure. The potential Contributing Stockholders did not determine the structure of the transaction and therefore did not consider alternatives to the transaction. The potential Contributing Stockholders have not yet concluded negotiations relating to the potential exchange of their shares of BRA common stock for equity interests in the surviving company. The potential Contributing Stockholders believe that the merger should be adopted now because:

•	their view that our potential for growth through new store openings has not been fully realized due to limited access to capital, their view that our status as a public company has not significantly helped BRA to access capital and their view that the costs of remaining publicly owned negatively impact our results of operations and financial condition; and

•	the limitations BRA suffers as a public company, including limited trading volume of an average of 2,997 shares a day, that we have virtually no institutional sponsorship other than Parent's controlling equity interest of 50.7% of BRA's capital stock (45.1% at the time of the signing of the merger agreement), and that no research analysts currently follow us, collectively have adversely affected the trading market and the value of our common stock and the merger offers liquidity to our stockholders other than affiliates of Parent.

BRA’s purpose in submitting the merger to the vote of its stockholders with a favorable recommendation at this time is to allow the stockholders other than the Parent and the Contributing Stockholders an opportunity to receive a cash payment at a fair price and provide a prompt and orderly transfer of ownership of BRA to the Continuing Stockholders and provide the stockholders (other than the Continuing Stockholders) with cash for all of his or her shares of our common stock and preferred stock. As noted above, BRA for a significant period of time unsuccessfully had been exploring strategic alternatives with its investment advisors engaged specifically for that purpose. Parent did not select the timing of the merger based on any material non-public information, but rather in the context of and in response to the BRA's efforts regarding such alternatives.

Effects of the Merger

Upon completion of the merger, BRA, as the surviving corporation, will be a privately held corporation, owned by the Continuing Stockholders. After the merger, Parent may offer equity interests in the surviving corporation to senior officers of the surviving corporation although the amount and nature of such interest has not yet been determined.

As a result of the merger, BRA, as the surviving corporation, will be a privately held corporation, and there will be no public market for our common stock. After the merger, the shares of our common stock will cease to be quoted on the OTC Bulletin Board, and price quotations of sales of shares of our common stock in the public market will no longer be available. In addition, registration of our common stock under the Exchange Act will be terminated. This termination will make most provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to BRA. After the effective time of the merger, BRA will no longer be required to file periodic reports with the Securities and Exchange Commission.

At the effective time of the merger, the directors of Newco will become the directors of the surviving corporation and the current management of BRA is expected, in general, to remain the management of the surviving corporation. At the effective time of the merger, Newco’s certificate of incorporation and bylaws will become surviving corporations certificate of incorporation and the bylaws.

It is expected that, following completion of the merger, the operations of BRA will be conducted substantially as they are currently being conducted. BRA and the Continuing Stockholders do not have any present plans or proposals that relate to or would result in an extraordinary corporate transaction following completion of the merger involving BRA’s corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. However, BRA and the Continuing Stockholders will continue to evaluate BRA’s business and operations after the merger and may develop new plans and proposals that BRA and the Continuing Stockholders consider to be in the best interests of BRA and its then current stockholders. Because BRA has experienced net losses in recent years, the surviving corporation may in the future benefit from the use of certain operating loss carryforwards. The amount of such operating loss carryforwards is subject to certain limitations but, may be up to $_______. To the extent the surviving corporation uses these operating loss carryforwards, the Continuing Stockholders will benefit from such use by the surviving corporation.

The following table sets forth for Parent and each Management Stockholder his or her interest in our net book value and net income, based upon the percentage of his or her beneficial ownership of our capital stock as of the end of third quarter, 2006.

	Ownership Percent	Net Book Value(1)	Net Income(2)
Dolphin Direct Equity Partners, L.P.(3)	21.0	$79,212	0
George R. Chapdelaine	11.0	$41,492	0
Fran V. Ross	*	*	0
Anthony Buccieri	*	*	0
John P. Polcari, Jr.	12.7	$47,904	0
Dolphin Offshore(3)	19.4	$73,176	0

*	Less than one percent.

(1)	Based on BRA’s stockholders’ equity as of , 2006 (unaudited).

(2)	Based on BRA’s net income for the fiscal year ended April 24, 2005. BRA realized a net loss for the fiscal year ended April 24, 2005.

(3)	Peter Salas, a member of our Board of Directors, by virtue of his relationship with Dolphin Management Inc., and Dolphin Management Inc.'s relationship with Parent and Dolphin Offshore, may be deemed to beneficially own the shares of capital stock held by Parent and Dolphin Offshore.

Unless Parent and the potential Contributing Stockholders reach agreement on the terms of an exchange of such stockholders shares of our common stock for shares of capital stock of the surviving corporation, Parent will own 100% of the equity of the surviving corporation and 100% of the interests in the net book value and net income of the surviving corporation. If the potential Contributing Stockholders exchange his or her shares of common stock for capital stock of the surviving corporation, their interest in the net book value and net income of the surviving corporation will depend on the terms of the capital stock of the surviving corporation that they receive.

Risks that the Merger Will Not Be Completed

Completion of the merger is subject to various risks, including, but not limited to, the following:

•	that the Merger Agreement will not be adopted and approved by the majority of the votes cast by our stockholders, other than the Parent, the potential Contributing Stockholders and Dolphin Offshore;

•	that BRA, Parent or Newco will not have performed in all material respects their obligations contained in the Merger Agreement before the effective time of the merger;

•	that the representations and warranties made by BRA, Parent or Newco in the Merger Agreement will not be true and correct at the closing date of the merger;

•	that there may be new litigation that could prevent the merger, cause the merger to be rescinded following completion of the merger or that could have a material adverse effect on BRA;

•	that the fees for accounting, legal and financial advisory services to BRA and the special committee will exceed $650,000 or the fee for legal services to BRA and the special committee will exceed $265,000; and

•	that BRA will not secure required third-party consents to the merger.

As a result of various risks to the completion of the merger, there can be no assurance that the merger will be completed even if the requisite stockholder approval is obtained. It is expected that, if our stockholders do not adopt and approve the Merger Agreement or if the merger is not completed for any other reason, the current management of BRA, under the direction of our board of directors, will continue to manage BRA as an ongoing business. BRA may also be required to pay up to a total of $325,000 in reimbursement of Parent’s expenses and break up fees. These amounts together with the fees and expenses incurred by BRA and the special committee could materially adversely affect our business.

Interests of the Continuing Stockholders in the Merger

In considering the recommendations of our board of directors, our stockholders should be aware that Parent has interests different from our stockholders generally. To the extent that the potential

Contributing Stockholders are successful in negotiating with Parent to contribute their equity interests in BRA in exchange for equity interests in the surviving corporation, they will have interests in the merger that are different from or in addition to, your interests as a BRA stockholder. As a result of the potential conflict of interest, our board of directors appointed the special committee, consisting of three independent directors who are not officers or employees of BRA and who have no financial interest in the merger different from our stockholders generally. The special committee was appointed to evaluate, negotiate and recommend the Merger Agreement and to evaluate whether the merger is in the best interests of our stockholders other than Parent and the potential Contributing Stockholders. The special committee was aware of these differing interests and considered them, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in recommending to our board of directors that the Merger Agreement and the merger be adopted and approved.

Our board of directors determined that each member of the special committee would receive a flat fee of $5,000 for serving on the special committee, regardless of whether any proposed transaction was entered into or completed.

Executive Officers of the Surviving Corporation

Although their can be no assurances, it is expected that, in general, our current management will remain management of the surviving corporation on the same terms as their current employment. Our current executive officers are expected to remain officers of the surviving corporation following completion of the merger are George R. Chapdelaine, Fran V. Ross and Anthony Buccieri, each of whom are current executive officers of BRA. In addition, it is expected that George R. Chapdelaine will be a director of the surviving corporation, although there can be no assurances.

Continuing Equity Interests of the Continuing Stockholders

The Parent and the Contributing Stockholders will own 100% of the equity interests in the surviving corporation. If the potential Contributing Stockholders do not reach agreement on the terms of an exchange of his or her shares of our common stock for shares of capital stock of the surviving corporation, Parent will own 100% of the equity interests in the surviving corporation. The parties are currently negotiating the terms of such an exchange.

Stock Option Plans

Our executive officers, key employees and non-employee directors, are eligible to participate in one or more of our stock option plans. The purpose of our stock option plans is to provide increased incentives to participants, to encourage our new employees and non-employee directors to become affiliated with BRA and to align the interests of such persons with those of our stockholders. The stock option plans are administered by the compensation committee of our board of directors. The compensation committee has the authority to determine the employees to whom the stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the stock option plans. Pursuant to the Merger Agreement, we have agreed to take such action as is permissible under the applicable agreements to cause the outstanding options and warrants to purchase shares of our common stock to be cancelled and cause the surviving company, to pay each holder in cash the amount, if any, by which $0.70 exceeds the exercise price for such share of common stock issuable upon the exercise of vested and exercisable options and warrants.

Change in Control Protection Agreements

We entered into a two year employment agreement with George Chapdelaine, our chief executive officer and president, dated April 23, 2004 that, unless terminated as provided in the agreement, automatically renews for successive one year periods. Mr. Chapdelaine was also provided with an automobile plus the cost of annual insurance and with the other employee benefits that were generally available to our employees and officers. Pursuant to the employment agreement, we agreed to grant Mr. Chapdelaine stock options to acquire 100,000 shares of common stock that vest over two years.

Under the terms of the employment agreement, if Mr. Chapdelaine’s employment is terminated by us without cause, or if Mr. Chapdelaine terminates his employment for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company’s executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of BRA, then we must continue to pay Mr. Chapdelaine his then-current base salary, payable monthly, during a one-year severance period, and Mr. Chapdelaine may not compete with us during that period.

Mr. Chapdelaine’s employment agreement also contains a noncompetition provision that prohibits Mr. Chapdelaine from directly or indirectly competing with us as long as he is an employee of BRA and, in the case of his voluntary termination or his termination by us for cause, for a period of two years thereafter. The agreement also contains confidentiality provisions that provide that Mr. Chapdelaine may not disclose our proprietary information, other than in furtherance of our business or in response to a court order.

Transactions with Affiliates

As of July 21, 2006, we have outstanding convertible subordinated debentures in the total amount of $1,450,000 bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; and 14% through 2011, equivalent to a blended rate of approximately 13.2% annually, payable semi-annually and convertible into our common stock at a conversion rate of $1.25 per share. We can redeem the convertible debentures under certain conditions. The debentures are due 31 December 2011. Mr. Lipton, a member of our board of directors, received a fee equal to 5% of the proceeds as compensation for services in connection with this transaction.

On July 12, 2006 we entered into an agreement whereby at our option, subject to satisfaction of certain terms and conditions, Parent and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request. On August 15, 2006 in consideration of the amendment of the Merger Agreement described below, we amended and restated that agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock. Each share of Series B Preferred Stock may be converted at any time at the option of the holder of such share into one share of our common stock, $.01 par value per share and is entitled to one vote. The investors will pay $0.70 per share, for aggregate gross proceeds of up to $1,200,000. The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock. However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company. As of August     , 2006, we have requested two draw downs of $600,000 each. As of August     , 2006, Parent has provided $1,200,000 for the purchase of 1,714,285 shares of Series B Preferred Stock in satisfaction of the draw downs. The voting rights of this series B Preferred Stock is neutralized by the ‘‘majority of the minority’’ voting requirement of the Merger Agreement. See ‘‘Special Factors’’ and ‘‘Summary Term Sheet—Majority of the Minority Vote’’. To the extent an investor other than Parent purchases Series B Preferred Stock, such investor will receive $0.70 per share plus accrued, but unpaid dividends at a rate of $0.056 per share per annum in cash in connection with the merger. We agreed pursuant to a rights agreement with the investors to (i) register the resale of the shares of common stock issuable upon the conversion of the shares of Series B Preferred Stock upon demand of the holders of a sufficient number of the shares of such common stock and (ii) include such shares of common stock in any registration statement for our benefit or the benefit of any third party upon request of the holders of a sufficient number of shares of such common stock. We will sell the shares of Series B Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. On August 15, 2006 the Merger Agreement was amended (Amendment No. 1) in connection with the amendment and restatement of the Equity Line Financing Agreement described above. Under the terms of the amendment the closing date for the completion of the merger has been extended to November 30, 2006 (‘‘End Date’’) and the fee cap has been increased from $625,000 to $650,000.

On January 20, 2005, we sold 1,147,056 shares of our Series A Participating Preferred Stock, $.01 par value per share, to 11 accredited investors in a private transaction pursuant to subscription agreements between each such investor and BRA. Each share of Series A Participating Preferred Stock may be converted at any time at the option of the holder of such share into one share of our common stock, $0.01 par value per share. The investors paid $0.85 per share, for aggregate gross proceeds of $975,000. We agreed pursuant to a rights agreement between the Company and the investors to (i) register the resale of the shares of our common stock issuable upon the conversion of the shares of Series A Participating Preferred Stock upon demand of a sufficient number of the holders of the Series A Participating Preferred Stock and (ii) include such shares of common stock in any registration statement for the benefit of BRA or any third party upon request of a sufficient number of the holders of the Series A Participating Preferred Stock. We sold the shares of Series A Participating Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. Two of the members of our board of directors purchased these shares. Mr. Grace purchased 123,658 of these shares, Mr. Taft purchased 29,411 of these shares and Dolphin Offshore purchased 470,588 of these shares. Mr. Grace and Mr. Taft are members of the special committee.

During fiscal 2005 a warrant to purchase 25,000 shares of our common stock at an exercise price of $0.70 per share expiring August 19, 2009 was granted to the spouse of Mr. Polcari, a member of the our board of directors, in consideration for a promissory note which was repaid in December, 2004.

Indemnification

Article VII of our amended certificate of incorporation, as amended, eliminates the personal liability of our directors to BRA or our stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to BRA or its stockholders), and provides that we may indemnify our officers and directors to the full extent permitted by law.

Article IV of our amended and restated by-laws includes provisions for indemnification of our officers and directors to the extent permitted by the General Corporation Law of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify its directors, officers, employees or agents in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

We have entered into indemnification agreements with each of our directors and with certain of our officers who are not also directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law for indemnification of directors and officers. The indemnification agreements provide that we will pay, to the fullest extent permitted by law, certain amounts incurred by a director or officer in connection with any civil, criminal, administrative, investigative or other action or proceeding where the individuals’ involvement is by reason of the fact that he is or was a director or officer. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, penalties, settlement amounts and other expenses incurred in connection with legal proceedings. We also provide directors’ and officers’ liability insurance for all directors and officers.

The Merger Agreement provides that the surviving corporation will continue to honor all indemnification obligations in force as of the date of the Merger Agreement and will not amend, repeal or otherwise modify those obligations in a way that would adversely affect the rights of the individuals who are covered by the indemnification obligations. In addition, following the completion of the merger, the surviving corporation is required to indemnify, defend, and hold harmless all current and former officers, directors and employees of BRA and its subsidiaries from all liabilities, costs, expenses and claims arising out of actions taken before the effective time in performance of their duties as directors or officers of BRA or any subsidiaries in connection with the transactions contemplated by the Merger Agreement. In addition, the surviving corporation is required to maintain its directors and officers’ liability insurance policies in effect for six years after the effective time of the merger.

Certain Risks in the Event of Bankruptcy

If we are insolvent at the effective time of the merger or become insolvent as a result of the merger, the transfer of funds representing the merger consideration payable to stockholders upon completion of the merger may be deemed to be a ‘‘fraudulent conveyance’’ under applicable law, and therefore may be subject to claims of our creditors. If such a claim is asserted by our creditors after the merger, there is a risk that persons who were stockholders at the effective time of the merger will be ordered by a court to return to our trustee in bankruptcy all or a portion of the merger consideration they received upon the completion of the merger.

Based upon our projected capitalization at the time of the merger and projected results of operations and cash flow after the merger, we have no reason to believe that BRA and its subsidiaries, on a consolidated basis, will be insolvent immediately after giving effect to the merger.

Merger Financing

It is estimated that approximately $5.0 million will be required to complete the merger and pay related fees and expenses if all of the potential Contributing Stockholders elect to exchange their shares of common stock for capital stock of the surviving corporation and approximately $6.5 million will be required to complete the merger and pay related fees and expenses if none of the potential Contributing Stockholders elects to exchange his or her shares of common stock for capital stock of the surviving corporation. See ‘‘— Estimated Fees and Expenses of the Merger.’’ This sum will be paid directly from the existing capital of Parent.

Estimated Fees and Expenses of the Merger

Whether or not the merger is completed, in general, all fees and expenses incurred in connection with the merger will be paid by the party incurring those fees and expenses.

In the event the Merger Agreement is terminated and the reason for the termination is a result of the failure of Parent or Newco to fulfill its or their obligations under the Merger Agreement, BRA must reimburse Parent for up to $325,000 of Parent’s and Newco’s reasonable expenses. BRA will also pay to Parent a fee of $325,000 less any expenses of Parent that were previously reimbursed if the Merger Agreement is terminated by BRA because (a) the Merger Agreement and merger are not approved (but only if all shares owned by Parent and its affiliates are voted in favor of the merger); (b) the merger is not consummated by November 30, 2006; (c) the special committee or our board of directors fails to recommend or modifies its recommendation in a manner adverse to Parent; (d) the Merger Agreement is not approved by a majority of the votes cast by our stockholders, other than the Parent, the potential Contributing Stockholders and Dolphin Offshore, or (e) the special committee accepts a superior proposal.

Fees and expenses of the merger are estimated to be as follows:

Description	Amount
Filing Fees (SEC)	$
BB&T Capital Markets fees		$323,250
Legal fees and expenses		$265,000
Accounting fees and expenses		$40,000
Printing and mailing costs	$
Miscellaneous	$
Total	$

These expenses will not reduce the merger consideration to be received by our stockholders.

Federal Income Tax Considerations

Upon completion of the merger, each of the issued and outstanding shares of our common stock (other than those held by the Continuing Stockholders and other than shares as to which appraisal rights are properly exercised) will be converted into the right to receive merger consideration of $0.70 in cash, without interest and each of the issued and outstanding shares of our preferred stock (other than shares as to which appraisal rights are properly exercised) will be converted into the right to receive merger consideration in cash in the sum of $1.55 plus accrued, but unpaid dividends, without interest. Pursuant to the Merger Agreement, BRA has agreed to take such action as is permissible under the applicable agreements to cause the outstanding options and warrants to purchase shares of the Company’s common outstanding options and warrants to purchase shares of the Company’s common stock to be cancelled and after the merger to pay each holder in cash the amount, if any, by which $0.70 exceeds the exercise price for such share of common stock issuable upon the exercise of vested and exercisable options and warrants.

The following discussion is a summary of the principal United States federal income tax consequences of the merger to stockholders whose shares are surrendered pursuant to the merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights). The discussion applies only to stockholders in whose hands shares of our capital stock are capital assets, and may not apply to shares of our capital stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to stockholders who are not citizens or residents of the United States.

The United States federal income tax consequences set forth below are based upon present law. Because individual circumstances may differ, each stockholder is urged to consult his or her own tax advisor to determine the applicability of the rules discussed below to him or her and the particular tax effects of the merger, including the application and effect of state, local and other tax laws.

The receipt of cash pursuant to the merger (including any cash amounts received by dissenting stockholders pursuant to the exercise of appraisal rights) will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and also may be a taxable transaction under applicable state, local and other income tax laws. In general, for federal income tax purposes, a stockholder will recognize gain or loss equal to the difference between the cash received by the stockholder pursuant to the merger and the stockholder's adjusted tax basis in the shares of our capital stock surrendered in the merger. Such gain or loss will be capital gain or loss and will be long term gain or loss if, on the effective date of the merger, the shares of our capital stock were held for more than one year. There are limitations on the deductibility of capital losses.

Payments in connection with the merger may be subject to ‘‘backup withholding’’ at a 28% rate. Backup withholding generally applies if the stockholder fails to furnish such stockholder's social security number or other taxpayer identification number, or furnishes an incorrect taxpayer identification number. Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax. Certain persons generally are exempt from backup withholding, including corporations and financial institutions. Certain penalties apply for failure to furnish correct information and for failure to include the reportable payments in income. Stockholders should consult with their own tax advisors as to the qualifications for exemption from withholding and procedures for obtaining such exemption.

Neither Parent nor Newco will recognize gain or loss for United States federal tax purposes as a result of the merger. The Contributing Stockholders, to the extent they exchange shares of BRA capital stock for other shares of capital stock of the surviving corporation in a manner that is treated as a ‘‘recapitalization’’ pursuant to Section 368(a)(1)(E) of the Internal Revenue Code, should not recognize gain or loss for United States federal income tax purposes as a result of such exchange. In such an exchange, the aggregate tax basis of the surviving corporation's capital stock received in such exchange should be the same as the aggregate tax basis in the surrendered capital stock. In such an exchange, the holding period of the surviving corporation's capital stock as a result of the exchange should include the holding period of the surrendered capital stock.

Anticipated Accounting Treatment of Merger

It is expected that the merger will be treated as a recapitalization for accounting purposes. A recapitalization would not effect any change in the accounting basis of the assets or liabilities presented in the stand-alone financial statements of the operating entity, and the consideration paid for the shares would be accounted for as a reduction in equity.

Certain Regulatory Matters

BRA, Newco and the Continuing Stockholders do not believe that any governmental filings are required with respect to the merger other than (a) the filing of the certificate of merger with the Secretary of State of the State of Delaware, (b) filings with the Securities and Exchange Commission, and (c) approval from certain liquor licensing authorities. BRA, Parent, Newco and the Continuing Stockholders do not believe that they are required to make a filing with the Department of Justice and the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, although each agency has the authority to challenge the merger on antitrust grounds before or after the merger is completed.

Appraisal Rights

Under Section 262 of the Delaware General Corporation Law, referred to as the ‘‘DGCL,’’ any holder of common stock who does not wish to accept merger consideration of $0.70 per share in cash for the holder’s shares of common stock or $1.55 plus accrued, but unpaid dividends per share in cash for the holder’s shares of preferred stock may exercise appraisal rights under the DGCL and elect to have the fair value of the holder’s shares of common stock on the date of the merger (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the holder in cash, together with a fair rate of interest, if any, provided that the holder complies with the provisions of Section 262 of the DGCL.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Exhibit C to this proxy statement. All references in Section 262 and in this summary to a ‘‘stockholder’’ are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of capital stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, where a proposed merger is to be submitted for adoption and approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days before the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in that notice a copy of Section 262. This proxy statement constitutes that notice to the holders of common stock, and the applicable statutory provisions of the DGCL are attached to this proxy statement as Exhibit C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve that right should review carefully the following discussion and Exhibit C to this proxy statement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, we believe that stockholders who consider exercising such appraisal rights should seek the advice of counsel, which counsel or other appraisal services will not be paid for by BRA. Failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights.

Filing Written Objection.    Any holder of capital stock wishing to exercise the right to demand appraisal under Section 262 of the DGCL must satisfy each of the following conditions:

•	as more fully described below, the holder must deliver to BRA a written demand for appraisal of the holder’s shares before the vote on the Merger Agreement and the merger at the special meeting, which demand must reasonably inform BRA of the identity of the holder and that the holder intends to demand the appraisal of the holder’s shares;

•	the holder must not vote the holder’s shares of capital stock in favor of the Merger Agreement and the merger at the special meeting nor consent thereto in writing pursuant to Section 228 of the DGCL; and

•	the holder must continuously hold the shares from the date of making the demand through the effective time of the merger; a stockholder who is the record holder of shares of capital stock on the date the written demand for appraisal is made, but who thereafter transfers those shares before the effective time of the merger, will lose any right to appraisal in respect of those shares.

The written demand for appraisal must be in addition to and separate from any proxy or vote. Neither voting (in person or by proxy) against, abstaining from voting or failing to vote on the Merger Agreement and the merger will constitute a written demand for appraisal within the meaning of Section 262.

Only a holder of record of shares of capital stock issued and outstanding immediately before the effective time of the merger is entitled to assert appraisal rights for the shares of capital stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder’s name appears on the applicable stock certificates, should specify the stockholder’s name and mailing address, the number of shares of capital stock owned and that the stockholder intends to demand appraisal of the stockholder’s capital stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more other beneficial owners while not exercising appraisal rights with respect to the shares held for one or more beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold his or her shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by the nominee.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the merger).

Any stockholder may withdraw its demand for appraisal and accept merger consideration of $0.70 per share of common stock or $1.55 plus accrued, but unpaid dividends per share of preferred stock by delivering to BRA a written withdrawal of the stockholder’s demand for appraisal. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a stockholder’s request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be more than, the same as or less than the merger consideration per share.

A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to Boston Restaurant Associates, Inc., Stonehill Corporate Center, 999 Broadway, Suite 400, Saugus, MA 01906, Attn: George R. Chapdelaine, President and Chief Executive Officer.

Notice by BRA.    Within 10 days after the effective time of the merger, BRA, the surviving corporation, must send a notice as to the effectiveness of the merger to each of our former stockholders who (1) has made a written demand for appraisal in accordance with Section 262 and (2) has not voted to approve and adopt, nor consented to, the Merger Agreement and the merger.

Within 120 days after the effective time of the merger, any of our former stockholders who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The surviving corporation must mail that statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

Filing a Petition for Appraisal.    Within 120 days after the effective date of the merger, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of capital stock held by all such stockholders. BRA is under no obligation, and has no present intent, to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time and the manner prescribed in Section 262. Inasmuch as BRA has no obligation to file such a petition, the failure of a stockholder to do so within the time specified could nullify the stockholder’s previous written demand for appraisal.

A stockholder timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Register in Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to those stockholders, the Delaware Court of Chancery may conduct a hearing on the petition to determine which stockholders have become entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal of their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

Determination of Fair Value.    After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the $0.70 per share of common stock, the $1.55 plus accrued, but unpaid dividends per share of Series A Participating Preferred Stock and $0.70 plus accrued, but unpaid dividends per share of Series B Preferred Stock they would receive under the Merger Agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions are not opinions as to fair value under Section 262.

In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that ‘‘proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court’’ should be considered and that ‘‘fair price obviously requires consideration of all relevant factors involving the value of a company.’’ The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider ‘‘market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation.’’ Furthermore, the court may consider ‘‘elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation.’’

The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a dissenting stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal.

Any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise appraisal rights. Failure to comply strictly with all of the procedures set forth in Section 262 of the Delaware General Corporation Law may result in the loss of a stockholder’s statutory appraisal rights.

BOSTON RESTAURANT ASSOCIATES, INC.
HISTORICAL FINANCIAL DATA

Our selected historical financial data presented below as of and for the 53 week period for fiscal 2006 and the 52 week periods for fiscal 2005, 2004, 2003, and 2002 are derived from our audited consolidated financial statements. The following selected historical financial data should be read in conjunction with our most recent Annual Report on Form 10-K which is incorporated by reference in this proxy statement. Such report is attached as Exhibit E.

	For the Fiscal Years Ended
	April 30, 2006	April 24, 2005	April 25, 2004	April 27, 2003	April 28, 2002
Income Statement Data:			(1)	(1)		(1)
Total revenues	$23,535,406	$22,629,052	$19,482,986	$19,697,538		$20,580,156
Costs and expenses:
Cost of food, beverages and liquor	4,477,172	4,628,052	3,769,034	3,620,451		4,056,393
Other operating expenses	14,735,338	13,912,348	12,044,045	11,666,240		12,243,675
General and administrative	2,484,226	2,450,578	2,738,690	2,610,666		2,132,756
Depreciation and amortization	981,549	976,686	930,272	922,366		1,003,709
Pre-opening costs	312	93,196	77,140	—		—
Litigation and settlement credits	(28,805)	(98,259)	(246,228)	(443,445)		—
Charge for asset impairment	306,787	—	—	—		—
Total costs and expenses	22,956,579	21,962,601	19,312,953	18,376,278		19,436,533
Operating income	578,827	666,451	170,033	1,321,260		1,143,623
Interest expense, net	(372,941)	(475,132)	(493,200)	(377,829)		(467,766)
Other income, net	21,936	8,418	221,630	9,436		8,866
Income (loss) from continuing operations	227,822	199,737	(101,537)	952,867		684,723
Income (loss) from discontinued operations	70,436	(628,452)	(3,335,741)	40,022		206,008
Net income (loss)	298,258	(428,715)	(3,437,278)	992,889		890,731
Less: Preferred stock dividends	(78,866)	(20,583)	—	—		—
Income (loss) available to common shareholders	219,392	$(449,298)	$(3,437,278)	$992,889		$890,731
Income (loss) per share of common stock (Basic and Diluted):
Continuing Operations	$.02	$.03	$(.01)	$.13		$.10
Discontinued Operations	$.01	$(.09)	$(.48)	$.01		$.03
Income (loss) available to common shareholders	$.03	$(.06)	$(.49)	$.14	$	..13
Balance Sheet Items:
Total Assets	$6,390,678	$6,741,301	$7,740,807	$8,273,745		$8,640,734
Long Term Obligations	$3,533,640	$3,981,286	$2,353,177	$3,213,292		$3,750,876
Total Liabilities	$6,335,266	$6,905,281	$8,409,528	$5,535,187		$6,895,065

The book value per share of our common stock as of April 30, 2006 was $0.008, calculated based on the 7,035,170 shares of our common stock outstanding on April 30, 2006. The ratio of earnings to fixed charges for the fiscal years ended April 30, 2006 and April 24, 2005 was 1.325 and 1,349, respectively.

(1)	In fiscal 2005, the Company closed its Pizzeria Regina in Richmond, Virginia, completed the assets sale of Polcari's of Hyannis, Inc. and entered into an agreement for the asset sale of Polcari's of Cambridge, Inc. The sale of Polcari's of Cambridge, Inc., was completed in fiscal 2006. The Income Statement Data for fiscal 2004, 2003, and 2002 has been reclassified to reflect Polcari's of Hyannis, Inc., Polcari's of Cambridge, Inc., and Pizzeria Regina at Richmond, Virgina as discontinued operations.

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MARKET AND MARKET PRICE

Market Information

Our common stock is traded publicly on the OTC Bulletin Board. As of August     , 2006, there were approximately 600 holders of record of our common stock. On October     , 2006, the last bid and asked price of our common stock as reported on the OTC Bulletin Board were $       and $       per share, respectively. Our preferred stock, the Series A Preferred Stock, is not publicly traded.

The table below represents the quarterly high and low bid and asked prices for our common stock for our last three fiscal years and the first quarter of our current fiscal year, as reported on the OTC Bulletin Board. The prices listed in this table reflect quotations without adjustment for retail mark-up, mark-down or commission, and may not represent actual transactions.

	High Bid	Low Bid	High Asked	Low Asked
Fiscal Year Ended April 29, 2007
Second Quarter through October, 2006
First Quarter	$.68	$.65	$.69	$.67
Fiscal Year Ended April 30, 2006
First Quarter	$1.01	$.37	$1.50	$.47
Second Quarter	$.99	$.47	$.99	$.55
Third Quarter	$.67	$.39	$.80	$.49
Fourth Quarter	$.67	$.55	$.67	$.60
Fiscal Year Ended April 24, 2005
First Quarter	$.65	$.53	$.75	$.65
Second Quarter	$.60	$.30	$.70	$.36
Third Quarter	$.63	$.25	$.75	$.30
Fourth Quarter	$.62	$.40	$1.00	$.50
Fiscal Year Ended April 25, 2004
First Quarter	$.65	$.30	$.95	$.35
Second Quarter	$.94	$.48	$1.01	$.80
Third Quarter	$.65	$.40	$.85	$.58
Fourth Quarter	$.55	$.26	$.80	$.39

On March 17, 2006, the last full trading day before the public announcement of the signing of the Merger Agreement, the high and low sales prices of our common stock as reported on the OTC Bulletin Board were $0.62 and $0.60 per share, respectively, and the closing sale price on that date was $0.60 per share. On          , 2006, the last practicable trading day for which information was available prior to the date of the first mailing of this proxy statement, the closing price per share of our common stock as reported on the OTC Bulletin Board was $            . Stockholders should obtain a current market quotation for our common stock before making any decision with respect to the merger.

Number of Stockholders

As of October     , 2006, there were 7,035,170 issued and outstanding shares of our common stock and approximately 600 beneficial owners of our common stock; 1,147,056 issued and outstanding shares of our Series A Participating Preferred Stock and approximately 10 beneficial owners of our Series A Participating Preferred Stock and 1,714,283 issued and outstanding shares of our Series B Preferred Stock and one beneficial owner of our Series B Preferred Stock.

Dividends

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future other than dividends on our preferred stock as required by the terms contained in the certificate of designation of such preferred stock. If the merger is not completed, we intend to retain most of our future earnings to finance future growth. Our credit facility prohibits the payment of cash dividends on our common stock and our preferred stock without the lender’s prior consent. Our lender has consented to the payment of cash dividends on our preferred stock in accordance with the terms contained in the certificate of designation for the preferred stock. We have paid total cash dividends of $118,949 on the preferred stock since we issued it on January 20, 2005.

THE SPECIAL MEETING

General

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders to be held at the offices of Brown Rudnick Berlack Israels LLP located at One Financial Center, Boston, Massachusetts 02111 on                                         , 2006, beginning at 10:00 a.m. local time, and at any adjournments or postponements thereof. This proxy statement is accompanied by a form of proxy for use at the special meeting.

This proxy statement and the accompanying form of proxy are being mailed to stockholders on or about                     , 2006.

Matters to be Considered at the Special Meeting

At the special meeting, the stockholders will be asked to consider and vote upon the following proposals:

•	to adopt and approve the Agreement and Plan of Merger, dated as of March 17, 2006 which was subsequently amended by Amendment #1 (the ‘‘Merger Agreement’’), among Boston Restaurant Associates, Inc. (‘‘BRA’’), Dolphin Direct Equity Partners, L.P., a Delaware limited partnership (‘‘Parent’’) and Braidol Acquisition Corp., a Delaware corporation (‘‘Newco’’), pursuant to which Newco will be merged with and into BRA, with BRA being the surviving corporation.

•	if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement, the stockholders will be asked to consider and vote upon a proposal to adjourn the special meeting to permit further solicitation of proxies.

If the requisite votes in favor of the proposal to adopt and approve the Merger Agreement are obtained and certain other conditions are satisfied or, where permissible, waived, Newco will be merged with and into BRA with BRA being the surviving corporation. At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the filing of a certificate of merger with the Secretary of State of the State of Delaware will be converted into the right to receive merger consideration of $0.70 in cash, without interest, except for:

•	shares of our common stock held by Parent;

•	shares of our common stock held by George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. (but only in the event that such person elects to convert his or her shares of common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent; the parties who so elect are referred to herein as the ‘‘Contributing Stockholders’’ and collectively with Parent as the ‘‘Continuing Stockholders’’);

•	shares for which appraisal rights have been properly perfected under Section 262 of the Delaware General Corporation Law, which will be entitled to receive the consideration provided for by the Delaware General Corporation Law; and

•	shares held by BRA in treasury at the effective time of the merger, which will be canceled without payment.

At the effective time, each share of preferred stock will be converted into a right to receive merger consideration of the sum of $1.55 plus accrued dividends at a rate of $0.068 per annum in cash, without interest.

Like all other BRA stockholders, members of management and our board of directors (other than the Contributing Stockholders) will be entitled to receive the merger consideration for each of his or her shares of our common stock and preferred stock at the time of the merger.

In connection with the merger, the potential Contributing Stockholders may exchange all his or her shares of our common stock for shares of capital stock of the surviving corporation. Parent and the potential Contributing Stockholders are still negotiating the terms of such exchange. There can be no assurance that the parties will identify mutually agreeable terms for such an exchange.

BRA does not expect a vote to be taken at the special meeting on any matter other than the proposal to adopt and approve the Merger Agreement and if necessary, the adjournment. However, if any other matters are properly presented at the special meeting for consideration, the holders of the proxies will have discretion to vote on these matters in accordance with their best judgment.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT AND ‘‘FOR’’ THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT.

Record Date and Voting Information

Only holders of record of our common stock and preferred stock at the close of business on August     , 2006 will be entitled to notice of and to vote at the special meeting. At the close of business on August     , 2006, there were outstanding and entitled to vote an aggregate of 9,896,511 shares of our common stock and preferred stock. Each share of our common stock and preferred stock is entitled to one vote. A list of our stockholders will be available for review at our executive offices during regular business hours for a period of 10 days before the special meeting. Each holder of record of our common stock and preferred stock on the record date will be entitled to one vote for each share held.

All votes will be tabulated by the inspector of elections appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Brokers who hold shares in street name for clients typically have the authority to vote on ‘‘routine’’ proposals when they have not received instructions from beneficial owners. However, absent specific instructions from the beneficial owner of the shares, brokers are not allowed to exercise their voting discretion with respect to the adoption and approval of non-routine matters, such as the Merger Agreement. Proxies submitted without a vote by the brokers on these matters are referred to as ‘‘broker non-votes.’’ Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

The affirmative vote of a majority of our outstanding shares of common stock and preferred stock voting together as a single class is entitled to vote at the special meeting is required to adopt and approve the Merger Agreement. Each outstanding share of our common stock and each share of our preferred stock will be entitled to one vote. The shares of our common stock and preferred stock held by the Parent and Dolphin Offshore constituted 40.3% of the aggregate number of outstanding shares of our common stock and preferred stock on the record date. The shares of our common stock held by the potential Contributing Stockholders constituted 23.4% of the aggregate number of outstanding shares of our common stock and preferred stock on the record date. While we anticipate that Parent, Dolphin Offshore, and the potential Contributing Stockholders will vote in favor of the Merger Agreement, none of these parties have a contractual obligation or are otherwise required to vote in favor of the Merger Agreement. In addition, although not required by the Delaware General Corporation Law, our amended certificate of incorporation, or our amended bylaws, the Merger Agreement requires the affirmative vote of a majority votes cast by our stockholders, other than Parent, the Management Stockholders and Dolphin Offshore. The stockholders other than Parent, the Management Stockholders and Dolphin Offshore held an aggregate of 3,439,047 shares of our common stock and preferred stock as of the record date.

Because the vote on the Merger Agreement requires the approval of holders of a majority of the votes entitled to be cast by the holders of all outstanding shares of our common stock and preferred stock voting together as a single class as well as the approval of holders of a majority of the votes cast by our stockholders other than Parent, the Management Stockholders and Dolphin Offshore, an abstention and a broker non-vote will have the same effect as a vote AGAINST adoption and approval of the Merger Agreement in the determination of whether a majority of our stockholder approve the Merger Agreement, will have no effect on the determination of whether a majority of the votes cast by stockholders other than Parent, the Management Stockholders and Dolphin Offshore have been voted in favor of the Merger Agreement and will have no effect on a motion to adjourn or postpone the special meeting.

With the exception of broker non-votes, the treatment of which is discussed above, each share of our common stock and preferred stock represented by a proxy properly executed and received by BRA in time to be voted at the special meeting and not revoked will be voted in accordance with the instructions indicated on such proxy and, if no instructions are indicated, will be voted ‘‘FOR’’ the proposal to adopt and approve the Merger Agreement and, to the extent necessary be voted ‘‘FOR’’ a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise. Any proxy which specifically abstains from voting, will not be voted in favor of the Merger Agreement or any such adjournment or postponement.

Quorum

The presence, in person or by proxy, of the holders of a majority of the aggregate outstanding shares of our common stock and preferred stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the special meeting.

Proxies; Revocation

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with our Secretary at our executive offices located at Stonehill Corporate Center, 999 Broadway, Suite 400, Saugus, MA 01906, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the special meeting and voting in person. Attendance at the special meeting will not, by itself, revoke a proxy. Furthermore, if a stockholder’s shares are held of record by a broker, bank or other nominee and the stockholder wishes to vote at the meeting, the stockholder must obtain a proxy from the record holder.

Expenses of Proxy Solicitation

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others for forwarding to these beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of BRA. No additional compensation will be paid to directors, officers or other regular employees for their services. Additionally, we have engaged MacKenzie Partners, Inc. to provide proxy solicitation services on our behalf. We estimate that we will pay them a fee of $8,500 for such services and reimburse them for their out of pocket expenses.

Appraisal Rights

Stockholders who do not vote in favor of adoption and approval of the Merger Agreement, and who otherwise comply with the applicable statutory procedures of the Delaware General Corporation Law summarized elsewhere in this proxy statement, will be entitled to seek appraisal of the value of their capital stock as set forth in Section 262 of the Delaware General Corporation Law. See ‘‘Special Factors – Appraisal Rights.’’

Please do not send in stock certificates at this time. In the event the merger is completed, the surviving corporation will distribute instructions regarding the procedures for exchanging our stock certificates for the cash payment.

PARTIES TO THE MERGER AGREEMENT

Boston Restaurant Associates, Inc.
Stonehill Corporate Center
999 Broadway, Suite 400
Saugus, MA 01906
(781) 231-7575

Boston Restaurant Associates, Inc. (‘‘BRA’’) owns and operates a chain of sixteen restaurants including thirteen fast-service, high volume pizzerias under the ‘‘Pizzeria Regina’’ – name, and three full-service family-style Italian/American restaurants under the ‘‘Polcari’s North End’’ name. A majority of the restaurants are located in the Boston, Massachusetts metropolitan area. The Pizzeria Regina restaurants feature the Company’s signature product, its premium Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens. The original Pizzeria Regina, located in Boston’s historic North End, has served the Company’s premium brick oven pizza since 1926. A more detailed description of our business is contained in our most recent Annual Report on Form 10-K, which is incorporated by reference into and accompanies this proxy statement. See also ‘‘Where Stockholders Can Find More Information.’’ Information about certain of our directors and executive officers is set forth in Exhibit D to this proxy statement.

Dolphin Direct Equity Partners, L.P.
c/o Dolphin Management Inc.
129 East 17th Street
New York, NY 10003
Telephone: (212) 982-5071

Dolphin Direct Equity Partners, L.P. (‘‘Parent’’) is a Delaware limited partnership affiliated with Dolphin Management Inc. and Dolphin Offshore Partners, L.P. Peter E. Salas, a member of our board of directors, is sole stockholder and the President of Dolphin Management Inc. Dolphin Management Inc. is the managing general partner of Dolphin Offshore Partners, L.P. (‘‘Dolphin Offshore’’) and the sole managing member of Dolphin Advisors LLC. Dolphin Advisors LLC is the managing general partner of Parent. The principal business of Dolphin Management Inc. is to serve as investment manager to Dolphin Offshore, Dolphin Advisors LLC and certain other entities. The principal business of Dolphin Advisors LLC is to serve as investment manager to Parent. Parent and Dolphin Offshore are private investment funds.

Braidol Acquisition Corp.
c/o Dolphin Management Inc.
129 East 17th Street
New York, NY 10003
Telephone: (212) 982-5071

Braidol Acquisition Corp. (‘‘Newco’’) is a newly organized Delaware corporation formed and currently wholly owned by Parent. Immediately following the merger, BRA, as the surviving corporation, will be owned by Parent and the Contributing Stockholders. Newco was formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Information about the directors and executive officers of Newco is set forth in Exhibit D to this proxy statement.

The Contributing Stockholders

Contemporaneously with the merger, George R. Chapdelaine, Fran V. Ross, Anthony Buccieri, and John P. Polcari, Jr. may elect to contribute all of his or her shares of our common stock in BRA in exchange for shares of the capital stock in the surviving corporation if mutually agreeable terms of such an exchange can be negotiated with Parent (to the extent each such person exchanges his or her shares, he or she is referred to as a ‘‘Contributing Stockholder’’ and collectively as the ‘‘Contributing Stockholders’’). There can be no assurance that the potential Contributing Stockholders will agree to exchange their shares. In this event, the potential Contributing Stockholders will receive cash in exchange for their shares in the same manner as our other stockholders if the merger closes. Mr. Chapdelaine is both an executive officer and a member of our board of directors, Ms. Ross and Mr. Buccieri are executive officers of BRA, and Mr. Polcari is a member of our board of directors.

THE MERGER AGREEMENT

The description of the Merger Agreement contained in this proxy statement describes the material terms of the Merger Agreement. A complete copy of the Merger Agreement, without exhibits, appears in Exhibit A to this proxy statement and is incorporated by reference. You are urged to read the entire Merger Agreement as it is the legal document that governs the merger.

The Merger

The Merger Agreement provides that, subject to the conditions summarized below, Newco will merge with and into BRA. Upon completion of the merger, Newco will cease to exist and BRA will continue as the surviving corporation.

Newco is a Delaware corporation that was created solely for the purposes of the merger.

Effective Time of Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law or at such later time as is specified in the certificate of merger. This time is referred to as the ‘‘effective time.’’ The filing is expected to occur as soon as practicable after adoption and approval of the Merger Agreement by our stockholders at the special meeting and satisfaction or waiver of the other conditions to the merger set forth in the Merger Agreement.

Certificate of Incorporation, Bylaws and Directors and Officers the Surviving Corporation

When the merger is completed:

•	the certificate of incorporation of Newco as in effect immediately prior to the effective time will be the certificate of incorporation of the surviving corporation;

•	the bylaws of Newco in effect immediately prior to the effective time will be the bylaws of the surviving corporation;

•	the directors of Newco immediately prior to the effective time will become the directors of the surviving corporation; and

•	the officers of BRA immediately prior to the effective time will become officers of the surviving corporation.

Conversion of Capital Stock

At the effective time of the merger, each share of our common stock and Series B Preferred Stock that is issued and outstanding immediately prior to the filing of a certificate of merger with the Secretary of State of the State of Delaware will be converted into the right to receive merger consideration of $0.70 in cash, without interest, except for:

•	shares of our common stock and Series B Preferred Stock held by Parent;

•	shares of our common stock held by George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. (but only in the event that such person elects to convert his or her shares of common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent; the parties who so elect are referred to herein as the ‘‘Contributing Stockholders’’ and collectively with Parent as the ‘‘Continuing Stockholders’’);

•	shares for which appraisal rights have been perfected properly under Section 262 of the Delaware General Corporation Law will be entitled to receive the consideration provided for by the Delaware General Corporation Law; and

•	shares held by BRA in treasury at the effective time of the merger will be canceled without payment.

At the effective time, each share of our Series A Participating Preferred Stock that is issued and outstanding immediately prior to the merger will be converted into a right to receive merger consideration of the sum of $1.55 plus accrued, but unpaid dividends at a rate of $0.068 per annum, without interest except for shares for which appraisal rights have been perfected properly under Section 262 of the Delaware General Corporation Law. Pursuant to the terms of the certificate of designation relating to our Series B Preferred Stock, upon consummation of the merger each holder of Series B Preferred Stock, other than Parent, will be entitled to receive merger consideration of $0.70 per share plus accrued, but unpaid dividends at a rate of $0.056 per share per annum, without interest. The Series A Participating Preferred Stock merger consideration and Series B Preferred Stock merger consideration was determined in accordance with the certificate of designation for the Series A Participating Preferred Stock and for the Series B Preferred Stock, respectively. The certificate of designation provides that in an acquisition each share of Series A Participating Preferred Stock will receive a preferential amount equal to $0.85 plus accrued, but unpaid dividends at a rate of $0.068 per annum and an amount equal to the merger consideration paid to the common stockholders, $0.70. The certificate of designation of Series B Preferred Stock provides that in an acquisition each share of Series B Preferred Stock will receive an amount equal to the sum of accrued but unpaid dividends at a rate of $0.056 per share per annum plus an amount equal to the merger consideration paid to the common stockholders.

At the effective time, each outstanding share of capital stock of Newco will be converted into and exchanged for that number of shares of capital stock of the surviving corporation, and contemporaneously with the merger, the Contributing Stockholders will contribute their entire equity interests in BRA in exchange for equity interests in the surviving corporation.

Payment For Shares

Prior to or simultaneous with the effective time, Parent or Newco will deposit with the paying agent appointed by Parent sufficient funds to pay the merger consideration. Promptly after the effective time, the surviving corporation, will cause to be mailed to each record holder of shares of our common stock and preferred stock immediately prior to the effective time a letter of transmittal and instructions to effect the surrender of their certificate(s) in exchange for payment of the merger consideration.

Stockholders should not forward stock certificates to the paying agent until they have received the letter of transmittal

Each stockholder will be entitled to receive the merger consideration only upon surrender to the paying agent of a share certificate, together with such letter of transmittal, duly completed in accordance with the instructions thereto. If payment of the merger consideration is to be made to a person whose name is other than that of the person in whose name the share certificate is registered, it will be a condition of payment that (a) the share certificate so surrendered be properly endorsed or otherwise in proper form for transfer and (b) the person requesting such exchange pay any transfer or other taxes that may be required to the satisfaction of the paying agent. No interest will be paid or accrued upon the surrender of the share certificates for the benefit of holders of the share certificates on any merger consideration.

Twelve months following the effective time, Parent will cause the paying agent to deliver to Parent or BRA, as the surviving corporation, all cash and documents in its possession, which have been deposited with the paying agent and which have not been disbursed to holders of share certificates. Thereafter, holders of certificates representing shares of our capital stock outstanding before the effective time will surrender their certificates to the surviving corporation, and will be entitled to look only to Parent and the surviving corporation, for payment of any claims for merger consideration to which they may be entitled. BRA, Parent, Newco and the paying agent will not be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Transfer of Shares

At the effective time, our stock transfer books will be closed and there will be no further transfers on our records or our transfer agent’s records of certificates representing shares of our capital stock outstanding before the effective time and any such certificates presented to the surviving corporation for transfer, other than shares held by stockholders seeking appraisal rights, will be canceled. From and after the effective time, the holders of share certificates representing shares of our capital stock before the effective time will cease to have any rights with respect to these shares except as otherwise provided for in the Merger Agreement or by applicable law. All merger consideration paid upon the surrender for exchange of those share certificates in accordance with the terms of the Merger Agreement will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the share certificates.

Treatment of Stock Options

Pursuant to the Merger Agreement, we have agreed to take such action as is permissible under the applicable agreements to cause the outstanding options and warrants to purchase shares of our common stock to be cancelled and the surviving company, to pay each holder in cash the amount, if any, by which $0.70 exceeds the exercise price for each share of common stock issuable upon the exercise of vested and exercisable options and warrants.

BRA Stockholder Approval

We have agreed to use our reasonable efforts to solicit proxies in favor of the adoption and approval of the Merger Agreement, provided that the special committee and our board of directors may each withdraw or modify its respective recommendation relating to the Merger Agreement and the merger if the special committee or our board of directors determines in good faith after consultation with its legal advisor that the merger is no longer in the best interests of our stockholders and that such withdrawal or modification is, therefore, advisable in order to satisfy its fiduciary duties to our stockholders.

Indemnification and Insurance

The Merger Agreement provides that the surviving corporation will, after the effective time of the merger, continue to honor all indemnification obligations in force as of the date of the Merger Agreement and will not amend, repeal or otherwise modify those obligations in a way that would adversely affect the rights of the individuals who are covered by the indemnification obligations. In addition, following the completion of the merger, the surviving corporation is required to indemnify, defend, and hold harmless all of our current and former officers, directors and employees and our subsidiaries from all liabilities, costs, damages, expenses and claims arising out of actions taken before the effective time in performance of their duties as our directors or officers or as directors or officers of any subsidiaries in connection with the transactions contemplated by the Merger Agreement. In addition, the surviving corporation is required to maintain its directors and officers’ liability insurance policies in effect for six years after the effective time of the merger.

Representations and Warranties

The Merger Agreement contains various customary representations and warranties of BRA (which will not survive completion of the merger) relating to, among other things:

•	our due incorporation, valid existence and good standing;

•	our corporate power and authority to carry on our business;

•	our restated certificate of incorporation, as amended, and amended and restated bylaws and the equivalent document for each of our subsidiaries;

•	authorization, execution, delivery and enforceability of the Merger Agreement and approval of the Merger Agreement by the holders of a majority of the outstanding shares of our capital stock and a majority of the votes cast by our stockholders other than the Parent, the potential Contributing Stockholders and Dolphin Offshore;

•	the absence of consents, approvals, authorizations or permits of governmental authorities, except those specified in the Merger Agreement, required for BRA to complete the merger;

•	the absence of any conflicts between the Merger Agreement and our amended certificate of incorporation, and amended bylaws, and charter or bylaws of any of our subsidiaries, and any applicable laws;

•	our capitalization;

•	due incorporation, valid existence and good standing of each of our subsidiaries;

•	the accuracy of our filings with the Securities and Exchange Commission;

•	the adequacy and accuracy of our financial statements;

•	the absence of material liabilities or obligations, except as disclosed in our reports filed with the Securities and Exchange Commission and certain liabilities or obligations specified in the Merger Agreement;

•	the accuracy of information concerning BRA in this proxy statement;

•	the conduct of our business and operations in the ordinary course of business since April 24, 2005, except as disclosed in our reports filed with the Securities and Exchange Commission and the absence of any material adverse effect, any amendments or changes in our restated certificate of incorporation, as amended, or our amended and restated bylaws, and any sale of a material amount of our property or any of our subsidiaries;

•	our material compliance with applicable laws and court orders;

•	the absence of any action, claim, suit, investigation or proceeding actually pending or threatened against us or our subsidiaries that if adversely determined, would, individually or in the aggregate, be reasonably expected to have a material adverse effect on our business or operations, except for those disclosed in our reports filed with the Securities and Exchange Commission;

•	brokers’, finders’ and investment bankers’ fees;

•	receipt of BB&T Capital Markets fairness opinion;

•	the adequacy and accuracy of tax filings and timeliness of tax payments;

•	certain matters relating to employees and employee benefit plans;

•	certain environmental matters;

•	certain matters relating to leases and real property;

•	certain intellectual property matters;

•	certain matters related to material contracts;

•	certain matters related to affiliate transactions;

•	the inapplicability of Delaware anti-takeover laws;

•	certain insurance matters;

•	certain matters relating to suppliers;

•	certain matters relating to collective bargaining; and

•	the adequacy of BRA’s permits.

The Merger Agreement contains various customary representations and warranties of Parent and Newco (which will not survive completion of the merger) relating to, among other things:

•	the due formation, valid existence and good standing of Parent and due incorporation, valid existence and good standing of Newco;

•	the authorization, execution, delivery and enforceability of the Merger Agreement;

•	the absence of consents, approvals, authorization or permits of governmental authorities, except those specified in the Merger Agreement, required for Parent or Newco to complete the merger;

•	the absence of any conflicts between the Merger Agreement and Parent’s or Newco’s certificate of incorporation or bylaws, any applicable law or other contracts or documents;

•	the accuracy of information concerning information provided by Parent or Newco in connection with this proxy statement; and

•	brokers’, finders’ and investment bankers’ fees.

All representations and warranties are subject to various qualifications and limitations.

Conduct of Business Pending the Merger

We are subject to restrictions on our conduct and operations until the merger is completed. In the Merger Agreement, we have agreed that, prior to the effective time, it will operate its business only in the ordinary course consistent with past practice and use its commercially reasonable efforts to preserve intact its business organizations and relationships with third parties and to keep available the services of its present officers and employees.

No Solicitation

We have agreed that we will not, and we will cause our subsidiaries not to, authorize or permit its respective officers, directors, representatives or agents to, directly or indirectly, (a) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any acquisition proposal, (b) enter into or participate in any discussions or negotiations with, furnish any information relating to BRA or any of our subsidiaries or afford access to our business, properties, assets, books of records or those of any of our subsidiaries to, otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by any third party that is seeking to make, or has made, an acquisition proposal, (c) enter into any agreement, assignment or understanding requiring us to abandon, terminate or fail to consummate the merger or any other transactions contemplated by the Merger Agreement or (d) grant any waiver or release under any standstill or similar agreement with respect to any class of our equity securities or those of any of our subsidiaries.

The Merger Agreement defines an ‘‘acquisition proposal’’ as any offer or proposal for, any indicate of interest in, or any submission of inquiries from any third party relating to (a) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated asset of BRA and its subsidiaries or over 25% of any class of equity or voting securities of BRA or any of its subsidiaries whose assets, individually or in the aggregate constitute more than 25% of the consolidated assets of BRA, (b) any tender offer (including a self tender) or exchange offer that, if consummated, would result in such third party’s beneficially owning 25% or more of any class of equity or voting securities of BRA or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of BRA, (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving BRA or any of its subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of BRA or (d) any public announcement by any third party of an intention to do any of the foregoing or any agreement to engage in any of the foregoing.

However, if we receive an unsolicited proposal for or request to discuss any competing transaction from a person that was not solicited by BRA after the date of the Merger Agreement, we may supply non-public information to that person as, and to the extent that, the special committee believes that to do so could reasonably lead to a superior proposal and that, based on advice from legal counsel, it is advisable to take such action to comply with its fiduciary duties. Supplying non-public information under these circumstances must be subject to a customary confidentiality agreement. A superior proposal is defined as an acquisition proposal for at least a majority of the outstanding shares of our common stock or substantially all of our assets on terms that the special committee determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the acquisition proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and based on such other matters as it deems relevant, are more favorable and provide greater value to all the Company’s stockholders (other than the Continuing Stockholders) than as provided hereunder, for which financing, to the extent required, is then fully committed or reasonably determined to be available by the special committee.

We have agreed to notify Parent promptly of any such proposals or inquiries, and thereafter to keep Parent informed as to the status of any such proposals or inquiries.

The special committee or our board of directors may each withdraw or modify its recommendation of the Merger Agreement or the merger if our board of directors determines in good faith after consultation with its financial advisor that the merger is no longer in the best interests of BRA’s stockholders and that the withdrawal or modification of its recommendation of the Merger Agreement and the merger is advisable in order to satisfy fiduciary duties of our board of directors.

Access to Information

We have agreed to (a) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access upon prior notice to our offices, properties, books and records and those of our subsidiaries, (b) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonable request and (c) instruct our employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Parent agreed that any investigation would be conducted in such manner as not to interfere unreasonably with the conduct of our business.

Conditions to the Merger

Conditions to Each Party’s Obligation.    The obligations of BRA, Parent and Newco to complete the merger are subject to the satisfaction or waiver on or prior to the effective time of the following conditions:

•	the merger shall have been adopted and approved by a majority of the votes cast by our stockholders, other than Parent, Dolphin Offshore and the potential Contributing Stockholders; and

•	the absence of any law or regulation or any judgment, injunction, order or decree prohibiting the consummation of the merger.

Conditions to Parent and Newco’s Obligation.    The obligations of each of Parent and Newco to complete the merger are subject to the satisfaction, or waiver by Parent and Newco, on or prior to the effective time, of the following conditions:

•	We shall have performed in all material respects all of our obligations required by the Merger Agreement;

•	the absence of any action or proceeding (a) seeking to restrain or prohibit Parent’s ownership or operation of all of all or a material portion of our business or (b) that is reasonably likely to have a material adverse effect on BRA;

•	obtaining required authorizations, consents, waivers, orders and approvals, except as would not, individually or in the aggregate have a materially adverse effect on BRA; and

•	the fees of the accountants, counsel to BRA and the special committee and BB&T Capital Markets in connection with the merger shall not have exceeded $650,000 and fees of counsel to BRA and the special committee in connection with the merger shall not have exceeded $265,000.

Conditions to Our Obligation.    Our obligation to effect the merger is subject to the satisfaction, or waiver by us, on or prior to the effective time, of the following conditions:

•	Each of Parent and Newco must have performed in all material respects all obligations under the Merger Agreement required to be performed at or prior to the effective time and we must have received a certificate signed by an executive officer of Parent to such effect; and

•	no claim, action, suit, proceeding or investigation shall have been instituted or threatened pursuant to which an unfavorable judgment, order, decree, stipulation or injunction sought would reasonably be expected to (1) prevent any of the material transactions contemplated by the Merger Agreement, or (2) cause any of the material transactions contemplated by the Merger Agreement to be rescinded following the consummation of the transactions.

Termination of the Merger Agreement

BRA, Parent and Newco may agree by mutual written consent to terminate the Merger Agreement at any time before the effective time. In addition, Parent or BRA may terminate the Merger Agreement if:

•	the merger is not completed on or before November 30, 2006;

•	any law or regulation, or a claim, action, suit or investigation is threatened or instituted which could reasonably be expected to prevent or rescind the merger;

•	the Merger Agreement and the merger are not approved and adopted in accordance with Delaware law by our stockholders; or

•	the merger shall not have been adopted and approved by a majority of the votes cast by our stockholders, other than Parent, the potential Contributing Stockholders and Dolphin Offshore.

Parent may terminate the merge agreement if:

•	We breach any of our representations, warranties or covenants as set forth in the Merger Agreement, such that our representations, warranties and agreements are not met and such condition is incapable of being satisfied by November 30, 2006; or

•	our board of directors or the special committee withdraws or modifies its recommendation in a manner adverse to Parent, or publicly takes a position materially inconsistent with its approval or recommendation of the merger, or our board of directors or the special committee approves, endorses or recommends another acquisition proposal.

We may terminate the Merger Agreement if:

•	Parent or Newco breaches any of its representations, warranties or covenants as set forth in the Merger Agreement, such that the representations, warranties and agreements of Parent and Newco are not met and such condition is incapable of being satisfied by November 30, 2006; or

•	if prior to receiving the vote of the holders of a majority of the capital stock and the majority of the votes cast by our stockholders other than the Parent, the potential Contributing Stockholders and Dolphin Offshore, we receive an acquisition proposal that the special committee has concluded, after consultation with its financial advisors, is a superior proposal and Parent does not make, within 48 hours of receipt of a written notification of such superior proposal, an offer that the special committee determines, in good faith, after consultations with its financial advisors, is at least as favorable to our stockholders as the superior proposal.

Generally, if the Merger Agreement is terminated, there will be no liability on the part of BRA, Parent or Newco or any of their affiliates, directors, officers, employers or stockholders. However, no party will be relieved from liability for willful breaches of the Merger Agreement.

In the event the Merger Agreement is terminated and the reason for the termination is a result of the failure of Parent or Newco to fulfill its or their obligations under the Merger Agreement, we must reimburse Parent for up to $325,000 of Parent’s and Newco’s reasonable expenses. We will also pay

Parent a fee of $325,000 less any previously reimbursed expenses of Parent and Newco if the Merger Agreement is terminated by us because (a) the Merger Agreement and merger are not approved (but only if all shares owned by Parent and its affiliates are voted in favor of the merger); (b) the merger is not consummated by November 30, 2006; (c) the special committee or our board of directors fails to recommend or modifies its recommendation in a manner adverse to Parent; (d) the Merger Agreement is not approved by a majority of the votes cast by our stockholders, other than Parent, the potential Contributing Stockholders and Dolphin Offshore, or (e) the special committee accepts a superior proposal.

Expense Reimbursement

Except for the reimbursement of expenses to Parent in the event of termination of this Merger Agreement as described above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring the expenses, whether or not the merger is completed.

Amendments; Extensions; Waivers

Any provision of the Merger Agreement may be amended or waived prior to the effective time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, no amendment or waiver by us shall be effective unless first approved in writing by the special committee and provided, further, that after the adoption of the Merger Agreement by our stockholders and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of our capital stock or effect any other change not permitted by Section 251(d) of Delaware Law.

BASED UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ‘‘FOR’’ THE APPROVAL OF THE MERGER AGREEMENT.

PROPOSAL TWO
ADJOURNMENT OF THE
SPECIAL MEETING

If at the special meeting the number of shares of capital stock voting in favor of the adoption of the Merger Agreement is insufficient to approve the merger under Delaware law, our management intends to move to adjourn the special meeting in order to enable our management to solicit additional proxies in favor of the proposal. In that event, we will ask our stockholders to vote upon the adjournment proposal, but not upon the merger proposal.

In the adjournment proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting management the discretionary authority to adjourn the special meeting, and any later adjournments of those meetings, to enable our management to solicit additional proxies in favor of the merger proposal.

If our stockholders approve the adjournment proposal, management could adjourn the meeting and any adjourned session of the meeting and use the additional time to solicit additional proxies in favor of the merger, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal. Among other things, approval of the adjournment proposals could mean that, even though we have received proxies representing a sufficient number of votes against the merger proposal to defeat it, our management could adjourn the special meeting without a vote on the proposal and seek during that period to convince the holders of those shares to change their votes to votes in favor of the proposal.

Our board of directors believes that if the number of shares of our common stock voting in favor of the adoption of the merger proposal is insufficient to approve the proposal, it is in the best interests of the our stockholders to enable the our board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal to approve it.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE FORTHE PROPOSAL TO GRANT OUR MANAGEMENT THE DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING.

STOCK PURCHASE INFORMATION

Purchases by BRA

We have not engaged in any purchase transactions with respect to BRA capital stock since 1999.

Purchases by the Parent, Dolphin Offshore and the Contributing Stockholders

On July 12, 2006, we entered into an agreement whereby at our option, subject to satisfaction of certain terms and conditions, Parent and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request. On August 15, 2006 in consideration of the amendment to the Merger Agreement described below, we amended and restated that agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock. Each share of Series B Preferred Stock may be converted at any time at the option of the holder of such share into one share of our common stock, $.01 par value per share and is entitled to one vote. The investors will pay $0.70 per share, for aggregate gross proceeds of up to $1,200,000. The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock. However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company. As of August     , 2006, we have requested two draw downs of $600,000 each. As of August     , 2006, Parent has provided $1,200,000 for the purchase of 1,714,285 shares of Series B Preferred Stock in satisfaction of the first of the draw downs. The voting rights of this Series B Preferred Stock is neutralized by the ‘‘majority of the minority’’ voting requirement of the Merger Agreement. See ‘‘Special Factors’’ and ‘‘Summary Term Sheet—Majority of the Minority Vote’’. To the extent an investor other than Parent purchases Series B Preferred Stock, such investor will receive $0.70 per share plus accrued, but unpaid dividends at a rate of $0.056 per share per annum in cash in connection with the merger. We agreed pursuant to a rights agreement with the investors to (i) register the resale of the shares of common stock issuable upon the conversion of the shares of Series B Preferred Stock upon demand of the holders of a sufficient number of the shares of such common stock and (ii) include such shares of common stock in any registration statement for our benefit or the benefit of any third party upon request of the holders of a sufficient number of shares of such common stock. We will sell the shares of Series B Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. On August 15, 2006 the Merger Agreement was amended (Amendment No. 1) in connection with the amendment and restatement of the Equity Line Financing Agreement described above. Under the terms of the amendment the closing date for the completion of the merger has been extended to November 30, 2006 (‘‘End Date’’) and the fee cap has been increased from $625,000 to $650,000.

On January 20, 2005, we sold 1,147,056 shares of our Series A Participating Preferred Stock, $.01 par value per share, to 11 accredited investors in a private transaction pursuant to subscription agreements between each such investor and BRA. Dolphin Offshore purchased 470,588 of these shares. Each share of Series A Participating Preferred Stock may be converted at any time at the option of the holder of such share into one share of our common stock, $.01 par value per share. The investors paid $0.85 per share, for aggregate gross proceeds of $975,000. We agreed pursuant to a rights agreement between the Company and the investors to (i) register the resale of the shares of our common stock issuable upon the conversion of the shares of Series A Participating Preferred Stock upon demand of a sufficient number of the holders of the Series A Participating Preferred Stock and (ii) include such shares of common stock in any registration statement for the benefit of BRA or any third party upon request of a sufficient number of the holders of the Series A Participating Preferred Stock. We sold the shares of Series A Participating Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

On October 11, 2005, Parent entered into a stock purchase agreement, dated as of October 10, 2005, pursuant to which it purchased 1,717,223 shares of common stock in a private transaction. The sellers under the stock purchase agreement were Roger Lipton, Mary Lipton and RHL Associates, L.P. The closing took place on October 12, 2005. Pursuant to the Stock Purchase Agreement, the purchase price per share was $0.50, subject to a purchase price of adjustment based on subsequent resale of the shares within one year under certain circumstances.

Except for the purchase of preferred stock by Parent set forth above, neither Parent, Newco, Dolphin Offshore, Peter Salas, nor any Management Stockholder has acquired or disposed of any shares of our capital stock in the 60 days prior to the date hereof.

Purchases by Newco

Neither Newco nor any of its directors or executive officers, has engaged in any transaction with respect to our common stock.

Recent Transactions

Except for the purchase of preferred stock by Parent set forth above, there have been no transactions in our capital stock effected during the last 60 days by us, any of our directors or executive officers, Parent, Newco, or any Contributing Stockholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of                 , 2006 by (i) each person who is known by us to own beneficially more than five percent of the outstanding shares of capital stock, and (ii) each of the named executive officers. Except where otherwise indicated, this information is based upon information provided to us by the named person.

Name and Address	Number of Shares Beneficially Owned(1)(2)	Percentage of Outstanding Shares
George R. Chapdelaine(3)(4) c/o Boston Restaurant Associates, Inc. 999 Broadway Saugus, MA 01906	900,390	8.9%
Anthony Buccieri(9) c/o Boston Restaurant Associates, Inc. 999 Broadway, Suite 400 Saugus, MA 01906	25,100	*
John P. Polcari, Jr.(5)(7)(8) c/o Boston Restaurant Associates, Inc. 999 Broadway Saugus, MA 01906	1,061,568	10.7%
Fran V. Ross(9) c/o Boston Restaurant Associates, Inc. 999 Broadway, suite 400 Saugus, MA 01906	44,901	*
Dolphin Direct Equity Partners, L.P.(6)(10)(11) 129 East 17th Street New York, NY 10003	3,531,507	39.2%
Dolphin Offshore Partners, L.P.(10)(12) 129 East 17th Street New York, NY 10003	1,585,588	21.1%
Peter Salas(10)(11)(12) c/o Dolphin Management Inc. 129 East 17th Street New York, NY 10003	5,017,095	54.4%
Jordan Index Fund, L.P.(13) 1876 Woodhollow Lane, Apt. 306 Maryland Heights, MO 63043	703,186	6.8%

(1)	Unless otherwise indicated in other footnotes, to the knowledge of BRA, all persons listed have sole voting and investment power with respect to shares of common stock, except to the extent shared with spouses under applicable law.

(2)	In computing the number of shares beneficially owned and the percentage of ownership of that person, shares of common stock subject to options or warrants exercisable within 60 days after the date of the information in the table are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing percentage ownership of any other person.

(3)	Based upon information contained in a Schedule 13G Amendment as filed with the Securities and Exchange Commission on January 24, 2006.

(4)	Includes 170,000 shares issuable pursuant to stock options.

(5)	Includes 60,000 shares issuable pursuant to stock options.

(6)	Based upon information contained in a Schedule 13D, Amendment 2, as filed with the Securities and Exchange Commission on October 17, 2005.

(7)	Based upon information contained in a Schedule 13G Amendment as filed with the Securities and Exchange Commission on January 24, 2006.

(8)	Includes 123,658 shares issued to Lucille Salhany and Mr. Polcari jointly with rights of survivorship and 12,741 shares held by Ms. Salhany for the benefit of certain family members. Includes 30,000 shares issuable pursuant to stock options, 25,000 shares issuable pursuant to stock warrants and 58,823 shares issuable pursuant to convertible preferred stock issued to Ms. Salhany.

(9)	Includes 20,000 shares issuable pursuant to stock options.

(10)	Based upon information contained in a Schedule 13D/A, as filed with the Securities and Exchange Commission on August 23, 2006, and written information provided by Dolphin Management, Inc.

(11)	Includes 1,714,285 shares issuable pursuant to convertible preferred stock owned by Parent, of which Mr. Salas is deemed to be in control.

(12)	Includes 470,588 shares issuable pursuant to convertible preferred stock owned by Dolphin Office Partners, L.P., of which Mr. Salas is deemed to be in control.

(13)	Based upon information contained in a Schedule 13G as filed with the Securities and Exchange Commission on June 17, 2002. Includes 500,000 shares issuable pursuant to currently exercisable warrants.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our financial statements as of April 30, 2006 and April 24, 2005, and for each of the years in the three-year period ended April 30, 2006, incorporated by reference in this proxy statement, have been audited by BDO Seidman, LLP independent registered public accounting firm, as stated in their report incorporated herein by reference from our Annual Report on Form 10-K for the year ended April 30, 2006. Representatives of BDO Seidman, LLP are expected to be available at the special meeting to respond to appropriate questions of stockholders and to make a statement if they desire to do so.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of stockholders of BRA. However, if the merger is not completed, BRA stockholders will continue to be entitled to attend and participate in BRA stockholders’ meetings. If the merger is not completed, BRA will inform its stockholders, by press release or other means determined reasonable by BRA, of the date by which stockholder proposals must be received by BRA for inclusion in the proxy materials relating to the annual meeting, which proposals must comply with the rules and regulations of the Commission then in effect.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. In addition, because the merger is a ‘‘going private’’ transaction, we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3, the exhibits to the Schedule 13E-3 and such reports, proxy statements and other information contain additional information about BRA.

Our stockholders may read and copy the Schedule 13E-3 and any reports, statements or other information filed by BRA at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to the public from commercial document retrieval services and at the website maintained by the Commission located at: ‘‘http://www.sec.gov.’’

The Commission allows us to ‘‘incorporate by reference’’ information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that we later file with the Commission may update and supersede the information in this proxy statement. We incorporate by reference into this proxy statement the Annual Report on Form 10-K for the year ended April 30, 2006 filed by us with the Commission under the Exchange Act, which is attached as Exhibit E and the Quarterly Report on Form 10-Q for the period ended June 30, 2006 filed by us with the Commission under the Exchange Act, which is attached as Exhibit F.

However, any references in this document to the Private Securities Litigation Reform Act and ‘‘safe harbor’’ protection for forward-looking statements are specifically not incorporated by reference into this proxy statement.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to Boston Restaurant Associates, Inc., Stonehill Corporate Center, 999 Broadway, Suite 400, Saugus, MA 01906, Attention: George R. Chapdelaine, President and Chief Executive Officer.

Document requests from BRA should be made by              , 2006 in order to receive them before the special meeting.

The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in our affairs since the date of this proxy statement or that the information herein is correct as of any later date.

Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated                 , 2006. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.

Exhibit A

EXECUTION COPY

AMENDMENT NO. 1
(dated as of August 15, 2006)

to

AGREEMENT AND PLAN OF MERGER

dated as of

March 17, 2006

among

BOSTON RESTAURANT ASSOCIATES, INC.

DOLPHIN DIRECT EQUITY PARTNERS, LP

and

BRAIDOL ACQUISITION CORP

AMENDMENT NO. 1
to
AGREEMENT AND PLAN OF MERGER

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER dated as of August 15, 2006 among BOSTON RESTAURANT ASSOCIATES, INC., a Delaware corporation (the ‘‘Company’’), DOLPHIN DIRECT EQUITY PARTNERS, LP, a Delaware limited partnership (‘‘Parent’’), and BRAIDOL ACQUISITION CORP., a Delaware corporation (‘‘Merger Subsidiary’’).

WHEREAS, the parties have entered into that certain Agreement and Plan of Merger dated as of March 17, 2006 (the ‘‘Original Agreement’’) pursuant to which the Parent and the Company have agreed to merge Merger Subsidiary and the Company, upon the terms and subject to the conditions set forth therein (the ‘‘Merger’’); and

WHEREAS, the parties have agreed to amend certain terms of the Original Agreement;

NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

SECTION 1.    Merger Expenses. Sections 6.6 and 8.2(e) of the Original Agreement are hereby amended such that the references therein to ‘‘$625,000’’ shall be changed to ‘‘$650,000’’ with no other changes in such Sections or elsewhere in the Original Agreement pursuant to this Section 1.

SECTION 2.    End Date. Section 9.1(b)(i) of the Original Agreement is hereby amended in its entirety to be ‘‘the Merger has not been consummated on or before November 30, 2006 (the ‘‘End Date’’)’’ with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 2.

SECTION 3.    Series B Preferred Stock. Section 2.3(b) of the Original Agreement is hereby amended in its entirety to read as follows, with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 3

‘‘(b) except as otherwise provided in Section 2.3(c) or as provided in Section 2.5 with respect to shares of Company Preferred Stock as to which appraisal rights have been exercised, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash from Parent an amount in cash equal to (i) in the case of the Series A Preferred Stock, (A) the Series A Preferred Stock Liquidation Preference (as defined in the Certificate of Designation relating to the Series A Preferred Stock), without interest and (B) the product of (x) the number of shares of Company Common Stock that such share of Series A Preferred Stock is convertible into immediately prior to the Effective Time and (y) $0.70, and (ii) in the case of the Series B Preferred Stock, (A) accrued (whether or not declared) dividends on the Series B Preferred Stock and (B) the product of (x) the number of shares of Company Common Stock that such share of Series B Preferred Stock is convertible into immediately prior to the Effective Time and (y) $0.70 (all such consideration, the ‘‘Preferred Stock Merger Consideration’’, and together with the Common Stock Merger Consideration, the ‘‘Merger Consideration’’);’’

SECTION 4.    Company Preferred Stock. The definition of ‘‘Company preferred Stock contained in Section 1.1(a) of the Original Agreement is hereby amended in its entirety to read as follows, with no other changes in such Section or elsewhere in the Original Agreement pursuant to this Section 4.

‘‘‘‘Company Preferred Stock’’ means the Company's Series A Preferred Stock, $.01 par value, and the Series B Preferred Stock, $.01 par value.’’

SECTION 5.    Dolphin Legal Expenses. Notwithstanding and without otherwise limiting the provisions of the Original Agreement, Dolphin Direct hereby agrees to pay the legal fees and expenses of Dolphin Direct and Merger Subsidiary incurred by them in connection with this Amendment.

SECTION 6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

A-2

SECTION 7.    Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby shall be exclusively brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 of the Original Agreement shall be deemed effective service of process on such party.

SECTION 8.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 9.    Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

SECTION 10.    Entire Agreement. This Amendment, the Original Agreement and the Confidentiality Agreement (as defined in the Original Agreement) constitute the entire agreement between the parties with respect to the subject matter of this Amendment and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Amendment.

SECTION 11.    Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 12.    Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

BOSTON RESTAURANT ASSOCIATES, INC.
By:
Name:
Title:

A-3

DOLPHIN DIRECT EQUITY PARTNERS, LP
By:	Dolphin Advisors, LLC its managing general partner
By:
Carlos P. Salas
Authorized Signatory
BRAIDOL ACQUISITION CORP.
By:
Carlos P. Salas
President

A-4

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER
dated as of
March 17, 2006
among
BOSTON RESTAURANT ASSOCIATES, INC.
DOLPHIN DIRECT EQUITY PARTNERS, LP
and
BRAIDOL ACQUISITION CORP.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of March 16, 2006 among BOSTON RESTAURANT ASSOCIATES, INC., a Delaware corporation (the ‘‘Company’’), DOLPHIN DIRECT EQUITY PARTNERS, LP, a Delaware limited partnership (‘‘Parent’’), and BRAIDOL ACQUISITION CORP., a Delaware corporation (‘‘Merger Subsidiary’’).

WHEREAS, the Parent and the Company have agreed to merge Merger Subsidiary and the Company, upon the terms and subject to the conditions set forth herein (the ‘‘Merger’’); and

WHEREAS, the Special Committee of the Board of Directors of the Company (the ‘‘Special Committee’’) and the Board of Directors of the Merger Subsidiary each have determined that the Merger is fair to and in the best interests of their respective stockholders, declared the advisability of, and approved and adopted, this Agreement and the transactions contemplated hereby.

NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

SECTION 1.1.     Definitions.    (a) The following terms, as used herein, have the following meanings:

‘‘Acquisition Proposal’’ means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (i) any acquisition or purchase, direct or indirect, of 25% or more of the consolidated assets of the Company and its Subsidiaries or over 25% of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company, (ii) any tender offer (including a self tender) or exchange offer that, if consummated, would result in such Third Party’s beneficially owning 25% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company, (iii) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 25% of the consolidated assets of the Company or (iv) any public announcement by any Third Party of an intention to do any of the foregoing or any agreement to engage in any of the foregoing.

‘‘Affiliate’’ means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, with respect to (i) Parent or Merger Subsidiary prior to the Effective Time, neither the Company nor any of its Subsidiaries shall be deemed to be an ‘‘Affiliate’’ thereof, (ii) the Company prior to the Effective Time, neither Parent nor any of its Subsidiaries shall be deemed to be an ‘‘Affiliate’’ thereof and (iii) Parent and its Subsidiaries, only Parent and its Subsidiaries shall be deemed to be ‘‘Affiliates’’ thereof.

‘‘Business Day’’ means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

‘‘Certificate of Designation’’ means the Company’s Certificate of Designation for a Series of Preferred Stock.

‘‘Code’’ means the Internal Revenue Code of 1986.

‘‘Company Balance Sheet’’ means the consolidated balance sheet of the Company as of April 24, 2005 and the footnotes thereto set forth in the Company 10-K.

‘‘Company Balance Sheet Date’’ means April 24, 2005.

‘‘Company Common Stock’’ means the common stock, $.01 par value, of the Company.

‘‘Company Preferred Stock’’ means the Series A Preferred Stock, $.01 par value, of the Company.

‘‘Company Stock’’ means together the Company Common Stock and the Company Preferred Stock.

‘‘Company 10-K’’ means the Company’s annual report on Form 10-K for the fiscal year ended April 24, 2005.

‘‘Contributing Stockholders’’ means the stockholders of the Company listed on Schedule A hereto.

‘‘Delaware Law’’ means the General Corporation Law of the State of Delaware.

‘‘Employee Plan’’ means each material ‘‘employee benefit plan,’’ as defined in Section 3(3) of ERISA, and each employment, compensation, deferred compensation, stock option or other stock related rights, severance, change-in-control, profit-sharing, bonus, incentive, vacation or other similar agreement, plan, arrangement or policy (written or oral), which is maintained, administered or contributed to by the Company or any of its Subsidiaries and covers any employee, former employee, director or consultant of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability.

‘‘Environmental Laws’’ means any federal, state, local or foreign law in effect and as interpreted as of the date of this Agreement or as of the Closing Date (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any Governmental Authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

‘‘Environmental Permits’’ means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974.

‘‘ERISA Affiliate’’ means any entity that, together with the Company or a Subsidiary, would be treated as a single employer under Section 414 of the Code.

‘‘Intellectual Property’’ means (i) all patents including, without limitation, United States, non-United States, and international patents, patent applications and statutory invention registrations, (ii) all trademarks including, without limitation, all registered and unregistered United States, non-United States, and international trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (iii) all copyrights including, without limitation, all United States, non-United States, and international copyrights and registrations and applications for registration thereof, (iv) all Internet domain name registrations, (v) all confidential and proprietary information, including trade secrets and know-how, and (vi) all goodwill associated with any of the foregoing.

‘‘Lien’’ means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

‘‘Material Adverse Effect’’ means, with respect to any Person, an event, change, circumstance or effect that is or is reasonably likely (i) to be materially adverse to the financial condition, business, liabilities, assets or results of operations of such Person and its Subsidiaries, taken as a whole or (ii) to prevent or materially impair or delay the consummation of the transactions contemplated by this Agreement other than any such event, change, circumstance or effect (a) relating to general economic, regulatory or political conditions, except to the extent such event, change, circumstance or effect disproportionately affects such Person and its Subsidiaries, taken as a whole, (b) relating to the fast-service, high volume pizzeria industry, or the fast-service restaurant industry generally, except to the extent such event, change, circumstance or effect disproportionately affects such Person and its Subsidiaries, taken as a whole, (c) relating to any change in the trading price of the common stock of such Person or (d) relating to any reduction-in-force.

‘‘1933 Act’’ means the Securities Act of 1933.

‘‘1934 Act’’ means the Securities Exchange Act of 1934.

‘‘Permitted Encumbrances’’ means (i) liens for current taxes and other statutory liens and trusts not yet due and payable or that are being contested in good faith, (ii) liens that were incurred in the ordinary course of business, such as carriers’, warehousemen’s, landlords’ and mechanics’ liens and other similar liens arising in the ordinary course of business, (iii) liens on personal property leased under operating leases, (iv) liens, pledges or deposits incurred or made in connection with workmen’s compensation, unemployment insurance and other social insurance and social security benefits, or securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, progress payments, surety and appeal bonds and other obligations of like nature, in each case incurred in the ordinary course of business, (v) pledges of or liens on manufactured products as security for any drafts or bills of exchange drawn in connection with the importation of such manufactured products in the ordinary course of business, (vi) liens under Article 2 of the Uniform Commercial Code that are special property interests in goods identified as goods to which a contract refers, and (vii) liens under Article 9 of the Uniform Commercial Code that are purchase money security interests, none of which are material in the aggregate or individually.

‘‘Permits’’ mean the material permits, licenses, approvals, certifications and authorizations from any Governmental Authority, including, without limitation, those obtained under Regulatory Laws.

‘‘Person’’ means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

‘‘Regulatory Laws’’ mean any federal, state, county, municipal, local or foreign statute, ordinance, rule, regulation, permit, consent, waiver, notice, approval, registration, finding of suitability, license, judgment, order, decree, injunction or other authorization applicable to, governing or relating to the legal or regulatory status or the activities of the Company or its Subsidiaries, including, without limitation, with respect to alcoholic beverage control, amusement, health and safety and fire safety.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Subsidiary’’ with respect to any Person, means any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner or (ii) of which at least 50% of the securities or other interests having by their terms ordinary voting power to elect at least 50% of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person, by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

‘‘Third Party’’ means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Brown Rudnick	6.3(b	)
Certificates	2.4
Charter Amendment	3.1
Closing	2.2
Common Stock Merger Consideration	2.3(a	)
Company	Preamble
Company Licensed Intellectual Property	4.20
Company Owned Intellectual Property	4.20
Company Proxy Statement	4.9
Company SEC Documents	4.7
Company Securities	4.5
Company Stockholder Meeting	6.2
Company Stock Option	2.6
Company Subsidiary Securities	4.6
Company Warrant	2.6
Confidentiality Agreement	6.3
Covered Persons	7.7(c	)
Dissenting Shares	2.5
Effective Time	2.1
End Date	9.1
Exchange Agent	2.4
GAAP	4.8
Governmental Authority	4.21
Joint Venture	4.6
Majority-Minority Vote	4.2(c	)
Material Contracts	4.21
Merger	Recitals
Merger Consideration	2.3
Merger Fees	6.6
Merger Subsidiary	Preamble
Multiemployer Plan	4.17
Parent	Preamble
Preferred Stock Merger Consideration	2.3(b	)
Sarbanes-Oxley Act	4.7
Schedule 13E-3	4.9
Special Committee	Recitals
Stockholder Vote	4.2
Successor Firm	6.6
Superior Proposal	6.3
Superior Proposal Agreement	9.1
Surviving Corporation	2.1
Tax Return	4.16
Tax or Taxes	4.16
Taxing Authority	4.16

ARTICLE 2

THE MERGER

SECTION 2.1.    The Merger.    (a) Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with Delaware Law, whereupon the separate existence of the Merger Subsidiary shall cease, and the Company shall be the surviving corporation and continue its corporate existence under Delaware Law; provided that Parent may, in its sole discretion, elect instead that, subject to the terms and conditions of this Agreement, at the Effective Time, the Company shall be merged with and into Merger Subsidiary, in accordance with Delaware Law, whereupon the separate existence of the Company shall cease, and Merger Subsidiary shall be the Surviving Corporation and continue its corporate existence under Delaware Law provided, however, that no such election shall (i) alter or change the amount or kind of Merger Consideration, (ii) materially delay receipt of any approval required for the consummation of the transactions contemplated by this Agreement, (iii) require the Company to obtain the agreement, approval or consent of any person whose agreement, approval or consent was not required when the Merger Subsidiary was to be merged with and into the Company or reacquire any material consent or approval (unless Parent shall waive the requirement to obtain such agreement, approval or consent in a manner satisfactory to the Company), (iv) impair or delay the consummation of the Merger or any other transaction contemplated hereby or the ability of any party hereto to perform its obligations hereunder by more than fifteen calendar days; or (v) cause the Company to breach any representation, warranty, covenant or agreement (unless Parent shall waive compliance with such representation, warranty, covenant or agreement in a manner satisfactory to the Company). The corporation that survives the Merger is referred to as the ‘‘Surviving Corporation.’’

(b)    As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger executed as provided in the Delaware Law with the Office of the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the ‘‘Effective Time’’) as the certificate of merger is duly filed with, and accepted for recording by, the Delaware Secretary of State (or at such later time as may be agreed upon by the parties to this Agreement and as specified in the certificate of merger).

(c)    From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under Delaware Law.

SECTION 2.2.    Consummation.    Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9, the closing of the Merger (the ‘‘Closing’’) shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be as soon as practicable (but not more than five Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article 8, other than conditions that by their nature are to be satisfied at the Effective Time and that will in fact be satisfied at the Effective Time, at the office of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York, or such other date and place as shall have been agreed to by the parties.

SECTION 2.3    Conversion of Shares.    At the Effective Time, (a) except as otherwise provided in Section 2.3(c) or as provided in Section 2.5 with respect to shares of Company Common Stock as to which appraisal rights have been exercised, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash from Parent an amount equal to $0.70, without interest (the ‘‘Common Stock Merger Consideration’’);

(b)    except as otherwise provided in Section 2.3(c) or as provided in Section 2.5 with respect to shares of Company Preferred Stock as to which appraisal rights have been exercised, each share of Company Preferred Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash from Parent an amount in cash equal to (i) the Series A Preferred Stock Liquidation Preference (as defined in the Certificate of Designation), without interest and (ii) the product of (x) the number of shares of Company Common Stock that such share of Company

Preferred Stock is convertible into immediately prior to the Effective Time and (y) $0.70 (the ‘‘ Preferred Stock Merger Consideration’’, together with the Common Stock Merger Consideration, the ‘‘Merger Consideration’’)

(c)    each share of Company Stock held by the Company as treasury stock immediately prior to the Effective Time and each share of Company Stock held by the Contributing Stockholders or Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; provided, however, that shares of Company Stock held by Contributing Stockholders shall be canceled pursuant to this subsection (c) only to the extent that the respective Contributing Stockholder owning such shares has agreed to such cancellation; and

(d)    each share of common stock, par value $0.01 per share, and each share of preferred stock, par value $0.01 per share, of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01 per share and one share of preferred stock, par value $0.01 per share respectively, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

SECTION 2.4.    Surrender and Payment.    (a) Prior to the Effective Time, Parent or Merger Subsidiary shall appoint an agent (the ‘‘Exchange Agent’’) for the purpose of exchanging certificates representing shares of Company Common Stock and Company Preferred Stock (collectively, the ‘‘ Certificates’’) for the Merger Consideration. Parent or Merger Subsidiary will deposit with the Exchange Agent an amount in cash equal to the aggregate Merger Consideration to be paid in respect of the shares of Company Stock. Promptly after the Effective Time, Parent or Merger Subsidiary will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

(b)    Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, the Merger Consideration in respect of the Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes the right to receive such Merger Consideration.

(c)    If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation and the Exchange Agent that such Tax has been paid or is not payable.

(d)    After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

(e)    Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4(a) that remains unclaimed by the holders of shares of Company Stock 12 months after the Effective Time shall be returned to Parent or Surviving Corporation, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent or Surviving Corporation for payment of the Merger Consideration, in respect of such shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor Surviving Corporation shall be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable law, the property of Parent or Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(f)    Prior to the Effective Time, the Company shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) in connection with this Agreement by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the 1934 Act.

SECTION 2.5.    Dissenting Shares.    Notwithstanding Section 2.3, shares of Company Stock which are issued and outstanding immediately prior to the Effective Time and which are held by a holder who has not voted such shares of Company Stock in favor of the Merger, who shall have delivered a written demand for appraisal of such shares of Company Stock in the manner provided by Delaware Law and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to appraisal (‘‘Dissenting Shares’’) shall not be converted into a right to receive the Merger Consideration. The holders thereof shall be entitled only to such rights as are granted by Section 262 of Delaware Law. Each holder of Dissenting Shares who becomes entitled to payment for such shares of Company Stock pursuant to Section 262 of Delaware Law shall receive payment therefor from the Surviving Corporation in accordance with Delaware Law; provided, however, that (i) if any such holder of Dissenting Shares shall have failed to establish such holder’s entitlement to appraisal rights as provided in Section 262 of Delaware Law, (ii) if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such Company Stock or lost such holder’s right to appraisal and payment for such holder’s shares of Company Stock under Section 262 of Delaware Law or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation shall have filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in Section 262 of Delaware Law, such holder shall forfeit the right to appraisal of such shares of Company Stock and each such share of Company Stock shall be treated as if it had been converted, as of the Effective Time, into a right to receive the Merger Consideration, without interest thereon, from Parent as provided in Section 2.3 hereof. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

SECTION 2.6.    Stock Options, Warrants and Employee Stock Purchase Plan.     (a) Prior to the Effective Time, Parent and the Company shall take such action as is permissible under the applicable agreement to cause each outstanding option to purchase shares of Company Common Stock under any employee stock option plan, agreement or arrangement of the Company (a ‘‘Company Stock Option’’), whether or not exercisable or vested, to be canceled and the Surviving Corporation shall pay each such holder promptly after the Effective Date an amount in cash, if any, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Stock Option by (ii) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such Company Stock Option to the extent vested and exercisable immediately prior to the Effective Time

(b)    Prior to the Effective Time, the Company shall take such action as is permissible under the applicable agreement to cause each outstanding warrant to purchase shares of Company Common Stock (a ‘‘Company Warrant’’), whether or not exercisable, to be canceled and the Surviving Corporation shall pay each such holder promptly after the Effective Date an amount in cash, if any, determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such Company Warrant by (ii) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such Company Warrant to the extent exercisable immediately prior to the Effective Time.

(c)    Prior to the Effective Time, the Company shall (i) obtain any consents from holders of Company Stock Options and Company Warrants and (ii) make any amendments to the terms of such

Company Stock Options or Company Warrants that is permissible under the applicable agreements to give effect to the transactions contemplated by this Section 2.6. The Company shall take no action to accelerate the exercisability or vesting of any Company Stock Option or to provide for a cash-out of any Company Stock Option which by its terms is not exercisable and vested or entitled to such a cash-out. The Company shall take no action to accelerate the exercisability of any Company Warrant or to provide for a cash-out of any Company Warrant which by its terms is not exercisable or entitled to such a cash-out.

(d)    The Company shall make no agreement, oral or written, direct or indirect, nor payment with respect to any Company Stock Option or Company Warrant without the Parent’s prior written consent, and the Company shall take any action the Parent may reasonably request in order to provide for the cancellation by the Company of, all or a portion of, the Company Stock Options and the Company Warrants. Subject to the foregoing, the Company shall not be obligated to make any payment with respect to any Company Stock Option or Company Warrant prior to the Closing.

SECTION 2.7.    Adjustments.    If, during the period between the date of this Agreement and the Effective Time, the outstanding shares of capital stock of the Company shall have been changed into a different number of shares as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

SECTION 2.8.    Withholding Rights.    Each of the Exchange Agent, the Surviving Corporation, Merger Subsidiary and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign Tax law. If the Exchange Agent, the Surviving Corporation, Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which the Exchange Agent, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

SECTION 2.9.    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, upon (i) the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, (ii) if reasonably required by the Surviving Corporation, execution of a written indemnity agreement providing contractual indemnification (without bond or other security) against any claim that may be made against the Surviving Corporation with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article.

ARTICLE 3

THE SURVIVING CORPORATION

SECTION 3.1.    Certificate of Incorporation.    The certificate of incorporation of the Surviving Corporation shall be amended at the Effective Time to read in its entirety as set forth on Exhibit A to this Agreement (the ‘‘Charter Amendment’’).

SECTION 3.2.    Bylaws.    The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

SECTION 3.3.    Directors and Officers.    From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that:

SECTION 4.1.    Corporate Existence and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the certificate of incorporation and bylaws of the Company and each Subsidiary thereof as currently in effect.

SECTION 4.2.    Corporate Authorization.    (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for the Stockholder Vote, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(b)    (i) The Special Committee was duly authorized and constituted on April 22, 2005, (ii) the Special Committee, at a meeting thereof duly called and held on March 6, 2006, (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders (other than Parent, its Subsidiaries and the Contributing Stockholders), (B) determined that this Agreement and the Merger should be approved and declared advisable and (C) resolved to recommend to the Board of Directors of the Company that the Board of Directors of the Company approve and declare the advisability of this Agreement and the Merger and to recommend that the stockholders of the Company approve the Merger and adopt this Agreement, and (iii) the Board of Directors of the Company, at a meeting thereof duly called and held on March 10, 2006, in reliance upon the recommendation of the Special Committee (A) determined that this Agreement and the Merger are fair to and in the best interests of the Company and its stockholders, (B) approved and declared the advisability of this Agreement and the Merger and (C) resolved to recommend that the stockholders of the Company approve the Merger and adopt this Agreement.

(c)    Under applicable law and this Agreement, (i) with respect to the Merger, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, entitled to vote thereon, (ii) with respect to the Merger, the affirmative vote of a majority of the shares of Company Common Stock and Company Preferred Stock, voting together as a single class, cast and not held by the Contributing Stockholders, Parent or any fund under common control (the ‘‘Majority-Minority Vote’’) and (iii) with respect to the Charter Amendment, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class, entitled to vote thereon, in each case, outstanding on the record date established by the Board of Directors of the Company in accordance with the bylaws of the Company, Delaware law, any other applicable law and this Agreement, at the Company Stockholders Meeting, are the only votes of the Company’s stockholders required to approve this Agreement and the transactions contemplated hereby, including the Merger and Charter Amendment (collectively, clauses (c)(i), (ii) and (iii) mean the ‘‘Stockholder Vote’’).

SECTION 4.3.    Governmental Authorization.    Except as set forth on Schedule 4.3, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with the 1933 Act, the 1934 Act, and any other applicable securities laws, whether state or foreign and (iii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 4.4.    Non-contravention.    Except as set forth on Schedule 4.4, the execution, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.3, materially contravene, conflict with or result in a material violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree applicable to the Company or any of its Subsidiaries, (iii) require any consent or other action by any Person under, constitute a default under, or an event that, with or without notice or lapse of time or both, would constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except in the case of clause (iii) for such defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 4.5.    Capitalization.    (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock. As of November 22, 2005, there were 7,035,170 outstanding shares of Company Common Stock, 1,147,056 outstanding shares of Company Preferred Stock, employee stock options to purchase an aggregate of 1,274,800 shares of Company Common Stock (of which options to purchase an aggregate of 1,274,800 shares of Company Common Stock are exercisable as of the date of this Agreement); 1,160,000 shares of Company Common Stock reserved for the issuance upon conversion of the Variable Rate Subordinated Convertible Debenture; 500,000 shares of Company Common Stock issuable upon the exercise of a warrant issued to Management Services, Inc. f/k/a Jordan American Holdings; 76,000 shares of Company Common Stock issuable upon the exercise of a warrant issued to Commerce Bank and Trust Company; and 25,000 shares of Company Common Stock issuable upon the exercise of a warrants issued to Lucille Salhany. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to outstanding warrants, the 1994 Director Stock Option Plan, the 1994 Combination Employee Stock Option Plan, the 2002 Combination Stock Option and Share Reward Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

(b)    Except as set forth in this Section 4.5 or on Schedule 4.5(b) and for changes since April 24, 2005 resulting from the exercise of warrants or employee stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the ‘‘Company Securities’’). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. Except as set forth on Schedule 4.5(b), there are no contracts, agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries is or could be required to register any Company Securities or any other securities of the Company under the 1933 Act.

SECTION 4.6.    Subsidiaries.    (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company.  Each such Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. All Subsidiaries of the Company, their respective jurisdictions of incorporation and their respective authorized and outstanding capital stock are identified on Schedule 4.6 hereto. Except as set forth on Schedule 4.6(a), there are no contracts, agreements or arrangements to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries is or could be required to register any Company Subsidiary Securities or any other securities of any Subsidiary of the Company under the 1933 Act.

(b)    All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the ‘‘Company Subsidiary Securities’’). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

(c)    Schedule 4.6(c) hereto lists all Persons other than the Subsidiaries, in which the Company directly or indirectly through one or a series of Subsidiaries (describing in detail any such indirect ownership) owns any equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any Person (any such Person being a ‘‘Joint Venture’’). Each such interest in each Joint Venture is duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 4.6(c), each such interest is owned by the Company or a Subsidiary of the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests).

SECTION 4.7.    SEC Filings.    (a) The Company has delivered or made available to Parent (i) the Company’s annual reports on Form 10-K for its fiscal years ended 2002, 2003 and 2004, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended July 24, 2005, October 23, 2005 and January 22, 2006, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since April 24, 2004, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since April 24, 2004 (the documents referred to in this Section 4.7(a), collectively, the ‘‘Company SEC Documents ’’).

(b)    As of its filing date, each Company SEC Document filed prior to the date of this Agreement complied, and each such Company SEC Document filed subsequent to the date of this Agreement will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c)    As of its filing date (or, if amended or superceded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document filed prior to the date of this Agreement pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)    Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed prior to the date of this Agreement pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)    At the time each Company’s SEC Document filed after July 30, 2002 was filed with the SEC, such Company SEC Document included or was accompanied by the certifications required by the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the ‘‘ Sarbanes-Oxley Act’’), each such certification was true and correct and complied with the Sarbanes-Oxley Act and each such Company SEC Document otherwise complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act.

SECTION 4.8.    Financial Statements.    (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present in all material respects, in conformity with generally accepted accounting principles (‘‘GAAP’’) applied on a consistent basis (except as may be indicated in the notes thereto or as permitted by Form 10-Q of the SEC), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

(b)    The financial statements of the Company included in the Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) complied as to form in all material respects with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or in the case of unaudited statements, as permitted by Form 10-Q of the SEC), and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

(c)    The management of the Company has designed disclosure controls and procedures to ensure that material information relating to the Company and its consolidated Subsidiaries is made known to the management of the Company by others within those entities. In all material respects, the Company on a consolidated basis maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(d)    Since June 30, 2002, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices. No attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents acting on behalf of the Company or in the Company’s workplace to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.

(e)    To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the material violation or possible material violation of any law, rule, regulation, order, decree or injunction. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any contractor, subcontractor or agent of the Company or any such Subsidiary of the Company has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or any of its Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. §1514A(a), except such actions as are immaterial in any respect.

SECTION 4.9.    Disclosure Documents.    (a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the ‘‘Company Proxy Statement’’) and any required Schedule 13E-3 filing (the ‘‘Schedule 13E-3’’) and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time, if any, the Stockholders Vote is obtained and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.9(a) will not apply to statements or omissions included in the Company Proxy Statement or the Schedule 13E-3 or any amendments or supplements thereto based upon information furnished to the Company in writing specifically for use therein (A) by Parent or (B) by the Contributing Stockholder with respect to themselves individually or in the aggregate.

(b)    None of the information provided by the Company for inclusion in the Schedule 13E-3 filing nor any amendment or supplement thereto, at the time of the filing of the Schedule 13E-3 or any amendment or supplement thereto and at all times subsequent thereto up to and including the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which there were made, not misleading.

SECTION 4.10.    Absence of Certain Changes.    Since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and, except as set forth in Schedule 4.10 and as disclosed in the Company SEC Documents filed prior to the date of this Agreement, there has not been:

(a)    any event, occurrence, development or state of circumstances or facts that has had, individually or in the aggregate, a Material Adverse Effect on the Company;

(b)    any adoption of, or any proposal to amend, the certificate of incorporation or bylaws or other constituent documents of the Company or any of its Subsidiaries;

(c)    any adoption by the Company or any of its Subsidiaries of a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly-owned Subsidiaries of the Company) or any acquisition by the Company or any of its Subsidiaries of a material amount of stock or assets of any other Person;

(d)    any sale, lease, license or other disposition by the Company or any of its Subsidiaries of any Subsidiary or assets, securities or property representing 5% or more of the consolidated assets of the Company;

(e)    any issuance, sale, grant, disposition of, pledge or other encumbrance, or authorization of the issuance, sale, grant, disposition or pledge or other encumbrance of any Company Securities or Company Subsidiary Securities, except for the issuance of Company Stock to Parent or its Subsidiaries or upon exercise of Company Stock Options or Company Warrants disclosed in the Company SEC Documents;

(f)    any redemption, purchase or other acquisition by the Company or any of its Subsidiaries of, or any proposal by the Company or any of its Subsidiaries to redeem, purchase or otherwise acquire, any shares of capital stock or other equity securities of the Company or any of its Subsidiaries;

(g)    any split, combination, subdivision or reclassification of any shares of capital stock or other equity securities of the Company or any of its Subsidiaries;

(h)    any declaration, setting aside or payment of any dividend or any other actual, constructive or deemed distribution (whether in cash, stock or property) in respect of any shares of capital stock of the Company or any of its Subsidiaries, or any other payments to stockholders in their capacity as such, other than dividends declared or paid by any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company or to the Company;

(i)    any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

(j)    any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money or the making by the Company or any of its Subsidiaries of any loans, advances or capital contributions to, or investments in, any Person other than (x) the Company’s wholly-owned Subsidiaries and (y) loans, advances, capital contributions and investments in the ordinary course of business and in principal amounts not exceeding $25,000 individually and $75,000 in the aggregate;

(k)    any creation or other incurrence by the Company or any of its Subsidiaries of any material Lien on any asset other than in the ordinary course of business consistent with past practices and other than Permitted Encumbrances;

(l)    any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or senior-most store employee of the Company or any of its Subsidiaries, (ii) increase in benefits payable to directors, officers or employees under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any of its Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company or any of its Subsidiaries or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company or any of its Subsidiaries;

(m)    any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries, taken as a whole;

(n)    any change in any method of accounting or accounting principles or practice by the Company or any of its Subsidiaries (including any change in fiscal year), except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

(o)    any settlement of, or proposal to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the Company and its Subsidiaries, taken as a whole;

(p)    any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any amended Tax Returns or claims for Tax refunds filed, any closing agreement entered into, any Tax claim, audit or assessment settled, or any right to claim a Tax refund, offset or other reduction in Tax liability surrendered;

(q)    any capital expenditure in an amount exceeding $25,000 individually or $75,000 in the aggregate;

(r)    any making of or change in any investment in cash equivalents or marketable securities in an amount exceeding $25,000 individually or $75,000 in the aggregate;

(s)    any new line of business entered into by the Company or any of its Subsidiaries;

(t)    any termination or closing of any facility, business or restaurant location;

(u)    any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any of its Subsidiaries that has had, individually or in the aggregate, a Material Adverse Effect on the Company; or

(v)    any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

SECTION 4.11.    No Undisclosed Material Liabilities.    There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and to the knowledge of the Company, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:

(a)    liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; and

(b)    liabilities or obligations arising in the ordinary course of business after the Company Balance Sheet Date that would not have, individually or in the aggregate, a Material Adverse Effect on the Company.

SECTION 4.12.    Compliance with Laws and Court Orders.    The Company and each of its Subsidiaries is and has been in material compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any material violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree.

SECTION 4.13.    Litigation.    Except as disclosed on Schedule 4.13 and expressly set forth in the Company SEC Documents filed prior to the date of this Agreement, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, or, to the knowledge of the Company pending or threatened against any present or former officer, director or employee of the Company or any of its Subsidiaries or any Person for whom the Company or any Subsidiary may be liable or any of their respective properties before any Governmental Authority or arbitrator that, if determined or resolved adversely in accordance with the plaintiff’s demands, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger.

SECTION 4.14.    Finders’ Fees.    Except for BB&T Capital Markets, a copy of whose engagement agreement has been provided to Parent prior to the date of this Agreement, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

SECTION 4.15.    Opinion of Financial Advisor.    The Company has received the written opinion of BB&T Capital Markets, financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company’s stockholders, other than Parent, its Subsidiaries and the Contributing Stockholders, from a financial point of view. A copy of such opinion has been provided to Parent prior to the execution of this Agreement.

SECTION 4.16.    Taxes.    (a) All Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due in accordance in all material respects with all applicable laws, and all such Tax Returns are, or will be at the time of filing, true and complete in all material respects.

(b)    The Company and each of its Subsidiaries has paid or has caused to be paid all material Taxes due and owing by them to the appropriate Taxing Authority except to the extent such Taxes are being contested in good faith. Where payment is not yet due or is being contested in good faith, the Company and each of its Subsidiaries will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual or reserves for all Taxes through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books.

(c)    To the knowledge of the Company, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Company or its Subsidiaries in respect of any Tax or Tax matter.

(d)    During the five-year period ending on the date of this Agreement, neither the Company nor any of its Subsidiaries was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Code.

(e)    Neither the Company nor any of its Subsidiaries owns an interest in real property in any jurisdiction in which a Tax is imposed, or the value of the interest is reassessed, on the transfer of an interest in real property and which treats the transfer of an interest in an entity that owns an interest in real property as a transfer of the interest in real property.

(f)    Neither the Company nor any of its Subsidiaries has participated in a ‘‘reportable transaction’’ as defined in Treasury Regulations Section 1.6011-4(b) or is otherwise required to maintain a list pursuant to Treasury Regulations 301.6112-1 or 301.6112-1T, in each case after the applicable effective date.

(g)    Schedule 4.16 contains a list of all jurisdictions (whether foreign or domestic) in which the Company or any of its Subsidiaries currently files Tax Returns. Neither the Company nor any of its Subsidiaries has received notice from a jurisdiction in which it is not currently filing a Tax Return that it should be filing a Tax Return in such jurisdiction.

(h)    As of April 24, 2005, the aggregate amount of net operating losses of the Company for federal income tax purposes is equal to $4,939,000, and the amount thereof not limited as a result of a 1994 acquisition was not less than $4,210,000 by any material amount. Except as set forth on Schedule 4.16, to the knowledge of the Company, the Company has not undergone a change of ownership within the meaning of Section 382(g) of the Code.

(i)    All stock options and warrants were issued with a strike price no less than fair market value, as determined by the Company in a manner consistent with proposed Treasury Regulation 1.409A-1(b)(5)(i) and (v) at the date of issuance.

(j)    ‘‘Tax’’ means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a ‘‘Taxing Authority’’) responsible for the imposition thereof, and any liability for any of the foregoing as transferee, (ii) in the case of the Company or any of its Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Effective Time a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company or any of its Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company or any of its Subsidiaries for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount imposed on any Person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). ‘‘Tax Return’’ shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

SECTION 4.17.    Employees and Employee Benefit Plans.    (a) The Company has provided to Parent a list providing, separately by location, the names, job titles and current annual salary or wage rates of all of the directors, officers and senior-most store employees of the Company or any of its Subsidiaries, together with a summary of all bonus, incentive compensation or other additional compensation or similar benefits paid to such person for 2005 and paid to date for 2006.

(b)    Except as set forth on Schedule 4.17, neither the Company nor any of its Subsidiaries (i) retains the services of any individuals performing services in the capacity of independent contractors, or (ii) has entered into an agreement with a third-party organization under which employees of such third party organization perform services for the Company.

(c)    Schedule 4.17 contains a correct and complete list identifying each Employee Plan. Copies of each Employee Plan (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished prior to the date of this Agreement to Parent together with, except as disclosed on Schedule 4.17(f) hereof, the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust.

(d)    Neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has in the six year period ending on the date of this Agreement sponsored, maintained or contributed to, any ‘‘employee benefit plan’’ (within the meaning of Section 3(3) of ERISA) which is subject to Title IV of ERISA.

(e)    Neither the Company nor any ERISA Affiliate contributes to, or has in the six year period ending on the date of this Agreement contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a ‘‘Multiemployer Plan’’).

(f)    Each Employee Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked. The Company has, prior to the date of this Agreement, made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Except as disclosed on Schedule 4.17(f) hereof, each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that could result in payment or assessment by or against the Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

(g)    Except as disclosed on Schedule 4.17(g), or as may result from the operation of Section 2.6, the consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any employee or independent contractor of the Company or any of its Subsidiaries to retirement, severance or bonus pay or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan. Except as disclosed on Schedule 4.17(g), giving full effect to Section 2.6 hereof, there is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any of its Subsidiaries that, individually or collectively, would entitle any employee or former employee to any severance or other payment solely as a result of the transactions contemplated hereby, or could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 280G or 162(m) of the Code.

(h)    Neither the Company nor any of its Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of the Company or any of its Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

(i)    There has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended April 24, 2005.

(j)    Neither the Company nor any of its Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

(k)    All contributions and payments accrued under each Employee Plan have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Company Balance Sheet, as it may be updated in any Company SEC Documents.

(l)    There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of the Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official.

SECTION 4.18.    Environmental Matters.    (a) Except as set forth in the Company SEC Documents filed prior to the date of this Agreement and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i)    no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any Governmental Authority or other Person against the Company or its Subsidiaries relating to or arising out of any Environmental Law;

(ii)    the Company, its Subsidiaries and, to the knowledge of the Company, each of the predecessors of the Company or any of its Subsidiaries, are and have been in compliance with all Environmental Laws and all Environmental Permits; and

(iii)    there are no liabilities of or relating to the Company, any of its Subsidiaries or, to the knowledge of the Company, any of the predecessors of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law.

(b)    There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned or leased by the Company or any of its Subsidiaries that has not been delivered to Parent at least five days prior to the date of this Agreement.

SECTION 4.19.    Property and Leases.    (a) The Company and its Subsidiaries have sufficient title to and right to use their properties and assets to conduct their respective businesses in all material respects as currently conducted. All assets of the Company and its Subsidiaries necessary for the conduct of the business of the Company and such Subsidiaries as currently conducted will be owned or usable by the Surviving Corporation immediately after the Effective Time.

(b)    Each parcel of real property owned, leased, used or held for use or otherwise needed for the conduct of the business by the Company or any of its Subsidiaries is listed in Schedule 4.19(b). All leases of such real property under which the landlord has a right to consent arising as a result of the transactions set forth in this Agreement are so indicated in such Section. All leases for such leased real property and all amendments thereto have been made available to Parent or a representative of Parent prior to the date of this Agreement and are listed in Schedule 4.19(b).

(c)    All leases of real property leased for the use or benefit of the Company or any of its Subsidiaries to which the Company or any such Subsidiary is a party, and all amendments and modifications thereto are valid, binding and in full force and effect on the Company, and there exists no default under any such lease by the Company or any of its Subsidiaries or, to the knowledge of the Company, by the landlord, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by the Company or the applicable Subsidiary or, to the knowledge of the Company, by the landlord, except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

SECTION 4.20.    Intellectual Property.    To the knowledge of the Company, (a) except as listed on Schedule 4.20, the conduct of the business of the Company and its Subsidiaries as currently conducted does not materially infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company or any of its Subsidiaries in writing or, to the knowledge of the Company, orally, that the conduct of the business of the Company and its

Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriate the Intellectual Property rights of any third party; (b) with respect to each item of Intellectual Property owned by the Company or any of its Subsidiaries (‘‘Company Owned Intellectual Property’’), the Company or one of its Subsidiaries is the owner of the entire right, title and interest in and to any Company Owned Intellectual Property and is entitled to use such Company Owned Intellectual Property in the operation of its respective business as currently conducted to the extent such use is material to such business; (c) with respect to each item of Intellectual Property licensed to the Company or any of its Subsidiaries that is material to the business of the Company and its Subsidiaries as currently conducted (‘‘Company Licensed Intellectual Property’’), the Company or one of its Subsidiaries has the right to use such Company Licensed Intellectual Property in the operation of its respective business in accordance with the terms of the license agreement governing such Company Licensed Intellectual Property; (d) the material Company Owned Intellectual Property is valid and enforceable, and no claim has been asserted in writing or, to the knowledge of the Company, orally, or judgment entered that Company Owned Intellectual Property is invalid or unenforceable in whole or in part; (e) except as listed on Schedule 4.20, to the knowledge of the Company, no Person is engaging in any activity that materially infringes upon the Company Owned Intellectual Property; (f) to the knowledge of the Company, each material license of the Company Licensed Intellectual Property is valid and enforceable and is binding on the Company and its Subsidiaries and, to the Company’s knowledge, on all parties to the licenses, and is in full force and effect; (g) neither the Company nor any of its Subsidiaries or, to the knowledge of the Company, any other party to any license of the Company Licensed Intellectual Property is in breach thereof or default thereunder; (h) none of the Company Owned Intellectual Property has been the subject of a judicial or administrative finding, opinion or office action or has been adjudged invalid, unenforceable or unregistrable in whole or in part; and (i) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall materially adversely affect any of the Company’s rights with respect to the Company Owned Intellectual Property or the Company Licensed Intellectual Property.

SECTION 4.21.    Material Contracts.    (a) Subsections (i) through (xix) of Schedule 4.21 contain a list of all the following contracts, agreements and arrangements not otherwise expressly set forth in the Company SEC Documents to which the Company or any of its Subsidiary is a party (such contracts, agreements and arrangements as are required to be set forth on Schedule 4.21 being the ‘‘ Material Contracts’’):

(i)    each contract and agreement which (A) is likely to involve consideration of more than $50,000, in the aggregate, per year or over the remaining term of such contract or (B) has a term longer than one year, and which cannot be canceled by the Company or its Subsidiary party thereto without penalty or further payment and without more than 60 days’ notice;

(ii)    all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any of its Subsidiaries is a party and which is likely to involve consideration of more than $50,000 in the aggregate per year or over the remaining term of such contract;

(iii)    all management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or income or revenues related to any product of the Company or any of its Subsidiaries to which the Company or any Subsidiary is a party and which is likely to involve consideration of more than $50,000 in the aggregate per year or over the remaining term of such contract;

(iv)    all contracts and agreements evidencing indebtedness of the Company or any of its Subsidiaries;

(v)    all contracts and agreements with any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency,

instrumentality or commission or any court, tribunal, or judicial or arbitral body (each a ‘‘ Governmental Authority’’) to which the Company or any of its Subsidiaries is a party;

(vi)    all contracts and agreements that limit, or purport to limit, the ability of the Company or any of its Subsidiaries, or, following the Effective Time, Parent or any of Parent’s Affiliates to compete in any line of business or with any Person or in any geographic area or during any period of time;

(vii)    all contracts and agreements providing for benefits under any Employee Plan;

(viii)    all material contracts or arrangements that result in any Person holding a power of attorney from the Company or any of its Subsidiaries that relates to the Company, any of its Subsidiaries or their respective businesses;

(ix)    all contracts for employment for any employee of the Company or any of its Subsidiaries;

(x)    all contracts, agreements and constituent documents relating to Joint Ventures;

(xi)    all contracts and agreements between the Company and any of its Subsidiaries on the one hand and any director, officer, employee, shareholder or Affiliate (or any relative, spouse, beneficiary or Affiliate of such Person) of the Company or any of its Subsidiaries on the other hand;

(xii)    each operating lease and each capital lease which (A) is likely to involve consideration of more than $50,000, in the aggregate, per year or over the remaining term of such contract or (B) has a term longer than one year; and

(xiii)    all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and its Subsidiaries or the conduct of their businesses, or the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

(xiv)    each covenant not to compete or other contract or agreement restricting the business or operations of the Company or any Company Subsidiary or, to the knowledge of the Company, restricting any of their respective executive officers or directors;

(xv)    each contract or agreement under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary in excess of $50,000 or (B) the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(xvi)    each supplier agreement requiring payments in excess of $50,000 per year;

(xvii)    each contract or agreement requiring any payment upon a change of control of the Company or any Company Subsidiary;

(xviii)    each contract or agreement the terms of which the Company or any Company Subsidiary is or will be bound to share its profits or pay any royalties;

(xix)    any derivative contract (including swaps, options and forwards).

(b)    (i) Each Material Contract is a legal, valid and binding agreement, and the Company or the applicable Subsidiary of the Company is in compliance with all of its material obligations contained therein and none of the Material Contracts is in default by its terms (or with or without notice or lapse of time or both would result in such a default) or has been canceled by the other party; (ii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and its Subsidiaries are not in receipt of any claim of default under any Material Contract; and (iv) neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall (with or without notice or lapse of time or both) constitute a default, give rise to cancellation rights, or otherwise adversely affect any of the Company’s or any of its Subsidiaries’ rights under any Material Contract.

(c)    True and complete copies of all Material Contracts, including all amendments thereto, have, prior to the date of this Agreement, been made available to Parent or a representative of Parent.

SECTION 4.22.    Affiliate Transactions.    Except as disclosed on Schedule 4.22 and expressly set forth in the Company SEC Documents, (a) there are no liabilities between the Company or any of its Subsidiaries on the one hand, and any director, officer, employee or Affiliate (or any relative, spouse, beneficiary or Affiliate of any such Person) of the Company or any of its Subsidiaries on the other hand, (b) no director, officer, employee or Affiliate (or any relative, spouse, beneficiary or Affiliate of any such Person) of the Company or any of its Subsidiaries provides, or causes to be provided, any goods or services to the Company or any of its Subsidiaries, and (c) neither the Company nor any of its Subsidiaries provides or causes to be provided goods or services to any director, officer, employee or Affiliate (or any relative, spouse, beneficiary or Affiliate of any such Person) of the Company or any of its Subsidiaries.

SECTION 4.23.    Anti-takeover Statutes.    The Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from any anti-takeover or similar statute or regulation that applies or purports to apply to any such transactions. Without limiting the generality of the foregoing, the restrictions on ‘‘business combinations’’ (as defined in Section 203 of the Delaware Law) are inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement.

SECTION 4.24.    Insurance.    Each of the Company and its Subsidiaries maintains insurance policies (the ‘‘Insurance Policies’’) against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of the Company and its Subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has cancelled or generally disclaimed liability under any such policy or, to the Company’s knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion. To the knowledge of the Company, since January 1, 2003, there have been no historical gaps in insurance coverage of the Company or any of its Subsidiaries.

SECTION 4.25.    Suppliers.    Set forth in Schedule 4.25 is a list of the ten largest suppliers of the Company on a consolidated basis based on the dollar value of materials, products or service purchased by the Company or any of its Subsidiaries for the most recently ended fiscal year. Since such date, there has not been, nor as a result of the Merger is there anticipated to be, any change in relations with any of the major suppliers of the Company or its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The existing suppliers of the Company and its Subsidiaries are adequate for the operation of the Company’s business as operated on the date hereof.

SECTION 4.26.  Collective Bargaining; Labor Disputes; Compliance.    There are no collective bargaining agreements to which the Company or any of its Subsidiaries is a party or under which it is bound. No employee of the Company or its Subsidiaries is represented by a union. Neither the Company nor any of its Subsidiaries is currently, nor has been during the past three years, the subject of any union organizing campaign or drive. Neither the Company nor any of its Subsidiaries is currently, nor has been during the past five years, the subject of any strike, dispute, walk-out, work stoppage, slow down or lockout involving the Company or any of its Subsidiaries nor, to the knowledge of the Company, is any such activity threatened. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) each of the Company and each of its Subsidiaries has complied with all laws relating to the employment and safety of labor, including the National Labor Relations Act and other provisions relating to wages, hours, benefits, collective bargaining and all applicable occupational safety and health acts and laws, (ii) neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice or discriminated on the basis of race, age, sex, disability or any other protected category in its employment conditions or practices with respect to its employees, customers or suppliers, and (iii) no action, suit, complaint, charge, grievance, arbitration, employee proceeding or, to the knowledge of the Company, investigation by or before any Governmental Authority brought by or on behalf of any employee, prospective employee, former employee, retired employee, labor organization or other representative of the Company’s and its Subsidiaries’ employees is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any consent decree with or citation by any Governmental Authority relating to the Company’s or its Subsidiaries’ employees or employment practices relating to the Company’s or its Subsidiaries’ employees. The Company and its Subsidiaries are and have been in compliance in all material respects with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988 (the ‘‘WARN Act’’) and any similar foreign, state or local law relating to plant closings and layoffs. None of the employees of the Company and any of its Subsidiaries has suffered an ‘‘employment loss’’ (as defined in the WARN Act) within the three month period prior to the date of this Agreement.

SECTION 4.27.    Permits.    The Company and the Company Subsidiaries have in effect all Permits necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits, the lack of which, individually or in the aggregate, do not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. There has occurred no violation of, default (with or without notice or lapse of time or both) under, or event giving to others any right of termination, amendment or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any termination, amendment or cancellation of any Permit that, individually or in the aggregate, does not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Schedule 4.27 sets forth all the licenses in which the Company or any Subsidiary has an interest.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company that:

SECTION 5.1.    Corporate Existence.    The Parent is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

SECTION 5.2.    Corporate Authorization.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the limited liability partnership powers of Parent and corporate powers of Merger Subsidiary and have been duly authorized by all necessary limited liability partnership action on the part of Parent and corporate action on the part of Merger Subsidiary. This Agreement has been duly executed and delivered by Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each in accordance with its terms.

SECTION 5.3.    Governmental Authorization.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority, other than (i) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business, (ii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities laws, whether state or foreign, and (iii) any actions or filings the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

SECTION 5.4.    Non-contravention.    The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the limited partnership agreement of Parent or the certificate of incorporation or bylaws of Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.3, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree applicable to Parent or Merger Subsidiary, (iii) require any consent or other action by any Person under, constitute a default under, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any of their assets or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes or losses referred to in clause (iii) that would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

SECTION 5.5.    Disclosure Documents.    None of the information provided by Parent in writing expressly for inclusion in the Company Proxy Statement and Schedule 13E-3 or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement and approval of the Merger and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.6.    Finders’ Fees.    There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

ARTICLE 6

COVENANTS OF THE COMPANY

SECTION 6.1.    Conduct of the Company.    From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries to (i) conduct their business in the ordinary course consistent with past practice and (ii) use their commercially reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date of this Agreement until the Effective Time, except as set forth on Schedule 6.1, the Company shall not, and shall not permit any of its Subsidiaries to:

(a)    adopt or propose any change to its certificate of incorporation or bylaws or other constituent documents;

(b)    adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization (other than a merger or consolidation between wholly owned Subsidiaries of the Company) or merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

(c)    sell, lease, license or otherwise dispose of any Subsidiary or any assets, securities or property representing 5% or more of the consolidated assets of the Company;

(d)    issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize the issuance, sale, grant, disposition or pledge or other encumbrance of any Company Securities or Company Subsidiary Securities, except for the issuance of Company Common Stock to Parent or its Affiliates or upon exercise of Company Stock Options or Company Warrants disclosed in Company SEC Documents;

(e)    redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its shares of capital stock or other equity securities;

(f)    other than the redemption of the Company Preferred Stock, split, combine, subdivide or reclassify any shares of its capital stock or other equity securities;

(g)    declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or otherwise make any payments to stockholders in their capacity as such, other than dividends declared or paid by any wholly owned Subsidiary of the Company to any other wholly owned Subsidiary of the Company or to the Company;

(h)    amend any term of any of its outstanding securities;

(i)    incur, assume or guarantee any indebtedness for borrowed money or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any Person other than the Company’s wholly owned Subsidiaries in an amount exceeding $25,000 individually or $75,000 in the aggregate;

(j)    create, incur or permit the creation or incurrence of any Lien on any asset other than in the ordinary course of business consistent with past practices and other than Permitted Encumbrances;

(k)    except as required by applicable law or pursuant to the terms of written binding agreements in effect on the date of this Agreement: (i) grant any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or senior-most store employee of the Company or any of its Subsidiaries; (ii) increase benefits payable to any director, officer or senior-most store employee under any existing severance or termination pay policies or employment agreements; (iii) enter into any employment, deferred compensation or other similar agreement (or amend any such existing agreement) with any director, officer or senior-most store employee of the Company or any of its Subsidiaries; (iv) establish, adopt or amend (except as required by applicable law) any collective bargaining agreement, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or senior-most store employee of the Company or any of its Subsidiaries; or (v) increase any compensation, bonus or other benefits payable to any director, officer or senior-most store employee of the Company or any of its Subsidiaries;

(l)    enter into any transaction, commitment, contract or agreement relating to its assets or business (including the acquisition or disposition of any assets) or relinquish any contract or other right outside the ordinary course of business that is material to the Company and its Subsidiaries taken as a whole;

(m)    change its method of accounting or accounting principals or practice (including any change in fiscal year), except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

(n)    settle, or propose to settle, any litigation, investigation, arbitration, proceeding or other claim that is material to the Company and its Subsidiaries, taken as a whole;

(o)    make any capital expenditure in an amount exceeding $25,000 individually or $75,000 in the aggregate;

(p)    make or change any investment in cash equivalents or marketable securities in an amount exceeding $25,000 individually or $75,000 in the aggregate;

(q)    enter into any new line of business;

(r)    (i) knowingly take any action or permit any Subsidiary to take any action that would make any representation and warranty of the Company made in or pursuant to this Agreement inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) knowingly omit to take any action or permit any Subsidiary to omit taking any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

(s)    agree or commit to do any of the foregoing.

SECTION 6.2.    Stockholder Meeting; Proxy Material.    Unless and until this Agreement is terminated in accordance with Article 9, the Company shall cause a meeting of its stockholders (the ‘‘ Company Stockholder Meeting’’) to be duly called and held as soon as practicable for the purpose of obtaining the Stockholder Vote, even if the Board of Directors of the Company or the Special Committee determines at any time after the date of this Agreement that this Agreement is no longer advisable or recommends that the stockholders of the Company vote against its adoption. Subject to Section 6.3(b)(iii), the Company Proxy Statement shall include disclosure of the approval and declaration of advisability by the Board of Directors of this Agreement and the Merger and the recommendation of the Board of Directors of the Company and the Special Committee to the Company’s stockholders that they vote in favor of the approval and adoption of this Agreement and the Merger. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, use its reasonable best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and the Merger and use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting. The Company shall permit Parent and Merger Subsidiary and their counsel to review and provide comments to the Company Proxy Statement before it is filed with the SEC. The Company will incorporate any such comments that are reasonable into the Company Proxy Statement. In addition, the Company shall provide Parent and Merger Subsidiary and their counsel any comments or other communications, whether written or oral, that the Company may receive from time to time from the SEC or its staff with respect to the Company Proxy Statement promptly after the receipt of such comments or other communications and shall give Parent and Merger Subsidiary and their counsel a reasonable opportunity to review and suggest responses to such comments or other communications. After the Company Stockholder Meeting has been duly noticed by the Company, it will not adjourn or postpone the Company Stockholder Meeting (other than an adjournment for lack of a quorum) without the prior written consent of Parent.

SECTION 6.3.    No Solicitation.    (a) Except to the extent provided in Section 6.3(b), neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants, representatives or other agents or advisors to, directly or indirectly, (i) solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal, (iii) enter into any agreement, assignment or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement or (iv) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

(b)    Prior to the Company Stockholder Meeting, the Company may (i) engage in negotiations or discussions with any Third Party that, subject to the Company’s compliance with Section 6.3(a), has made a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of January 6, 2006 between the Company and Parent (the ‘‘Confidentiality Agreement’’) (a copy of which shall be provided for informational purposes only to Parent), and (iii) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Parent the recommendation of the Board of Directors of the Company and the Special Committee to the Company’s stockholders referred to in Section 6.2 hereof, but in each case referred to in the foregoing clauses (i), (ii) and (iii) only if the Special Committee determines in good faith by a majority vote, on the basis of advice from any nationally recognized law firm (which shall include Brown Rudnick

Berlack Israels LLP (‘‘Brown Rudnick’’)), that it is advisable to take such action to comply with its fiduciary duties under applicable law.

(c)    Neither the Board of Directors of the Company nor the Special Committee shall take any of the actions referred to in clauses (i) through (iii) of the first sentence of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. In addition, the Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request and the status of any such negotiations or discussions. The Company shall keep Parent fully informed, on a current basis, of the status and details of any such Acquisition Proposal, indication or request, and shall provide immediately to Parent a copy of any information provided to any Third Party pursuant to Section 6.3(b)(ii) which has not previously been provided to Parent. The Company shall, and shall cause its Subsidiaries and the directors, advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date of this Agreement with respect to any Acquisition Proposal and shall request any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

(d)    Nothing contained in this Section 6.3 shall prohibit the Board of Directors of the Company from complying with Rule 14e-2 promulgated under the 1934 Act with regard to a tender or exchange offer or making any disclosure required under applicable law.

(e)    ‘‘Superior Proposal’’ means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Common Stock or substantially all of the Company’s assets on terms that the Special Committee determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation (which shall include BB&T Capital Markets) and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation and based on such other matters as it deems relevant, are more favorable and provide greater value to all the Company’s stockholders (other than Parent, its Subsidiaries and the Contributing Stockholders) than as provided hereunder, for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Special Committee.

SECTION 6.4.    Tax Matters.    (a) Neither the Company nor any of its Subsidiaries shall make or change any Tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Returns or claims for Tax refunds, enter into any closing agreement, surrender any Tax claim, audit or assessment, surrender any right to claim a Tax refund, offset or other reduction in Tax liability surrendered, consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing the Tax liability or reducing any Tax asset in any material respect of the Company or any of its Subsidiaries.

(b)    The Company and each of its Subsidiaries will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for all Taxes due with respect to any period ending prior to or as of the Effective Time.

(c)    All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the Merger (including any real property transfer tax and any similar Tax) shall be paid by the Company when due, and the Company will, at its own expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees, and, if required by applicable law, the Company will, and will cause its Affiliates to, join in the execution of any such Tax returns and other documentation.

SECTION 6.5.    Stockholder Litigation.    The Company shall keep Parent informed of the defense or settlement of, any stockholder litigation against the Company or its directors relating to the transactions contemplated by this Agreement. The Company shall not enter into, or agree to, any settlement of such stockholder litigation against the Company or its directors without the consent of Parent.

SECTION 6.6.    Company Fees and Expenses.    All fees of Brown Rudnick and of any law firm engaged to perform the services for which Brown Rudnick is currently engaged (a ‘‘Successor Firm’’) and of the Company’s and the Special Committee’s accountants and financial advisors incurred prior to and through the Closing in connection with this Agreement or the transactions contemplated hereby, but excluding the out-of-pocket expenses and disbursements of such agents (the ‘‘Merger Fees ’’), in the aggregate shall not exceed $625,000. Without limiting the generality of the foregoing, the Merger Fees incurred with respect to the services of Brown Rudnick and any Successor Firm shall not exceed $265,000. Except as would in the reasonable opinion of the Special Committee infringe upon its fiduciary duties to the stockholders of the Company, neither the Company nor the Special Committee shall incur or commit to incur in connection with this Agreement or the transactions contemplated hereby any legal, financial printing and document production, transfer agent, solicitation agent, filing fees and additional accounting expenses without the Parent’s prior written consent, which consent shall not be unreasonably withheld.

ARTICLE 7

COVENANTS OF PARENT AND THE COMPANY

SECTION 7.1.    Consents.    Subject to the terms and conditions of this Agreement, Company and Parent will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided that neither Parent nor Merger Subsidiary or any of their affiliates shall be required by this Section 7.1 to: (A) pay any consideration, (B) surrender, modify or amend in any substantive respect any license or contract (including this Agreement), (C) hold separately (in trust or otherwise) or divest itself of, any of its assets, (D) agree to any limitations on any such Person’s freedom of action with respect to future acquisitions of assets or with respect to any existing or future business or activities or on the enjoyment of the full rights or ownership, possession and use of any asset now owned or hereafter acquired by any such Person, or (E) agree to any of the foregoing or any other conditions or requirements of any Governmental Authority or other Person that are materially adverse or burdensome.

SECTION 7.2.    Certain Filings.    The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement and the Schedule 13E-3, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Schedule 13E-3 and seeking timely to obtain any such actions, consents, approvals or waivers. If, at any time prior to the Effective Time, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, is discovered by a party hereto which should be set forth in an amendment or supplement to the Company Proxy Statement or the Schedule 13E-3, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

SECTION 7.3.    Public Announcements.    Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, Parent will not issue any such press release or make any such public statement prior to such consultation and the Company will not issue any such press release or make any such public statement without Parent’s prior approval.

SECTION 7.4.    Further Assurances.    At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 7.5.    Access to Information.    From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access upon prior notice to the offices, properties, books and records of the Company and its Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with Parent in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

SECTION 7.6.    Notices of Certain Events.    (a) Each of the Company and Parent shall promptly notify the other of:

(i)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)    the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause (A) any of its representations or warranties contained in this Agreement to be untrue or inaccurate in any material respect or (B) any of its material covenants, conditions or agreements contained herein not to be complied with or satisfied; and

(iii)    any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement (including the Schedule 13E-3 and the Company Proxy Statement).

(b)    The Company shall promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Article 4 or that relate to the consummation of the transactions contemplated by this Agreement.

SECTION 7.7.    Indemnification, Exculpation and Insurance.    (a) The Surviving Corporation shall (i) maintain in effect in accordance with their terms all rights to indemnification, exculpation from liabilities and reimbursement of expenses for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its Subsidiaries as provided in their organizational documents and (ii) honor any indemnification contracts between such Persons and their respective current or former directors and officers.

(b)    In the event that the Surviving Corporation or its successor or assign (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or Person of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that such successors or assigns assumes the obligations set forth in this Section.

(c)    Additionally, the Surviving Corporation or any successor thereto shall maintain in effect directors’ and officers’ liability insurance with respect to claims asserted during the six (6) year period following the Effective Date, in respect of acts and omissions occurring on or prior to the Effective Time covering those persons who are currently covered by the Company’s directors’ and officers’ liability insurance policy (a copy of which has been made available to Parent) (the ‘‘Covered Persons’’) on terms that are comparable to the terms now applicable to directors and officers of the Company under the Company’s current policies, and with insurers of financial standing comparable to that of the insurers that have issued the Company’s current policies.

(d)    The provisions of this Section 7.7 are intended to be for the benefit of, and will be enforceable by, each indemnified party and Covered Person, his or her heirs and his or her representatives. This Section 7.7 shall survive the Merger.

ARTICLE 8

CONDITIONS TO THE MERGER

SECTION 8.1.    Conditions to Obligations of Each Party.    The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

(a)    the Company shall have obtained the Stockholder Vote;

(b)    the Company shall have filed the Charter Amendment with the Secretary of State of the State of Delaware; and

(c)    no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger.

SECTION 8.2.    Conditions to the Obligations of Parent and Merger Subsidiary.    The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or express waiver in writing by Parent of the following further conditions:

(a)    (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) each of the representations and warranties of the Company contained in this Agreement that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case, at and as of the date of this Agreement and the Effective Time as if made at and as of such times (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) Parent shall have received a certificate signed by an officer of the Company to the foregoing effect;

(b)    there shall not be pending any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such action or proceeding) by or before any court, arbitrator, or other Governmental Authority (i) seeking to restrain or prohibit Parent’s ownership or operation (or that of its Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company or any of its Subsidiaries, or of Parent or any of its Subsidiaries or Affiliates, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any of the business or assets of the Company or any of its Subsidiaries, or of Parent or any of its Subsidiaries or Affiliates, or (ii) that otherwise is reasonably likely to have a Material Adverse Effect on the Company;

(c)    the Company shall have delivered a certification in the form attached as Exhibit B to this Agreement dated not more than 30 days prior to the Effective Time and signed by the Company to the effect that the Company is not, nor has it been within five years of the date of the certification, a ‘‘United States real property holding corporation’’ as defined in Section 897 of the Code;

(d)    all other authorizations, consents, waivers, orders or approvals for the Merger required to be obtained, and all other filings, notices or declarations required to be made, by the Merger Subsidiary or the Company prior to the consummation of the Merger and the transactions contemplated hereby, shall have been obtained from and/or made with, any Governmental Authorities and all third parties except for such authorizations, consents, waivers, orders, approvals, filings, notices or declarations the failure to obtain or make which would not, individually or in the aggregate have a Material Adverse Effect on the Company;

(e)    the Merger Fees in the aggregate shall not have exceeded $625,000 and the Merger Fees incurred with respect to the services of Brown Rudnick and any Successor Firm in the aggregate shall not have exceeded $265,000; and

(f)    all the consents contemplated by Schedule 4.4 shall have been obtained and shall be in form and substance reasonably satisfactory to the Company and its counsel.

SECTION 8.3.    Condition to the Obligations of the Company.    The obligations of the Company to consummate the Merger are subject to the satisfaction or express waiver in writing of the following further conditions:

(a)(i) each of Parent and Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) each of the representations and warranties of Parent contained in this Agreement    that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of Parent contained in this Agreement that is not so qualified shall be true and correct in all material respects, in each case,    at and as of the date of this Agreement and the Effective Time as if made at and as of such times, (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) the Company shall have received a certificate signed by a senior executive officer of Parent to the foregoing effect; and

(b) during the period between the date of this Agreement and the Effective Time, inclusive, no claim, action, suit, proceeding or investigation shall have been instituted or threatened in writing pursuant to which an unfavorable judgment, order, decree, stipulation or injunction sought by any person other than the parties to this Agreement or their respective affiliates would reasonably be expected to (i) prevent consummation of any of the material transactions contemplated by this Agreement or (ii) cause any of the material transactions contemplated by this Agreement to be rescinded following the consummation thereof.

ARTICLE 9

TERMINATION

SECTION 9.1.    Termination.    This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)    by mutual written agreement of the Company and Parent;

(b)    by either the Company or Parent, if:

(i)    the Merger has not been consummated on or before the date six months following the date hereof (the ‘‘End Date’’);

(ii)    there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or there shall be entered any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining or otherwise prohibiting Company or Parent from consummating the Merger and such judgment, injunction, judgment or order shall have become final and nonappealable;

(iii)    this Agreement and the Merger shall not have been approved and adopted in accordance with Delaware Law by the Company’s stockholders; or

(iv)    the Stockholder Vote shall not have been obtained at the Company Stockholder Meeting (or any permitted adjournment or postponement thereof);

(c)    by Parent, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.2(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date;

(d)    by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.3 not to be satisfied, and such condition is incapable of being satisfied by the End Date;

(e)    by Parent, if (i) the Board of Directors of the Company or the Special Committee shall have failed to make or shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company’s stockholders referred to in Section 6.2 or (ii) the Company shall have breached any of its obligations under Sections 6.3; or

(f)    by the Company but only prior to the time the Stockholder Vote is obtained at the Company Stockholder Meeting, if (i) the Special Committee authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal (a ‘‘Superior Proposal Agreement’’) and the Company notifies Parent, in writing, promptly and at least 48 hours prior to such termination, of its intention to enter into such a Superior Proposal Agreement, attaching the most current draft of such Superior Proposal Agreement (or a description of all material terms and conditions thereof), (ii) Parent does not make, within 48 hours of receipt of such written notification, an offer that the Special Committee determines, in good faith, after consultation with its financial advisers, is at least as favorable to the stockholders of the Company as such Superior Proposal and (iii) the Company prior to such termination pursuant to this Section 9.1(f) pays to Parent in immediately available funds the amounts required to be paid pursuant to Section 10.4(b) and (c), which shall not exceed $325,000.

The party desiring to terminate this Agreement pursuant to this Section 9.1 (other than pursuant to Section 9.1(a)) shall give notice of such termination to the other party.

SECTION 9.2.    Effect of Termination.    Subject to the provisions of Section 10.4, if this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful failure of either party to perform in all material respects any of its covenants contained in this Agreement, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 9.2 and Sections 10.1, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.12 shall survive any termination hereof pursuant to Section 9.1.

ARTICLE 10

MISCELLANEOUS

SECTION 10.1.    Notices.    All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent or Merger Subsidiary, to:

Dolphin Direct Equity Partners, LP
c/o Dolphin Asset Management Corp.
129 East 17th Street
New York, NY 10003
Attention: Carlos P. Salas
Fax: (212) 202-3817

with a copy to:

Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004
Attention: Gary J. Simon
Fax: (212) 422-4726

if to the Company, to:

Boston Restaurant Associates, Inc.
999 Broadway, Suite 400
Saugus, MA 01906
Attention: George R. Chapdelaine
Fax: (781) 231-5225

with a copy to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attention: Samuel P. Williams
Fax: (617) 856-8201

if to the Special Committee, to:

Brown Rudnick Berlack Israels LLP
One Financial Center
Boston, MA 02111
Attention: Samuel P. Williams
Fax: (617) 856-8201

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 10.2.    Survival of Representations and Warranties.    The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

SECTION 10.3.    Amendments; Waivers.    (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, no amendment or waiver by the Company shall be effective unless first approved in writing by the Special Committee and provided, further, that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company or effect any other change not permitted by Section 251(d) of Delaware Law.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 10.4.    Fees and Expenses.    (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(b)    Upon termination of this Agreement pursuant to Sections 9.1(b)(i), (iii)(but only if all shares owned by Parent or by a fund under common control are voted in favor of the Merger), (iv)(only with regard to the Majority-Minority Vote), (e) or (f), the Company shall pay Parent (by wire transfer of immediately available funds), no later than two Business Days after such termination, a break-up fee in the amount of $325,000 reduced by the aggregate amount paid prior to such termination pursuant to that certain letter from Parent to the Company dated January 5, 2006.

(c)    Upon any termination of this Agreement for any reason (other than Sections 9.1(d) or a termination that could not have occurred but for the failure of Parent or Merger Subsidiary to fulfill its or their obligations hereunder), the Company shall reimburse Parent and its Affiliates (by wire transfer of immediately available funds), no later than two Business Days after such termination, for 100% of the reasonable fees and expenses (including reasonable fees and expenses of their counsel) incurred by them in connection with this Agreement and the transactions contemplated hereby) less the aggregate amount paid prior to such termination pursuant to that certain letter from the Parent to the Company dated January 5, 2006 and in any event, not exceeding $325,000 in the aggregate.
The Company further agrees to immediately pay all expenses of collection relating to Sections 10.4(b) and (c).

(d)    In addition to any amounts payable pursuant to Sections 10.4 (b) and (c), if this Agreement is terminated pursuant to Section 9.1 and such termination shall result from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party, (ii) failure of either party to perform any of its covenants contained in this Agreement, or (iii) breach by either party of any of its representations or warranties contained herein, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure or breach.

(e)    In no event shall total payments under Section 10.4(b) and (c) exceed $325,000.

(f)    The Company acknowledges that the agreements contained in this Section 10.4 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 10.4, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

SECTION 10.5.    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder. Any attempted assignment in violation of this Section 10.5 shall be null and void and shall have no effect.

SECTION 10.6.    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 7.7 (which is intended to be for the benefit of the parties specified therein and may be enforced by such parties) and rights given under this Agreement to the Special Committee (which are intended to be for the benefit of the stockholders of the Company other than Parent and Contributing Stockholders and their Affiliates and may be enforced by the Special Committee).

SECTION 10.7.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 10.8.    Jurisdiction.    The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be exclusively brought in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party.

SECTION 10.9.    WAIVER OF JURY TRIAL.    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.10.    Counterparts; Effectiveness.    This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

SECTION 10.11.    Entire Agreement.    This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

SECTION 10.12.    Captions.    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 10.13.    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed by their respective authorized officers as of the day and year first above written.

BOSTON RESTAURANT ASSOCIATES, INC.
By:
George R. Chapdelaine Chief Executive Officer
DOLPHIN DIRECT EQUITY PARTNERS, LP
By:	Dolphin Advisors, LLC its managing general partner
By:
Carlos P. Salas Authorized Signatory
BRAIDOL ACQUISITION CORP.
By:
Carlos P. Salas President

EXHIBIT A – TO THE MERGER AGREEMENT

CERTIFICATE OF INCORPORATION
OF
BRAIDOL ACQUISITION CORP

FIRST:    The name of the corporation is:

Braidol Acquisition Corp.

SECOND:    The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD:    The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:    The total number of shares of stock which the corporation shall have authority to issue is 25,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share.

FIFTH:    The name and address of the sole incorporator are:

Gary J. Simon
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004

SIXTH:    The corporation is to have perpetual existence.

SEVENTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

A.    the board of directors of the corporation is expressly authorized to adopt, amend or repeal the bylaws of the corporation;

B.    elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide;

C.    the books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation; and

D.    any action required or permitted to be taken at any meeting of the board of directors of the corporation may be taken without a meeting only if all of the directors consent thereto in writing.

EIGHTH:    No director shall be personally liable to the corporation or the holders of shares of capital stock for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the duty of loyalty of such director to the corporation or such holders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such directors derives an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent then permitted. No repeal or modification of this Article EIGHTH shall adversely affect any right of or protection afforded to a director of the corporation existing immediately prior to such repeal or modification.

NINTH:    The corporation shall indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law either now in existence or hereafter in effect. Without limiting the generality of the foregoing, the bylaws of the corporation may provide for indemnification and advancement of expenses to the corporation's officers, directors, employees and agents on such terms and conditions as the board of directors of the corporation may from time to time deem appropriate or advisable.

TENTH:    Except as provided herein, from time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Dated: March 7, 2006

/s/ Gary J. Simon Gary J. Simon, Sole Incorporator

EXHIBIT B – TO THE MERGER AGREEMENT

U.S REAL PROPERTY HOLDING CORPORATION

CERTIFICATE

For the purposes of Treasury Regulations §§ 1.1445-2(c)(3)(i) and 1.897-2(h)(1), please be advised that:

1.    An ownership interest in Boston Restaurants Associates, Inc., a Delaware corporation (the ‘‘Company’’), is not a U.S. real property interest;

2.    The Company is not a U.S. real property holding corporation and has not been a U.S. real property holding corporation at any time during the previous five years;

3.    The Company’s U.S. employer identification number is [    -                ]; and

4.    The Company’s office address is:

999 Broadway, Suite 400
Saugus, MA 01906.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have the authority to sign this document on behalf of the Company.

Dated:                 ,      2006

Name: Title:

Exhibit B

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word ‘‘stockholder’’ means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words ‘‘stock’’ and ‘‘share’’ mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words ‘‘depository receipt’’ mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

Exhibit C

101 Arch Street, 10th Floor Boston, MA 02110 Phone (617) 316-1330 Fax (617) 316-1331

BB&T Capital Markets

March 16, 2006

Special Committee of the Board of Directors
Boston Restaurant Associates, Inc.
999 Broadway
Saugus, MA 01906

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the ‘‘Shareholders’’) of Boston Restaurant Associates, Inc., a Delaware corporation (the ‘‘Company’’), of the consideration to be paid by Dolphin Direct Equity Partners, LP, a Delaware limited partnership (the ‘‘Purchaser’’), for all of the outstanding Common Stock, $0.01 par value, and Series A Preferred Stock, $0.01 par value, of the Company (collectively the ‘‘Shares’’), pursuant to the Agreement and Plan of Merger (the ‘‘Merger Agreement’’), dated as of March 16, 2006, by and among the Purchaser, the Company and Braidol Acquisition Corp., a merger subsidiary of the Purchaser. The Merger Agreement provides that the Shareholders will receive $0.70 per share in cash from the Purchaser, for an aggregate equity value of $6.9 million (including the effect of options and warrants outstanding), subject to certain adjustments set forth in the Merger Agreement (the ‘‘Transaction’’).

BB&T Capital Markets, a division of Scott & Stringfellow, Inc. (‘‘BBTCM’’), as a customary part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We have been retained by the Special Committee of the Board of Directors of the Company (the ‘‘Special Committee’’) to render our opinion hereunder, for which we will receive compensation upon the delivery of this opinion, but no part of which is contingent upon consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. In the ordinary course of our business, we and our affiliates may actively trade, from time to time, or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. To the extent we have any such position as of the date of this opinion, it has been disclosed to the Company. We may also provide investment banking and other services to the Company and its affiliates in the future for which we may receive compensation.

In connection with our review of the Transaction and the preparation of our opinion, we have, among other things: (1) reviewed a draft of the Merger Agreement and discussed material terms of the Transaction with the Special Committee, the Special Committees' counsel and representatives of the Purchaser; (2) reviewed the Company's audited financial statements for the fiscal years ended the last Sunday in April 2002, 2003. 2004 and 2005; (3) reviewed among other public information, the Company's Annual Reports, Forms 10-K, and related financial information for the fiscal years ended April 2002. 2003. 2004 and 2005; (4) reviewed certain unaudited information of the Company, including unaudited quarterly financial statements, Forms l0-Q, other SEC documents including Forms 8-K and 13D, among others; (5) compared the financial position and results of operations of the Company with those of certain publicly traded companies that we deemed to be relevant; (6)

compared the proposed financial terms of the Transaction with the financial terms of certain other business combinations that we deemed to he relevant; (7) compared the premium paid in the Transaction with premiums paid in other transactions where the target was a public company; (8) analyzed a discounted cash flow scenario of the Company utilizing projections developed by BBTCM based on assumptions discussed with management of the Company and reviewed by management of the Company (the ‘‘Projections’’); (9) analyzed the adjusted asset value for the Company; and (10) reviewed other such financial studies and analyses and performed such other investigations and took into account such other matters as we deemed to be material or otherwise necessary or appropriate to render our opinion, including our assessment of economic and market conditions. Prior to our review of the Transaction and the preparation of our opinion, we were hired by the Special Committee to conduct a process for the Company which included the following: approached 123 potential buyers of the Company, 48 parties signed a confidentiality agreement and were subsequently sent a confidential information memorandum, 7 parties submitted preliminary indications of interest, 5 parties attended meetings with the management team, and 3 parties submitted final indications of interest.

In conducting our review and rendering our opinion, we discussed with members of management and representatives of the Company and the Special Committee the background of the Transaction, the reasons and basis for the Transaction and the business and future prospects of the Company on a stand-alone basis. We have relied upon and assumed, the accuracy and completeness of all financial, accounting, legal, tax and other information provided to or otherwise discussed with or reviewed by us. We have not attempted independently to verify such information. We have not made any physical inspection of the Company's properties or facilities nor any independent appraisal of its assets. We have further assumed. with your consent, that the Projections have been reasonably prepared on a basis reflecting the best currently available judgments and estimates of the Company's management team. We express no opinion with respect to such Projections or the estimates or judgments on which they are based. We have taken into account our assessment of general economic, financial, market and industry conditions as they exist and can be evaluated as of the date hereof, as well as our experience in business valuations in general. We did not take into account any changes that could have occurred, or information that could become available, after the date of our opinion, including without limitation changes in the terms of the Merger Agreement. We have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements of the Company made available to us. We have assumed that the Transaction will be consummated upon the terms set forth in the Merger Agreement without material alteration or waiver thereof. In addition, we have relied upon legal advice given to the Special Committee, the Company, the Purchaser and their respective boards of directors by their legal counsel. We have also assumed that, in the course of obtaining regulatory and third party consents for the Transaction, no restriction will be imposed that will have a material adverse effect on the closing of the Transaction or the future results of operations or financial condition of the Company subsequent to the Transaction. It should also be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

Our opinion expressed herein was prepared for the information and assistance of the Special Committee in connection with its consideration of the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the consideration to be paid for the Shares pursuant to the Merger Agreement. Accordingly, we do not address the merits of the underlying decision by the Company to engage in the Transaction, and this opinion does not constitute a recommendation to any Shareholder of the Company as to how such Shareholder should vote with respect to the Transaction. Our opinion may not be used for any other purpose without our prior written consent, except as required by applicable securities laws and in accordance with the terms of the engagement agreement, dated as of June 14, 2005, between the Special Committee and us.

We have acted as financial advisor to the Company with respect to the Transaction and will receive a fee from the Company for our services, a portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse us for out-of-pocket expenses and to indemnify us for certain liabilities arising out of the performance of such services (including, the rendering of this opinion).

On the basis of our analyses and review and in reliance on the accuracy and completeness of the information furnished to us and subject to the conditions and assumptions noted above, it is our opinion that, as of the date hereof, the consideration to be paid for the Shares pursuant to the Merger Agreement is fair, from a financial point of view, to the Shareholders.

Very truly yours,
BB&T CAPITAL MARKETS A division of SCOTT & STRINGFELLOW, INC.

By:	/s/ Rex H. Green Rex H. Green Managing Director

Exhibit D

Information relating to the directors and executive officers of BRA, the Continuing
Stockholders, Parent and Newco and the principals of Parent.

Peter E. Salas is 51 years old. He has been President of Dolphin Management Inc. and its related companies since he founded it in 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. He received an A.B. degree in Economics from Harvard. Mr. Salas was elected to our board of directors in October 2005.

Carlos P. Salas is 34 years old. He is a principal of Dolphin Advisors, L.L.C., which manages a private-equity investment fund focused on middle-market opportunities. Previously, Mr. Salas led corporate finance and merger and acquisitions advisory assignments for middle-market clients as an investment banker with the Los Angeles office of Donaldson, Lufkin & Jenrette (‘‘DLJ’’), and when DLJ was acquired by Credit Suisse First Boston Corporation (‘‘CSFB’’), joined CSFB’s mergers and acquisitions group. Prior to joining DLJ in 1999, Mr. Salas practiced law with Cleary, Gottlieb, Steen & Hamilton in New York. Mr. Salas received his J.D. from the University of Chicago, and his B.A. in Philosophy from New York University.

George R. Chapdelaine, 60, was elected our President, Chief Executive Officer and a director in April 1994. Mr. Chapdelaine served as President, Chief Executive Officer and a director of Pizzeria Regina, Inc., a predecessor of the Company, from 1982 until it was acquired by the Company in April 1994. Prior to 1982, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a B.S. in Hotel and Restaurant Management from Oklahoma State University. He currently serves on the Board of the Massachusetts Restaurant Association.

Fran V. Ross, 53, was appointed as our Vice President in February 1995 and Chief Financial Officer in October 1995.

Anthony A. Buccieri, 51, was appointed Vice President of Operations in April 1994. Mr. Buccieri joined our predecessor company in 1974 and has served in various capacities since that date, including as operations supervisor, assisting in the opening of all Pizzeria Regina restaurants since 1983.

John P. Polcari, Jr., 74, was a founder of Pizzeria Regina, Inc. and has been employed by us and its predecessor company in various capacities from its inception. He is a recipient of the National Restaurant Association’s state restaurateur of the year award for the Commonwealth of Massachusetts.

D-1

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-K

(Mark One)

Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the fiscal year ended April 30, 2006.

Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the transition period from                              to                                 .

Commission File Number
0-18369

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1162263
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
999 Broadway, Suite 400 Saugus, Massachusetts	01906
(Address of Principal Executive Offices	(Zip Code)

(781) 231-7575

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

None

Securities registered under Section 12(g) of the Securities Exchange Act of 1934:

Common Stock, $.01 par value per share

(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes         No

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes         No

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes         No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendments to this Form 10-K.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of ‘‘accelerated filer and large accelerated filer’’ in Rule 12b-2 of the Exchange Act (Check One):

Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes         No

The aggregate market value of registrant’s Common Stock, $.01 par value per share, held by non-affiliates of the registrant as of the end of the second quarter fiscal year 2006 was $4,080,399 based upon the average of the closing bid and asked prices of such stock on that date as reported on the OTC Bulletin Board. As of June 29, 2006 there were 7,035,170 shares of the registrant’s Common Stock, $.01 par value per share outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None

FORM 10-K

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE ‘‘SAFE
HARBOR’’ PROVISIONS OF THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

Forward-looking statements in this report, including without limitation statements relating to the adequacy of the Company’s working capital and other resources, ability to obtain additional financing, the timing of the Company’s new store openings and future expansion, the Company’s potential merger transaction, and anticipated future cash flows from particular sources are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: risks associated with the Company’s ability to obtain funding; potential quarterly fluctuations in the Company’s operating results; seasonality of sales; competition; risks associated with expansion; risks associated with the failure to close the Company’s merger transaction; the Company’s reliance on key employees; risks generally associated with the restaurant industry; risks associated with geographic concentration of the Company’s restaurants, risks associated with serving alcoholic beverages, and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as ‘‘may’’, ‘‘will’’, ‘‘expect’’, ‘‘intend’’, ‘‘ ‘‘estimate’’, ‘‘anticipate’’ or ‘‘believe’’ or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to have been correct, it can give no assurance that such expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. (See ‘‘Item 1. Business — Risk Factors.’’)

PART I

ITEM 1.	BUSINESS

General

During the fiscal year ended April 30, 2006 (‘‘Fiscal 2006’’) Boston Restaurant Associates, Inc. (the ‘‘Company’’) operated a chain of sixteen restaurants including one sit down and twelve fast-service, high volume pizzerias under the ‘‘Pizzeria Regina’’ name, three full-service family-style Italian/American restaurants under the ‘‘Polcari’s North End’’ name for the entire year and one Polcari’s North End restaurant for three months. A majority of restaurants are located in metropolitan Boston, Massachusetts.

The Pizzeria Regina restaurants feature the Company’s signature product, its premium Neapolitan style, thin crust pizza, prepared in gas-fired brick ovens. The original Pizzeria Regina, located in Boston’s historic North End, has served the Company’s premium brick oven pizza since 1926. The Company believes that the Pizzeria Regina brand name and the pizza itself are local symbols of superior and distinctive pizza. Of the currently existing Pizzeria Regina restaurants, twelve are food court kiosks (self-service, take-out style emphasizing pizza slices with common area seating), while the original 1926 North End Pizzeria Regina is a wait service restaurant (full-service style emphasizing whole pizzas with in-restaurant seating). (See ‘‘Pizzeria Regina Restaurants.’’)

The Polcari’s North End restaurants are full-service Italian/American, family-style restaurants that capture the community spirit of the 1940s and 1950s in Boston’s Italian North End neighborhood. These restaurants highlight exposed gas-fired brick ovens in open view of diners, memorabilia and photographs depicting 1940s and 1950s scenes in Boston’s North End, and large tables to encourage family-style dining. (See ‘‘Polcari’s North End Restaurants.’’)

The first Pizzeria Regina was opened in 1926, and the predecessor corporation was incorporated in 1986. The Company became public in 1994, and since that date has continuously operated a restaurant chain which has increased over time to the present 16 operating restaurants. The Company’s principal offices are located at 999 Broadway, Saugus, Massachusetts 01906 and its telephone number is (781) 231-7575 and its corporate website is www.polcaris.com As used in this Report, unless otherwise indicated, the term ‘‘Company’’ refers to Boston Restaurant Associates, Inc. and its subsidiaries. We make available, free of charge through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as practicable after we electronically file such material with or furnish it to the Securities and Exchange Commission (the ‘‘SEC’’).

The information found on our website is not part of this or any other report we file with or furnish to the SEC.

You may read and copy any document we file at the SEC’s public reference room located at: Headquarters Office, 100F Street N.E., Room 1580, Washington, DC 20549.

You may obtain information on the operation of the Public Reference Room by Calling the SEC at 1-800-SEC-0330. Our SEC filings are also available at the SEC’s website at http://www.sec.gov. This website address is included in this document as an inactive textual reference only.

Recent Developments

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin, whereby Braidol will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference of $0.85 per share ($974,998) plus accrued and unpaid dividends as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible into immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver.

In any event, the Company is required to pay certain of Dolphin’s expenses. As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 40.3% beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

Financing

For the year ended April 30, 2006, after an asset impairment of approximately $307,000 the Company had income from continuing operations before dividends to preferred shareholders of approximately $228,000. As of that date, the Company had a working capital deficiency of approximately $1,175,000 and stockholders’ equity of $55,000. The Company was in compliance with all financial covenants for fiscal year ended April 30, 2006.

The Company has analyzed cash flow and believes that cash flow from operations will be sufficient to fund operations for the next twelve months. The Company’s growth and expansion will be dependent upon obtaining additional financing. There can be no assurance that any future additional financing will be available on commercially reasonable terms, or at all, and the success or lack of success of the Company’s restaurants opened within recent years and planned to be opened in the future may have a critical effect on the Company’s ability to raise funds through the sale of stock or otherwise.

Pizzeria Regina Restaurants

The Company currently operates thirteen Pizzeria Regina restaurants which are fast-service, high volume pizzerias that feature premium brick oven pizza and cater primarily to the lunchtime diner (with the exception of the original North End location, which serves both the lunch and dinner markets). Of these thirteen restaurants, twelve are food court kiosks and the original North End Pizzeria Regina is a wait-service restaurant.

The Pizzeria Regina restaurants feature the Company’s premium Neapolitan style, thin crust, brick oven pizza. This pizza features a proprietary dough and pizza sauce, which the Company believes combine to produce a distinct flavor and superior pizza. These pizzas are offered with a wide variety of fresh vegetable and cured meat toppings. The Company believes that the premium quality of its pizza, a result of a proprietary ingredient mix and baking process, provides appeal to both the lunch and dinner markets. The original Pizzeria Regina, located in Boston’s historic North End, has served the Company’s premium brick oven pizza since 1926.

The Company’s twelve food court kiosks primarily serve pizza by the slice with multiple topping choices and operate side-by-side with other fast food vendors in retail malls. Menu items are presented in a self-service, take-out style designed to allow customers to order, pay for and consume their food in a very short period of time. Customers who desire to sit down after purchasing their food may join customers of other food court vendors in one or more designated common areas within the mall. The focused menu, self-service, take-out style and common seating provide food court customers with a fast, low cost dining alternative as compared to more traditional full-service restaurants.

The Company intends to seek locations for additional Pizzeria Regina food court kiosks in malls and high traffic areas. Management estimates that the cost of opening a typical food court kiosk currently is approximately $550,000. The Company cannot guarantee that actual costs will not significantly exceed these estimates, that the Company will be able to obtain financing necessary to construct additional food courts kiosks, that the Company will be able to complete the construction of new kiosks on a timely basis and within budget, if at all, or that the Company will be able to operate these kiosks successfully.

In April, 2006 the Company entered into a long term lease with Station Landing, LLC in Medford, Massachusetts.

Polcari’s North End Restaurants

In March 1995, the Company opened its first Polcari’s North End restaurant in Saugus, Massachusetts, recreating a restaurant similar to one that the Company’s predecessor had operated from 1954-1989 in Boston’s North End. The Polcari’s North End restaurant concept is designed to create an Italian/American casual dining ambiance that captures the community spirit of the 1940s and 1950s in Boston’s Italian North End neighborhood. The restaurant highlights exposed gas-fired brick ovens in open view of diners. In addition, memorabilia and photographs depicting scenes in Boston’s North End in the 1940s and 1950s are used to create a neighborhood atmosphere rich with history. The restaurant also features large tables of six or more seats to encourage family style dining and a value-oriented menu that includes branded Pizzeria Regina pizza, large Italian/American pasta dishes and fresh baked breads.

The Company has also developed a bistro-restaurant concept, which was inspired by the success of the Saugus-based Polcari’s North End™ restaurant. Unlike the Saugus restaurant, the bistro restaurants are smaller in size, creating a more intimate family dining experience. In addition, the menu is a modified version of the Saugus-based offerings, providing for a lighter dining experience. The bistro restaurants operate under the Polcari’s North End™ trademark in order to capitalize on that mark’s recognition for quality. The Company currently operates two Polcari’s North End bistro Restaurants in Woburn, Massachusetts and Salem, New Hampshire.

Site Selection

The Company considers the specific location of a restaurant to be critical to the restaurant’s long term success. It devotes significant time and resources to the investigation and evaluation of each prospective site, including consideration of local market demographics, population density, average household income levels and site characteristics such as visibility, accessibility and traffic.

The Company seeks sites for the Pizzeria Regina kiosk restaurants within high-traffic locations including food courts and retail shopping malls located in metropolitan areas. The Company also considers existing local competition and, to the extent such information is available, the sales of other comparably priced restaurants operating in the area.

Restaurant Operations

The Company invests substantial time and effort in its training programs, which focus on all aspects of restaurant operations, including kitchen, bar and dining room operations, food quality and preparation, alcoholic beverage service, liquor liability avoidance, customer service and employee relations. The Company holds regular meetings of its managers to address new products, continuing training and other aspects of business management. Managers also attend periodic seminars conducted by Company personnel and outside experts on a broad range of topics.

New employees are trained by experienced employees who have demonstrated their ability to implement the Company’s commitment to provide high quality food and attentive service. The Company has developed manuals regarding its policies and procedures for restaurant operations. Supervisory management regularly visits Company restaurants and meets with their management teams to ensure compliance with the Company’s strategies and standards of quality in all aspects of restaurant operations and personnel development.

The Company seeks to attract and retain quality restaurant managers by providing them with an appropriate balance of autonomy and direction. Annual performance objectives and budgets for each restaurant are jointly determined by restaurant managers and senior management. To provide incentives, the Company has implemented a cash bonus program tied to achievement of specified objectives.

The staff for a typical Pizzeria Regina kiosk restaurant consists of one general manager, two managers and approximately 12 to 15 hourly employees. The staff of the original Pizzeria Regina consists of a general manager, two managers, and approximately 15 to 25 hourly employees. The staff for a typical Polcari’s North End restaurant consists of one general manager, two managers, one kitchen manager and approximately 40 to 60 hourly employees. Most of the Company’s hourly employees are part-time personnel. The general manager of each restaurant is primarily responsible for the day-to-day operations of the entire restaurant and for maintaining standards of quality and performance established by the Company.

Purchasing and Commissary Operations

The Company maintains a commissary where pizza dough is produced for the Company’s restaurants. The dough preparation requires a high degree of consistency that would be more difficult to maintain at the individual restaurant locations. The Company believes that close, centralized monitoring of the dough preparation ensures a more consistent premium product. All other food preparation is performed on site at the restaurant level.

The Company negotiates directly with wholesale suppliers of certain high volume food ingredients such as cheese, tomato sauce, and flour to ensure consistent quality and freshness of products across its restaurants and to obtain competitive pricing. These ingredients are then purchased for the Company by a third party independent distributor at the negotiated price and redistributed to the Company’s restaurants. All other food ingredients and beverage products are purchased directly by the general manager of each restaurant in accordance with corporate guidelines. The Company believes that essential food and beverage products are available from a choice of many qualified wholesale suppliers.

Advertising and Marketing

The Company’s target market for the Pizzeria Regina restaurants is very broad, consisting of individuals and families who seek fast-service and high value-to-price meals during the lunch period. The target market for the Polcari’s North End restaurants is adults and families who seek moderately priced Italian dinner entrees in a comfortable environment. The Company believes that its focus on premium quality, service and value is the most effective approach to attracting customers. The Company plans to rely upon local advertising, high volume traffic flow at retail malls and word of mouth exposure to market its restaurants.

Competition

The restaurant business is highly competitive. Price, restaurant location, food quality, service and attractiveness of facilities are important aspects of competition, and the competitive environment is often affected by factors beyond the Company’s or a particular restaurant’s control, including changes in the public’s tastes and eating and drinking habits, population and traffic patterns and local economic conditions. The Company’s restaurants compete with a wide variety of restaurants ranging from national and regional restaurant chains (some of which have substantially greater financial resources than the Company) to locally-owned restaurants. There is also active competition for liquor licenses in certain markets and for advantageous commercial real estate sites suitable for restaurants. The Pizzeria Regina restaurants compete with other fast-service, high volume food providers on the basis of price, value, location, menu and speed of service. The Polcari’s North End restaurants compete with other casual, full-service restaurants primarily on the basis of menu selection, quality, price, service, ambiance and location.

Seasonality

Certain of the Company’s restaurants are subject to seasonal fluctuations in sales volume. Sales at the Pizzeria Regina restaurants are typically higher in June through August, and in November and December due to increased volume in shopping malls during the holiday and tourist seasons and school vacations.

Employees

As of June 29, 2006 the Company had approximately 425 employees, of whom 11 were corporate and administrative personnel, approximately 55 were field supervision or restaurant managers or management trainees, and the remainder were hourly restaurant personnel. Many of the Company’s hourly employees work part-time. The Company believes that its relationship with its employees is good. None of the Company’s employees are covered by a collective bargaining agreement.

Trademarks and Service Marks

The Company regards its trademarks and its service marks as having significant value and as being important factors in the marketing of its products. The Company’s most significant trademarks are ‘‘Pizzeria Regina,’’ the Regina crown design logo, and ‘‘Polcari’s North End,’’ each of which are U.S. registered trademarks owned by the Company. The Company has also registered with the U.S. Patent and Trademark Office ‘‘Regina,’’ the ‘‘Polcari’s’’ logo, ‘‘Pizzeria Regina of Boston’s North End’’ and ‘‘Pizzeria Regina, Boston’s Brick Oven Pizza’’ as service marks.

Government Regulation

The Company is subject to a variety of federal, state, local laws, and regulations. Each of the Company’s restaurants is subject to licensing and regulation by a number of government authorities, including alcoholic beverage control, health, safety, sanitation, building and fire agencies in the state or municipality in which the restaurant is located. Difficulties in obtaining or failure to obtain required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

The selection of new restaurant sites is affected by federal, state, local laws, regulations regarding environmental matters, zoning and land use and the sale of alcoholic beverages. Various requirements (particularly at the local level) may result in increases in the cost and time required for opening new restaurants, as well as increases in the cost of operating restaurants. Difficulties in obtaining necessary licenses or permits could cause delays in or cancellations of new restaurant openings.

A significant portion of the Company’s revenues at the Polcari’s North End restaurants and the original Pizzeria Regina location in the North End is attributable to the sale of alcoholic beverages. Alcoholic beverage control regulations require each of the Company’s restaurants that serve alcohol to apply to both a state authority and municipal authorities for a license or permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations affect numerous aspects of restaurant operations, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. The failure of the Company to obtain or retain liquor service licenses could have a material adverse affect on the particular restaurant’s operations and the business of the Company overall.

The Company is subject to ‘‘dram shop’’ statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company presently carries liquor liability coverage for its restaurants, as well as excess liability coverage. The Company has never been named as a defendant in a lawsuit involving ‘‘dram shop’’ liability. The Company cannot guarantee that dram shop insurance will continue to be available to the Company at commercially reasonable prices, if at all, or that such insurance, if maintained, will be sufficient to cover any claims against the Company for dram shop liability for which it may be held liable.

The Company’s restaurant operations are all subject to federal and state laws governing such matters as minimum wage and health insurance requirements. A significant number of the Company’s personnel are paid at rates related to the federal minimum wage, and increases in the minimum wage could increase the Company’s labor costs.

ITEM 1A.	RISK FACTORS

In addition to the risks discussed elsewhere in this Form 10-K, investors should consider carefully the following risk factors in evaluating an investment in the Company.

The Company’s Ability To Grow, Including Its Plans To Open A New Pizzeria Regina Restaurant In Medford, Massachusetts, May Be Dependent On Additional Funding

For the year ended April 30, 2006, the Company has income before dividends to preferred shareholders of approximately $298,000. As of that date, the Company had a working capital deficiency of approximately $1,175,000 and stockholders’ equity of $55,000. The long-term financial stability of the Company and compliance with the bank covenants will be substantially dependent upon achieving sustained profitable operations. If the Company fails to comply with bank covenants, the bank debt could be due on demand. The Company’s growth, including its plans to open a new Pizzeria Regina restaurant in Medford, Massachusetts, will be dependent upon obtaining adequate additional financing. There can be no assurance that any future additional financing will be available on commercially reasonable terms, or at all, and the success or lack of success of the Company’s restaurants opened within recent years may have a critical effect on the Company’s ability to raise funds through the sale of stock or otherwise.

The Company May Be Unable to Expand As Planned

The Company intends to open additional restaurants in an orderly manner as conditions permit, including its plans to open a new Pizzeria Regina restaurant in Medford, Massachusetts. The Company’s ability to open additional Company restaurants will depend upon a number of factors, such as identifying satisfactory sites, negotiating satisfactory leases, securing required governmental permits and approvals, obtaining of any required financing at acceptable terms, providing adequate supervision of construction, and recruiting and training management personnel, some of which are beyond the control of the Company. The Company cannot guarantee that it will be able to open any other future restaurants within budget or on a timely basis, if at all, or that any of the new restaurants will operate profitably. If the Company is unable to expand, it may reduce the Company’s ability to increase profitability.

The Restaurant Business Is Risky

The Company’s future performance will be subject to a number of factors that affect the restaurant industry generally, including: (i) the highly competitive nature of the industry, (ii) general and local economic conditions, (iii) changes in tastes and eating and drinking habits, (iv) changes in food costs due to shortages, inflation or other causes, (v) population and traffic patterns, (vi) demographic trends, (vii) general employment, and wage and benefit levels in the restaurant industry, which may be affected by changes in federal and local minimum wage requirements or by federally or locally mandated health insurance, (viii) the number of people willing to work at or near the minimum wage and (ix) weather conditions. (See ‘‘Competition.’’)

We Are Dependent on Key Executive Officers

The future success of the Company will depend in large part on the continued services of its President, George R. Chapdelaine, as well as on the Company’s ability to attract and retain other qualified senior management personnel. The Company carries $2,000,000 of key man life insurance on the life of Mr. Chapdelaine.

Insiders Control the Company

The Company’s executive officers, directors and their affiliates and members of their immediate families control the vote of approximately 67.2% of the outstanding shares of the Common Stock. As a result, they have the practical ability to implement or block changes in the Company’s management and direction which may or may not be in the best interest of stockholders generally.

The Merger May Not Be Completed

On March 17, 2006 the Company entered into and Agreement and Plan of Merger by and among the Company, Dolphin Direct Equity Partners, LP and Braidol Acquisition Corp., a wholly owned subsidiary of Dolphin by which Braidol will merge with and into the Company with the Company surviving the Merger. The consummation of the Merger is subject to customary closing conditions, including the approval of stockholders of the Company. Should the merger be completed, stockholder’s common and preferred stock would be redeemed and stockholders would no longer participate in any future earnings, should there be any future earnings. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. In addition, the Company estimates that it will be required to incur direct transaction costs of $625,000, which include fees related to financial advisors, attorneys, accountants and financial printers. The Company has capitalized certain of these costs as deferred merger costs at April 30, 2006. If the Merger is not closed, the Company’s financial results, including earnings per share, could suffer, and the Company’s market price could decline.

The Company’s Restaurants Are Concentrated in Massachusetts

A total of eleven of the Company’s sixteen existing restaurants are located in eastern Massachusetts. As a result, the Company’s results of operations may be materially affected by changes in the Massachusetts economy.

Our Stock Is Relatively Illiquid and the Price Is Volatile

Compared to many other publicly traded companies, the Company is relatively small and has a relatively low average daily trading volume. Quarterly operating results of the Company or other restaurant companies, changes in general conditions in the economy, the restaurant industry, or the financial markets, or other developments affecting the Company, its competitors or the financial markets could cause the market price of the Company’s Common Stock to fluctuate significantly. These broad market fluctuations may adversely affect the market price of the Company’s Common Stock. In addition, the low trading volume may make it difficult for a stockholder to buy or sell a significant amount of stock without affecting the market price. The Company’s securities are principally traded on the OTC Bulletin Board or its successor. (See ‘‘Item 5. Market for Registrant Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.’’)

ITEM 2.	PROPERTIES

Of the Company’s sixteen restaurants operating on April 30, 2006, fifteen were located in leased space and one restaurant, the North End Pizzeria Regina location, is owned by the Company.

All of the Company’s leases provide for a minimum annual rent, and most call for additional rent based on sales volume at the particular location over a specified minimum level. Generally, these leases are net leases, which require the Company to pay the cost of insurance, taxes and a portion of the lessor’s operating costs. Certain mall locations also require the Company to participate in upkeep of common areas and promotional activities.

The following table sets forth certain information with respect to the Company’s restaurant properties:

Location	Type(1)
Auburn Mall Auburn, MA	food court
North End Boston, MA(2)	wait service
Faneuil Hall Marketplace Boston, MA	food court
Prudential Center Boston, MA	food court
South Station Boston, MA	food court
Burlington Mall(3) Burlington, MA	food court
Holyoke Mall Holyoke, MA	food court
Independence Mall Kingston, MA	food court
South Shore Plaza Braintree, MA	food court
Solomon Pond Mall Marlborough, MA	food court
Oviedo Market Place Oviedo, FL	food court
Paramus Park Paramus, NJ	food court
Providence Place Providence, RI	food court
Salem, NH	Polcari’s North End (bistro)
Saugus, MA	Polcari’s North End
Woburn, MA	Polcari’s North End (bistro)

(1)	Pizzeria Regina food court locations have no independent seating capacity. Seating is centralized in the common areas of the food courts. The North End seats approximately 75 customers; the Saugus Polcari’s North End location seats approximately 360 customers; the two bistro restaurants each seat approximately 200 customers.

(2)	Company-owned. This property is subject to a mortgage in favor of Commerce Bank and Trust Company. (See ‘‘Item 7. Management’s Discussion And Analysis Of Financial Condition and Results of Operations — Liquidity and Capital Resources.’’)

The Company occupies approximately 5,325 square feet of executive office space in Saugus, Massachusetts. The lease for this location expires on October 31, 2006 and the Company anticipates negotiating a new lease. The Company also leases approximately 5,000 square feet of warehouse space located in Somerville, Massachusetts under a lease expiring on July 31, 2007 (including all extension options that may be exercised by the Company in its discretion) and approximately 2,741 square feet for its commissary located in Charlestown, Massachusetts under a lease expiring on August 14, 2006. In April 2006 the Company entered into a long-term lease with Station Landing LLC in Medford, Massachusetts.

ITEM 3.	LEGAL PROCEEDINGS

The Company is not a party to any material litigation proceedings. On March 6, 2006 a Charge of Discrimination was filed by a former employee with the Massachusetts Commission Against Discrimination and with the Equal Opportunity Commission. The Company intends to vigorously defend this action.

From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

The Company’s Common Stock is traded publicly on the OTC Bulletin Board . As of May 26, 2006, there were approximately 600 holders of record of the Company’s Common Stock. On June 19, 2006, the last bid and asked price of the Company’s Common Stock as reported on the OTC Bulletin Board were each $.67 per share, respectively.

The table below represents the quarterly high and low bid and asked prices for the Company’s Common Stock for the Company’s last two fiscal years, as reported on the OTC Bulletin Board. The prices listed in this table reflect quotations without adjustment for retail mark-up, mark-down or commission, and may not represent actual transactions.

	High Bid	Low Bid	High Asked	Low Asked
Fiscal Year Ended April 30, 2006
First Quarter	$1.01	$.37	$1.50	$.47
Second Quarter	$.99	$.47	$.99	$.55
Third Quarter	$.67	$.39	$.80	$.49
Fourth Quarter	$.67	$.55	$.67	$.60
Fiscal Year Ended April 24, 2005
First Quarter	$.65	$.53	$.75	$.65
Second Quarter	$.60	$.30	$.70	$.36
Third Quarter	$.63	$.25	$.75	$.30
Fourth Quarter	$.62	$.40	$1.00	$.50

The Company has never paid cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future other than dividends on its Series A Preferred Stock. The Company’s Credit Facility prohibits the payment of cash dividends without the lender’s prior consent.

Company Equity Compensation Plans

The Company presently maintains a 1994 Employee Combination Stock Option Plan under which options are no longer issued, a 1994 Director Stock Option Plan, and the Combination Stock Option and Share Award Plan (the ‘‘2002 Plan’’), pursuant to which it granted equity awards to eligible persons. The following table gives information about those plans.

Plan category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,210,000	$.75	300,000
Equity compensation plans not approved by security holders	0	0	0
Total	1,210,000	$.75	300,000

ITEM 6.	SELECTED FINANCIAL DATA

The following table sets forth selected financial data for the fiscal periods indicated: a 53 week period for fiscal 2006 and, a 52 week period for fiscal 2005, 2004, 2003, and 2002, which have been derived from the Company’s audited financial statements.

	April 30, 2006	April 24, 2005	April 25, 2004(1)	April 27, 2003(1)	April 28, 2002
Income Statement Data:
Total revenues	$23,535,406	$22,629,052	$19,482,986	$19,697,538	$20,580,156
Costs and expenses:
Cost of food, beverages and liquor	4,477,172	4,628,052	3,769,034	3,620,451	4,056,393
Other operating expenses	14,735,338	13,912,348	12,044,045	11,666,240	12,243,675
General and administrative	2,484,226	2,450,578	2,738,690	2,610,666	2,132,756
Depreciation and amortization	981,549	976,686	930,272	922,366	1,003,709
Pre-opening costs	312	93,196	77,140	—	—
Litigation and settlement credits	(28,805)	(98,259)	(246,228)	(443,445)	—
Charge for asset impairment	306,787	—	—	—	—
Total costs and expenses	22,956,579	21,962,601	19,312,953	18,376,278	19,436,533
Operating income	578,827	666,451	170,033	1,321,260	1,143,623
Interest expense, net	(372,941)	(475,132)	(493,200)	(377,829)	(467,766)
Other income, net	21,936	8,418	221,630	9,436	8,866
Income (loss) from continuing Operations	227,822	199,737	(101,537)	952,867	684,723
Income (loss) from discontinued operations	70,436	(628,452)	(3,335,741)	40,022	206,008
Net income (loss)	298,258	(428,715)	(3,437,278)	992,889	890,731
Less: Preferred stock dividends	(78,866)	(20,583)	—	—	—
Income (loss) available to common shareholders	219,392	$(449,298)	$(3,437,278)	$992,889	$890,731
Income (loss) per share of common stock (Basic and Diluted):
Continuing Operations	$.02	$.03	$(.01)	$.13	$.10
Discontinued Operations	$.01	$(.09)	$(.48)	$.01	$.03
Income (loss) available to common shareholders	$.03	$(.06)	$(.49)	$.14	$.13
Balance Sheet Items:
Total Assets	$6,390,678	$6,741,301	$7,740,807	$8,273,745	$8,640,734
Long Term Obligations	$3,533,640	$3,981,286	$2,353,177	$3,213,292	$3,750,876
Total Liabilities	$6,335,266	$6,905,281	$8,409,528	$5,535,187	$6,895,065

(1)	In fiscal 2005, the Company closed its Pizzeria Regina in Richmond, Virginia, completed the assets sale of Polcari’s of Hyannis, Inc. and entered into an agreement for the asset sale of Polcari’s of Cambridge, Inc. The sale of Polcari’s of Cambridge, Inc., was completed in fiscal 2006. The Income Statement Data for fiscal 2004, 2003, and 2002 has been reclassified to reflect Polcari’s of Hyannis, Inc., Polcari’s of Cambridge, Inc., and Pizzeria Regina at Richmond, Virginia as discontinued operations. See Note 13 to the Company’s Consolidated Financial Statement.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis describes the principal factors affecting the results of operations, liquidity and capital resources, as well as the critical accounting policies of the Company. This discussion should be read in conjunction with the accompanying audited financial statements, which include additional information about our significant accounting policies and practices and the transactions that underlie our financial results.

The Company reports the results of its Pizzeria Regina restaurants and its Polcari North End restaurants as one operating segment since they have similar economic characteristics.

Except as otherwise indicated, references to years mean our fiscal year ended April 30, 2006, April 24, 2005 and April 25, 2004.

RESULTS OF OPERATIONS

Overview:

The key factors that affect our operating results are the impact of new store openings, comparable restaurant sales, which are driven by comparable customer counts and check average, and our ability to manage operating expenses such as food cost, labor and benefits and other costs. Changes in the number of restaurants in operation can dramatically change the absolute dollar amounts of revenues and expenses, and opening of new stores can dramatically affect operating profits. Each restaurant unit’s contribution margin will vary over the life of the restaurant. Margins tend to be low when a restaurant is first opened until customer traffic reaches planned levels. Margins can also deteriorate at the end of a unit’s life cycle due to a decline in customer traffic caused by a variety of factors outside the control of the Company. These economic conditions impact both the Pizzeria Regina units and the Polcari North End units.

There were 16 units in continuing operations for all fiscal 2006 and one for 3 months. There were 15 units in continuing operations for all fiscal 2005, one new Pizzeria Regina was added in the third month of fiscal 2005. There were 14 units in operation for all fiscal 2004, and one new Pizzeria Regina was added in the twelfth month of fiscal 2004.

During fiscal 2006 the Company completed the asset sale of Polcari’s of Cambridge, Inc. on July 22, 2005.

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin (‘‘Sub’’), whereby Braidol Sub will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference of $.0.85 per share $974,998 plus all accrued but unpaid dividends as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible in to immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver.

In any event, the Company is required to pay certain of Dolphin’s expenses. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 40.3% beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

If the merger is successfully completed, the Company will operate as a private Company with no SEC reporting obligations.

The following table sets forth all revenues, costs and expenses as a percentage of total revenues for the periods indicated for revenue and expense items included in the consolidated statements of operations:

	April 30, 2006	April 24, 2005	April 25, 2004
Revenues:
Restaurant Sales	100.0%	100.0%	99.9%
Other	—	—	.1
Total Revenues	100.0	100.0	100.0
Costs and expenses:
Cost of food, beverages and liquor	19.0	20.4	19.3
Other operating expenses-payroll	29.3	29.5	30.3
Other operating expenses exclusive of payroll	33.3	32.0	31.5
General and administrative	10.5	10.8	14.1
Depreciation and amortization	4.2	4.3	4.8
Pre-opening costs	—	.4	.4
Litigation and settlement credits	(.1)	(.4)	(1.3)
Charge for asset Impairment	1.3	—	—
Operating income (loss)	2.5	3.0	.9
Interest expense, net	(1.6)	(2.1)	(2.5)
Other income, net	.1	—	1.1
Income (loss) from continuing operations	1.0	.9	(.5)
Income (loss) from discontinued operations	.3	(2.8)	(17.1)
Net income (loss)	1.3%	(1.9)%	(17.6)%

Results of Operations for the Years Ended April 30, 2006 and April 24, 2005

During fiscal 2006 the Company completed the asset sale of Polcari’s of Cambridge, Inc. on July 22, 2005 and recorded a gain on the sale of $132,004.

Restaurant Sales

Restaurant sales in fiscal 2006 were $23,535,000 compared to $22,629,000 in fiscal 2005. The Company believes the increase in restaurant sales in fiscal 2006 compared to fiscal 2005 was attributable to the improved economy in the Northeastern United States and to the Pizzeria Regina at South Station in Boston, Massachusetts operating for the entire period. Sales volume for the restaurants open throughout both fiscal 2006 and 2005 increased by 3.3%.

Net sales at the Company’s Pizzeria Regina restaurants increased 5.9% to $14,594,000 in fiscal 2006 from $13,785,000 in fiscal 2005. The increase in restaurant sales volume was principally due to the improved economy in the Northeastern United States and to the Pizzeria Regina at South Station being open for the entire period.

Net sales at the Company’s full service casual dining restaurants increased by .7% to $8,870,000 in fiscal 2006 from $8,806,000 in fiscal 2005. The increase in restaurant sales was primarily attributable to an improved economy in the Northeastern United States.

Sales at the Company’s commissary were $71,000 in fiscal 2006 compared to $38,000 in fiscal 2005. The increase in commissary sales was primarily attributable to purchases from a licensee.

Costs and Expenses

Cost of Food, Beverages and Liquor

Cost of food, beverages and liquor as a percentage of total revenues for all restaurants was 19% in fiscal 2006 compared to 20% in fiscal 2005. The decrease as a percentage of total revenues was primarily attributable to the elimination of food items at two Pizzeria Regina locations and to a decrease in cheese costs.

The cost of food, beverages and liquor was $4,477,000 in fiscal 2006 compared to $4,628,000 in fiscal 2005. The dollar decrease was due in part to the elimination of food items at two Pizzeria Regina locations and to a decrease in cheese costs.

The cost of food, beverages, and liquor as a percentage of restaurant sales at the Pizzeria Regina restaurants was 16% in fiscal 2006 compared to 18% in fiscal 2005. The decrease as a percentage of restaurant sales was principally due to the elimination of food items at two Pizzeria Regina locations and to a decrease in cheese costs.

The cost of food, beverages and liquor at the Pizzeria Regina restaurants was $2,278,000 in fiscal 2006 compared to $2,447,000 in fiscal 2005. The dollar decrease was due to two Pizzeria Regina locations that eliminated certain food items from their menus and to a decrease in cheese costs.

The cost of food, beverages and liquor as a percentage of restaurant sales at the Company’s full service casual dining restaurants was 25% in both fiscal 2006 and fiscal 2005.

The cost of food, beverages and liquor at the Company’s full service casual dining restaurants was $2,199,000 in fiscal 2006 compared to $2,181,000 in fiscal 2005. The dollar increase is a result of higher revenues.

Other Operating Expenses

Payroll Expenses.    Payroll expenses as a percentage of total revenues for all restaurants were 29% in fiscal 2006 compared to 30% in fiscal 2005. The decrease as a percentage of total revenues was attributable to the Pizzeria Regina locations which generally have lower payroll costs than the Company’s full service casual dining restaurants.

Payroll expenses for all the restaurants were $6,892,000 in fiscal 2006 compared to $6,676,000 in fiscal 2005. The dollar increase in payroll expenses was primarily due to the Pizzeria Regina at South Station in Boston, Massachusetts being open for the entire period and to higher employee incentive costs.

Payroll expenses at the Pizzeria Regina restaurants were 25% of restaurant sales in fiscal 2006 compared to 26% in fiscal 2005. The decrease as a percentage of restaurant sales was principally due to the reduction in personnel at two Pizzeria Regina restaurants due to the elimination of food items from their menus.

Payroll expenses at the Pizzeria Regina restaurants were $3,606,000 in fiscal 2006 compared to $3,585,000 in fiscal 2005. This dollar increase was primarily due to higher employee incentive costs and to the Pizzeria Regina at South Station, Boston, Massachusetts being open for the entire period.

Payroll expenses at the Company’s full service casual dining restaurants increased to 32% of restaurant sales in fiscal 2006 from 30% of restaurant sales in fiscal 2005. The increase as a percentage of restaurant sales was primarily attributable to higher employee incentive costs.

Payroll expenses at the Company’s full service casual dining restaurants were $2,848,000 in fiscal 2006 compared to $2,678,000 in fiscal 2005. This dollar increase was primarily due to higher employee incentive costs.

Payroll expenses at the Company’s Commissary were $438,000 for fiscal 2006 as compared to $413,000 in fiscal 2005.

Other Operating Expenses, Exclusive of Payroll.

Other operating expenses, exclusive of payroll, were 33% of total revenues in fiscal 2006 compared to 32% in fiscal 2005. The increase as a percentage of total revenues was primarily attributable to costs associated with the negotiation and extension of the Company’s leases for certain Pizzeria Reginas.

Other operating expenses, exclusive of payroll were $7,843,000 in fiscal 2006 compared to $7,237,000 in fiscal 2005. This dollar increase is primarily attributable to the Pizzeria Regina at South Station in Boston, Massachusetts being open for the entire period and to costs associated with the negotiation and extension of the Company’s leases for certain Pizzeria Reginas.

Other operating expenses, exclusive of payroll, from the Pizzeria Regina restaurants were 34% of restaurant sales in fiscal 2006 compared to 33% in fiscal 2005. The increase as a percentage of sales was primarily attributable to costs associated with the negotiation and extension of the Company’s leases for certain Pizzeria Reginas and to higher energy costs.

Other operating expenses, exclusive of payroll from the Pizzeria Regina restaurants were $4,962,000 in fiscal 2006 compared to $4,540,000 in fiscal 2005. This dollar increase was primarily attributable to the addition of a new Pizzeria Regina restaurant at South Station operating for the entire period and to costs associated with the negotiation and extension of the Company’s leases for certain Pizzeria Reginas and to higher energy costs.

Other operating expenses, exclusive of payroll, from the Company’s full service casual dining restaurants increased to 31 % of restaurant sales in fiscal 2006 from 29% of restaurant sales in fiscal 2005. The increase as a percentage of restaurant sales was primarily attributable to higher energy and maintenance costs at the Company’s full service casual dining restaurants.

Other operating expenses, exclusive of payroll, from the Company’s full service casual dining restaurants were $2,747,000 in fiscal 2006 compared to $2,569,000 in fiscal 2005. The dollar increase was primarily attributable to higher energy costs and maintenance at the Company’s full service casual dining restaurants.

Other operating expenses also include commissary expenses, which were $134,000 in fiscal 2006 and $128,000 in fiscal 2005.

General and Administrative Expenses

General and administrative expenses were 11% of total revenues in both fiscal 2006 and in fiscal 2005.

General and administrative expenses were $2,484,000 in fiscal 2006, compared to $2,451,000 in fiscal 2005. The dollar increase is consistent with prior year.

Depreciation and Amortization Expenses

Depreciation and amortization expenses as a percentage of total revenues were 4% in both fiscal 2006 and fiscal 2005.

Depreciation and amortization expense was $982,000 in fiscal 2006, as compared to $977,000 in fiscal 2005.

Pre-Opening Costs

Pre-opening expenses in fiscal 2006 were $0 compared to $93,000 in fiscal 2005. The costs which consist of labor, rent and training materials are primarily attributable to the opening of the new Pizzeria Regina restaurant at South Station in Boston, Massachusetts in fiscal 2005.

Litigation and Settlement Credits

In 1998 the Company formed a joint venture with Italian Ventures, LLC, a Kentucky limited liability company (‘‘Italian Ventures’’), and entered into a development agreement with it.

Approximately eight months after the joint venture and development agreement were entered into, the Company filed a lawsuit against Italian Ventures and certain related parties seeking dissolution of the joint venture. In fiscal 2001, the Company reached a settlement of the dispute with Italian Ventures, LLC in which it agreed to pay royalties on future revenues from certain ‘‘Bistro restaurants’’, as defined in the settlement agreement. The Company accrued a liability of $955,000 in the fourth quarter of fiscal 2001 as the estimated cost of the obligation to pay the future royalties, based upon a forecast of Bistro restaurant gross sales for the period May 2001 through April 2008 using historical information and estimates of growth of existing Bistro units, as well as anticipated future Bistro unit openings and closings. In the fourth quarter of fiscal 2003, the Company reduced the accrual by $443,000 to reflect the Company’s revised estimate of its remaining obligation under the settlement agreement with Italian Ventures. In 2004, the Company experienced the opening of an under performing Polcari’s in Cambridge, Massachusetts, which caused the Company to reassess its expansion plans due to financial constraints. As a result of this reassessment in fiscal 2004 the amount of accrual was reduced by $246,000 to $258,000 to reflect the Company’s revised estimates of the remaining obligations under the settlement agreement with Italian Ventures. In fiscal 2005, the Company closed a Polcari’s bistro restaurant in Hyannis, Massachusetts. As a result, the Company reduced the accrual by $98,000 to reflect the Company’s revised estimate of its remaining obligation under the settlement agreement with Italian Ventures. As of the end of fiscal 2005, the total remaining accrual was $126,000. In fiscal 2006, the Company reduced the accrual by $29,000 to reflect the Company’s revised estimate of its remaining obligations under the settlement agreement with Italian Ventures.

Charge for Asset Impairment

The Company recorded an impairment charge of $307,000 in the fourth quarter of fiscal 2006 which is included in the consolidated statements of operations related to the write-down of certain long-lived assets. The Company reviewed the carrying value of its long-lived assets and noted that the expected future cash flows for its Polcari’s bistro restaurant in Salem, New Hampshire are not sufficient to recover the recorded carrying value of long-lived assets at this location. The Company then reviewed the revenue and income trends at this location and determined that cash flow would not improve. Subsequent to this analysis the Company reviewed various scenarios and weighed the probability of each scenario. Accordingly, the Company recognized an impairment charge to reduce the carrying value of the leasehold improvementsto zero and restaurant equipment to a fair value of $161,000. The Company currently plans to continue to operate this restaurant for its remaining lease term.

Other Income

Other income was $22,000 in fiscal 2006 compared to $8,000 in fiscal 2005. The increase was primarily due to insurance reimbursement for business interruption insurance at the Pizzeria Regina restaurant in Paramus, New Jersey, due to a malfunction of the Paramus Mall’s HVAC system, which resulted in the closure of the entire mall.

Interest Expense and Interest Income

Interest expense decreased to $390,000 in fiscal 2006, compared to $478,000 in fiscal 2005. This decrease was primarily due to a refinancing of the Company’s credit facility.

Interest income was $17,000 in fiscal 2006 compared to $3,000 in fiscal 2005 due to an increase in cash reserves and higher interest rates.

Discontinued Operations

In the fiscal 2006 period, the sale of Polcari’s of Cambridge, Inc. was completed on July 22, 2005. In fiscal 2005, the Company completed the asset sale of Polcari’s of Hyannis, Inc. in March, 2005 and closed the Pizzeria Regina in Richmond, Virginia at the end of the lease term in November, 2004. The financial results of Polcari’s of Hyannis, Inc., Polcari’s of Cambridge, Inc. and Pizzeria Regina in Richmond, Virginia are reflected in discontinued operations for all periods presented.

The income from discontinued operations was $70,000 in the fiscal 2006 period compared to a loss of $628,000 in fiscal 2005 period. In the fiscal 2006 period, the income from discontinued operations represents operating losses from the Polcari’s bistro restaurant in Hyannis, Massachusetts, the Polcari’s North End restaurant in Cambridge, Massachusetts and a gain of $132,000 from the disposal of certain assets of the Polcari’s North End Restaurant in Cambridge, Massachusetts. In the fiscal 2005 period, the loss of $628,000 from discontinued operations represents operating losses from the Polcari’s bistro restaurant in Hyannis, Massachusetts, the Polcari’s North End restaurant in Cambridge, Massachusetts, and the Pizzeria Regina restaurant in Richmond, Virginia, and a gain of $15,000 from the disposal of certain assets of the Polcari’s bistro restaurant in Hyannis, Massachusetts.

Results of Operations for the Years Ended April 24, 2005 and April 25, 2004

During fiscal 2005 the Company closed the Pizzeria Regina in Richmond, Virginia at the end of the lease term, completed the asset sale of Polcari’s of Hyannis, Inc. and entered into an agreement to sell the assets of Polcari’s of Cambridge, Inc. on July 22, 2005 therefore the following results of operations for fiscal year ended April 24, 2005, April 25, 2004, and April 27, 2003 have been reclassified to reflect Polcari’s of Hyannis, Inc., Polcari’s of Cambridge, Inc., and Pizzeria Regina in Richmond, Virginia as discontinued operations.

Restaurant Sales

Restaurant sales in fiscal 2005 were $22,629,000 compared to $19,466,000 in fiscal 2004. The Company believes the increase in restaurant sales in fiscal 2005 compared to fiscal 2004 was attributable to the opening of the new Pizzeria Regina at the Prudential Center in Boston, Massachusetts in April 2004, the new Pizzeria Regina at South Station in Boston, Massachusetts in July 2004, and by the improved economy in the Northeastern United States. Sales volume for the restaurants open throughout both fiscal 2005 and 2004 increased by 3.8%.

Net sales at the Company’s Pizzeria Regina restaurants increased 25.5% to $13,785,000 in fiscal 2005 from $10,985,000 in fiscal 2004. The increase in restaurant sales volume was principally due to the opening of the new Pizzeria Regina at the Prudential Center, the new Pizzeria Regina at South Station and to an increase in same store sales of 3.4%.

Net sales at the Company’s full service casual dining restaurants increased by 4.4% to $8,806,000 in fiscal 2005 from $8,436,000 in fiscal 2004. The increase in restaurant sales was primarily attributable to an increase in same store sales of 4.4%.

Sales at the Company’s commissary were $38,000 in fiscal 2005 compared to $45,000 in fiscal 2004. The decrease in commissary sales was primarily attributable to the closing of a domestic Pizzeria Regina franchise in Las Vegas, Nevada in April 2004.

Franchise Fees and Royalties

During fiscal 2005, the Company recognized approximately $300 in royalties from a domestic Pizzeria Regina franchise at the Palms Casino Resort in Las Vegas, Nevada which closed on April 30, 2004, compared to approximately $17,000 in royalties in fiscal 2004.

Costs and Expenses

Cost of Food, Beverages and Liquor

Cost of food, beverages and liquor as a percentage of total revenues for all restaurants was 20% in fiscal 2005 compared to 19% in fiscal 2004. The increase as a percentage of total revenues was primarily attributable to the two Pizzeria Regina locations which have higher food costs than the other Pizzeria Regina units due to the addition of food items to their menus and to an increase in costs from suppliers in general.

The cost of food, beverages and liquor was $4,628,000 in fiscal 2005 compared to $3,769,000 in fiscal 2004. The dollar increase was due in part to the two additional Pizzeria Regina locations and an increase in costs from suppliers in general.

The cost of food, beverages, and liquor as a percentage of restaurant sales at the Pizzeria Regina restaurants was 18% in fiscal 2005 compared to 16% in fiscal 2004. The increase as a percentage of restaurant sales was primarily due to the opening of the two new Pizzeria Regina restaurants which have higher food costs due to the additional food items to their menus and from an increase in cost from suppliers in general.

The cost of food, beverages and liquor at the Pizzeria Regina restaurants was $2,447,000 in fiscal 2005 compared to $1,741,000 in fiscal 2004. The dollar increase was primarily due to the opening of two additional Pizzeria Regina restaurants.

The cost of food, beverages and liquor as a percentage of restaurant sales at the Company’s full service casual dining restaurants increased to 25% in fiscal 2005 from 24% in fiscal 2004. The increase as a percentage of restaurant sales was principally due to increases in costs from suppliers in general.

The cost of food, beverages and liquor at the Company’s full service casual dining restaurants was $2,181,000 in fiscal 2005 compared to $2,028,000 in fiscal 2004. The dollar increase was primarily due to increases in costs from suppliers in general.

Other Operating Expenses

Payroll Expenses.    Payroll expenses as a percentage of total revenues for all restaurants were 29% in fiscal 2005 compared to 30% in fiscal 2004. The decrease as a percentage of total revenues was attributable to the opening of the two additional Pizzeria Regina locations which generally have lower payroll costs than the Company’s full service casual dining restaurants. This was partially offset by startup costs associated with the opening of these two locations because, as is typical in the restaurant industry, the Company overstaffed these locations during the first few months of their operations to help them succeed.

Payroll expenses for all the restaurants were $6,676,000 in fiscal 2005 compared to $5,914,000 in fiscal 2004. The dollar increase in payroll expenses was primarily due to the two new Pizzeria Regina restaurants in Boston, Massachusetts.

Payroll expenses at the Pizzeria Regina restaurants were 26% of restaurant sales in fiscal 2005 compared to 25% in fiscal 2004. The increase as a percentage of restaurant sales was principally due to the two new Pizzeria Regina restaurants in Boston, Massachusetts and to increased costs in employee health benefits.

Payroll expenses at the Pizzeria Regina restaurants were $3,585,000 in fiscal 2005 compared to $2,798,000 in fiscal 2004. This dollar increase was primarily due to the opening of two new Pizzeria Regina locations and to increased costs in employee health benefits.

Payroll expenses at the Company’s full service casual dining restaurants decreased to 30% of restaurant sales in fiscal 2005 from 32% of restaurant sales in fiscal 2004. The decrease as a percentage of restaurant sales was primarily attributable to lower employee incentive costs.

Payroll expenses at the Company’s full service casual dining restaurants were $2,678,000 in fiscal 2005 compared to $2,712,000 in fiscal 2004. This dollar decrease was primarily due to lower employee incentive costs.

Payroll expenses at the Company’s Commissary were $413,000 for fiscal 2005 as compared to $404,000 in fiscal 2004.

Other Operating Expenses, Exclusive of Payroll.

Other operating expenses, exclusive of payroll, were 32% of total revenues in fiscal 2005 compared to 31% in fiscal 2004. The increase as a percentage of total revenues was attributable to higher promotion, energy and maintenance costs.

Other operating expenses, exclusive of payroll were $7,237,000 in fiscal 2005 compared to $6,130,000 in fiscal 2004. This dollar increase is primarily attributable to the new Pizzeria Regina at Prudential Center in Boston, Massachusetts, the new Pizzeria Regina at South Station in Boston, Massachusetts and higher energy costs.

Other operating expenses, exclusive of payroll, from the Pizzeria Regina restaurants were 33% of restaurant sales in both fiscal 2005 and in fiscal 2004.

Other operating expenses, exclusive of payroll from the Pizzeria Regina restaurants were $4,540,000 in fiscal 2005 compared to $3,624,000 in fiscal 2004. This dollar increase was primarily attributable to the addition of two new Pizzeria Regina locations and higher energy costs.

Other operating expenses, exclusive of payroll, from the Company’s full service casual dining restaurants increased to 29% of restaurant sales in fiscal 2005 from 28% of restaurant sales in fiscal 2004. The increase as a percentage of restaurant sales was primarily attributable to an increase in promotions at the Polcari’s bistro restaurant in Salem, New Hampshire and higher energy costs and maintenance at the Company’s full service casual dining restaurants.

Other operating expenses, exclusive of payroll, from the Company’s full service casual dining restaurants were $2,569,000 in fiscal 2005 compared to $2,381,000 in fiscal 2004. The dollar increase was primarily attributable to the increase in promotions at the Polcari’s bistro restaurant in Salem, New Hampshire and higher energy costs and maintenance at the Company’s full service casual dining restaurants.

Other operating expenses also include commissary expenses, which were $128,000 in fiscal 2005 and $125,000 in fiscal 2004.

General and Administrative Expenses

General and administrative expenses were 11% of total revenues in fiscal 2005 compared to 14% in fiscal 2004. The decrease as a percentage of total revenues was attributable to a higher revenue base and lower employee incentive costs and lower consulting costs.

General and administrative expenses were $2,451,000 in fiscal 2005, compared to $2,739,000 in fiscal 2004. The dollar decrease was primarily attributable to lower employee incentive costs and consulting costs.

Depreciation and Amortization Expenses

Depreciation and amortization expenses as a percentage of total revenues were 4% in the fiscal 2005 period compared to 5% in the fiscal 2004 period. The decrease as a percentage of total revenue was attributable to a higher revenue base.

Depreciation and amortization expense was $977,000 in fiscal 2005, as compared to $930,000 in fiscal 2004. The increase in depreciation and amortization expense was primarily due to the addition of two Pizzeria Regina restaurants in Boston, Massachusetts.

Pre-Opening Costs

Pre-opening expenses in fiscal 2005 were $93,000 compared to $77,000 in fiscal 2004. The costs which consist of labor, rent and training materials are primarily attributable to the opening of the new Pizzeria Regina restaurant at South Station in Boston, Massachusetts in fiscal 2005 and to the new Pizzeria Regina restaurant at the Prudential Center restaurant in Boston, Massachusetts in fiscal 2004.

Litigation and Settlement Credits

In 1998 the Company formed a joint venture with Italian Ventures, LLC, a Kentucky limited liability company (‘‘Italian Ventures’’), and entered into a development agreement with it. Approximately eight months after the joint venture and development agreement were entered into, the Company filed a lawsuit against Italian Ventures and certain related parties seeking dissolution of the joint venture. In fiscal 2001, the Company reached a settlement of the dispute with Italian Ventures, LLC in which it agreed to pay royalties on future revenues from certain ‘‘Bistro restaurants’’, as defined in the settlement agreement. The Company accrued a liability of $955,000 in the fourth quarter of fiscal 2001 as the estimated cost of the obligation to pay the future royalties, based upon a forecast of Bistro restaurant gross sales for the period May 2001 through April 2008 using historical information and estimates of growth of existing Bistro units, as well as anticipated future Bistro unit openings and closings. In the fourth quarter of fiscal 2003, the Company reduced the accrual by $443,000 to reflect the Company’s revised estimate of its remaining obligation under the settlement agreement with Italian Ventures. In 2004, the Company experienced the opening of an under performing Polcari’s in Cambridge, Massachusetts, which caused the Company to reassess its expansion plans due to financial constraints. As a result of this reassessment in fiscal 2004 the amount of accrual was reduced by $246,000 to $258,000 to reflect the Company’s revised estimates of the remaining obligations under the settlement agreement with Italian Ventures. In fiscal 2005, the Company closed a Polcari’s bistro restaurant in Hyannis, Massachusetts. As a result, the Company reduced the accrual by $98,000 to reflect the Company’s revised estimate of its remaining obligation under the settlement agreement with Italian Ventures. As of the end of fiscal 2005, the total remaining accrual was $126,000.

Other Income

Other income was $8,000 in fiscal 2005 compared to $222,000 in fiscal 2004. The prior year’s other income mainly consisted of insurance proceeds related to the temporary closing of the Faneuil Hall Pizzeria Regina restaurant.

Interest Expense and Interest Income

Interest expense decreased to $478,000 in fiscal 2005, compared to $496,000 in fiscal 2004. This decrease was primarily due to a decrease in interest expense under the Company’s credit facility.

Interest income was $3,000 in both fiscal 2005 and fiscal 2004 years.

Discontinued Operations

In fiscal 2005, the Company completed the asset sale of Polcari’s of Hyannis, Inc. and entered into an agreement for the asset sale of Polcari’s of Cambridge, Inc. The Company received approximately $552,000 of net proceeds from the sale of Polcari’s of Hyannis. The sale of Polcari’s of Cambridge, Inc. is scheduled to be completed on July 22, 2005 and the net proceeds will be recorded when the sale is completed. In November 2004, at the end of the lease term, the Company ceased operations of the Pizzeria Regina in Richmond, Virginia. The Company has reclassified its financial results to reflect Polcari’s of Hyannis, Inc., Polcari’s of Cambridge, Inc., and Pizzeria Regina in Richmond, Virginia as discontinued operations.

The loss from discontinued operations was $628,000 in fiscal 2005 compared to $3,336,000 in fiscal 2004. In fiscal 2005, the loss from discontinued operations represents operating losses from the Polcari’s bistro restaurant in Hyannis, Massachusetts, the Polcari’s North End restaurant in Cambridge, Massachusetts, and the Pizzeria Regina restaurant in Richmond, Virginia of $643,000 and a gain of $15,000 from the disposal of certain assets of the Polcari’s bistro in Hyannis, Massachusetts. In fiscal 2004, the loss of $3,336,000 from discontinued operations represents operating losses from the Polcari’s bistro restaurant in Hyannis, Massachusetts the Pizzeria Regina restaurant in Richmond, Virginia and the Polcari’s North End in Cambridge, Massachusetts, including an impairment charge of $2,163,000 related to the write-down of certain long lived assets for that location.

The Company reviewed the carrying value of its long lived assets and noted that the expected future cash flows for this location were not sufficient to recover the recorded carrying value of long-lived assets at this location. Accordingly, the Company recognized an impairment charge to reduce the carrying value of long lived assets at this location. The Company recognized an impairment charge to reduce the carrying value of leasehold improvements to zero and restaurant equipment to an estimated fair market value based on the estimated residual value of the equipment.

LIQUIDITY AND CAPITAL RESOURCES

Our primary sources of funding during fiscal 2006 were cash provided by operations, and the proceeds received from the disposition of the assets of Polcari’s of Cambridge.

At April 30, 2006, the Company had a working capital deficit of $1,175,000 compared to a deficit of $1,339,000 at the end of fiscal 2005, and cash and cash equivalents $812,000, compared to $687,000 at the end of fiscal 2005. For the year ended April 30, 2006, the Company has net income before dividends to preferred shareholders of approximately $298,000. As of that date, the Company had stockholders’ equity of $55,000 as compared to a deficit of $164,000 at the end of fiscal 2005.

During fiscal 2006, the Company had a net increase in cash and cash equivalents of $124,000, reflecting net cash provided by operating activities of $794,000, net cash used for investing activities of $203,000 and net cash used for financing activities of $467,000.

Net cash provided by operating activities of $794,000 included net income of $298,000, depreciation and amortization expense of $981,000, a charge for asset impairment of $307,000, a decrease in inventories of $122,000, an increase in accounts payables of $216,000 and a decrease in accounts receivables of $13,000. This was partially offset by, an increase of other assets of $561,000 , a decrease in other long-term liabilities of $29,000, a decrease in deferred rent of $16,000, a decrease in accrued expenses of $324,000, an increase in prepaid expenses of $52,000 and a reduction of the litigation settlement of $29,000 and a gain on sale of discontinued operations of $132,000. Net cash used for investing activities of $203,000 reflects capital expenditures associated with the Polcari’s North End restaurant, Polcari’s North End bistro restaurants and various Pizzeria Regina restaurants partially offset by the asset sale of Polcari’s North End in Cambridge, Massachusetts, in the amount of $214,000. Net cash used for financing activities of $467,000 consisted of repayments of long term debt, lease obligations, stockholders loans and payments of preferred dividends.

At April 30, 2006, the Company had current liabilities of $2,802,000, including $998,000 of accounts payable, $1,422,000 of accrued expenses and, current maturities of long term obligations in the amount of $382,000. At April 30, 2006, the Company had long-term obligations, less current maturities, in the amount of $3,534,000, including $76,000 of notes payable to a stockholder, $1,579,000 due under its credit facility with Commerce Bank and Trust Company, $1,450,000 of convertible subordinated debentures, $352,000 of deferred rent, and $77,000 of other long-term liabilities primarily related to the litigation settlement agreement with Italian Ventures, LLC.

Regardless of whether the Company completes the Merger described in ‘‘Results of Operations — Overview’’ of this Item 7, the Company believes that its existing resources, together with cash flow generated from operations, will be sufficient to fund its cash flow requirements and maintain debt covenant compliance for the next twelve months. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. In addition, the Company estimates that it will be required to incur direct transaction costs of $625,000, which include fees related to financial advisors, attorneys, accountants and financial printers. The Company has capitalized certain of these costs as deferred merger costs at April 30, 2006.

However, the Company’s growth will be dependent upon obtaining additional financing. There can be no assurance that any future additional financing will be available on commercially reasonable terms, or at all, and the success or lack of success of the Company’s restaurants opened within the last year and planned to be opened in the future may have a critical effect on the Company’s ability to raise funds through the sale of stock or otherwise.

Contractual Obligations

The Company has long-term contractual obligations primarily in the form of leases and debt obligations. The following table summarizes the Company’s contractual obligations and their aggregate maturities as of April 30, 2006. (See discussions of cash flows, financial position and capital resources as well as the Notes to the April 30, 2006 consolidated financial statements for further details).

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long term debt obligations(1)	$3,404,045	$374,754	$866,068	$713,223	$1,450,000
Operating lease obligations	19,215,983	3,107,683	5,601,400	3,764,200	6,742,700
Purchase obligations	—	—	—	—	—
Shareholder Note(2)	82,431	6,736	14,440	15,812	45,443
Total	22,702,459	3,489,173	6,481,908	4,493,235	8,238,143

(1)	Consists principally of bank borrowings under the Credit Facility and the $1,450,000 principal amount of long term convertible debentures.

(2)	Consists principally of shareholder note.

The Company requires cash to pay its operating expenses and to service the obligations listed above. The Company’s principal sources of funds are its operations. The Company cannot guarantee that its operations will generate cash in future periods.

The Credit Facility requires compliance with various financial covenants, of which the most restrictive are cash to debt ratio and profitability. If the Company defaults under any of the provisions of the Credit Facility, all amounts outstanding under each of the term facilities become due and payable, and the bank may proceed against its collateral, which includes substantially all of the Company’s assets. As of April 30, 2006 the Company was in compliance with the financial covenants of the Credit Facility.

CRITICAL ACCOUNTING POLICIES

The Company considers its accounting policies with respect to the use of estimates, long-lived assets and goodwill, and revenue recognition as the most critical to its results of operations and financial condition.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. For example, in fiscal 2001 the Company recorded a non-recurring charge for a litigation settlement agreement. This estimate was based on projected sales of current and future bistro restaurants, which assumed the number and timing of new Bistro Restaurants as defined in the settlement agreement as demonstrated by our discussion of this accrual in our results of operations. The actual royalty payments ultimately required to be paid may vary significantly from both the Company’s original and its revised estimates.

Long-Lived Assets

The Company evaluates its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 144 (‘‘SFAS No. 144’’). SFAS No. 144 establishes accounting standards for the impairment of long-lived assets and certain identifiable intangibles to be held and used and for long-lived assets, and certain identifiable intangibles to be disposed of.

Whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable, the Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment, as appropriate. In fiscal 2006 the Company recorded an impairment charge of $307,000 related to the write down of certain long-lived assets of a Polcari’s Bistro located in Salem, New Hampshire. In fiscal 2004, the Company recorded an impairment charge of $2,163,000, included in discontinued operations, related to the write-down of certain long-lived assets of the Polcari’s North End located in Cambridge, Massachusetts. The Company determined that the future cash flows which the Company estimated would be received from the respective restaurants would not be sufficient to recover the recorded carrying value of the long-lived assets applicable to that location.

Goodwill

Goodwill resulting from the excess of cost over fair value of net assets acquired is being tested for impairment in accordance with the guidelines in SFAS No. 142. SFAS No. 142 requires among other things, that companies no longer amortize goodwill but test goodwill for impairment at least annually. As of April 30, 2006, the Company’s goodwill of $453,643 was associated with the acquisition of Capucino’s, Inc. in 1994. No adjustment to the $453,643 balance of goodwill was deemed necessary during the year ended April 30, 2006. Prior to the adoption of SFAS 142, the Company amortized goodwill over twenty years.

Revenue Recognition

Substantially all restaurant sales represent retail sales to the general public through Company-owned restaurants. Such amounts are recognized as revenue at the point of sale.

Franchise fees resulting from the sale of individual franchise locations are recognized as revenue upon the commencement of franchise operations. Revenues from the sale of area development rights are recognized proportionately as the franchised restaurants commence operations. Franchise royalties, which are based on a percentage of franchised restaurants’ sales are recognized when revenue is earned.

Recently Issued Accounting Standards

In May 2005, the FASB issued SFAS No. 154, ‘‘Accounting Changes and Error Correction’’, replaces ABP Opinion 20, ‘‘Accounting Changes,’’ and FASB Statement No. 3, ‘‘Reporting Accounting Changes in Interim Financial Statements,’’ and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior period’s financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of error made in fiscal years beginning after the date SFAS No. 154 was issued. At the present time, we do not believe that adoption of SFAS No. 154 will have a material effect on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R which addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. It eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method. As permitted by the current SFAS No. 123, Accounting for Stock-Based Compensation, we have been accounting for share-based compensation to employees using APB Opinion No. 25's intrinsic value method and, as such, we generally recognize no compensation cost for employee stock options. Under the original guidance of SFAS No. 123R, we were to adopt the statement's provisions for the interim period beginning after June 15, 2005. However, in April 2005, as a result of an action by the Securities and Exchange Commission, companies were allowed to adopt the provisions of SFAS No. 123R at the beginning of their fiscal year that begins after June 15, 2005. Consequently, we adopted SFAS No. 123R on May 1, 2006. While we expect that the requirement to expense stock options and other equity interests that have been or will be granted pursuant to our equity incentive program will significantly increase our operating expenses and result in lower earnings per share, the amount of the increase in operating expenses will depend on the level of future grants, the terms and fair values of such grants, and expected volatilities, among other factors, present at the grant dates. The adoption of SFAS No. 123R will have no impact on our cash flows.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISKS.

Interest Rate Risk.

We have exposure to interest rate risk related to certain instruments entered into for other than trading purposes. Specifically, borrowings under the Credit Facility described in Item 7 bear interest at a variable rate based on the bank’s prime rate. A 100 basis point change in the Credit Facility interest rate (approximately 9.75% at April 30, 2006) would cause the interest expense for fiscal 2007 to change by approximately $13,000. This computation is determined by considering the impact of hypothetical interest rates on our variable long-term debt at April 30, 2006. However, the nature and amount of our borrowings under the Credit Facility may vary as a result of future business requirements, market conditions covenant compliance and other factors.

Our other outstanding long-term debt bears fixed rates of interest. The Company believes there is no material exposure to a market interest rate risk that could affect future results of operations or financial conditions.

Commodity Price Risk.

Many of the food products and other operating essentials purchased by us are affected by commodity pricing and are, therefore, subject to price volatility caused by weather, production problems, delivery difficulties and other factors that are beyond our control. Our supplies and raw materials are available from several sources and we are not dependent upon any single source for these items. The Company negotiates directly with wholesale suppliers of certain high volume food ingredients such as cheese, tomato sauce, and flour to ensure consistent quality and competitive pricing. These ingredients are then purchased for the Company by a third party independent distributor at the negotiated price and redistributed to the Company’s restaurants. All other food ingredients and beverage products are purchased directly by the general manager of each restaurant in accordance with corporate guidelines. Certain significant items that could be subject to price fluctuations are cheese and flour products. The Company believes that it will be able to pass through increased commodity costs by adjusting menu pricing in most cases. However, we believe that any changes in commodity pricing that cannot be offset by changes in menu pricing or other product delivery strategies would not be material.

ITEM 8	FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES INDEX TO FINANCIAL STATEMENTS

Page
Index to Financial Statements	F-1
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Financial Statements
Balance sheets	F3 – F-4
Statements of operations	F-5
Statements of stockholders’ equity (deficit)	F-6
Statements of cash flows	F-7
Summary of accounting policies	F-8 – F-14
Notes to consolidated financial statements	F-15 – F-32

The Company’s Financial Statements, together with the Report of the Registered Public Accounting Firm have been included at Item 15 and appear at Pages F-1 through F-32.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

As of the end of the period covered by this report, the Company’s Chief Executive Officer and Chief Financial Officer performed an evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in SEC Rule 13a-15 or 15d-15), which have been designed to ensure that material information related to the Company is timely disclosed. Based upon that evaluation, they concluded that the disclosure and procedures were effective and remained unchanged in the fourth quarter of year ended April 30, 2006. In addition, there was no change in the Company's internal controls over financial reporting that occured during the Company's fourth quarter that has materially affected, or is reasonably likely to materially affect, internal controls over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth information with respect to directors:

Directors	Age	Position	Since
George R. Chapdelaine	61	Chief Executive Officer, President and Director	1994
Hugh Devine	58	Director	2000
Edward P. Grace III	56	Director	2004
Roger Lipton	65	Director	1996
John P. Polcari, Jr.	75	Director	1994
Peter E. Salas	52	Director	2005
Robert C. Taft	53	Director	2004

Mr. Chapdelaine was elected President, Chief Executive Officer and a director of the Company in April 1994. Mr. Chapdelaine served as President, Chief Executive Officer and a director of Pizzeria Regina, Inc., a predecessor of the Company, from 1982 until it was acquired by the Company in April 1994. Prior to 1982, Mr. Chapdelaine worked in the food service industry in various capacities, including as an independent marketing consultant, a general manager of the Food Service division for H.P. Hood, Inc. and a sales manager for Chiquita Brands, a subsidiary of United Brands. Mr. Chapdelaine holds an MBA from Clark University and graduated with a B.S. in Hotel and Restaurant Management from Oklahoma State University. He currently serves on the Board of the Massachusetts Restaurant Association.

Mr. Devine has been the President of Devine & Pearson Advertising, Inc. (an advertising and communications agency with 29 years experience marketing to the food service industry) since 1976. Mr. Devine is nationally recognized for identifying marketing opportunities for clients, both food service operators and manufacturers of food, beverages, equipment and supplies. He serves on the boards of directors of the YMCA, American Association of Advertising Agencies and Advertising Club of Greater Boston.

Mr. Grace has been President of Phelps Grace International, Inc., an investment management company, and Managing Director of Grace Venture Partners, LP. since 1998. Mr. Grace has over
30 years experience in the food service industry. He was the founder, Chairman, President and CEO of Bugaboo Creek Steak House, Inc., operator of both The Capital Grill, a 20 location fine dining restaurant, and the Bugaboo Creek Steak House, a casual dining restaurant chain with locations throughout the East Coast, from 1989 until 1996. He was Vice Chairman and a Director of RARE Hospitality International, Inc. from 1996 to 1998. From 1992 until 1994 he was the Chairman of Homestyle Buffet, Inc., a 34 location buffet style restaurant chain. Mr. Grace has served as the director of a number of public and private companies, including Professional Facilities Management, Inc., Not Your Average Joe's Inc., The Gemesis Corporation and Shawmut Design & Construction, Inc. He is currently a Trustee of Johnson & Wales University and of Bryant College and in the past has served on the boards of a number of other trade associations, and educational and philanthropic organizations, including the National Restaurant Association.

Mr. Lipton has been President of Lipton Financial Services, Inc. (a money management and investment banking firm, specializing in restaurant, franchising and retailing industries) since 1993. Since February 1995, he has also been a Managing Director of Axiom Capital Management, Inc., a NASD broker/dealer. From 1981 until February 1995, he was Managing Director of Ladenburg, Thalmann & Co., Inc., a broker/dealer and investment banking firm.

Mr. Polcari was a founder of Pizzeria Regina, Inc. and has been employed by the Company and its predecessor in various capacities from its inception. He is a recipient of the National Restaurant Association’s state restaurateur of the year award for the Commonwealth of Massachusetts.

Mr. Salas has been President of Dolphin Asset Management Corporation and its related companies (‘‘Dolphin’’) since he founded it in 1988. Dolphin and its affiliates are the beneficial owners of approximately 40.3% of the Company’s outstanding capital stock, as set forth under the heading ‘‘Security Ownership of Certain Beneficial Owners and Management. Affiliates of Dolphin have entered into a merger agreement to acquire the Company. See ‘‘Item 13. Certain Relationships and Related Transactions.’’ Prior to founding Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years. Mr. Salas is currently a director and Chairman of the Board of both Tengasco, Inc. (AMEX: TGC), an independent oil and gas producer, and of ACT Teleconferencing, Inc. (OTC: ACTT), a global teleconferencing provider. He is also a director of Williams Controls, Inc. (OTCBB: WMCO), a manufacturer of electronic throttle controls, and Southwall Technologies, Inc. (OTCBB: SWTX), a manufacturer of energy control systems. Mr. Salas received an A.B. degree from Harvard in 1978.

Mr. Taft has been the CEO of Caffino, Inc., a chain of double drive-through espresso bars, since September 2003. He has over 25 years experience in the food service industry. During 2002 and 2003 Mr. Taft was Chief Concept Officer of Ultimate Franchise System, Inc., and was President of Sonofresco from 2001 to 2002 He was Chief Operating Officer of Fuddruckers, Inc., a fast casual restaurant chain with over 200 franchised and company owned locations, from 1999 until 2001. From 1996 until 1999, he served as President of the Au Bon Pain Bakery Cafes unit of Au Bon Pain, Inc., a fast service chain with over 250 locations. From 1993 until 1996, Mr. Taft was the President and CEO of Papa Gino’s, Inc. He has served on the boards of Ultimate Franchise Systems, Inc. and the Washington and Massachusetts Restaurant Associations.

Management

Anthony Buccieri, 51, was appointed Vice President of Operations in April 1994. Mr. Buccieri joined a predecessor of the Company in 1974 and has served in various capacities since that date, including as operations supervisor since 1983. Ms. Fran Ross, 53, was appointed a Company Vice President in, February 1995 and Chief Financial Officer in October 1995.

CORPORATE GOVERNANCE

General

The Board of Directors of the Company believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its stockholders. In response to the wave of corporate scandals and Congress’s enactment of the Sarbanes-Oxley Act of 2002 (‘‘Sarbanes-Oxley’’), in the Fall of 2002 the Board reviewed our corporate governance policies and practices and compared them to the provisions of Sarbanes-Oxley, the new and proposed rules of the SEC under that statute and practices suggested by various authorities in corporate governance. Based upon that review, in December 2002 the Board of Directors took steps to implement the then proposed new rules and listing standards. In particular, the Board:

•	adopted a new charter for our Audit Committee reflecting the requirements of Sarbanes-Oxley and the rules adopted or then proposed for audit committees;

•	adopted a charter for our Compensation Committee;

•	created a Corporate Governance and Nominating Committee (initially consisting of the entire Board) and adopted its charter;

•	Reviewed the independence standards for directors then being proposed or adopted by the SEC and Nasdaq and assessed the independence of existing board and committee members under those standards; and

•	adopted a Code of Ethics and a Code of Conduct which applies to all executive officers, directors, employees and agents of the Company.

Subsequent to the December 2002 meeting, the Board also approved adjustments in the actions taken at that meeting to conform to changes in regulations subsequently adopted by the SEC and the Nasdaq Stock Market, Inc.

Board of Directors and Regular Committees

The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The Board’s primary responsibility is to oversee the management of the Company and, in so doing, to serve the best interests of the Company and its stockholders. Management keeps the directors informed of Company activity through regular written reports and presentations at Board and committee meetings.

The Board of Directors held eight meetings during the fiscal year ended April 30, 2006. All of the Company’s directors are encouraged to attend the Company’s annual meeting of stockholders. All of the Company’s directors were in attendance at the Company’s September, 2005 Annual Meeting.

The Board of Directors also acted by unanimous written consent in lieu of a special meeting on three occasions. Each current director attended at least 75% of the meetings of the Board of Directors and of committees of which he or she was a member held during the last fiscal year. Under the standards of the Nasdaq Stock Market, Inc. (NASD Rule 4200(a)(15)), the Company has determined that five of the seven directors, Messrs. Devine, Grace, Lipton, Salas and Taft, satisfy the requirements to be an independent director.

The Board currently has the following committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

Audit Committee.    The primary function of our Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to the management of the Company. The Audit Committee is directly responsible for the oversight of : (i) the integrity of the Company’s disclosure controls and procedures; (ii) the integrity of the Company’s internal controls over financial reporting; and (iii) the qualifications, independence, appointment, compensation and performance of the Company’s independent auditors. It also is responsible for administering the Company’s Code of Ethics and Code of Conduct, the establishment of ‘‘whistle-blowing’’ procedures, and the oversight of certain other compliance matters.

Under its charter adopted in December 2002, as subsequently amended and supplemented by SEC and stock market rules, the Audit Committee must consist of not less than one or more than three directors, all of whom satisfy the independence standards of the SEC, the Nasdaq Stock Market. The Audit Committee has been composed of Mr. Devine, Mr. Grace and Mr. Taft, all of whom the Board of Directors determined satisfy those standards. In 2005, the Board of Directors reviewed the qualifications of Mr. Grace and Mr. Taft and determined that each was an ‘‘audit committee financial expert’’ as defined by SEC rules. The Audit Committee held six meetings during the fiscal year ended April 30, 2006.

Compensation Committee.    The purpose of the Compensation Committee is to assist the Board in the discharge of its responsibilities related to the fair and competitive compensation of executives and key employees of the Company. It is charged with periodic review of the compensation philosophy of the Company, annual evaluation of the performance of the principal executives and key employees, annual review of the total compensation of those persons, approval of grants under and supervision of the administration of stock plans, and issuance of an annual report to stockholders in accordance with SEC rules.

Under its charter as adopted in December 2002, the Compensation Committee must consist of a minimum of one director, and each member must be a non-employee, outside director under various standards of the tax laws and rules of the SEC, who also satisfies the independence requirements of the Nasdaq Stock Market. The Compensation Committee currently has been composed of Mr. Devine, Mr. Grace and Mr. Lipton all of whom the Board determined satisfy those standards.

The Compensation Committee held one meeting during the fiscal year ended April 30, 2006.

Corporate Governance and. Nominating Committee.    The purpose of the Corporate Governance and Nominating Committee is to review and evaluate the Company’s policies, codes of conduct and guidelines, evaluate and make recommendations to the Board concerning Board committees, review and evaluate the CEO and other senior management (other than related to compensation), serve as a focal point for management succession planning, and identify and evaluate candidates for nomination as directors.

Under its charter as adopted in December 2002, the Corporate Governance and Nominating Committee may consist of either the entire Board or, if less than the entire Board, a committee of not less than two non-employee members of the Board of Directors, each of whom satisfies the independence requirements of the Nasdaq Stock Market. The Board of Directors considered the functions of the Corporate Governance and Nominating Committee and the fact that two of the directors who are not independent within the meaning of the Nasdaq definition are major stockholders and collectively the owners of approximately 20.8% of the Company’s outstanding capital stock, and determined that it was appropriate for the entire Board of Directors to serve as the Corporate Governance and Nominating Committee. The Board met as the Corporate Governance and Nominating Committee once during the last fiscal year.

Under its charter, the Corporate Governance and Nominating Committee is responsible for identifying candidates to serve as directors (whether such directorships are filled by the Board or by stockholders), gathering information on such candidates, conducting interviews of candidates and their references, and making recommendations to the full Board of Directors.

The Corporate Governance and Nominating Committee may consider nominees recommended by stockholders and other sources, such as directors, officers, third party search firms or other appropriate sources. In evaluating candidates, it will consider personal integrity, sound business judgment, business and professional skills and experience, independence (as defined under SEC and Nasdaq rules), diversity, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates from any other source.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), requires the Company's directors and executive officers, and persons who beneficially own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Reporting persons are also required to furnish the Company with copies of all Forms 3, 4, and 5 they file.

Based solely on the Company's review of the copies of Forms 3, 4 and 5 which it has received and written representations from certain reporting persons the Company believes that all of its directors, executive officers, and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the Company's fiscal year ended April 30, 2006.

ITEM 11.	EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation during each of the last three fiscal years of the Chief Executive Officer and of each executive officer and others whose annual salary and bonus exceeded $100,000 for services in all capacities to the Company during fiscal 2006 (collectively, the ‘‘Named Executive Officers’’).

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long-Term Compensation
Name and Principal Positions	Fiscal Year Ended	Salary ($)	Bonus ($)	Securities Underlying Stock Options(#)
George R. Chapdelaine	4/30/2006	241,000	0	0
President and CEO	4/24/2005	232,000	0	50,000
	4/25/2004	222,000	0	100,000
Anthony Buccieri	4/30/2006	137,000	0	0
Vice President Operations	4/24/2005	135,000	0	20,000
	4/25/2004	129,000	0	0
Fran V. Ross	4/30/2006	135,000	0	0
Vice President and	4/24/2005	130,000	0	20,000
Chief Financial Officer	4/25/2004	125,000	0	0
John Polcari, Jr.	4/30/2006	105,000	0	0
	4/24/2005	105,000	0	50,000
	4/25/2004	99,900	25,000	0

Stock Options

The following table presents certain information concerning stock options held by the Named Executive Officers. No stock options were granted to or exercised by the Named Executive Officers during the last fiscal year.

FISCAL YEAR-END OPTION VALUES

Name	Number of Shares of Common Stock Underlying Unexercised Options at April 30, 2006 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at April 30, 2006($)Exercisable/ Unexercisable
George R. Chapdelaine CEO	230,000/0	$39,600/$0
Anthony Buccieri	65,000/0	$13,200/$0
Fran V. Ross	65,000/0	$13,200/$0
John Polcari, Jr.(1)	135,000/0	$52,800/$0

(1)	includes options and warrants of spouse

Employment Contract

The Company and Mr. Chapdelaine, the Chief Executive Officer and President of the Company, entered into a two year employment agreement automatically renewable annually dated April 23, 2004. This agreement has been renewed through April 2007. Mr. Chapdelaine was also provided with an automobile plus the cost of annual insurance and with such other employee benefits as were generally available to employees or officers of the Company. Pursuant to the employment agreement, the Company agreed to grant Mr. Chapdelaine stock options to acquire 100,000 shares of Common Stock that vest over two years.

Under the terms of the employment agreement, if Mr. Chapdelaine's employment with the Company is terminated by the Company without cause, or if Mr. Chapdelaine terminates his employment with the Company for good reason (either a material reduction in his overall level of responsibility or the relocation of the Company's executive offices to a location that is more than 35 miles from Boston, Massachusetts, in each case without his consent) or due to a change in control of the Company, then the Company must continue to pay Mr. Chapdelaine his then-current base salary, payable monthly, during a one-year severance period, and Mr. Chapdelaine may not compete with the Company during that period.

Mr. Chapdelaine's employment agreement also contains a non-competition provision that prohibits Mr. Chapdelaine from directly or indirectly competing with the Company as long as he is an employee of the Company and, in the case of his voluntarily termination or his termination by the Company for cause, for a period of two years thereafter. The agreement also contains confidentiality provisions that provide that Mr. Chapdelaine may not disclose proprietary information of the Company, other than in furtherance of the business of the Company or in response to a court order.

Bonus Program

The Company has adopted an incentive program under which key contributors, selected by the Compensation Committee, will be paid cash bonuses. The aggregate amount of these bonuses will be based upon a formula related to the financial performance of the Company. Bonuses, if any, will be allocated by the Compensation Committee among the individual employees based upon their performance during the year. No bonuses were paid during the last fiscal year.

Compensation of Directors

Non-employee directors of the Company presently do not receive cash compensation for their services as directors. The Company provides health insurance benefits or the cash equivalent to its directors and reimburses them for their out-of-pocket expenses in attending board meetings. In addition, directors were eligible for the grant of stock options under the 2002 Combination Stock Option and Share Award Plan. No options to purchase shares of common stock were awarded to directors under these plans during fiscal 2006.

In May, 2005, the Company created a special committee comprised of Messrs. Grace, Devine and Taft to evaluate strategic alternatives for the Company. Members of the committee were each paid a fee of $5,000. See ‘‘Item 13. Certain Relationships and Related Transactions.’’

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, is responsible for assisting the Board in the discharge of its responsibilities related to the fair and competitive compensation of executives and key employees of the Company. Among other responsibilities, the Compensation Committee reviews and recommends to the Board of Directors the compensation of the Chief Executive Officer and each of the other executive officers of the Company.

The objective of the Compensation Committee in determining the compensation of the Company’s executive officers is to provide a base compensation which allows the Company to attract and retain experienced talent. The Compensation Committee’s philosophy is to align the executive officers’ interests with the success of the Company; therefore, the Committee has established bonus payments based on the Company’s performance. The cash compensation for each executive officer consists of a base salary plus the potential for an annual performance bonus. Mr. Chapdelaine’s salary for fiscal 2006 was based upon his pre-existing contract, and the amount of his bonus for fiscal 2006 was based upon his performance in relation to financial targets. The Company entered into a new automatically renewable employment agreement with Mr. Chapdelaine in April 2004. This agreement has been renewed through April 2007. The terms of this new employment agreement are in line with the Compensation Committee’s executive officer compensation philosophy.

COMPENSATION COMMITTEE: Hugh Devine, Edward P. Grace, III, Roger Lipton

Performance Graph

The following graph compares the change in Boston Restaurant Associates, Inc.’s cumulative total stockholder return the last five fiscal years with the cumulative return on the Russell 2000 and the Standard & Poor Index for Hotel, Restaurant and Leisure for that period.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its directors and anticipates that it will enter into similar agreements with any future directors. Generally, the indemnification agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification of directors.

The indemnification agreements provide that the Company will pay certain amounts incurred by a director in connection with any civil or criminal action or proceeding and specifically including actions by or in the name of the Company (derivative suits) where the individual’s involvement is by reason of the fact that he is or was a director. Such amounts include, to the maximum extent permitted by law, attorney’s fees, judgments, civil or criminal fines, settlement amounts, and other expenses customarily incurred in connection with legal proceedings. Under the indemnification agreements, a director will not receive indemnification if he is found not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Company Equity Compensation Plans

The Company presently maintains a 1994 Director Stock Option Plan and a 1994 Employee Combination Stock Option Plan under which options are no longer issued, and the Combination Stock Option and Share Award Plan (the ‘‘2002 Plan’’), pursuant to which it grants equity awards to eligible persons. The following table gives information about those plans.

	(a)	(b)	(c)
Plan category	Number securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrant and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,210,000	$.75	300,000
Equity compensation plans not approved by security holders	0	0	0
Total	1,210,000	$.75	300,000

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 29, 2006 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Named Executive Officers listed in the Summary Compensation Table below, and (iv) all current directors, nominees and executive officers of the Company, as a group. Except where otherwise indicated, this information is based upon information provided to the Company by the named person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Outstanding Shares
George R. Chapdelaine(3) c/o Boston Restaurant Associates, Inc. 999 Broadway Saugus, MA 01906	960,390	13.1%
Anthony Buccieri(9) c/o Boston Restaurant Associates, Inc. 999 Broadway, Suite 400 Saugus, MA 01906	70,100	1.0%
Hugh Devine(4) Devine & Pearson Crown Colony Park 300 Congress Street Quincy, MA 02169	110,000	1.5%
Edward P. Grace III(8) Grace Venture Partners Sun Trust Center, suite 1850 200 South Orange Avenue Orlando, FL 32801	243,547	3.4%
Roger Lipton (5)(6) 983 Park Avenue New York, NY 10028	80,000	1.1%
John P. Polcari, Jr. (5)(7) c/o Boston Restaurant Associates, Inc. 999 Broadway Saugus, MA 01906	1,061,568	14.7%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percentage of Outstanding Shares
Fran V. Ross (9) c/o Boston Restaurant Associates, Inc. 999 Broadway, suite 400 Saugus, MA 01906	89,901	1.3%
Peter E. Salas(10)(11) Dolphin Asset Management Corp. 129 East 17th Street New York, NY 10003	3,302,811	44.0%
Robert C. Taft (12) Caffino 3130 Crow Canyon Park Place, Suite 120 San Ramon, CA 94583	230,573	3.2%
Jordan Index Fund, Lp. (13) 1876 Woodhollow Lane, Apt. 306 Maryland Heights, MO 63043	903,186	11.7%
All directors, and executive officers as a group (9 persons) (14)	6,098,890	75.8%

*	Less than one percent

(1)	Unless otherwise indicated in other footnotes, to the knowledge of the Company, all persons listed have sole voting and investment power with respect to shares of Common Stock, except to the extent shared with spouses under applicable law.

(2)	In computing the number of shares beneficially owned and the percentage of ownership of that person, shares of Common Stock subject to options or warrants exercisable within 60 days after the date of the information in the table are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing percentage ownership of any other person.

(3)	Based upon information contained in a Schedule 13G Amendment as filed with the Securities and Exchange Commission on January 24, 2006. Includes 230,000 shares issuable pursuant to stock options.

(4)	Includes 110,000 shares issuable pursuant to stock options.

(5)	Includes 80,000 shares issuable pursuant to stock options.

(6)	Based upon information contained in a Schedule 13D, Amendment 3, as filed with the Securities and Exchange Commission on October 17, 2005.

(7)	Based upon information contained in a Schedule 13G Amendment as filed with the Securities and Exchange Commission on January 24, 2006. Includes 123,658 shares issued to Lucille Salhany and Mr. Polcari jointly with rights of survivorship and 12,741 shares held by Ms. Salhany for the benefit of certain family members. Includes 30,000 shares issuable pursuant to stock options, 25,000 shares issuable pursuant to stock warrants and 58,823 shares of Preferred Stock issued to Ms. Salhany.

(8)	Includes 100,000 shares issuable pursuant to stock options and 117,647 shares issuable pursuant to convertible Preferred Stock.

(9)	Includes 65,000 shares issuable pursuant to stock options.

(10)	Based upon information contained in a Schedule 13D, as amended, as filed with the Securities and Exchange Commission on March 24, 2006.

(11)	Includes 470,588 shares issuable pursuant to convertible Preferred Stock.

(12)	Based on information provided by Mr. Taft does not include 77,800 shares held by relatives of Mr. Taft for which he disclaims any beneficial ownership, however 100,000 shares issuable pursuant to stock options and 29,411 shares issuable pursuant to convertible preferred stock are included.

(13)	Based upon information contained in a Schedule 13G as filed with the Securities and Exchange Commission on February 13, 1998. Includes 500,000 shares issuable pursuant to currently exercisable warrants.

(14)	Includes 879,800 shares issuable pursuant to stock options and 617,646 shares issuable pursuant to convertible Preferred Stock.

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin (‘‘Sub’’), whereby Braidol Sub will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible in to immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver.

In any event, the Company is required to pay certain of Dolphin’s expenses. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000 less any expenses it has paid for the benefit of Dolphin and its affliates. As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 40.3%beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Subordinated Debentures

The Company had subordinated debentures outstanding at April 30, 2006 consisted of convertible subordinated debentures in the amount of $1,450,000 bearing interest at 8% through 31 December, 1997; 10% through 31 December, 1998; 12% through 31 December 1999; and 14% through 2011, equivalent to a blended rate of approximately 13.2% annually, payable semi-annually and convertible into the Company’s Common Stock at a conversion rate of $1.25 per share. The Company can redeem the convertible debentures under certain conditions. The debentures are due 31 December 2011. Mr. Lipton, a member of the Board of Directors of the Company, received a fee equal to 5% of the proceeds as compensation for services in connection with this transaction in fiscal 1997.

Preferred Stock

On January 20, 2005, the Company sold 1,147,056 shares of our Series A Preferred Stock,
$.01 par value per share, to 11 accredited investors in a private transaction pursuant to subscription agreements between each such investor and the Company. Each share of Series A Preferred Stock may be converted at any time at the option of the holder of such share into one share of the Company’s Common Stock, $.01 par value per share. The investors paid $0.85 per share, for aggregate gross proceeds of $975,000.

The Company agreed pursuant to a rights agreement between the Company and the investors to use commercially reasonable efforts to (i) register the resale of the shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock upon demand of a sufficient number of the holders of the Series A Preferred Stock and (ii) include such shares of Common Stock in any registration statement for the benefit of the Company or any third party upon request of a sufficient number of the holders of the Series A Preferred Stock.

The Company sold the shares of Series A Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. Directors of the Company, together with their affiliates, purchased 617,646 shares of this stock (117,647 shares by Mr. Grace, 470,588 shares by affiliates of Mr. Salas and 29,411 shares by Mr. Taft).

Merger Agreement

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin (‘‘Sub’’), whereby Braidol Sub will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible in to immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver.

In any event, the Company is required to pay certain of Dolphin’s expenses. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 40.3% beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

Stockholder Notes

Currently the Company has two notes with a stockholder who is a relative of John Polcari, one of the Company’s directors, with current liabilities of $7,000 and long term liabilities of $76,000. The notes bear interest at 7.18% and 8% per year and mature on January, 2017.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

As noted, the Audit Committee appointed BDO Seidman, LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending April 30, 2006. BDO Seidman, LLP has audited the Company’s financial statements annually since 1994, and has served either the Company or its predecessor as independent public accountants for more than 19 years. The Audit Committee believes it is desirable and in the best interest of the Company to continue employment of that firm.

Audit Fees.    BDO Seidman, LLP billed the Company an aggregate of $141,319 and $132,625 for the fiscal years ended April 30, 2006 and April 24, 2005, respectively, for professional services rendered by BDO Seidman, LLP in connection with its audit of the Company’s financial statements, its review of the Company’s quarterly reports on Form 10-Q, and services normally provided in connection with statutory or regulatory filings or engagements.

Audit Related Fees.    BDO Seidman, LLP billed the Company an aggregate of    $0 and $9,735 in the fiscal years ended April 30, 2006 and April 24, 2005, respectively, for professional services rendered by BDO Seidman, LLP for assurance and related services reasonably related to the performance of an audit or review.

Tax Fees.    BDO Seidman, LLP billed the Company $52,525 and $28,225 for the fiscal years ended April 30, 2006 and April 24, 2005, respectively for tax compliance, tax advice and tax planning.

All Other Fees.    BDO Seidman, LLP did not bill the Company for professional services not otherwise described above in the fiscal years ended April 30, 2006 and April 24, 2005, respectively.

Commencing January 1, 2003, in each case where approval was sought for the provision of non-audit services, the Audit Committee considered whether the independent auditors’ provision of such services to the Company is compatible with maintaining the auditors’ independence and determined that they were.

Audit Committee Policy on Pre-Approval of Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services.

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control over financial reporting. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended April 30, 2006 were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has reviewed and discussed the consolidated financial statements with management and separately with the independent accountants. The Audit Committee also reviewed with the independent auditors the accounting policies and practices critical to the Company’s financial statements, the alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, the ramifications of each alternative, and the independent auditors’ preferred treatment. It also reviewed the material written communications between management and the independent auditors.

The Company’s independent auditors provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, to confirm their independence and to engage in a discussion of independence. The Audit Committee also reviewed with the independent auditors the SEC rules with respect to independence of auditors. The audit committee received from the Company’s auditors written communication of the matters required by Statement on Auditing Standards No. 61 and discussed these matters with the Company’s auditors.

The Audit Committee assumed the responsibility for pre-approval of the performance of all audit and non-audit services by its independent auditors effective January 1, 2003. In each case where approval was sought for the provision of non-audit services after that date, the Audit Committee considered whether the independent auditors’ provisions of such services to the Company is compatible with maintaining the auditors’ independence, and determined that they were compatible.

Based on the above review and procedures, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for fiscal year April 30, 2006 be included in the Company’s Annual Report on Form 10-K for that fiscal year. Further, the Audit Committee has appointed BDO Seidman, LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 29, 2007.

AUDIT COMMITTEE; Hugh Devine, Edward P. Grace III, Robert C. Taft

PART IV

ITEM 15.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)	FINANCIAL STATEMENTS AND SCHEDULES

(1)	Financial Statements listed under Part II, Item 8

(2)	Financial Statement Schedules have been omitted because the required information is not applicable or required, or because the required information is shown either in the Financial Statements or the notes thereto.

EXHIBITS

Exhibit Number		Reference Number
2.01	Agreement and Plan of Merger dated March 17, 2006	M-2(i)
3.01	Amended Certificate of Incorporation of the Registrant	D-3.01*
3.02	Amended By-Laws of the Registrant	A-3(b)*
3.03	Designation of Preferred Stock	K-3.02*
4.01	Description of Stock (contained in the Amended Certificate of Incorporation of the Registrant, filed as Exhibit 3.01).	D-4.01*
4.02	Form of Certificate evidencing shares of Common Stock	C-4(b)*
10.01	Loan Agreement between Boston Restaurant Associates, Inc. and Commerce Bank & Trust Company dated April 30, 2002	G-6(a)(i)
10.02	Note from Boston Restaurant Associates, Inc. to Commerce Bank & Trust Company dated April 30, 2002	G-6(a)(ii)
10.03	Security Agreement between Boston Restaurant Associates, Inc. and Commerce Bank & Trust Company dated April 30, 2002	G-6(a)(iii)
10.04	Form of Indemnification Agreement with each of the directors and certain officers of the Registrant	A-10(bb)*
10.05	Incentive Stock Option Plan**	B- I 0(h)*
10.06	2002 Combination Stock Option and Share Award Plan**	F-10(h)*
10.07	Charter of the Audit Committee of Boston Restaurant Associates, Inc., as adopted December 6, 2002 as amended March 5, 2004	E-99
10.08	Second Allonge to Loan Agreement between Boston Restaurant Associates, herewith Inc. and Commerce Bank & Trust Company dated February 13, 2004	I-6(2)(i)*
10.09	First Allonges to Notes from Boston Restaurant Associates, Inc. to Commerce Bank & Trust Company dated February 13, 2004	I-6(a)(ii)*
10.10	Stock Purchase Warrant issued by Boston Restaurant Associates, Inc. in favor of Commerce Bank & Trust Company dated February 13, 2004	I-6a(iii)*
10.11	Employment agreement between Boston Restaurant Associates, Inc. and George R. Chapdelaine dated April 23, 2004**	I-99*
10.12	Stock Option Agreement	J-10(h)*

Exhibit Number		Reference Number
10.13	Loan Agreement between Boston Restaurant Associates, Inc. and Commerce Bank & Trust Company dated April 21, 2005	Filed Herewith
10.14	Loan Agreement between Boston Restaurant Associates, Inc. and Commerce Bank & Trust Company dated April 21, 2005	Filed Herewith
10.15	Mortgage in favor of Commerce Bank & Trust Company dated April 21, 2005	L-6(a)(iii)
10.16	Security Agreement between Boston Restaurant Associates, Inc. and Commerce Bank & Trust Company dated April 21, 2005	Filed Herewith
14.01	Code of Ethics	H-14*
21.01	Subsidiaries of the Registrant	A-21*
23.01	Consent of BDO Seidman, LLP	Filed herewith
31.01	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
31.02	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002	Filed herewith
32.01	Certifications of Chief Executive Officer and Chief Financial Officer to 18 U.S.C. Section1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002	Filed herewith

*	In accordance with Rule 12b-32 under the Securities Exchange Act of 1934, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission, which documents are hereby incorporated by reference.

**	Management Contract or Compensatory Plan or Arrangement.

A	Incorporated by reference to the Company’s Registration Statement on Form SB-2 (Registration No. 33-81068). The number set forth herein is the number of the Exhibit in said registration statement.

B	Incorporated by reference to the Company’s proxy statement on Schedule 14A as filed with the SEC on July 12, 1994. The number set forth herein is the number of the Exhibit in said registration statement.

C	Incorporated by reference to the Company’s annual report on Form 10-K for the year ended April 30, 1994. The number set forth herein is the number of the Exhibit in said annual report.

D	Incorporated by reference to the Company’s annual report on Form 10-KSB for the year ended April 25, 1999. The number set forth herein is the number of the Exhibit in said annual report.

E	Incorporated by reference to the Company’s quarterly report on Form 10-QSB for period ending January, 2001. The number set forth herein is the number of the Exhibit in said quarterly report.

F	Incorporate by reference to the Company’s annual report on Form 10-K for the year ended April 28, 2002. The number set forth herein is the number of the Exhibit in said annual report.

G	Incorporated by reference to the Company’s quarterly report on Form 10-Q for period ended July 28, 2002. The number set forth herein is the number of the Exhibit in said quarterly report.

H	Incorporated by reference to the Company’s quarterly report on Form 10-Q for period ended January 25, 2004. The number set forth herein is the number of the Exhibit in said quarterly report.

I	Incorporated by reference to the Company’s annual report on Form 10-K for period ended April 25, 2004. The number set forth herein is the number of the Exhibit in said annual report.

J	Incorporated by reference to the Company’s current report on Form 8-K dated September 16, 2004. The number set forth herein in the number of the Exhibit in said schedule.

K	Incorporated by reference to the Company’s current report on Form 8-K dated January 21, 2005. The number set forth herein in the number of the Exhibit in said schedule.

L	Incorporated by reference to the Company’s annual Report on From 10-K for period ended April 24, 2005. The number set forth herein in the number of the Exhibit in said schedule.

M	Incorporated by reference to the Company’s current report on From 8-K dated March 17, 2006.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOSTON RESTAURANT ASSOCIATES, INC.
	By:	/s/ George R. Chapdelaine
Date: June 29, 2006		George R. Chapdelaine, President

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ George R. Chapdelaine	Chief Executive Officer, President and Director (principal executive officer)	June 29, 2006

George R. Chapdelaine

/s/ Fran V. Ross	Chief Financial Officer	June 29, 2006

Fran V. Ross

/s/ Robert Fabrizio	Chief Accounting Officer	June 29, 2006

Robert Fabrizio

/s/ Hugh Devine	Director	June 29, 2006

Hugh Devine

/s/ Edward P. Grace, III	Director	June 29, 2006

Edward P. Grace, III

/s/ Roger Lipton	Director	June 29, 2006

Roger Lipton

/s/ John P. Polcari, Jr.	Director	June 29, 2006

John P. Polcari, Jr.

/s/ Robert C. Taft	Director	June 29, 2006

Robert C. Taft

Consolidated financial statements:
Report of Independent Registered Public Accounting Firm	E-46
Balance sheets as of April 30, 2006 and April 24, 2005	E-47 to E-48
Statements of operations for each of the three years in the period ended April 30, 2006	E-49
Statements of stockholders’ equity (deficit) for each of the three years in the period ended April 30, 2006	E-50
Statements of cash flows for each of the three years in the period ended April 30, 2006	E-51
Summary of accounting policies	E-52 to E-58
Notes to consolidated financial statements	E-59 to E-76

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Boston Restaurant Associates, Inc.

We have audited the accompanying consolidated balance sheets of Boston Restaurant Associates, Inc. and subsidiaries as of April 30, 2006 and April 24, 2005, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended April 30, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boston Restaurant Associates, Inc. and subsidiaries at April 30, 2006 and April 24, 2005, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Boston, Massachusetts
June 14, 2006

Boston Restaurant Associates, Inc.
and Subsidiaries
Consolidated Balance Sheets

	April 30, 2006	April 24, 2005
Assets (Note 5)
Current:
Cash and cash equivalents	$811,517	$687,207
Accounts receivable	127,370	111,404
Inventories (Note 1)	474,167	460,745
Prepaid expenses and other	213,465	161,529
Current assets of discontinued operations (Note 13)	—	164,597
Total current assets	1,626,519	1,585,482
Property and equipment (Notes 9 and 13):
Building	512,500	512,500
Leasehold improvements	6,935,321	6,651,396
Equipment, furniture and fixtures	4,700,528	4,567,460
	12,148,349	11,731,356
Less accumulated depreciation and amortization	8,838,098	7,598,139
Net property and equipment	3,310,251	4,133,217
Other assets, net (Note 2)	1,000,265	443,495
Goodwill (Note 3)	453,643	453,643
Noncurrent assets of discontinued operations (Note 13)	—	125,464
Total Assets	$6,390,678	$6,741,301

See accompanying summary of accounting policies and notes to consolidated financial statements.

Boston Restaurant Associates, Inc.
and Subsidiaries
Consolidated Balance Sheets

	April 30, 2006	April 24, 2005
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$997,659	$715,021
Accrued expenses (Note 4)	1,422,477	1,606,671
Current maturities (Notes 5, 6 and 9):
Long-term debt	374,754	353,396
Notes payable – stockholder	6,736	6,420
Obligations under capital leases	—	31,152
Current liabilities of discontinued operations (Note 13)	—	211,335
Total current liabilities	2,801,626	2,923,995
Long-term obligations:
Long-term debt, less current maturities (Note 5)	1,579,291	1,946,604
Notes payable – stockholder, less current maturities (Note 6)	75,695	82,430
Deferred rent (Note 9)	351,559	367,206
Subordinated debentures (Notes 7 and 10)	1,450,000	1,450,000
Other long-term liabilities (Note 9)	77,095	135,046
Total liabilities	6,335,266	6,905,281
Commitments and contingencies (Notes 9 and 10)
Stockholders’ equity (deficit) (Notes 7 and 10):
Preferred stock, $.01 par value, 10,000,000 shares authorized; 1,147,056 shares issued and outstanding at April 30, 2006 and April 24, 2005 (liquidation preference of $974,998 plus accrued and unpaid dividends)	946,278	946,278
Common stock, $.01 par value 25,000,000 shares authorized; issued 7,060,170 shares; outstanding 7,035,170 shares as of April 30, 2006 and April 24, 2005	70,602	70,602
Additional paid-in capital	10,960,396	10,960,396
Accumulated deficit	(11,897,172)	(12,116,564)
	80,104	(139,288)
Less: treasury stock, 25,000 shares at cost as of April 30, 2006 and April 24, 2005	(24,692)	(24,692)
Total stockholder’s equity (deficit)	55,412	(163,980)
Total liabilities and stockholders’ equity (deficit)	$6,390,678	$6,741,301

See accompanying summary of accounting policies and notes to consolidated financial statements.

Boston Restaurant Associates, Inc.
and Subsidiaries
Consolidated Statements of Operations

Years ended	April 30, 2006	April 24, 2005	April 25, 2004
Revenues:
Restaurant sales	$23,535,406	$22,628,783	$19,466,386
Franchise fees (Note 9)	—	269	16,600
Total revenues	23,535,406	22,629,052	19,482,986
Costs and expenses:
Cost of food, beverages and liquor	4,477,172	4,628,052	3,769,034
Other operating expenses	14,735,338	13,912,348	12,044,045
General and administrative	2,484,226	2,450,578	2,738,690
Depreciation and amortization	981,549	976,686	930,272
Pre-opening costs	312	93,196	77,140
Litigation and settlement credits (Note 9)	(28,805)	(98,259)	(246,228)
Charge for asset impairment	306,787	—	—
Total costs and expenses	22,956,579	21,962,601	19,312,953
Operating income	578,827	666,451	170,033
Interest expense, net of interest income of $17,316, $2,905 and $2,890 and in 2006, 2005 and 2004, respectively	(372,941)	(475,132)	(493,200)
Other Income, net	21,936	8,418	221,630
Income (loss) from continuing operations	227,822	199,737	(101,537)
Discontinued Operations (Note 13):
Loss from operations	(61,568)	(643,667)	(3,335,741)
Gain from disposal of discontinued operations	132,004	15,215	—
Income (loss) from discontinued operations	70,436	(628,452)	(3,335,741)
Net Income (loss)	298,258	(428,715)	(3,437,278)
Less: preferred stock dividends	(78,866)	(20,583)	—
Income (loss) available to common shareholders	$219,392	$(449,298)	$(3,437,278)
Income (loss) per share of common stock (Basic and Diluted) (Note 12)
Continuing Operations	$.02	$.03	$(.01)
Discontinued Operations	.01	(.09)	(.48)
Income (loss) available to common shareholders	$.03	$(.06)	$(.49)

See accompanying summary of accounting policies and notes to consolidated financial statements.

Boston Restaurant Associates, Inc.
and Subsidiaries
Consolidated Statement of Stockholders' Equity (Deficit)

	Preferred Stock $.01 Par Value		Common Stock $.01 Par Value		Additional Paid-in Capital	Accumulated Deficit	Treasury Stock		Total Stockholders’ Equity (Deficit)
	Shares	Amount	Shares	Amount			Shares	Amount
Balance, April 27, 2003	—	$—	$7,060,170	$70,602	$10,922,636	$(8,229,988)	$25,000	$(24,692)	$2,738,558
Issuance of warrants in exchange for bank waiver	—	—	—	—	29,999	—	—	—	29,999
Net loss for the year	—	—	—	—	—	(3,437,278)	—	—	(3,437,278)
Balance, April 25, 2004			7,060,170	70,602	10,952,635	(11,667,266)	25,000	(24,692)	(668,721)
Issuance of warrants	—	—	—	—	7,761	—	—	—	7,761
Issuance of Preferred Stock net of issuance costs of $29,000	1,147,056	946,278	—	—	—	—	—	—	946,278
Preferred Stock Dividends	—	—	—	—	—	(20,583)	—	—	(20,583)
Net loss for the year	—	—	—	—	—	(428,715)	—	—	(428,715)
Balance, April 24, 2005	1,147,056	946,278	7,060,170	70,062	10,960,396	(12,116,564)	25,000	(24,692)	(163,980)
Preferred Stock Dividends	—	—	—	—	—	(78,866)	—	—	(78,866)
Net income for the year	—	—	—	—	—	298,258	—	—	298,258
Balance, April 30, 2006	1,147,056	$946,278	$7,060,170	$70,062	$10,960,396	$(11,897,172)	25,000	$(24,692)	$55,412

See accompanying summary of accounting policies and notes to consolidated financial statements.

Boston Restaurant Associates, Inc.
and Subsidiaries
Consolidated Statements of Cash Flows

Years ended	April 30, 2006	April 24, 2005	April 25, 2004
Cash flows from operating activities:
Income (loss) from operations (Note 11)	$227,822	$199,737	$(101,537)
Income (loss) from discontinued operations	70,436	(628,452)	(3,335,741)
Net Income (loss)	298,258	(428,715)	(3,437,278)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Gain (loss) from disposal of discontinued operations	(132,004)	—	—
Depreciation and amortization	981,549	1,102,927	1,231,399
Litigation and settlement credits	(28,805)	(98,259)	(246,228)
Warrants in consideration of loan agreement	—	7,761	29,999
Charge for asset impairment	306,787	—	2,162,584
Changes in operating assets and liabilities:
Accounts receivable	13,061	29,544	(32,852)
Inventories	122,148	139,595	(194,880)
Prepaid expenses and other	(51,936)	32,774	(29,693)
Other assets	(561,398)	(20,330)	(18,429)
Accounts payable	216,014	(276,824)	478,399
Accrued expenses	(324,139)	314,034	96,960
Deferred rent	(15,647)	(134,263)	105,198
Other long-term liabilities	(29,146)	(17,711)	(9,454)
Net cash provided by operating activities	794,742	650,533	135,725
Cash flows from investing activities
Capital expenditures	(416,992)	(801,883)	(3,040,138)
Proceeds from sale of assets of discontinued operations	213,718	552,332	—
Net cash used for investing activities	(203,274)	(249,551)	(3,040,138)
Cash flows from financing activities:
Repayments of long-term debt	(345,955)	(3,383,158)	(384,348)
Repayments of capital lease obligations	(31,152)	(222,535)	(195,366)
Repayments of stockholder loans	(6,419)	(6,114)	(5,820)
Repayments of subordinated convertible debentures	—	—	—
Proceeds from preferred stock net of Issuance costs of $29,000		946,278	—
Payments of preferred dividends	(83,632)	—	—
Proceeds from issuance of long-term debt	—	2,300,000	3,035,000
Net cash provided by (used for) financing activities	(467,158)	(365,529)	2,449,466
Net increase (decrease) in cash and cash Equivalents	124,310	35,453	(454,947)
Cash and cash equivalents, beginning of year	687,207	651,754	1,106,701
Cash and cash equivalents, end of year	$811,517	$687,207	$651,754

See accompanying summary of accounting policies and notes to consolidated financial statements.

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

Nature of Business and Basis of Presentation (see also Note 1)	The Company is engaged in the restaurant business. As of April 30, 2006 the Company operated thirteen pizza restaurants and three casual Italian dining restaurants. As of April 24, 2005, the Company operated thirteen pizza restaurants and four casual Italian dining restaurants. As of April 25, 2004, the Company operated thirteen pizza restaurants and five casual Italian dining restaurants.

The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

Fiscal Year	The Company’s fiscal year ends on the last Sunday in April. Fiscal years 2005, and 2004 included 52 weeks, fiscal year 2006 included 53 weeks.

Use of Estimates	The preparation of financial statements in conformity with generally accepted accounting principles of the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents	The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. As of April 30, 2006 and April 24, 2005, cash equivalents were not material.

Financial Instruments	The estimated fair values of the Company’s financial instruments, which consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and certain long-term obligations, approximate their carrying values based on their maturity dates and prevailing market interest rates.

Inventories	Inventories are valued at the lower of cost (first-in, first-out) or market.

Property and Equipment	Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated useful lives of the

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

improvements or the length of the related lease excluding renewal option periods, whichever one is shorter.

Other Assets

Deferred Financing Costs	Costs incurred in connection with obtaining financing are amortized over the terms of the related debt.

Lease Acquisition Rights	Costs incurred in connection with the purchases of leases are being amortized over the shorter of the term of the leases or the expected benefit periods.

Goodwill	Effective April 29, 2002 the Company adopted FASB Statement No. 141,Business Combinations (‘‘SFAS 141’’) and No. 142, Goodwill and Other Intangible Assets (‘‘SFAS 142’’). SFAS 141 requires the use of the purchase method of accounting and prohibits the use of the pooling-of-interest method of accounting for business combinations initiated after June 30, 2001. SFAS 141 also requires that the Company recognize acquired intangible assets apart from goodwill if the acquired intangible assets meet certain criteria. SFAS 141 applies to all business combinations initiated after June 30, 2001 and for purchase business combinations completed on or after July 1, 2001. It also requires, upon adoption of SFAS 142, that the Company reclassify the carrying amounts of intangible assets and goodwill based on the criteria in SFAS 141.

SFAS 142 also requires that companies no longer amortize goodwill, but test goodwill for impairment at least annually. In addition, SFAS 142, requires that the Company identify reporting units for the purpose of assessing potential future impairments of goodwill, reassess the useful lives of other existing recognized intangible assets, and cease amortization of intangible assets with an indefinite useful life.

Revenue Recognition

Restaurant Sales	Substantially all restaurant sales represent retail sales to the general public through Company-owned restaurants. Such amounts are recognized as revenue at the point of sale.

Franchise Fees	Franchise fees resulting from the sale of individual franchise locations are recognized as revenue upon the commencement of franchise operations. Revenues from the sale of area development rights are recognized proportionately as the franchised restaurants, subject to the

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

area development agreements, commence operations. Franchise royalties, which are based on a percentage of franchised restaurants’ sales, are recognized as earned.

Advertising Costs	Advertising costs are expensed when incurred. Advertising expense amounted to approximately $413,000 $411,000, and $507,000 in 2006, 2005 and 2004, respectively.

Pre-Opening Costs	All nonrecurring costs, such as recruiting, training pre-opening rent and other initial direct administrative expenses associated with the opening of new restaurant locations, are expensed as incurred.

Taxes on Income	The Company accounts for income taxes under the asset and liability method pursuant to Statement of Financial Accounting Standards No. 109 (‘‘SFAS No. 109’’), ‘‘Accounting for Income Taxes.’’ Under SFAS No. 109, deferred income taxes are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of any tax rate change on deferred taxes is recognized in income in the period that includes the enactment date of the tax rate change. Realizability of deferred tax assets is assessed and if not more likely than not, a valuation allowance is recorded to write down the deferred tax assets to their net realizable value.

Stock Options	The Company accounts for stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, ‘‘Accounting for Stock Issued to Employees,’’ (‘‘APB 25’’) and related interpretations. Accordingly, the Company has recognized no compensation cost for its stock option plans. The Company issues stock options with exercise prices equal to or above the prevailing market rate on the grant date and specifically at a 110% of market rate to holders of 10% or more of common stock. The Company follows the disclosure provisions of Statement of Financial Accounting Standards No. 123 (‘‘SFAS No. 123’’), ‘‘Accounting for Stock-Based Compensation,’’ as amended by SFAS No. 148 which require the prominent disclosure of the effects of fair value accounting on earnings and earnings per share of common stock on a pro forma basis.

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

Had compensation cost for the Company’s stock options been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company’s net income (loss) would have been adjusted to the pro forma amounts indicated below along with the additional disclosures required by SFAS No. 148 are as follows:

Years ended April	2006	2005	2004
Net Income (loss)	$298,258	$(428,715)	$(3,437,278)
Less: dividends	(78,866)	(20,853)	—
Income (loss) available to common stockholders as reported	219,392	(449,298)	(3,437,278)
Deduct:
Total stock-based compensation expense determined under fair value based method	3,709	201,330	11,429
Income (loss) available to common stockholders-pro forma	$215,683	$(650,628)	$(3,448,707)
Basic and diluted earnings per share:
As reported	$.03	$(.06)	$(.49)
Pro forma	$.03	$(.09)	$(.49)

Net Income (Loss) Per Share of Common Stock	The Company follows Statement of Financial Accounting Standards No. 128 (‘‘SFAS No. 128’), ‘‘Earnings per Share.’’ Under SFAS No. 128, basic earnings per share excludes the effect of any dilutive options, warrants or convertible securities and is computed by dividing the net income (loss) available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed by dividing the net income (loss) available to common shareholders by the sum of the weighted average number of common shares and common share equivalents computed using the average market price for the period under the treasury stock method.

Long-Lived Assets	The Company follows Statement of Financial Accounting Standards No 144 (‘‘SFAS 144’’) ‘‘Accounting for the Impairment or Disposal of Long-Lived Assets’’, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Although SFAS 144 supersedes Statement of Financial Accounting

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

Standard No. 121 (‘‘SFAS 121’’), ‘‘Accounting for the Impairment of Long-Lived Assets To Be Disposed Of’’, it retains many of the fundamental provisions of SFAS 121. SFAS 144 also supersedes the accounting and reporting provisions of Accounting Principles Board Opinion No. 30 (‘‘APB 30’’), ‘‘Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions’’ for the disposal of a segment of a business. However, it retains the requirement of ABP 30 to report separately discontinued operations and extends that reporting to a component of an entity that either has been disposed of, by sale, abandonment, or in a distribution to owners, or is classified as held for sale. In fiscal 2005, the Company discontinued certain of its restaurant locations (see Note 13).

The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable. In fiscal 2006, the Company recorded an impairment charge of approximately $307,000 related to the write-down of certain long-lived assets to fair value. In fiscal 2004, the Company recorded an impairment charge of approximately $2,163,000 related to the write-down of certain long-lived assets to fair value.

The Company recorded an impairment charge of $307,000 in the fourth quarter of fiscal 2006 which is included in the consolidated statements of operations related to the write-down of certain long-lived assets. The Company reviewed the carrying value of its long-lived assets and noted that the expected future cash flows for its Polcari’s bistro restaurant in Salem, New Hampshire are not sufficient to recover the recorded carrying value of long-lived assets at this location. The Company then reviewed the revenue and income trends at this location and determined that cash flow would not improve. Subsequent to this analysis the Company reviewed various scenarios and weighed the probability of each scenario. Accordingly, the Company recognized an impairment charge to reduce the carrying value of leasehold improvements to zero and restaurant equipment to a fair value of $161,000. The Company currently plans to continue to operate this restaurant for its remaining lease term.

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

New Accounting Pronouncements	In May 2005, the FASB issued SFAS No. 154, ‘‘Accounting Changes and Error Correction’’, replaces ABP Opinion 20, ‘‘Accounting Changes,’’ and FASB Statement No. 3, ‘‘Reporting Accounting Changes in Interim Financial Statements,’’ and changes the requirements for the accounting for and reporting of a change in accounting principle. SFAS No. 154 requires retrospective application to prior period’s financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of error made in fiscal years beginning after the date SFAS No. 154 was issued. At the present time, we do not believe that adoption of SFAS No. 154 will have a material effect on our financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS No. 123R which addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. It eliminates the ability to account for share-based compensation transactions using APB Opinion No. 25, and generally requires that such transactions be accounted for using a fair-value-based method. As permitted by the current SFAS No. 123, Accounting for Stock-Based Compensation, we have been accounting for share-based compensation to employees using APB Opinion No. 25's intrinsic value method and, as such, we generally recognize no compensation cost for employee stock options. Under the original guidance of SFAS No. 123R, we were to adopt the statement's provisions for the interim period beginning after June 15, 2005. However, in April 2005, as a result of an action by the Securities and Exchange Commission, companies were allowed to adopt the provisions of SFAS No. 123R at the beginning of their fiscal year that begins after June 15, 2005. Consequently, we adopted SFAS No. 123R on May 1, 2006. While we expect that the requirement to expense stock options and other equity interests that have been or will be granted pursuant to our equity incentive program will significantly increase our operating expenses and result in lower earnings per share, the amount of the increase in operating

Boston Restaurant Associates, Inc.
and Subsidiaries
Summary of Accounting Policies

expenses will depend on the level of future grants, the terms and fair values of such grants, and expected volatilities, among other factors, present at the grant dates. The adoption of SFAS No. 123R will have no impact on our cash flows.

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

1. Inventories

	April 30, 2006	April 24, 2005
Food, beverages, and liquor	$198,770	$204,291
Paper goods and supplies	275,397	256,454
Total	$474,167	$460,745

2. Other Assets, Net	Other assets net, consist of the following:

	April 30, 2006	April 24, 2005
Deposits and other	$476,501	$397,069
Lease acquisition rights	290,700	290,700
Deferred financing costs	409,577	398,436
Deferred costs	514,575	—
	1,691,353	1,086,205
Less: accumulated amortization	691,088	642,710
Other assets, net	$1,000,265	$443,495

3. Goodwill	In accordance with SFAS 142, an intangible asset with an indefinite useful life should be tested for impairment in accordance with the guidelines in SFAS 142. SFAS 142 is required to be applied to all goodwill and other intangible assets regardless of when those assets were initially recognized.

As of April 29, 2002, theCompany’s goodwill of $453,643 was associated with the acquisition of Capucino’s, Inc. in 1994. The Company performed its annual impairment test on April 30, 2006 and no adjustment to the $453,643 balance of goodwill was deemed necessary.

4. Accrued Expenses	Accrued expenses consist of the following:

	April 30, 2006	April 24, 2005
Professional fees	$172,360	$183,954
Compensation	669,687	688,289
Interest	124,465	132,961
Accrued rent	30,011	48,979
Accrued dividends	15,817	20,583
Gift certificates	183,624	177,163
Other	122,221	271,725
Taxes other than income taxes	104,292	83,017
Total	$1,422,477	$1,606,671

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

5. Credit Facility and Long-Term Debt	On April 21, 2005 the Company refinanced its debt with Commerce Bank and Trust Company and a new $2,300,000 Credit Facility was established. This Credit Facility consists of a $1,500,000 4 year term note bearing interest at the bank base rate plus 2% and an $800,000 mortgage in favor of Commerce Bank and Trust Company at a fixed rate of 7%. The mortgage has a twenty year amortization schedule with a complete payment of principal due at the end of five years. All borrowing under the Credit Facility are collateralized by substantially all of the assets of the Company and are subject to various financial covenants.

	April 30, 2006	April 24, 2005
Note payable to a bank bearing interest at 9.75% (subject to adjustments to the bank's base rate plus 2%) representing $1,500,000 borrowings, payable in aggregate monthly installments of principal and interest of $37,709 through April, 2009	$1,172,900	$1,500,000
Mortgage in favor of Commerce Bank and Trust Company, bearing interest at 7%, representing borrowing against the Company's property in Boston's North End payable in aggregate monthly installments of principal and interest of $6,253 through April, 2010 with the then outstanding principal due in April, 2010	781,145	800,000
Total	1,954,045	2,300,000
Less current maturities	374,754	353,396
Long-term debt	$1,579,291	$1,946,604

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

5. Credit Facility and Long-Term Debt (Continued)	Maturities of long-term debt are as follows:

Fiscal year ending	Amount
2007	$374,754
2008	412,345
2009	453,723
2010	713,223
2011	—
Total	$1,954,045

6. Notes Payable — Stockholder	Notes payable — stockholder consists of two notes, with an aggregate principal amount of $82,431 and interest at 7.18% and 8%, payable in aggregate monthly installments of principal and interest of $810, maturing January 2017. Maturities of notes payable — stockholder are as follows:

Fiscal year ending	Amount
2007	$6,736
2008	7,059
2009	7,389
2010	7,732
2011	8,085
Thereafter	45,430
Total	$82,431

7. Subordinated Debentures	Subordinated debentures with an outstanding balance of $1,450,000 at April 30, 2006 and April 24, 2005 consist of convertible debentures bearing interest at variable rates of 8% through December 31, 1997, 10% through December 31, 1998, 12% through December 31, 1999 and 14% through December 31, 2011, payable semi-annually and convertible into the Company’s common stock at a conversion rate of $1.25 per share. The Company has recorded interest costs related to these debentures at a straight-lined rate of 13.2%. The convertible debentures are convertible at the option of the holder, at any time, and automatically convertible into shares of common stock at the conversion rate if the average bid price of the Company’s common stock for any sixty consecutive trading days is equal to or greater than $3.00. The debentures are due on December 31, 2011. A member of the Board of Directors of the Company received a fee equal to 5% of the proceeds as compensation for services in fiscal 1997 in connection with this transaction.

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

8. Taxes on Income	At April 30, 2006 the Company has the following net operating loss carryforwards, subject to review by the Internal Revenue Service, available to offset future federal taxable income:

	Amount	Expiration Dates
Net operating losses purchased in a 1994 acquisition, whose use is limited	$547,000	2005 - 2009
Net operating losses incurred before and after acquisition and available for immediate offset against taxable income	$5,615,000	2008 - 2024

Deferred tax assets are comprised of the following:

	April 30, 2006	April 24, 2005
Deferred tax assets:
Net operating loss carryforwards	$1,344,000	$1,976,000
Fixed assets	1,236,000	1,595,000
Pre-opening costs	107,000	161,000
Accruals and other reserves	28,000	50,000
Valuation allowance	(2,715,000)	(3,782,000)
Net deferred tax assets	$—	$—

The Company has provided a valuation allowance equal to 100% of its total deferred tax assets in recognition of the uncertainty regarding the ultimate amount of the deferred tax assets that will be realized. Pre-opening costs have been capitalized and amortized over a five year period for tax purposes.

A reconciliation of the statutory federal income tax rate and the effective tax rate as a percentage of income (loss) before taxes on income (loss) is as follows:

	April 30, 2006	April 24, 2005	April 25, 2004
Statutory rate	34.0%	34.0%	(34.0%)
Change in valuation allowance	(34.0)	(34.0)	34.0
Effective tax rate	—%	—%	—%

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

9. Commitments and Contingencies

Leases	The Company is obligated under noncancellable operating leases for its leased restaurant locations, office, commissary and warehouse space. Lease terms range from five to twenty years and, in certain instances, include options to extend the original terms. Generally, the Company is required to pay its proportionate share of real estate taxes, insurance, common area, and other operating costs in addition to annual base rent. Substantially all restaurant leases provide for contingent rent based on sales in excess of specified amounts. The Company also leases equipment under capital leases.

The following is an analysis of equipment held under capital leases, included in property and equipment in the accompanying consolidated balance sheets:

	April 30, 2006	April 24, 2005
Equipment	—	$424,761
Less accumulated amortization	—	303,401
Net leased property under capital leases	—	$121,360

Aggregate minimum rental requirements under operating leases as of April 30, 2006, are approximately as follows:

Fiscal year ending	Operating Leases
2007	3,107,683
2008	2,952,500
2009	2,648,900
2010	2,125,900
2011	1,638,300
Thereafter	6,742,700
Total minimum lease payments	$19,215,983

Deferred rent liabilities of $351,559 and $367,206 as of April 30, 2006 and April 24, 2005, respectively, were recorded in order to recognize lease escalation provisions on a straight-line basis for certain operating leases.

Rent expense under all operating leases amounted to approximately $3,022,000, $3,079,000 and, $3,015,000 during fiscal 2006, 2005 and 2004, respectively, which included contingent rent of approximately $92,000, $97,000, and $60,000 respectively.

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

9. Commitments and Contingencies (Continued)

Franchising	In December 1997, the Company formed Boston Restaurant Associates International, Inc. (‘‘BRAII’’), a wholly-owned subsidiary, for the purpose of offering Pizzeria Regina and Polcari’s franchise opportunities both domestically and internationally. During fiscal 2006 the Company did not recognize any royalties. During fiscal 2005 the Company recognized approximately $269 in royalties. During fiscal 2004, the Company recognized approximately $17,000 in royalties.

Joint Venture and Development Agreements	In December 1998, the Company formed a joint venture with Italian Ventures, LLC (‘‘Italian Ventures’’), a Kentucky corporation controlled by two then Company directors, and entered into a Development Agreement (the ‘‘Agreement’’) for the purpose of developing domestic casual Italian dining restaurants. The Company had a 51% equity interest in the joint venture entity, Regina Ventures, LLC (‘‘Regina Ventures’’).

The relationship fell apart shortly after formation of the joint venture. Despite the fact that no restaurant development ever took place, Italian Ventures made a series of claims against the Company. During fiscal 2000, the Company became involved in legal proceedings with Italian Ventures, LLC. On May 10, 2001 the parties entered into a settlement agreement resolving their disputes. As part of the settlement, the Company and Italian Ventures terminated the development agreement and operating agreement among the parties and also terminated the lawsuit and arbitration proceeding between them.

Under the terms of the settlement agreement, commencing with the month of May 2001 and ending with the month of April 2008, Italian Ventures was entitled to receive from the Company, in exchange for any and all ownership interest held by Italian Ventures, a royalty equal to seven tenths of one percent (0.7%) of the monthly gross sales of each Polcari’s Bistro restaurant (as specifically defined therein); provided, however, that Italian Ventures would not be entitled to receive any additional royalties from the Company once the total of all royalties paid to Italian Ventures by the Company on a cumulative basis during the seven year period equaled $1,700,000. The settlement payments do not reflect any transfer of rights from Italian Ventures to the Company nor did the Company derive or

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

9. Commitments and Contingencies (Continued)

Joint Venture and Development Agreements (Continued)	receive any on-going benefit to its operations as a result of the settlement. The Company determined that a loss had been incurred in settlement of litigation.

Accordingly, the Company recorded a non-recurring charge of approximately $955,000 in the fourth quarter of fiscal 2001. The corresponding settlement liability was recorded on the Company’s balance sheet for $955,000 at April 29, 2001. The settlement liability represented the Company’s best estimate of the total royalty payments expected to be made during the seven year settlement period. This estimate was based on 0.7% of the projected sales of current and future Polcari’s Bistro Restaurants of approximately $1,250,000 discounted to reflect the present value of $955,000.

During fiscal 2006 the Company made royalty payments of approximately $34,000 and recorded interest expense of approximately $6,000. The Company also reduced the accrual by $29,000 to reflect the Company’s revised estimate of its remaining obligations under the settlement agreement with Italian Ventures, which is reflected in the consolidated statement of operations in fiscal 2006. During fiscal 2005, the Company made royalty payments of approximately $49,000 and recorded interest expense of approximately $15,000 related to the amortization of the discount to present value. In the fourth quarter of fiscal 2005, the Company reviewed the estimate of future royalties based upon the sale of a bistro in Hyannis. As a result, the accrual related to the settlement liability was reduced by approximately $98,000 to reflect the Company’s revised estimate of its remaining obligation under the settlement agreement with Italian Ventures. The $98,000 reduction in the settlement liability is reflected in the consolidated statements of operations for fiscal 2005. During fiscal 2004, the Company made royalty payments of approximately $48,000 and recorded interest expense of $28,000 related to the amortization of the discount to present value. The Company also reduced the settlement reserve by approximately $246,000 based on a revised expansion plan which is reflected in the consolidated statement of operations in fiscal 2004.

Legal Matters	The Company is not party to any material litigation. On March 6, 2006 a Charge of Discrimination was filed by a former employee with the Massachusetts Commission

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

9. Commitments and Contingencies (Continued)

Legal Matters (Continued)	Against Discrimination and with the Equal Opportunity Commission. The Company intends to vigorously defend this action however, the Company cannot predict the outcome at this time.

From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

Interest Rate Risk	The Company has exposure to interest rate risk related to certain instruments entered into for other than trading purposes. Specifically, borrowings under the Credit Facility bear interest at a variable rate based on the bank’s prime rate. A 100 basis point change in the Credit Facility interest rate (approximately 9.75% at April 30, 2006) would cause the interest expense for fiscal 2007 to change by approximately $13,000. This computation is determined by considering the impact of hypothetical interest rates on our variable long-term debt at April 30, 2006. However, the nature and amount of our borrowings under the Credit Facility may vary as a result of future business requirements, market conditions covenant compliance and other factors.

The Company’s otheroutstanding long-term debt bears fixed rates of interest. The Company believes there is no material exposure to a market interest rate risk that could affect future results of operations or financial conditions.

Commodity Price	Many of the food products and other operating essentials Risk purchased by us are affected by commodity pricing and are, therefore, subject to price volatility caused by weather, production problems, delivery difficulties and other factors that are beyond the Company’s control. The Company’s supplies and raw materials are available from several sources and we are not dependent upon any single source for these items. The Company negotiates directly with wholesale suppliers of certain high volume food ingredients such as cheese, tomato sauce, and flour to ensure consistent quality and competitive pricing. These ingredients are then purchased for the Company by a third party independent distributor at the negotiated price and redistributed to the Company’s restaurants. All other food ingredients and beverage products are purchased directly by the general manager of each restaurant in accordance

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

9. Commitments and Contingencies (Continued)

Commodity Price (Continued)	with corporate guidelines. Certain significant items that could be subject to price fluctuations are cheese and flour products.

10. Stockholders’ Equity (Deficit)

Series A Preferred Stock	On January 20, 2005, the Company sold 1,147,056 shares of its Series A Preferred Stock, $.01 par value per share, to 11 accredited investors in a private transaction pursuant to subscription agreements between each such investor and the Company. Each share of Series A Preferred Stock may be converted at any time at the option of the holder of such share into one share of its Common Stock, $.01 par value per share at a conversion price of $.85 and pays an 8% annual dividend payable quarterly. The investors paid $0.85 per share, for aggregate gross proceeds of $975,000 and shall have the right to vote in all matters, the number of votes equal at any time to the number of shares of Common Stock to which Series A Preferred Stock would be convertible at the then applicable conversion price. The holders of Series A Preferred Stock, prior to any distribution to holders of Common Stock, shall be entitled to receive pro rata a preferential amount equal to $0.85 per share of Series A Preferred Stock held by them plus all accrued but unpaid dividends. Directors of the Company, together with their affiliates, own 617,646 shares of this stock.

The Company agreed pursuant to a rights agreement between the Company and the investors to use commercially reasonable efforts to (i) register the resale of the shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock upon demand of a sufficient number of the holders of the Series A Preferred Stock and (ii) include such shares of Common Stock in any registration statement for the benefit of the Company or any third party upon request of a sufficient number of the holders of the Series A Preferred Stock.

The Company sold the shares of Series A Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

10. Stockholders' Equity (Deficit) (Continued)

Stock Options and Warrants	In September 2002, the Company’s stockholders approved the 2002 Combination Stock Option and Share Award Plan. In September 2005 the Company’s stockholders approved an addition 300,000 incentive stock options.

The 2002 Combination Plan provides for the granting of incentive stock options intended to qualify under the requirements of the Internal Revenue Code and options not qualified as incentive stock options. Incentive stock options may only be granted to employees of the Company. Non-employees contributing to the success of the Company are eligible to receive non-qualified stock options. The 2002 Combination Plan is administered by a committee designated by the Board of Directors. Options under the 2002 Combination Plan may not be granted after September 19, 2012 and the exercise price shall be at least equal to the fair market value of the common stock at the grant date.

Incentive stock options may be granted to holders of more than 10% of the Company’s common stock at an exercise price of at least 110% of the fair market value of the Company’s common stock at the grant date. The terms of the options granted are to be determined by the committee, but in no event shall the term of any incentive stock option extend beyond three months after the time a participant ceases to be an employee of the Company. No options may be exercised more than five years after the date of the grant for 10% stockholders, or ten years after the date of grant for all other participants. A total of 800,000 shares of common stock have been reserved for issuance under the 2002 Combination Plan of which, 300,000 are available for future grants.

Changes in options outstanding under the 2002 Plan, options issued in connection with the guarantees of certain leases and debt by the Company’s President and Treasurer, and options issued under prior plans are summarized as follows:

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

10. Stockholders' Equity (Deficit) (Continued)

Stock Options and Warrants (Continued)

	Shares	Weighted- Average Exercise Price
Balance, April 27, 2003	773,800		$1.00
Granted	100,000		0.70
Expired	—		—
Balance, April 25, 2004	873,800		$0.96
Granted	440,000		.39
Expired	(39,000)		1.00
Balance, April 24, 2005	1,274,800		.77
Granted	—		—
Expired	(64,800)		1.15
Balance, April 30, 2006	1,210,000	$	..75

As of April 30, 2006, options for 1,210,000 shares were exercisable at prices ranging from $.37 to $1.88.

The following tables summarizes stock options outstanding and exercisable at April 30, 2006:

	Options Outstanding
Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life (years)	Weighted- Average Exercise Price
$0.37 - $1.17	1,150,000	5.2	$.70
1.24	30,000	1.9	1.24
1.88	30,000	1.3	1.88
$0.37 - $1.88	1,210,000	5.0	$.75

	Options Exercisable
Range of Exercise Prices	Number Exercisable	Weighted- Average Exercise Price
$0.37 - $1.17	1,150,000	$.70
1.24	30,000	1.24
1.88	30,000	1.88
$0.37 - $1.88	1,210,000	$.75

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

10. Stockholders' Equity (Deficit) (Continued)

Stock Options and Warrants (Continued)

In determining the pro forma amounts, the Company estimated the fair value of each option granted using the Black-Scholes option pricing model with the following weighted-average assumptions:

	April 30, 2006	April 24, 2005	April 25, 2004
Risk free interest rate	—	2.0%	1.0%
Expected dividend yield	—	—	—
Expected lives	—	9.0 years	10.0 years
Expected volatility	—	75%	75%
Fair value of options granted	—	$0.29	$0.54

At April 30, 2006, warrants outstanding, consist of warrants to purchase 350,000 and 150,000 shares of common stock at an exercise price of $3.00 per share, expiring December 31, 2006 and January 25, 2008, respectively, granted in consideration for brokerage services related to the issuance of convertible subordinated debentures, warrants to purchase 76,000 shares of common stock at an exercise price of $.50 per share, expiring February 13, 2010, granted in consideration of covenant waiver fees by Commerce Bank & Trust Company, and warrants to purchase 25,000 shares of common stock at an exercise price of $.70 per share, expiring August 19, 2009, granted to a spouse of a director in consideration for a short-term promissory note which was repaid in December 2004. Interest expense for this related party note was $15,000 in fiscal 2005. All warrants are exercisable except warrants issued in fiscal 2005.

The convertible subordinated debentures with an outstanding balance of $1,450,000 as of April 25, 2004 are convertible into common shares at $1.25 per share. Accordingly, 1,160,000 shares have been reserved for conversion of the subordinated debentures.

At April 30, 2006, 4,118,056 shares of common stock were reserved with respect to outstanding options, warrants, convertible debentures and convertible preferred stock.

During fiscal 2006 no warrants were granted or expired. During fiscal 2005 warrants to purchase 25,000 shares of common stock at an exercise price of $0.70 per share

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

10. Stockholders' Equity (Deficit) (Continued)

Stock Options and Warrants (Continued)	expiring August 19, 2009 were granted to a spouse of a director in consideration for a short-term promissory note which was repaid in December 2004. These warrants were valued using the Black-Scholes option pricing model which resulted in a fair value of approximately $7,761 recorded in interest expense in the consolidated statement of operations for fiscal 2005. During fiscal 2004, no warrants expired and warrants to purchase 76,000 shares of common stock at an exercise price of $.50 per share expiring February 12, 2011 were granted in consideration of covenant waiver fees by Commerce Bank and Trust Company.

11. Supplemental Cash Flow Information	Cash	paid for interest and income taxes is as follows:

	April 30, 2006	April 24, 2005	April 25, 2004
Interest	$394,190	$508,282	$453,957
Income taxes	$—	$—	$—

Noncash investing and financing activities are as follows:

	April 30, 2006	April 24, 2005	April 25, 2004
Cash dividends to be paid	$15,817	—	—

12. Net Income (Loss) Per Share of Common Stock	The following is a reconciliation of the denominator (number of shares) used in the computation of earnings per share. The numerator (net income or loss) is the same for the basic and diluted computations.

	April 30, 2006	April 24, 2005	April 25, 2004
Basic shares	7,035,170	7,035,170	7,035,170
Effective of dilutive securities:
Options	135,779	58,294	—
Warrants	—	—	—
Diluted shares	7,170,949	7,093,464	7,035,170

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

12. Net Income (Loss) Per Share of Common Stock (Continued)

Stock Options and Warrants (Continued)	The following table summarizes securities that were outstanding as of April 30, 2006, April 24, 2005 and April 25, 2004, but not included in the calculations of net income (loss) per share because such securities are antidilutive:

	April 30, 2006	April 24, 2005	April 25, 2004
Options	770,000	834,800	873,800
Warrants	601,000	601,000	576,000
Convertible debentures	1,160,000	1,160,000	1,160,000
Preferred Stock	1,147,056	1,147,056	—

The following table is a reconciliation of Income (loss) from continuing operations available to common stockholders for the years of April 30, 2006, April 24, 2005, and April 25, 2004.

	April 30, 2006	April 24, 2005	April 25, 2004
Income (loss) from continuing operations	$227,822	$199,737	$(101,537)
Less: Preferred dividends	(78,866)	(20,583)	—
Income (loss) from continuing operations available to common stockholders	$148,956	$179,154	$(101,537)

The following table is a reconciliation of net income (loss) available to common stockholders for the years of April 30, 2006, April 24, 2005 and April 25, 2004.

	April 30, 2006	April 24, 2005	April 25, 2004
Income (loss)	$298,258	$(428,715)	$(3,437,278)
Less: Preferred dividends	(78,866)	(20,583)	—
Net income (loss) available to common stockholders	$219,392	$(449,298)	$(3,437,278)

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

13. Discontinued Operations	Fiscal 2006 the Company completed the asset sale of Polcari’s of Cambridge, Inc. The Company received approximately $82,000 of net proceeds form this sale. In fiscal 2005, the Company completed the asset sale of Polcari’s of Hyannis, Inc. and entered into and agreement for the asset sale of Polcari’s of Cambridge, Inc, and closed the Pizzeria Regina in Richmond, Virginia at the end of the lease term. The Company received approximately $552,000 of net proceeds from the sale of Polcari’s of Hyannis, Inc. to Not Your Average Joe’s. A member of the board of directors of Boston Restaurant Associates, Inc. is also a member of the board of directors of Not Your Average Joe’s and abstained from voting and did not participate in the negotiations. The accompanying financial statements have been reclassified to reflect both Polcari’s of Hyannis, Inc. and Polcari’s of Cambridge, Inc. and Pizzeria Regina at Richmond, Virginia as discontinued operations.

The following summarizes the results of operations of the discontinued operations.

Years Ended	April 30, 2006	April 24, 2005	April 25, 2004
Revenue	$421,993	$3,995,006	$3,807,270
Operating Expenses	(485,309)	(4,599,761)	(7,123,870)
Other Income (Expenses)	1,748	(38,912)	(19,141)
Gains from disposal of discontinued operations	132,004	15,215	—
Income(loss) from Discontinued Operations	$70,436	$(628,452)	$(3,335,741)

Discontinued operations in 2006 included a gain of $132,004 from the disposal of Polcari’s of Cambridge, Inc. assets.

Discontinued operations in 2005 includes a gain of $15,215 from the disposal of Polcari’s of Hyannis, Inc.’s assets.

The discontinued operating expense for 2004 included an impairment charge of $2,162,584. In 2004 the Company reviewed the carrying value of its long-lived asset and noted that the expected future cash flows for Polcari’s in Cambridge, Massachusetts was not sufficient to recover the recorded carrying value of long-lived asset at this location. Accordingly, the Company recognized an impairment charge to reduce the carrying value of leasehold

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

13. Discontinued Operations (Continued)	improvement to zero and restaurant equipment to the fair market value based on the estimated residual value of the equipment which was determined to be $81,714.

Assets and liabilities of the discontinued operations are as follows:

	April 30, 2006	April 24, 2005
Accounts receivable	—	$29,027
Inventory	—	135,570
Current assets of discontinued operations	—	$164,597
Deposits	—	$43,750
Fixed assets	—	81,714
Non-current assets of discontinued operations
Total Assets	—	$125,464
Accounts payable	—	$66,624
Accrued expenses	—	144,711
Liabilities of discontinued operations-current	—	$211,335

14. Quarterly Financial Data (Unaudited)	The following table sets forth selected quarterly financial data for fiscal 2006 and 2005:

Year ended April 30, 2006	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$5,736,842	$5,755,534	$6,017,693	$6,025,337
Operating income (loss)	235,416	237,691	281,378	(175,658)
Income (loss) from Continuing operations	144,058	164,663	195,422	(276,321)
Income (Loss) from discontinued Operations	73,536	(3,818)	910	(192)
Net income (loss)	217,594	160,845	196,332	(276,513)
Less: preferred stock dividends	(19,719)	(19,281)	(19,282)	(20,584)
Income (loss) available to common shareholders	197,875	141,564	177,050	(297,097)
Earnings (loss) per common share Basic:
Income (loss) from continuing operations	.02	.02	.03	(.04)
Income (Loss) from discontinued operations	.01	—	—	—
Income (loss) available to common shareholders	.03	.02	.03	(.04)
Diluted:
Income (loss) from continuing operations	.02	.02	.03	(.04)
Income (Loss) from discontinued operations	.01	—	—	—
Income (loss) available to common shareholders	.03	.02	.03	(.04)

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

14. Quarterly Financial Data (Unaudited) (Continued)

Year ended April 24, 2005	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$5,385,719	$5,856,724	$5,826,725	$5,559,884
Operating income (loss)	22,281	268,394	281,878	93,898
Income (loss) from Continuing operations	(94,165)	140,708	168,454	(15,260)
Loss from discontinued Operations	(218,492)	(5,354)	(163,640)	(240,966)
Net income (loss)	(312,657)	135,354	4,814	(256,226)
Less: preferred stock dividends	—	—	—	(20,583)
Net income (loss) available to common shareholders	(312,657)	135,354	4,814	(276,809)
Earnings (loss) per common share Basic:
Income (loss) from continuing operations	(.01)	.02	.02	—
Loss from discontinued operations	(.03)	—	(.02)	(.04)
Net Income (loss) available to common shareholders	(.04)	.02	—	(.04)
Diluted:
Income (loss) from continuing operations	(.01)	.02	.02	—
Loss from discontinued operations	(.03)	—	(.02)	(.04)
Net income (loss) available to common shareholders	(.04)	.02	—	(.04)

15. Merger Agreement	On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin (‘‘Sub’’), whereby Braidol Sub will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock. Under the terms of the Merger Agreement, the preferred stockholders of the Company would be entitled to receive a liquidation preference of $0.85 per share ($974,998) plus accrued but unpaid dividends totaling

Boston Restaurant Associates, Inc.
and Subsidiaries
Notes to Consolidated Financial Statement

15. Merger Agreement (Continued)	approximately $994,498 total liquidation pref). as set forth in the certificate of designation for the preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible in to immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $625,000. The Company has determined that it is unlikely that the Company will satisfy this condition and has sought a waiver from Dolphin. As of June 29, 2006, the Company has not received that waiver.

The Company is required to pay certain of Dolphin’s expenses. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000 less any expenses it has paid for the benefit of Dolphin and its affiliates. As of the date hereof, Dolphin and its affiliate Dolphin Offshore Partners, L.P. hold a 40.3% beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

If the merger agreement is successfully completed, the Company will operate as a private company with no Securities and Exchange Commission (‘‘SEC’’) reporting obligations.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 10-Q

Quarterly report under Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the quarterly period ended July 30, 2006.

Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934.

For the transition period from to .

Commission File Number
0-18369

BOSTON RESTAURANT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	61-1162263
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

999 Broadway
Saugus, Massachusetts 01906
(Address of Principal Executive Offices)

(781) 231-7575
(Registrant’s Telephone Number Including area code)

Indicate by check whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes       No   .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of ‘‘accelerated filer and large accelerated filer’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	Accelerated Filer	Non-Accelerated Filer

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes       No

Indicate the number of shares outstanding of each of the registrant classes of common stock as of the latest practical date. Common stock $0.01 par value 7,035,170 as of August 28, 2006.

BOSTON RESTAURANT ASSOCIATES, INC.

PART 1 – FINANCIAL INFORMATION
ITEM 1.    FINANCIAL STATEMENTS
BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 30, 2006	April 30, 2006
	(unaudited)
ASSETS
Current:
Cash and cash equivalents	$1,211,018	$811,517
Accounts receivable	135,413	127,370
Inventories	464,258	474,167
Prepaid expenses and other	78,612	213,465
Total current assets	1,889,301	1,626,519
Property and equipment:
Building	512,500	512,500
Leasehold improvements	7,460,862	6,935,321
Equipment, furniture and fixtures	4,864,575	4,700,528
	12,837,937	12,148,349
Less accumulated depreciation and amortization	9,027,107	8,838,098
Net property and equipment	3,810,830	3,310,251
Goodwill	453,643	453,643
Other assets	1,089,289	1,000,265
Total assets	$7,243,063	$6,390,678
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,328,237	$997,659
Accrued expenses	1,229,205	1,422,477
Shareholder’s liability	600,000	—
Current maturities:
Notes payable-stockholder	6,815	6,736
Long-term debt	373,816	374,754
Total current liabilities	3,538,073	2,801,626
Long-term obligations:
Notes payable-stockholder, less current maturities	73,962	75,695
Long-term debt, less current maturities	1,489,871	1,579,291
Subordinated debentures	1,450,000	1,450,000
Deferred rent	395,578	351,559
Other long-term liabilities	69,592	77,095
Total liabilities	7,017,076	6,335,266
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized
Preferred stock Series A, $.01 par value, 1,176,470 shares authorized, 1,147,056 shares issued	946,278	946,278
Common stock, $.01 par value, 25,000,000 shares authorized, 7,060,170 shares issued	70,602	70,602
Additional paid in capital – common	10,960,396	10,960,396
Accumulated deficit	(11,726,597)	(11,897,172)
Total	250,679	80,104
Less:
Treasury stock, 25,000 shares at cost	(24,692)	(24,692)
Total stockholders’ equity	225,987	55,412
Total liabilities and stockholders’ equity	$7,243,063	$6,390,678

See accompanying notes.

BOSTON RESTAURANTS ASSOCIATES,INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Thirteen Weeks Ended
	July 30, 2006	July 24, 2005
Revenues:
Restaurant sales	$5,764,527	$5,736,842
Total revenues	5,764,527	5,736,842
Costs and expenses:
Cost of food, beverages and liquor	1,035,695	1,105,941
Payroll	1,661,453	1,652,659
Other operating expenses	1,917,421	1,867,298
General and administrative	633,271	643,683
Depreciation and amortization	202,375	231,845
Pre-opening costs	37,904	—
Total costs and expenses	5,488,119	5,501,426
Operating Income	276,408	235,416
Other income	1,323	1,953
Interest income	5,700	2,418
Interest expense	(92,930)	(95,729)
Income from continuing operations	190,501	144,058
Discontinued operations:
Income (Loss) from operations	0	(58,468)
Gain (Loss) from disposal of discontinued operations	0	132,004
Income (Loss) from discontinued operations	0	73,536
Net Income	190,501	217,594
Less: preferred stock dividends	(19,926)	(19,719)
Income available to common shareholders	$170,575	$197,875
Income per share of common stock (Basic)
Continuing Operations	$0.02	$0.02
Discontinued Operations	$0.00	$0.01
Income available to common shareholders	$0.02	$0.03
Income per share of common stock (Diluted)
Continuing Operations	$0.02	$0.02
Discontinued Operations	$0.00	$0.01
Income available to common shareholders	$0.02	$0.03
Weighted average number of common shares outstanding – basic	7,035,170	7,035,170
Weighted average number of dilutive common shares outstanding	7,243,344	7,125,068

See accompanying notes.

BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Thirteen Weeks Ended
	July 30, 2006	July 24, 2005
Net cash provided by operating activities	$601,027	$183,158
Cash flows from investing activities:
Capital expenditures	(689,588)	(43,973)
Proceeds from sale of assets	0	81,714
Net cash used for investing activities	(689,588)	37,741
Cash flows from financing activities:
Repayments of long-term debt	(90,358)	(85,820)
Repayments of capital lease obligations	0	(27,457)
Repayments of stockholder loans	(1,654)	(1,576)
Proceeds from preferred stock subscription	600,000	0
Payments of preferred dividends	(19,926)	(19,719)
Net cash provided by (used for) financing activities	488,062	(134,572)
Net increase in cash and cash equivalents	399,501	86,327
Cash and cash equivalents at beginning of period	811,517	687,207
Cash and cash equivalents at end of period	$1,211,018	$773,534

See accompanying notes.

BOSTON RESTAURANT ASSOCIATES, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JULY 30, 2006
(unaudited)

1.    NATURE OF BUSINESS AND BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the thirteen-week period ended July 30, 2006 are not necessarily indicative of the results that may be expected for the year ending April 29, 2007. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s annual report on Form 10-K for the year ended April 30, 2006. The balance sheet at April 30, 2006 has been derived from the audited financial statements at that date.

The accompanying statements of operations and cash flows for the fiscal 2007 period reflect the consolidated operations and cash flow of three casual dining Italian restaurants and thirteen Pizzeria Reginas for the 13 weeks and for the fiscal 2006 period reflect the consolidated operation and cash flows of four casual dining Italian restaurants and thirteen Pizzeria Reginas for the 13 weeks.

2.    NET INCOME (LOSS) PER SHARE

The Company follows Statement of Financial Accounting Standards No. 128, ‘‘Earnings per Share’’ (‘‘SFAS 128’’).

The following is a reconciliation of the denominator (number of shares) used in the computation of earnings per share. The numerator, net income (loss), is the same for the basic and diluted computations.

	Thirteen weeks ended
	July 30, 2006	July 24, 2005
Basic Shares	7,035,170	7,035,170
Effect of Dilutive Securities:
Options and Warrants	208,174	89,898
Diluted Shares	7,243,344	7,125,068

The following table summarizes securities that were outstanding as of July 30, 2006 and July 24, 2005, but not included in the calculation of net income (loss) per share because such securities are anti-dilutive:

	Thirteen weeks ended
	July 30, 2006	July 24, 2005
Options	680,000	737,410
Warrants	525,000	601,000
Convertible Debentures	1,160,000	1,160,000
Convertible Preferred Stock	1,147,056	1,147,056

On May 1, 2006 the Company adopted FAS 123R SFAS No. 123R supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and amends Statement No. 95, Statement of Cash Flows. Under SFAS No. 123R, companies must calculate and record in the income statement the cost of equity instruments, such as stock options, awarded to employees for services received. The cost of the equity instruments is to be measured based on the fair value of the instruments on the date they are granted and is required to be recognized over the period during which the employees are required to provide services in exchange for the equity instruments.

The adoption of SFAS No. 123R had no impact on the Companny’s financial statements as all stock options awarded to employees were fully vested pior to May 1, 2006.

In fiscal 2006 the Company accounted for stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, ‘‘Accounting for Stock Issued to Employees,’’ (‘‘APB 25’’) and related interpretations. Accordingly, the Company had recognized no compensation cost for its stock option plans. The Company followed the disclosure provisions of Statement of Financial Accounting Standards No. 123 (‘‘SFAS No. 123’’), ‘‘Accounting for Stock-Based Compensation,’’ and SFAS No. 148, ‘‘Accounting for Stock-Based Compensation – Transition and Disclosure’’ (‘‘SFAS No. 148’’), which require the disclosure of the effects of fair value accounting on earnings and earnings per share of common stock on a pro forma basis.

Had compensation cost for the Company’s stock options been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS No. 123, the Company’s net income (loss) would have been adjusted to the pro forma amounts indicated below along with the additional disclosures required by SFAS No. 148 as follows:

Thirteen Weeks Ending July 24, 2005
Net income (loss)	$217,594
Less dividends	(19,719)
Net income (loss) available to Common Stockholders as reported	197,785
Add:
Stock-based employee compensation expense included in reported net income (loss), net of tax	—
Deduct:
Total stock-based compensation expense determined under fair value based method	(3,709)
Net income (loss) – pro forma	$194,166
Basic and diluted loss per share:
As reported	$.03
Pro forma	$.03

3.    MERGER AGREEMENT

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin, which was amended on August 15, 2006, whereby Braidol will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock and the holders of the Company’s Series B preferred stock will receive $.70 per share plus accrued and unpaid dividends for such stock as set forth in the certificate of designation. Under the terms of the Merger Agreement, the Series A preferred stockholders of the Company would be entitled to receive a liquidation preference of $0.85 per share ($974,998) plus accrued and unpaid dividends as set forth in the certificate of designation for the Series A preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible into immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $650,000. The Company has capitalized certain of these costs as deferred merger costs at July 30, 2006. If the merger does not close, the capitalized costs would be charged to operations. In any event, he Company is required to pay certain of Dolphin’s expenses. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates.

4.    UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On July 12, 2006, we entered in to an agreement whereby at our option, subject to satisfaction of certain terms and conditions, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request. On August 15, 2006 in consideration of the amendment of the merger agreement to extend the termination date of that agreement and increase the expenses we may incur in connection therewith, we amended and restated that agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock. Each share of Series B Preferred Stock may be converted at any time at the option holder of such share into one share of our common stock, at a conversion price of $.70, $.01 par value, per share and is entitled to one vote. The investors will pay $0.70 per share of Series B Preferred Stock, for aggregate gross proceeds of up to $1,200,000. The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock. However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company. As of the date of this report, we have requested two draw downs of $600,000 each. As of the date of this report, Dolphin has provided $600,000 for the purchase of 857,142 shares of Series B Preferred Stock in satisfaction of the first of the draw downs. Mr. Salas, a principal of Dolphin Equity Partners, LP is a member of the board of directors.

We agreed pursuant to a rights agreement between the Company and the investors to (i) use best efforts to register the resale of the shares of Common stock issuable upon the conversion of the shares of Series B Preferred Stock upon demand of a sufficient number of the holders of the Series B Preferred Stock and (ii) include such shares of Common Stock in any registration statement for the benefit of the Company or any third party upon request of a sufficient number of the holders of the Series B Preferred Stock.

We have sold and will sell the shares of Series B Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

As of the date of this report the $600,000 provided by Dolphin for the purchase of 857,142 shares of Series B Preferred Stock is reported as shareholders’ liability on the balance sheet. As of Augst 23, 2006 the Company issued 857,142 shares of Series B Preferred Stock in consideration for the $600,000 advanced to the Company which was outstanding as of Juy 30, 2006.

5.    CONSTRUCTION OF A NEW LOCATION

The Company has begun the construction of a new Pizzeria Regina in Medford, Massachusetts. As of July 30, 2006, the Company had capital expenditures in the amount of $607,000. The Company anticipates that the total cost to build this location will be approximately $1,600,000.

ITEM 2.    Management’s Discussion and Analysis of Financial Condition and Results of Operations

RESULTS OF OPERATIONS

Overview

The Company’s restaurant sales in the most recent quarter were $5,765,000 compared to sales of $5,737,000 in the first quarter of fiscal 2006, an increase of ..5%. The Company’s management believes that the increase in revenue is primarily attributable to an increase in same store sales at its Pizzeria Regina units. The Company’s income from continuing operations was $191,000 in the first quarter of fiscal 2007 compared to $144,000 in the first quarter of fiscal 2006.

The key factors that affect our operating results are the impact of new store openings, comparable restaurant sales, which are driven by comparable customer counts and check average, and our ability to manage operating expenses such as food cost, labor and benefits and other costs. Changes in the number of restaurants in operation can change the absolute dollar amounts of revenues and expenses, and the build out and opening of new stores can affect operating profits. Each restaurant unit’s contribution margin will vary over the life of the restaurant. Margins tend to be low when a restaurant is first opened until customer traffic reaches planned levels. Margins can also deteriorate at the end of a unit’s life cycle due to a decline in customer traffic caused by a variety of factors outside the control of the Company. These economic conditions impact both the Pizzeria Regina units and the Polcari’s North End units.

On March 17, 2006, the Company entered into an Agreement and Plan of Merger (the ‘‘Merger Agreement’’) by and among the Company, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and Braidol Acquisition Corp., (‘‘Braidol’’) a wholly-owned subsidiary of Dolphin, which was amended on August 15, 2006, whereby Braidol will merge (the ‘‘Merger’’) with and into the Company with the Company surviving the Merger. Under the terms of the Merger Agreement, the common stockholders of the Company, would be entitled to receive an amount equal to $0.70, without interest, per share of common stock and the holders of the Company’s Series B preferred stock will receive $.70 per share plus accrued and unpaid dividends for such stock as set forth in the certificate of designation. Under the terms of the Merger Agreement, the Series A preferred stockholders of the Company would be entitled to receive a liquidation preference of $0.85 per share ($974,998) plus accrued and unpaid dividends as set forth in the certificate of designation for the Series A preferred stock, without interest, as well as the product of the number of shares of common stock that such shares of preferred stock are convertible into immediately prior to the merger and $.70, without interest. The consummation of the Merger is subject to customary closing conditions, including the approval of the stockholders of the Company. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $650,000. The Company has capitalized certain of these costs as deferred merger costs at July 30, 2006.

In any event, the Company is required to pay certain of Dolphin’s expenses. Under certain circumstance, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. As of the date hereof, Dolphon and its affiliate Dolphon Offshore Partners, L.P. hold a 50.7% beneficial interest in the Company’s common stock. Peter Salas, a member of the Company’s Board of Directors, is President of Dolphin Asset Management Corp. an affiliate of Dolphin, and its related companies.

If the Merger is successfully completed, the Company will operate as a private company with no SEC reporting obligations.

In the fiscal 2007and 2006 period, there were 16 units in continuing operation for the entire period. The following table sets forth all revenues, costs and expenses as a percentage of total revenues for the periods indicated for revenue and expense items included in the consolidated statements of operations:

	July 30, 2006	July 24, 2005
(1)
Revenues:
Restaurant sales	100%	100%
Other	—	—
Total revenues	100%	100%
Costs and expenses:
Cost of food, beverages and liquor	18.0	19.3
Other operating expenses – payroll	28.8	28.9
Other operating expenses exclusive of payroll	33.3	32.5
General and administrative	11.0	11.2
Depreciation and amortization	3.5	4.0
Pre-opening costs	.6	—
Operating income (loss)	4.8	4.1
Interest expense, net	(1.5)	(1.6)
Other income	—	—
Income (loss) from continuing operations before discontinued operations	3.3	2.5
Income (loss) from discontinued operations	—	1.3
Net Income (loss)	3.3%	3.8%

(1)	In fiscal 2006, the Company completed the asset sale of Polcari’s of Cambridge, Inc. on July 22, 2005. The financial statements included with this report have been reclassified to reflect, Polcari’s of Cambridge, Inc., and Polcari’s of Hyannis (which closed March of 2005) as discontinued operations.

Thirteen Weeks Ended July 30, 2006 as Compared to Thirteen Weeks ended July 24, 2005

Restaurant Sales

Restaurant sales in the most recent quarter were $5,765,000 compared to restaurant sales in the prior year’s period of $5,737,000. The Company’s increase in revenue is primarily attributable to an increase in same store sales at its Pizzeria Regina units. Sales volume for the restaurants open throughout both fiscal 2007 and 2006 periods increased by ..5%

Net sales at the Company’s Pizzeria Regina restaurants increased to $3,589,000 in the current period from $3,489,000 in the prior year’s period. The Company believes the increase in sales was primarily attributable to favorable economic conditions and a 1% menu price increase. Same store sales increased 2.9% for the current period.

Net sales at the Company’s full service casual dining restaurants decreased to $2,140,000 in the current period from $2,233,000 in the prior year’s period. The Company believes the decrease in sales was primarily attributable to an increase in gas prices resulting in a decrease in discretionary spending. Same store sales decreased 4.2% for the current period.

Net sales to third parties at the Company’s commissary were $36,000 in the current period compared to $15,000 in the prior year’s period due to sales to a licensee.

Costs and Expenses

Cost of Food, Beverages and Liquor

Cost of food, beverages and liquor as a percentage of total revenues for all restaurants was 18% in the fiscal 2007 period compared to 19% in the fiscal 2006 period. The decrease as a percentage of total revenues was primarily attributable to a decrease in cheese costs and an increase in menu prices.

The cost of food, beverage and liquor was $1,036,000 in the fiscal 2007 period compared to $1,106,000 in the fiscal 2006 period. The dollar decrease was due in part to a decrease in cheese costs.

The cost of food, beverages and liquor as a percentage of restaurant sales at the Pizzeria Regina restaurants was 15% in the current period compared to 16% in the prior year’s period. The decrease as a percentage of restaurant sales was primarily due to a decrease in cheese costs and an increase in menu prices.

The cost of food, beverage and liquor at Pizzeria Regina restaurants was $530,000 in the current period compared to $549,000 in the prior year’s period. The dollar decrease was primarily due to reduced cheese costs.

The cost of food, beverages and liquor as a percentage of restaurant sales at the Company’s full service casual dining restaurants decreased to 24% in the period compared to 25% in the prior year’s period. The decrease as a percentage of restaurant sales was principally due lower cheese costs.

The cost of food, beverage and liquor at the Company’s full service casual dining restaurants was $506,000 in the current period compared to $557,000 in the prior year’s period. The dollar decrease was primarily due to reduced sales and lower cheese costs.

Other Operating Expenses

Payroll Expenses

Payroll expenses as a percentage of total revenues for all restaurants were 29% in both the fiscal 2007 and fiscal 2006 periods.

Payroll expenses were $1,661,000 in the fiscal 2007 period, compared to $1,653,000 in the fiscal 2006 period. The dollar increase in payroll expenses was primarily due to higher employee incentive costs at the Company’s full service casual dining restaurants.

Payroll expenses at the Pizzeria Regina restaurants were 24% of restaurant sales in the current period compared to 25% of restaurant sales in the prior year’s period. The decrease as a percentage of restaurant sales was primarily due to lower employee incentive costs.

Payroll expenses of the Pizzeria Regina restaurants were $859,000 in the current period compared to $864,000 in the prior year’s period. This dollar decrease was primarily due lower employee incentive costs.

Payroll expenses at the Company’s full service casual dining restaurants were 33% of restaurant sales in the current compared to 31% in the prior year’s period. The increase as a percentage of restaurant sales was primarily attributable to higher employee incentive costs.

Payroll expenses at the Company’s full service casual dining restaurants were $697,000 in the current period compared to $688,000 in the prior year’s period. This dollar increase was primarily due to higher employee incentive costs.

Payroll expenses at the Company’s Commissary were $105,000 for the current period as compared to $101,000 in the prior year’s period.

Other Operating Expenses, Exclusive of Payroll

Other operating expenses, exclusive of payroll, were 33% of total revenues in both the fiscal 2007 and fiscal 2006 periods.

Other operating expenses, exclusive of payroll, were $1,917,000 in the fiscal 2007 period compared to $1,867,000 in the fiscal 2006 period. The increase in operating expenses, exclusive of payroll, was primarily attributable to an increase in advertising costs, maintenance costs, and higher energy costs at the Company’s full service casual dining restaurants.

Other operating expenses, exclusive of payroll, for the Pizzeria Regina restaurants as a percentage of restaurant sales were 34% in both the current and prior year’s period.

Other operating expenses, exclusive of payroll, from the Pizzeria Regina restaurants were $1,204,000 in the current period, compared to $1,202,000 in the prior year’s period.

Other operating expenses, exclusive of payroll, for the Company’s full service casual dining restaurants as a percentage of restaurant sales were 32% in the current period compared to 28% in the prior year’s period. The increase as a percentage of restaurant sales was primarily attributable to an increase in advertising costs, maintenance costs, and energy costs.

Other operating expenses, exclusive of payroll, for the Company’s full service casual dining restaurants were $681,000 in the current period compared to $630,000 in the prior year’s period. The dollar increase was primarily attributable to higher advertising costs, maintenance costs, and energy costs.

Other operating expenses, exclusive of payroll, also include commissary expenses which were $32,000 in the current period compared to $35,000 in the prior years period.

General and Administrative Expenses

General and administrative expenses were 11% of total revenues in both the fiscal 2007 and fiscal 2006 periods.

General and administrative expenses were $633,000 in the current period, compared to $644,000 in the prior year’s period. This dollar decrease was primarily attributable to reduced legal and consulting costs.

Depreciation and Amortization Expenses

Depreciation and amortization expenses were 4% of total revenues in both the fiscal 2007 and fiscal 2006 periods.

Depreciation and amortization expense was $202,000 in the current period, compared to $232,000 in the prior year’s period. The dollar decrease was primarily attributable to the impairment charges taken in the fourth quarter of fiscal 2006 associated with the Polcari’s bistro restaurant in Salem, New Hampshire, Inc.

Pre-Opening Costs

Pre-opening costs were $38,000 in the fiscal 2007 period compared to $0 in the fiscal 2006 period. The pre-opening expenses, which consists of labor, advertising, rent and training materials, related primarily to the anticipated opening of a new Pizzeria Regina in Medford, Massachusetts.

Other Income

Other income was $1,000 in the fiscal 2007 period compared to $2,000 in the fiscal 2006 period.

Interest Expense and Interest Income

Interest expense was $93,000 in the current period as compared to $96,000 in the prior year’s period.

Interest income was $6,000 in the current period compared to $2,000 in the prior year’s period.

Discontinued Operations

In the fiscal 2006 period, the sale of Polcari’s of Cambridge, Inc. was completed on July 22, 2005. The Company’s financial results reflect Polcari’s of Cambridge, Inc. and the Polcari’s of Hyannis, Inc. (which closed in March of 2005) as discontinued operations.

The income from discontinued operations was $0 in the fiscal 2007 period compared to $74,000 in fiscal 2006 period.

LIQUIDITY AND CAPITAL RESOURCES

At July 30, 2006, the Company had negative net working capital of $1,649,000 compared to negative working capital of $1,175,000 at April 30, 2006. During the thirteen weeks ended July 30, 2006, the Company had a net increase in cash and cash equivalents of $399,000 reflecting net cash provided by operating activities of $601,000, net cash used for investing activities of $690,000 and net cash provided by financing activities of $488,000.

Net cash provided by operating activities included income of $191,000, a decrease in inventories of $10,000, a decrease in prepaid expenses of $135,000, an increase in deferred rent of $44,000, an increase in accounts payables of $330,000 and depreciation and amortization expenses of $202,000, which were partially offset by a decrease in other long-term liabilities of $8,000, an increase in accounts receivables of $8,000, a decrease in accrued expenses of $193,000, and an increase other assets of $102,000. Net cash used for investing activities of $690,000 reflects capital expenditures associated with the new Pizzeria Regina in Medford, Massachusetts scheduled to open in the late fall and various Pizzeria Reginas, Polcari’s North End, and Polcai’s North End bistro restaurants. Net cash provided by financing activities of $488,000 consisted of proceeds from the subscription for the purchase of Series B Preferred Stock, partially offset by repayments of long term debt, lease obligations and stockholders loans and payments of preferred dividends.

On July 12, 2006, we entered in to an agreement (the ‘‘Series A Agreement’’) whereby at our option, subject to satisfaction of certain terms and conditions, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request. On August 15, 2006 in consideration of the amendment of the merger agreement to extend the termination date of that agreement and increase the expenses we may incur in connection therewith, we amended and restated the Series A Agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock. Each share of Series B Preferred Stock may be converted at a conversion price of $.70 per share , at any time at the option of the holder of such share into one share of our common stock, $.01 par value per share and is entitled to one vote. The investors will pay $0.70 per share of Series B Preferred Stock, for aggregate gross proceeds of up to $1,200,000. The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock. However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company. As of the date of this report, we have requested two draw downs of $600,000 each. As of the date of this report, Dolphin has provided $600,000 for the purchase of 857,142 shares of Series B Preferred Stock in satisfaction of the first of the draw downs. Mr. Salas, a principal of Dolphin Equity Partners, LP is a member of the board of directors.

At July 30,2006, the Company had current liabilities of $3,538,000, including $1,328,000 of accounts payable, $1,229,000 of accrued liabilities, shareholders’ liability of $600,000 and current maturities of long term obligations in the amount of $381,000. At July 30, 2006, the Company had long-term obligations, less current maturities, in the amount of $3,479,000, including $74,000 of notes payable to a stockholder, $1,490,000 due under its credit facility with Commerce Bank and Trust Company, $1,450,000 of convertible subordinated debentures, $396,000 of deferred rent, and $69,000 of other long-term liabilities.

On April 21, 2005 the Company refinanced its debt with Commerce Bank and Trust Company and a new $2,300,000 Credit Facility was established. This Credit Facility consists of a $1,500,000 4 year term note bearing interest at the bank base rate plus 2% and an $800,000 mortgage in favor of Commerce bank and Trust Company at a fixed rate of 7%. The mortgage has a twenty year amortization schedule with a complete payment of principal due at the end of five years. All borrowing under the Credit Facility are collateralized by substantially all of the assets of the Company and are subject to various financial covenants. At July 30, 2006 the Company was in compliance with all financial covenants.

In the upcoming year the Company expects to spend $ 1,600,000 in capital improvements in connection with its plan to open a new restaurant in Medford, Massachusetts. Regardless of whether the Company completes the Merger described above, the Company believes that its existing resources, together with cash flow generated from operations, will be sufficient to fund its cash flow requirements and maintain debt covenant compliance for the next twelve months. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. In addition, the Company estimates that it will be required to incur direct transaction costs of $650,000 in connection with the Merger, which include fees related to financial advisors, attorneys, accountants and financial printers.

However, the Company’s growth will be dependent upon obtaining additional financing. There can be no assurance that any future additional financing will be available on commercially reasonable terms, or at all, and the success or lack of success of the Company’s restaurants opened within the last year and planned to be opened in the future may have a critical effect on the Company’s ability to raise funds through the sale of stock or otherwise.

NEW ACCOUNTING PRONOUNCEMENTS

None

‘‘SAFE HARBOR’’ STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Forward-looking statements in this report, including without limitation statements relating to the adequacy of the Company’s working capital and other resources, ability to obtain additional financing, the timing of the Company’s new store openings and future expansion, and anticipated future cash flows from particular locations are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including without limitation: potential quarterly fluctuations in the Company’s operating results; seasonality of sales; competition; risks associated with expansion; the Company’s reliance on key employees; risks generally associated with the restaurant industry; risks associated with geographic concentration of the Company’s restaurants; risks associated with serving alcoholic beverages; and other risks and uncertainties indicated elsewhere in this report and from time to time in the Company’s filings with the Securities and Exchange Commission. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as ‘‘may,’’ ‘‘will,’’ ‘‘except,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘estimate,’’ ‘‘anticipate’’ or ‘‘believe’’ or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to have been correct, it can give no assurance that such expectations will prove to have been correct. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 3.    Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk.

We have exposure to interest rate risk related to certain instruments entered into for other than trading purposes. Specifically, borrowings under the Credit Facility described in Item 2 bear interest at a variable rate based on the bank’s prime rate plus 2%. A 100 basis point change in the Credit Facility interest rate (approximately 10.25% at July 30, 2006) would cause the interest expense for fiscal 2007 to change by approximately $11,000. This computation is determined by considering the impact of hypothetical interest rates on our variable long-term debt at July 30, 2006. However, the nature and amount of our borrowings under the Credit Facility may vary as a result of future business requirements, market conditions, covenant compliance and other factors.

Our other outstanding long-term debt bears fixed rates of interest. The Company believes there is no material exposure to a market interest rate risk that could affect future results of operations or financial conditions.

Commodity Price Risk.

Many of the food products and other operating essentials purchased by us are affected by commodity pricing and are, therefore, subject to price volatility caused by weather, production problems, delivery difficulties and other factors that are beyond our control. Our supplies and raw materials are available from several sources and we are not dependent upon any single source for these items. The Company negotiates directly with wholesale suppliers of certain high volume food ingredients such as cheese, tomato sauce, and flour to ensure consistent quality and competitive pricing. These ingredients are then purchased for the Company by a third party independent distributor at the negotiated price and redistributed to the Company’s restaurants. All other food ingredients and beverage products are purchased directly by the general manager of each restaurant in accordance with corporate guidelines. Certain significant items that could be subject to price fluctuations are cheese and flour products. The Company believes that it will be able to pass through increased commodity costs by adjusting menu pricing in most cases. However, we believe that any changes in commodity pricing that cannot be offset by changes in menu pricing or other product delivery strategies would not be material.

ITEM 4.    Controls and Procedures

As of July 30, 2006, our Chief Executive Officer and Chief Financial Officer performed an evaluation of the effectiveness of the Company’s disclosure controls and procedures (as defined in SEC Rule 13a-15(e)), which have been designed to ensure that material information related to the Company is made known to them and timely disclosed. The Company’s management, including the CEO and CFO, does not expect that the Company’s disclosure controls or internal controls will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the company have been detected. Notwithstanding the foregoing, however, based upon their evaluations, our CEO and CFO concluded that the Company’s disclosure controls are effective to provide a reasonable level of assurance that material information relating to the Company is accumulated and communicated to management, including the CEO and CFO, as appropriate, to allow timely decisions regarding required disclosure.

There have been no changes in the Company’s internal control over financial reporting that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II

OTHER INFORMATION

ITEM 1.    Legal Proceedings.

From time to time the Company has been, and expects to continue to be, subject to legal proceedings and claims in the ordinary course of its business. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

ITEM 1A.    Risk Factors

The following risk factors incorporate all material changes from the risk factors disclosed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2006.

The Company’s Ability To Grow May Be Dependent On Additional Funding

As of July 30, 2006, the Company had a working capital deficiency of approximately $1,649,000 and stockholders’ equity of $226,000. The long-term financial stability of the Company and compliance with the bank covenants will be substantially dependent upon achieving sustained profitable operations. If the Company fails to comply with bank covenants, the bank debt could be due on demand. The Company’s growth will be dependent upon obtaining adequate additional financing. There can be no assurance that any future additional financing will be available on commercially reasonable terms, or at all, and the success or lack of success of the Company’s restaurants opened within recent years may have a critical effect on the Company’s ability to raise funds through the sale of stock or otherwise.

The Company May Be Unable to Expand As Planned

The Company intends to open additional restaurants in an orderly manner as conditions permit, including its plans to open a new Pizzeria Regina restaurant in Medford, Massachusetts. The Company’s ability to open additional Company restaurants will depend upon a number of factors, such as identifying satisfactory sites, negotiating satisfactory leases, securing required governmental permits and approvals, obtaining of any required financing at acceptable terms, providing adequate supervision of construction, and recruiting and training management personnel, some of which are beyond the control of the Company. The Company cannot guarantee that it will be able to open any other future restaurants within budget or on a timely basis, if at all, or that any of the new restaurants will operate profitably. If the Company is unable to expand, it may reduce the Company’s ability to increase profitability.

The Restaurant Business Is Risky

The Company’s future performance will be subject to a number of factors that affect the restaurant industry generally, including: (i) the highly competitive nature of the industry, (ii) general and local economic conditions, (iii) changes in tastes and eating and drinking habits, (iv) changes in food costs due to shortages, inflation or other causes, (v) population and traffic patterns, (vi) demographic trends, (vii) general employment, and wage and benefit levels in the restaurant industry, which may be affected by changes in federal and local minimum wage requirements or by federally or locally mandated health insurance, (viii) the number of people willing to work at or near the minimum wage and (ix) weather conditions.

We Are Dependent on Key Executive Officers

The future success of the Company will depend in large part on the continued services of its President, George R. Chapdelaine, as well as on the Company’s ability to attract and retain other qualified senior management personnel. The Company carries $2,000,000 of key man life insurance on the life of Mr. Chapdelaine.

Insiders Control the Company

The Company’s executive officers, directors and their affiliates and members of their immediate families control the vote of approximately 72.9% of the outstanding shares of the Common Stock. As a result, they have the practical ability to implement or block changes in the Company’s management and direction which may or may not be in the best interest of stockholders generally.

The Merger May Not Be Completed

On March 17, 2006 the Company entered into and Agreement and Plan of Merger by and among the Company, Dolphin Direct Equity Partners, LP and Braidol Acquisition Corp., a wholly owned subsidiary of Dolphin which was amended on August 15, 2006 by which Braidol will merge with and into the Company with the Company surviving the Merger. The consummation of the Merger is subject to customary closing conditions, including the approval of stockholders of the Company. Should the merger be completed, stockholder’s common and preferred stock would be redeemed and stockholders would no longer participate in any future earnings, should there be any future earnings. In addition, the consummation of the Merger is subject to the condition that certain transaction costs incurred by the Company not exceed $650,000. Under certain circumstances, if the Merger is not completed, the Company is required to pay a termination fee of up to $325,000, less any expenses it has paid for the benefit of Dolphin and its affiliates. In addition, the Company estimates that it will be required to incur direct transaction costs of $650,000, which include fees related to financial advisors, attorneys, accountants and financial printers. The Company has capitalized certain of these costs as deferred merger costs at July 30, 2006. If the Merger is not closed, the Company’s financial results, including earnings per share, could suffer, and the Company’s market price could decline.

The Company’s Restaurants Are Concentrated in Massachusetts

A total of eleven of the Company’s sixteen existing restaurants are located in eastern Massachusetts. As a result, the Company’s results of operations may be materially affected by changes in the Massachusetts economy.

Our Stock Is Relatively Illiquid and the Price Is Volatile

Compared to many other publicly traded companies, the Company is relatively small and has a relatively low average daily trading volume. Quarterly operating results of the Company or other restaurant companies, changes in general conditions in the economy, the restaurant industry, or the financial markets, or other developments affecting the Company, its competitors or the financial markets could cause the market price of the Company’s Common Stock to fluctuate significantly. These broad market fluctuations may adversely affect the market price of the Company’s Common Stock. In addition, the low trading volume may make it difficult for a stockholder to buy or sell a significant amount of stock without affecting the market price. The Company’s securities are principally traded on the OTC Bulletin Board or its successor.

ITEM 2.    Unregistered Sales of Equity Securities and Use of Proceeds.

On July 12, 2006, we entered in to an agreement whereby at our option, subject to satisfaction of certain terms and conditions, Dolphin Direct Equity Partners, LP (‘‘Dolphin’’) and other qualified investors would purchase up to 1,411,764 shares of Series A Participating Preferred Stock $.01 par value per share in one or more private transactions and in such amounts as we request. On August 15, 2006 in consideration of the amendment of the merger agreement to extend the termination date of that agreement and increase the expenses we may incur in connection therewith, we amended and restated that agreement to provide for the sale and issuance of Series B Preferred Stock, $0.01 par value per share instead of Series A Participating Preferred Stock. Each share of Series B Preferred Stock may be converted at any time at the option holder of such share into one share of our common stock, $.01 par value per share and is entitled to one vote. The investors will pay $0.70 per share of Series B Preferred Stock, for aggregate gross proceeds of up to $1,200,000. The price per share of Series B Preferred Stock is less than the original price per share of $0.85 for the Series A Participating Preferred Stock. However, unlike the Series A Participating Preferred Stock, the Series B Preferred Stock is not entitled to receive a cash liquidation payment in addition to participating on an as converted to common stock basis in the proceeds for an acquisition of the Company. As of the date of this report, we have requested two draw downs of $600,000 each. As of the date of this report, Dolphin has provided $600,000 for the purchase of 857,142 shares of Series B Preferred Stock in satisfaction of the first of the draw downs. Mr. Salas, a principal of Dolphin Equity Partners, LP is a member of the board of directors.

We agreed pursuant to a rights agreement between the Company and the investors to (i) use best efforts to register the resale of the shares of Common stock issuable upon the conversion of the shares of Series B Preferred Stock upon demand of a sufficient number of the holders of the Series B Preferred Stock and (ii) include such shares of Common Stock in any registration statement for the benefit of the Company or any third party upon request of a sufficient number of the holders of the Series B Preferred Stock.

We have sold and will sell the shares of Series B Preferred Stock pursuant to certain exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

ITEM 3.    Defaults Upon Senior Securities.

None.

ITEM 4.    Submission of Matters to a Vote of Security Holders.

None.

ITEM 5.    Other Information.

None.

ITEM 6.    Exhibits

Exhibit 31:    Sarbanes-Oxley Section 302 Certification

Exhibit 32:    Sarbanes-Oxley Section 906 Certification

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOSTON RESTAURANT ASSOCIATES, INC.
Date: September 1, 2006	By:	/s/ George R. Chapdelaine
George R. Chapdelaine, President and Chief Executive Officer

Exhibit G

Budget

We do not, as a matter of course, make public projections as to our future sales, expenses or other results. However, for internal planning purposes we prepare a budget at the beginning of our fiscal year for that year's operations. In connection with the merger, our management provided to BB&T Capital Markets the attached budget for the year ended April 30, 2006 (the ‘‘Budget’’). Our actual results for the year ended April 30, 2006 are included in our Annual Report on Form 10-K for the year ended April 30, 2006, which is attached as Exhibit E to this proxy statement. The Budget was prepared for internal planning and monitoring purposes and did not contain a summary of significant accounting policies and other disclosures ordinarily contained in a financial projection or budget. As a result the Budget is limited in its use to those who are not informed or otherwise have knowledge of this information.

In addition, due to the intended purpose of the Budget, the accounting principles used in the Budget were not necessarily in all circumstances consistent with those used in the Company's historical financial statements. Therefore, the Budget was not intended to project or forecast the Company's expected results in accordance with generally accepted accounting principles as they would be reported in the Company's 2006 Form 10-K.

In the view of our management, the Budget was prepared on a reasonable basis, reflected the best then available estimates and judgments, and presented, to the best of the knowledge and belief of our management, the then expected course of action and the expected future performance of BRA. Neither our independent accountants, nor any other independent accountants have compiled, examined, reviewed or otherwise assumed any responsibility for this Budget.

The Budget involved forward-looking statements and was based upon a variety of assumptions, including our ability to achieve strategic goals, objectives and targets over the applicable periods. These assumptions involved judgments with respect to future economic, competitive and regulatory conditions, financial market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which were and remain beyond our control. Moreover, as mentioned above, the Budget was not prepared in accordance with generally accepted accounting principals and the Actual Results for the period covered by the Budget are included in our 2006 Form 10-K.

G-1

BOSTON RESTAURANT ASSOCIATES
COMPANY STORES CONSOLIDATED BUDGET
FISCAL YEAR 2006

	MAY	JUN	JUL	1ST QTR TOTAL	AUG	SEP	OCT	2ND QTR TOTAL	NOV	DEC	JAN	3RD QTR TOTAL	FEB	MAR	APR	4TH QTR TOTAL	TOTAL
Sales	1,733,743	1,787,658	2,317,897	5,839,298	1,869,286	1,743,374	2,036,197	5,648,857	1,699,220	1,845,333	2,043,717	5,588,270	1,592,422	1,635,135	2,467,641	5,695,198	22,771,623
Cost of Sales	399,532	406,287	521,909	1,327,729	412,727	386,343	453,010	1,252,080	376,685	404,177	452,021	1,232,883	356,910	363,463	550,688	1,271,061	5,083,753
Gross Profit	1,334,211	1,381,371	1,795,988	4,511,569	1,456,559	1,357,031	1,583,187	4,396,777	1,322,535	1,441,156	1,591,696	4,355,387	1,235,512	1,271,672	1,916,953	4,424,137	17,687,870
Payroll	520,695	520,504	648,746	1,689,946	479,968	459,057	555,318	1,494,343	455,820	468,735	566,977	1,491,533	451,672	460,654	666,490	1,578,816	6,254,637
Controllables	286,221	298,384	357,676	942,281	299,841	276,692	301,449	877,982	264,750	288,034	302,606	855,390	258,247	260,812	343,879	862,938	3,538,591
Depreciation & Amortz	67,027	67,027	83,277	217,331	67,027	67,027	83,277	217,331	67,027	67,027	83,227	217,331	67,027	67,027	83,277	217,331	869,324
Non Controllables	287,554	286,076	294,266	867,896	285,090	279,265	286,094	850,449	288,639	276,737	284,181	849,557	277,376	275,439	296,907	849,722	3,417,623
Total Operating Exp	1,161,497	1,171,991	1,383,966	3,717,454	1,131,926	1,082,041	1,226,138	3,440,105	1,078,236	1,100,534	1,237,041	3,413,810	1,054,322	1,063,932	1,390,552	3,508,806	14,080,175
Operating Income	172,714	209,380	412,022	794,116	324,633	274,991	357,048	956,672	246,299	340,622	354,655	941,576	181,190	207,740	526,400	915,331	3,607,695
Interest Expense	25,882	35,514	45,145	106,541	25,525	35,250	45,000	105,775	25,500	35,250	45,000	105,750	24,750	34,500	44,250	103,500	421,566
Overhead	197,631	192,431	227,376	617,438	180,631	185,431	218,626	584,688	180,231	185,031	234,726	599,988	201,531	201,331	261,324	664,186	2,466,300
Commissary	7,637	7,637	9,502	24,775	7,643	7,637	9,502	24,781	7,637	7,637	9,502	24,775	7,637	7,637	11,856	27,130	101,462
Depreciation & Amort	4,469	4,469	5,262	14,200	4,469	4,469	5,262	14,200	4,469	4,469	5,262	14,200	4,469	4,469	5,262	14,200	56,800
Total Oh & Int & Comm	235,619	240,051	287,265	762,954	218,268	232,787	278,390	729,444	217,837	232,387	294,490	744,713	238,387	247,937	322,692	809,016	3,046,128
Pre-Tax Income	(62,905)	(30,671)	124,738	31,161	106,365	42,204	78,659	227,228	28,462	108,235	60,166	196,863	(57,197)	(40,196)	203,708	106,315	561,567
Depreciation & Amort	71,496	71,496	88,539	231,531	71,496	71,496	88,539	231,531	71,496	71,496	88,539	231,531	71,496	71,496	88,539	231,531	926,124
Cash Flows	8,591	40,825	213,277	262,692	177,861	113,700	167,198	458,759	99,958	179,731	148,705	428,394	14,299	31,300	292,247	337,846	1,487,691

G-2

PRELIMINARY COPY

BOSTON RESTAURANT ASSOCIATES, INC.
PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                      , 2006

The undersigned hereby appoints George R. Chapdelaine and Fran V. Ross and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Boston Restaurant Associates, Inc. that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Boston Restaurant Associates, Inc. to be held on                             ,                                 , 2006, at 10:00 a.m., local time, at the offices of Brown Rudnick Berlack Israels LLP located at One Financial Center, Boston, MA 02111, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Please mark votes as in this example.

1    APPROVAL OF THE MERGER AGREEMENT. To adopt and approve the Agreement and Plan of Merger dated as of March 17, 2006, among Dolphin Direct Equity Partners, L.P. (‘‘Parent’’), Braidol Acquisition Corp., (‘‘Newco’’), and BRA (the ‘‘Merger Agreement’’), pursuant to which Newco will be merged with and into Boston Restaurant Associates, Inc. (‘‘BRA’’) with BRA being the surviving corporation, and each BRA stockholders other than (i) stockholders who exercise and perfect appraisal rights under Delaware law, (ii) Parent, and (iii) George R. Chapdelaine, Fran V. Ross, Anthony Buccieri and John P. Polcari, Jr. (but only in the event that such person elects to convert his or her shares of common stock into shares of capital stock of the surviving corporation on terms acceptable to Parent) will be entitled to receive in cash (a) $.70 per share of our common stock, without interest, (b) $1.55 plus accrued but unpaid dividends at a rate of $0.068 per annum per share of our Series A Participating Preferred Stock, without interest, all in accordance with and subject to the terms and conditions contained in the Merger Agreement and (c) $.70 per share plus accrued but unpaid dividends at a rate of $0.056 per annum per share of our Series B Preferred Stock, without interest.

FOR	AGAINST	ABSTAIN

2    ADJOURNMENT. To approve adjournment of the Special Meeting, if necessary or appropriate, to provide time to solicit additional proxies if it does not appear that there will be enough shares voted in favor of the Merger Agreement to approve the Merger Agreement at the time of the special meeting.

FOR	AGAINST	ABSTAIN

THIS PROXY WILL BE CONSIDERED A VOTE FOR PROPOSAL NUMBERS 1 AND 2, UNLESS THE CONTRARY IS INDICATED IN THE APPROPRIATE PLACE.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:   ______________________________________    Date:   __________________________

Signature:   ______________________________________    Date:   __________________________